As filed with the Securities and Exchange Commission on July 17, 2002
Registration No. 333-89756

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Beagle Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	8731	54-2061691
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 West 35th Street Chicago, IL 60616 (312) 567-4000	1750 Tysons Boulevard Suite 1300 McLean, VA 22101 (703) 918-4480
(Address, including Zip Code and Telephone Number,
including Area Code of Registrant’s Principal Executive Offices)

Stephen Trichka

Beagle Holdings, Inc.
1750 Tysons Boulevard
Suite 1300
McLean, VA 22102
(703) 918-4480
(Name, Address, including Zip Code and Telephone Number,
including Area Code, of Agent for Service)

Copies to:

Marc R. Paul
Baker & McKenzie
815 Connecticut Avenue, N.W.
Washington, DC 20006

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective and after closing of the proposed acquisition described in this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit	Offering Price(3)	Fee

Common Stock (1)	7,500,000(2)	$10.00	$75,000,000	$6,900.00

(1)	Pursuant to Rule 416(c) of the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of plan interests to be offered and sold pursuant to The Beagle Holdings, Inc. Employee Ownership, Savings and Investment Plan. In accordance with Rule 457, no separate fee is required with respect to the plan interests.

(2)	Represents shares of our common stock to be issued to the employee stock ownership plan, or ESOP, component of The Beagle Holdings, Inc. Employee Ownership, Savings and Investment Plan. The number of shares of common stock being registered is based on the estimated aggregate funds the ESOP trustee will invest in our common stock over the next two years.

(3)	Estimated solely for the purpose of calculating the registration fee.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, preliminary prospectus dated July 17, 2002

Common Stock of Beagle Holdings, Inc.

and
Offering of Interests
in
The Beagle Holdings, Inc. Employee Ownership, Savings and Investment Plan

        We are distributing this prospectus to the employees of IIT Research Institute and Human Factors Applications, Inc. to raise at least $30.0 million, and up to a maximum offering amount of $● million.

      We are making eligible employees an offer to acquire a beneficial interest in the common stock of the newly-formed Beagle Holdings, Inc., or Newtek, by directing the investment of their eligible retirement account balances in the employee stock ownership plan, or ESOP, component of the Beagle Holdings, Inc. Employee Ownership, Savings and Investment Plan, which we refer to as the KSOP. Employees who accept this offer and invest in the ESOP component will be making what we refer to as the “one-time ESOP investment election.”

      We are offering interests in our KSOP to eligible employees of IITRI and HFA who, upon completion of our acquisition of substantially all of the assets of IITRI, become employees of Newtek or of HFA as Newtek’s subsidiary. After the acquisition is completed, existing employees will not have another opportunity to rollover or transfer any retirement plan account balances to the ESOP component for investment in Newtek common stock, but will be able to invest in Newtek common stock through pre-tax payroll deferrals.

      The ESOP trustee will use the proceeds from this offering to purchase shares of Newtek common stock at a price per share of $●.

      Newtek will apply the funds received from the sale of its common stock to the ESOP to the purchase price paid in our acquisition of IITRI’s assets. If eligible employees do not elect to direct the rollover or transfer of at least $30.0 million in eligible retirement account balances to the ESOP component of Newtek’s KSOP, then we may finance the shortfall in the acquisition purchase price from other sources, if available, or terminate this offering and the acquisition of IITRI’s assets. If we terminate the offering and acquisition, your retirement account balances will remain untouched in IITRI’s and HFA’s retirement plans.

      Neither our common stock nor our KSOP interests will be publicly traded. You will be able to sell the common stock allocated to your ESOP account only to Newtek.

      Your investment in the ESOP component involves risks. We urge you to read the “Risk Factors” section of this prospectus beginning on page 9 which describes risks associated with your investment.

      Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2002.

Prospectus Summary
Risk Factors
Special Note Regarding Forward-Looking Statements
S Corporation Status
The Acquisition
Description of Notes and Warrants
Use of Proceeds
Plan of Distribution
Distribution, or Dividend, Policy
Capitalization
Selected Financial Data
Unaudited Pro Forma Consolidated Financial Data
Management’s Discussion and Analysis of Financial Condition and Operating Results
Qualitative and Quantitative Disclosure about Market Risk
Business
Properties
Legal Proceedings
The Beagle Holdings, Inc. Employee Ownership, Savings and Investment Plan
The One-Time ESOP Investment Election
Your Investment Options in the Non-ESOP Component
Description of Our Common Stock and KSOP Interests
Management
Executive Compensation
Certain Relationships and Related Transactions
Where You Can Find More Information
Legal Matters
Experts
Forecasted Financial Information
Index to Financial Statements
Some Additional Information About ESOPs and the Newtek-IITRI Transaction
OPINION OF SILVERSTEIN AND MULLENS
CONSENT OF KPMG LLP

Prospectus Summary	2
Risk Factors	9
Risks Related to the Offering:	9
Risks Related to the Acquisition of IITRI’s Assets:	13
Risks Related to Our Business:	13
Special Note Regarding Forward-Looking Statements	21
S Corporation Status	22
The Acquisition	23
Background to the Transaction	23
Why LSO is Not Part of the IITRI Assets Being Purchased	23
The Deal Terms	23
Description of Notes and Warrants	28
Senior Credit Facility	28
Mezzanine Note	30
Subordinated Note	32
Warrants	33
Use of Proceeds	36
Plan of Distribution	37
Distribution, or Dividend, Policy	37
Capitalization	38
Selected Financial Data	39
Unaudited Pro Forma Consolidated Financial Data	41
Management’s Discussion and Analysis of Financial Condition and Operating Results	46
Overview	46
Results of Operations	49
Liquidity and Capital Resources	52
Critical Accounting Policies and Estimates	56
Qualitative and Quantitative Disclosure about Market Risk	59
Business	60
Overview	60
Our Business Strategy	61
Market Background	61
Our Services	64
Resources	67
Promotional Activities	67
Competition	68
Our Sponsors	68
Patents and Proprietary Information	68
Culture, People and Recruiting	69
Environmental Matters	69
Properties	70
Legal Proceedings	70
The Beagle Holdings, Inc. Employee Ownership, Savings and Investment Plan	71
Introduction	71
Eligibility and Enrollment	73
Pre-Tax Deferrals and Rollovers to the KSOP	73

i

Company Contributions	76
Investing In Your KSOP Account	78
Valuation of Your Accounts and Your Statement	82
Vesting	83
Requesting A Distribution	84
Loans	87
Hardship Withdrawals	88
Taxation of Distributions	89
Other Important Facts	90
The One-Time ESOP Investment Election	93
General	93
Terms of the One-Time ESOP Investment Election	93
Procedure for Making the One-Time ESOP Investment Election	97
Closing of the Acquisition	99
Your Role and Responsibilities as a Named Fiduciary under ERISA	100
Role and Determination of the ESOP Trustee	100
Opinion of Duff & Phelps	101
Your Investment Options in the Non-ESOP Component	102
Description of Our Common Stock and KSOP Interests	106
Authorized Capital Stock and KSOP Interests	106
Authorized but Unissued Shares	106
Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions	107
Management	109
Information Regarding the Directors of the Registrant	109
Compensation of Directors	110
Information Regarding the Executive Officers of the Registrant	111
Executive Compensation	113
Summary Compensation Table	113
Employment Agreements	114
Retention Incentive Agreements	117
Stock Appreciation Rights Plan	117
Certain Relationships and Related Transactions	118
Where You Can Find More Information	118
Legal Matters	118
Experts	118
Forecasted Financial Information	119
Base Case Five-Year Plan	119
Downside Sensitivity Case Five-Year Plan	122
Index to Financial Statements	F-1
Some Additional Information About ESOPs and the Newtek-IITRI Transaction	APPENDIX A

ii

Prospectus Summary

        This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the “Risk Factors” section beginning on page 9 and our consolidated financial statements and notes thereto, before making an investment decision.

      Because we will acquire substantially all of IITRI’s assets in the acquisition, in this prospectus we refer to IITRI on a historical basis as “our” company. These historical references do not include discussion of IITRI’s Life Sciences Operation, which is the only business unit of IITRI that we will not acquire in the acquisition. References in this prospectus to “we,” “us” and “our” refer to IITRI in its present form including its subsidiary, Human Factors Applications, Inc., but excluding the Life Sciences Operation, or to Newtek following the acquisition, as the context indicates. References to Newtek after the acquisition refer to Newtek and its subsidiary, Human Factors Application, Inc., and references to Newtek employees include employees of Human Factors Application, Inc.

Beagle Holdings, Inc., or Newtek

      Newtek was organized on October 10, 2001, as a for-profit Delaware corporation for the purpose of purchasing substantially all of the assets of IITRI, a not-for-profit Illinois corporation, in an acquisition which will be completed promptly after completion of this offering of KSOP interests. The ESOP trustee will use the proceeds from the offering to purchase shares of our common stock. We will then use the funds we receive from the sale of our common stock, together with other funds described elsewhere in this prospectus, to purchase IITRI’s assets, except for those related to its Life Sciences Operation, which we refer to as LSO. The acquired assets will include the stock of Human Factors Applications, Inc., which we refer to as HFA. Upon completion of the acquisition, we will offer employment to all IITRI employees at that time, except those working exclusively for and in support of LSO. HFA employees will continue to be employees of HFA, which will become a subsidiary of Newtek upon completion of the acquisition.

      Since Newtek was formed, our activities have been primarily organizational. The ESOP component of our KSOP owns all of Newtek’s currently outstanding capital stock, consisting of 100 shares of common stock. The offering of KSOP interests will allow employees to establish ownership of Newtek through investing in our ESOP component. After the offering is completed the ESOP component will own 100 percent of Newtek’s outstanding common stock, although, as part of the purchase price paid in the acquisition, IITRI will have warrants to purchase up to 40 percent of our common stock at price per share of $●.

      Newtek’s principal executive offices are located at 10 West 35th Street, Chicago, IL 60616 with a telephone number of (312) 567-4000 and at 1750 Tysons Boulevard, Suite 1300, McLean, VA 22102 with a telephone number of (703) 918-4480.

IIT Research Institute, or IITRI

      IITRI is a not-for-profit corporation organized in 1936 and controlled by the Illinois Institute of Technology, which we refer to as IIT. IITRI’s activities include the research and development of technological solutions to problems relating to public health, safety and national defense. IITRI is primarily a government contractor, providing research services mainly to agencies of the federal government, with the U.S. Department of Defense being its largest sponsor. IITRI also provides research services to departments of state and local governments, foreign governments, and commercial sponsors. Applying its scientific and engineering expertise, IITRI offers services to its sponsors in the following core research fields:

•	wireless communications,

•	defense operations,

•	information technology,

•	industrial technology,

•	chemical, environmental and biodefense technologies,

•	explosive science, and

•	transport systems.

The Acquisition

      If we are able to raise at least $30.0 million from investments in the ESOP component through the sale of KSOP interests, the ESOP trustee will use these funds to purchase Newtek common stock. Newtek will then use the funds it receives from the sale of its common stock, together with other sources of financing, to purchase IITRI’s assets, except for LSO. The aggregate purchase price we will pay IITRI for its assets is made up of:

• a $56.0 million cash component, which consists of
— $30.0 million from the sale of our common stock to the ESOP;	$30.0 million
— $26.0 million in proceeds from a loan to Newtek arranged by LaSalle Bank National Association;	$26.0 million

• a $63.1 million debt component, which consists of
— issuance of a promissory note, the mezzanine note, by Newtek to IITRI with a face value of $21.2 million;	$21.2 million
— issuance of a promissory note, the subordinated note, by Newtek to IITRI with a face value of $41.9 million;	$41.9 million

• warrants to purchase up to 40 percent of our common stock;	Warrants

• the assumption by Newtek of IITRI’s outstanding bank debt which is projected to be approximately $11.0 million at closing;	$11.0 million

• payment of up to $2.0 million of IITRI’s costs related to the acquisition.	$2.0 million

	$132.1 million	plus warrants plus assumption of additional liabilities

      Newtek will also assume IITRI’s contingent contractual liabilities to AB Technologies related to an earnout arrangement, which will not exceed $11.5 million, and it will acquire all deferred revenues and accounts receivable of LSO.

      We will increase the purchase price we pay IITRI by the amount of the deferred revenues, the accrued payroll expenses and the accounts payable of LSO at the closing date. We will pay this addition to the purchase price by transferring accounts receivable of LSO to IITRI. If the additional purchase price exceeds the accounts receivable of LSO, we will pay the excess amount in cash to IITRI.

      If the acquisition closes after October 15, 2002, we will increase the purchase price by 75 percent of the net income that IITRI’s business, excluding LSO, earns from October 1, 2002, to the closing date of the acquisition. We will pay this addition to the purchase price in cash.

      If we do not raise at least $30.0 million from investments in the ESOP component, we may not be able to proceed with the acquisition. If this happens, you will continue to be employees of IITRI or HFA, as the case may be, and your retirement plan account balances will remain untouched in IITRI’s or HFA’s existing plans. If, on the other hand, employees elect to invest more than $30.0 million, up to a maximum offering amount of $● million, in the ESOP component, then the ESOP trustee will use all these additional funds to purchase additional shares of our common stock. We may, in turn, use some or all of the additional funds we receive from the sale of our common stock to the ESOP for working capital and general corporate purposes unless IITRI permits us to contribute some or all of these additional funds to the cash component of the acquisition purchase price. This will give us the option to decrease the amount we will owe IITRI under the subordinated note. We would only do this if we could agree with IITRI on a mutually acceptable price.

      Upon completion of the acquisition, we expect that Newtek will be treated as an S corporation for federal income tax purposes. We expect that this tax treatment will result in corporate tax savings and enhanced cash flow that Newtek would not have if it were a C corporation. Because IITRI is also a not-for-profit entity and therefore also not subject to federal income tax, Newtek’s S corporation status will not result in tax savings for Newtek as compared to IITRI.

The KSOP and Your Investment Decision

      A KSOP is an employee benefit plan that consists of an ESOP, allowing employees of a company to own an interest in that company’s stock, and a 401(k) element, allowing employees to have diversified retirement savings in other investments.

      Our KSOP is a qualified retirement plan and is comprised of what we refer to as an ESOP component and a non-ESOP component. If you invest in the ESOP component, you indirectly invest in Newtek common stock. If you invest in the non-ESOP component, you are investing, at your direction, in any of a number of mutual funds which Fidelity Investments offers.

      Eligible Employees: We are making eligible employees, acting as “named fiduciaries” under the federal Employee Retirement Income and Security Act of 1974, which we refer to as ERISA, an offer to acquire a beneficial interest in our common stock, by giving them the opportunity to direct the investment of their eligible IITRI or HFA retirement account balances in the ESOP component of Newtek’s KSOP, where it will be invested in our common stock. We refer to the decision to accept this offer and to invest in the ESOP component as the one-time ESOP investment election. After completion of the acquisition, existing employees will not have another opportunity to invest in our common stock by electing to direct the rollover or transfer of their retirement plan account balances to the ESOP component of the KSOP.

      You are eligible to participate in the one-time ESOP investment election if you

•	are an employee of IITRI or HFA on the date we distribute the final prospectus;

•	are a legal resident of the U.S.;

•	are a participant in IITRI’s Employee Pension Plan, IITRI’s Employee Tax Sheltered Annuity Plan, or HFA’s Profit Sharing & 401(k) plan on the first day of the one-time ESOP investment election period; and

•	are an employee of either IITRI or HFA on the closing date, which we expect to be on or about September 30, 2002.

      If for any reason you are no longer an employee of IITRI or HFA after you make the one-time ESOP investment election, but before closing of the acquisition, your one-time ESOP investment election will be deemed void.

      Eligible Funds: The balances from which eligible participants may rollover or transfer funds are:

•	IITRI’s Employee Pension Plan, which we refer to as the IITRI 401(a) plan;

•	IITRI’s Employee Tax Sheltered Annuity Plan, which we refer to as the IITRI 403(b) plan; and

•	HFA’s Profit Sharing & 401(k) Plan, which we refer to as the HFA 401(k) plan.

      If you wish to invest qualified plan monies that are not currently in the IITRI or HFA plans, you must roll these funds into the IITRI or HFA plans prior to the end of the one-time ESOP investment election period in order for them to be eligible.

      Role of the ESOP Trustee: The ESOP trustee will use proceeds from this offering to purchase Newtek common stock. We will then use the funds we receive from the sale of our common stock to the ESOP to acquire substantially all of IITRI’s assets. As a condition to the ESOP trustee’s purchase of our common stock, the trustee must, among other things, receive a written opinion from its financial advisor,

Duff & Phelps LLC. The opinion of Duff & Phelps will, if rendered, state that the purchase price the trustee pays for our common stock is not more than fair market value and that the terms and conditions of the acquisition are fair to the ESOP from a financial point of view.

      Your Role as Named Fiduciary: You are the named fiduciary under ERISA for your own account. Fiduciaries under ERISA, including persons designated as named fiduciaries, are required to comply with ERISA. Our board of directors has appointed State Street Bank & Trust Company to serve as the trustee for the ESOP trust. By law, State Street acts, in this capacity, as an independent fiduciary, which means that it must act prudently and solely in the best interests of the ESOP.

      Because you are designated as a named fiduciary with respect to:

•	your election to direct the ESOP trustee to invest your IITRI rollover balances or HFA transfer balances in the ESOP component; and

•	your decision to direct State Street to invest future pre-tax payroll deferrals in our common stock;

State Street is generally required to follow your directions to the extent they are in accordance with the terms of the KSOP and are not contrary to ERISA.

      Named fiduciaries are required to act prudently, solely in the interest of the plan’s participants and beneficiaries and for the exclusive purpose of providing benefits to the plan’s participants and beneficiaries. A fiduciary, including a named fiduciary, who breaches the fiduciary responsibility rules of ERISA, may be liable to the plan for any losses caused by the fiduciary’s conduct. Therefore, when you act as a named fiduciary, you should do so in a prudent manner. If you do not wish to act as named fiduciary, you can decline to do so by not providing any directions to the ESOP trustee.

      Please remember that the ESOP trustee has no responsibility or liability under ERISA or any other law to make a determination as to the advisability or prudence of any individual’s decision whether or not to direct the investment of all or any portion of his or her IITRI rollover or HFA transfer account balances or future pre-tax payroll deferrals in our common stock.

      You can acquire a beneficial interest in our common stock in several ways:

•	by participating in the one-time ESOP investment election;

•	by making pre-tax payroll deferrals; and

•	through our company retirement plan and matching contributions.

      The One-Time ESOP Investment Election: The period during which you can elect to invest IITRI rollover or HFA transfer balances in the ESOP component of Newtek’s KSOP is called the one-time ESOP investment election period. If you make the one-time ESOP investment election, you will acquire an indirect interest in Newtek’s common stock upon completion of the acquisition. Although we will allocate shares of our common stock to your account within the ESOP component, the ESOP trust will continue to hold the common stock. State Street, the ESOP trustee, will hold record title to our common stock and you will have a beneficial interest in the shares of common stock allocated to your ESOP account. As an ESOP participant, you will have a right to receive the value of the shares of common stock allocated to your account in the ESOP component subject to the terms and conditions of the KSOP.

      Any decision you make to invest all or any portion of your eligible IITRI or HFA retirement account balances in our common stock is voluntary on your part. You are not obligated to do so and your failure to invest in our common stock will have no effect on your continued employment with us. Although all employees of IITRI on the closing date of the acquisition will become Newtek employees upon completion of the acquisition, and HFA employees will continue to be employees of HFA as Newtek’s subsidiary, no right to employment or continuing employment with Newtek, IITRI or HFA currently exists or is created by this offering and/or the acquisition.

      The one-time ESOP investment election period will run from      ●     , 2002, until      ●     , 2002, unless we extend it with the consent of the ESOP trustee. If we extend the one-time ESOP investment election period, we will notify you of this change. The one-time ESOP investment election forms will be included in the packet of offering materials mailed to you with your final prospectus. Employee retirement funds which cannot be invested in the ESOP component due to an oversubscription will be refunded to the account from which the funds were rolled over or transferred, subject to your reinvestment direction. As of June 7, 2002, the value of the eligible account balances of IITRI and HFA employees was $92.0 million.

      Pre-Tax Payroll Deferrals: The KSOP has a 401(k) feature which permits employees to defer pre-tax income. After the acquisition, as a Newtek employee you will be able to direct future pre-tax payroll deferrals of Newtek salary to either:

•	the ESOP component of our KSOP;

•	the non-ESOP component of our KSOP; or

•	any combination of the two.

      Your pre-tax deferrals to the ESOP component may, however, not exceed seven percent of your compensation. Any deferrals you direct in excess of this amount will automatically be re-invested in the non-ESOP component according to your current direction with Fidelity.

      Retirement Plan Contributions and Matching Contributions: Newtek will make retirement plan contributions to all its employees who are eligible participants in the Newtek KSOP. These retirement plan contributions will be made to your accounts in both the ESOP and the non-ESOP components of the KSOP. We will also make matching contributions on your behalf, in the ESOP component, based on your pre-tax deferrals of your Newtek salary.

      Your Voting Rights: Because the ESOP trustee holds record title to the common stock allocated to your account and you will only have a beneficial interest in our shares, the ESOP trustee will usually vote those shares on your behalf at the direction of the ESOP committee. (The ESOP committee is comprised of Newtek employees and is responsible for the financial management and administration of the ESOP component.)

      You will, however, be able to direct the ESOP trustee as to how to vote the shares allocated to your account in the ESOP component on certain corporate transactions that require shareholder approval under state law. These may include:

•	our merger with another company;

•	our liquidation or dissolution;

•	the sale of all or substantially all of our assets, and

•	any stock reclassification and recapitalization.

      We are also giving you the right to vote on any tender offer for, or other offer to purchase, the shares of our common stock held by the ESOP component.

      In these instances you will have one vote for each share of Newtek common stock allocated to your account in the ESOP component.

      Important KSOP Features: Our KSOP includes a number of features beyond those required by law:

•	Special Price Protection: In order to provide an incentive for our older workers to participate in the one-time ESOP investment election, we have made special price protection a part of this offering. You qualify for special price protection if you are at least 55 years of age or older on the date of closing of the acquisition, and you request a distribution at any time during the first five years after closing, due to your death, disability or retirement on or after reaching age 60. If you qualify for special price protection, we will purchase the shares of common stock allocated to your ESOP account that are attributable to your one-time ESOP investment election at a per share price equal to the greater of (1) the original per share purchase price of the common stock on the closing date of the acquisition, or (2) the then fair market value of the common stock. This feature expires on the fifth anniversary of closing of the acquisition. Special price protection will not be available to any employees who Newtek hires in the future even if these employees are eligible to participate in a one-time ESOP investment election similar to the one-time ESOP investment election available to current IITRI and HFA employees.

•	Special Diversification Feature: Diversification is a process which allows you to move a portion of your account balance invested in company stock to other investment alternatives in the non-ESOP component. Our KSOP provides you with a special diversification feature. Beginning in the first quarter of the plan year following five years of participation in the KSOP, and then in the first quarter of each year thereafter, you will be permitted to move 10 percent of your ESOP component account balance to the non-ESOP component, provided this does not violate any of our loan covenants in effect at that time. This 10 percent is in addition to amounts you may diversify under the diversification right you are entitled to as an ESOP participant, as described in “The Beagle Holdings, Inc. Employee Ownership, Savings and Investment Plan — Investing in Your KSOP Account — Diversification.”

•	Valuation of Your ESOP Account: By law, we are required to value the common stock held in the ESOP component at least once a year. We have elected to have the common stock in the ESOP component valued twice a year — as of March 31 and September 30. Because all ESOP transactions must occur at the current fair market value of the common stock held in the trust, this provision affords you the opportunity to invest in company stock and request distributions of your account at the end of each semi-annual period, rather than waiting until the end of each plan year.

•	Our Retirement Plan Contribution and Matching Contribution: Our retirement plan contributions to your KSOP account will be greater than IITRI’s historical retirement plan contributions to its 401(a) plan. All HFA employees and all IITRI employees who Newtek hires will upon closing of the acquisition, automatically be eligible for Newtek’s retirement plan contributions, whether or not you have satisfied any year of service requirement. In addition, all HFA employees and all IITRI employees who Newtek hires will upon completion of the acquisition receive Newtek’s matching contribution to participants’ accounts in the ESOP component. In other words, you will be immediately eligible for our matching contributions made to your ESOP account if you are an employee of Newtek upon completion of the acquisition.

•	You Can Vote on Any Sale of Newtek: We have elected to extend to you the right to direct the ESOP trustee to vote the shares of common stock allocated to your account on any tender offer for, or other offer to purchase, the shares of Newtek common stock that the ESOP component, even though by law participants in the KSOP only have voting rights in the event of a sale of all or substantially all of Newtek’s assets, a merger of Newtek and several other specific corporate transactions.

•	Purchase Price of Newtek’s Common Stock: The ESOP trustee will use your pre-tax payroll deferrals to purchase shares of our common stock based on the per share price on the valuation date preceding or following the date on which you make each pre-tax payroll deferral, whichever is lower.

      This offering of interests in the KSOP is being made pursuant to exemptions from registration under state securities laws where eligible employees reside. Most states have an exemption from registration for the issuance and sale of employee benefit plan interests. The remaining states have a limited offering exemption or an exemption for transactions in securities pursuant to a registration statement declared effective by the SEC. In the event that an applicable exemption from registration is not available under the laws of any state, or in the event that qualification of the securities in any state is impracticable in the judgment of management, the offering will not be available to employees in those states. The sale of common stock by Newtek to the ESOP is being made pursuant to an exemption from registration available for limited offerings.

Summary of Historical and Unaudited Pro Forma

Consolidated Financial Data

      The following table presents summary historical and pro forma consolidated financial data for Newtek for the periods and dates indicated. The information set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and notes to those statements included elsewhere in this prospectus. The consolidated operating results data for the years ended September 30, 1999, 2000 and 2001, and the consolidated balance sheet data as of September 30, 2000 and 2001, are derived from, and are qualified by reference to, our audited consolidated financial statements included elsewhere in this prospectus. The consolidated operating results data for the 24-week period ended March 15, 2002, are derived from, and are qualified by reference to, our unaudited consolidated financial statements included elsewhere in this prospectus. The consolidated balance sheet data as of September 30, 1999 is derived from our unaudited consolidated financial data that are not included in this prospectus. The unaudited pro forma financial information for the year ended September 30, 2001 and for the 24-week period ended March 15, 2002 gives effect to the incurrence of debt and the acquisition of IITRI’s assets as if those transactions had been consummated on October 1, 2000 and were in effect for the year ended September 30, 2001 and for the 24-week period ended March 15, 2002. These transactions are described in “Unaudited Pro Forma Financial Data” found elsewhere in this prospectus.

      The historical consolidated financial information for the years ended September 30, 1999, 2000, and 2001, has been carved out from the consolidated financial statements of IITRI using the historical results of operations and bases of assets and liabilities of the portion of IITRI’s business to be sold and gives effect to allocations of expenses from IITRI. Our historical consolidated financial information may not be indicative of our future performance and does not necessarily reflect what our financial position and results of operations would have been had we operated as a separate, stand-alone entity during the periods presented.

	Year Ended September 30,
					24-Week Period Ended
	1999	2000	2001	2001	March 15, 2002

	Historical			Pro Forma	Historical	Pro Forma

	(in thousands)
Consolidated Operating Data:
Contract revenue	$117,500	$156,137	$193,152	$193,152	$88,554	$88,554
Operating income	3,306	5,324	10,823	4,263	2,984	44
Other income (expense)(1)	12	(694)	(1,072)	(10,416)	(191)	(4,517)
Income tax (expense) benefit(2)	246	(398)	(302)	(302)	(366)	(366)
Net income (loss)	3,564	4,232	9,449	(6,455)	2,427	(4,839)
Consolidated Balance Sheet Data at End of Period:
Net accounts receivable	37,706	59,654	56,095		60,435	60,435
Total assets	65,328	85,460	74,153		81,176	174,579
Current portion of long-term debt	5,500	3,646	141		19,145	27,645
Long-term debt, excluding current portion	2,642	22,289	11,886		1,116	77,989
Redeemable common stock warrants						14,427
Long-term deferred gain on sale of building to IIT, excluding current portion	—	—	4,054		4,319	3,787
Other Data:
Depreciation and amortization	1,832	3,754	3,488	10,048	1,512	4,452
EBITDA(3)	5,383	9,773	14,134	14,134	4,455	4,455
Capital expenditures	4,213	2,795	1,940	1,940	1,987	1,987

(1)	Other income (expense) in 2000 includes a gain of $1.3 million on the sale of land in Annapolis, Maryland and a $0.5 million loss in equity of an affiliate. Includes interest expense on our bank credit facility for working capital which was our primary financing requirement in years 1999 through 2001. Pro forma amounts reflect interest expense related to approximately $89.1 million of debt associated with this offering and the acquisition of IITRI’s assets.

(2)	Income tax expense (benefit) primarily relates to income (loss) of our for-profit subsidiary, HFA.

(3)	EBITDA refers to net income before income taxes, interest expense, depreciation of fixed assets and amortization of goodwill and intangible assets. Interest expense includes amortization of debt issuance costs and accretion of long-term debt to face value. EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles. We may calculate EBITDA differently than other companies. You should not consider it in isolation from, or as a substitute for, net income or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. We have included EBITDA as supplemental disclosure because it may provide useful information regarding our ability to service debt and to fund capital expenditures. Other operating or legal requirements may affect our ability to service debt and fund capital expenditures in the future.

Risk Factors

        You should carefully consider the following factors and all other information in this prospectus before investing in the ESOP component. Investing in the ESOP component involves a degree of risk. Any of the factors set forth under “Risks Related to the Acquisition of IITRI’s Assets” and “Risks Related to Our Business” could harm our business and negatively affect our future operating results and could result in a partial or complete loss of your investment.

Risks Related to the Offering:

If you rollover or transfer all or a significant portion of your eligible IITRI or HFA retirement plan account balances into the ESOP component of the KSOP, then your retirement portfolios will be less diversified and therefore subject to greater risk.

      Currently, IITRI’s and HFA’s retirement plan accounts offer a diversified portfolio of investment options. Many financial advisors and investors consider it prudent to diversify investments to spread the risk of any particular investment decreasing in value. If all or a significant part of your retirement savings plan assets are invested in our common stock in the ESOP component, then those assets will not be diversified and will be subject to changes in value based on our financial performance and the fair market value of our assets. Furthermore, except for your diversification rights as described in this prospectus, you will not have the ability to redirect those assets into other non-ESOP investments once they are transferred to the ESOP component, even if you later determine that those other investments are more desirable.

Because there are substantial restrictions on the ownership and transfer of our common stock held in the ESOP component, and because there is no public market for our common stock or the KSOP interests, your ability to liquidate your investment will be limited.

      If you participate in this offering, you will acquire a beneficial interest in our common stock held in the ESOP trust. You will not directly own the common stock allocated to your account in the ESOP component. The ESOP is the legal shareholder of our common stock and the ESOP trustee holds record title to the common stock in the name of the ESOP trust. Because our common stock is held in the ESOP trust and not by individual participants, individual participants will not be able to sell, pledge or otherwise transfer the shares of common stock allocated to their accounts. Furthermore, there is no public market for our common stock or our KSOP interests, and it is not anticipated that such a market will develop in the future. Until your separation from service with us, we will hold your retirement funds directed to the ESOP component in connection with the purchase of KSOP interests, except for your diversification rights. Accordingly, the purchase of KSOP interests, the proceeds from which are directed to the ESOP component, is suitable only for persons who have limited need for liquidity in this investment.

You do not have the right to vote the common stock allocated to your account, except in the event of extraordinary transactions.

      The ESOP trustee, at the direction of the ESOP committee, votes the shares of common stock held in the ESOP trust. As a participant in the ESOP, you are entitled to direct the ESOP trustee’s voting of the shares of common stock allocated to your account only with respect to certain corporate transactions, including:

•	merger,

•	consolidation,

•	recapitalization,

•	reclassification,

•	liquidation,

•	dissolution,

•	sale of substantially all of Newtek’s assets, or

•	tender offer for, or other offer to purchase, the shares of Newtek common stock held in the ESOP component.

      Therefore, as an ESOP participant you will have the power to direct the ESOP trustee’s voting of the shares of common stock allocated to your account in the above instances, but you will not be able to vote for directors or on other business matters subject to shareholder approval.

Your investment in the ESOP component will be a long-term investment and your ability to realize the value of that investment will be limited.

      Investment in the ESOP is participation in a retirement plan subject to various IRS and ERISA rules relating to distributions from retirement plans. There will also be specific limitations on distributions and transfers from the ESOP component. These provisions and limitations which, in general, provide that you will only be entitled to a distribution related to your investment in the ESOP upon termination of your employment, including due to death, disability or retirement, and that distributions may be made in a series of installments distributed over a period of no more than five years, are described in the section of this prospectus called “The Beagle Holdings, Inc. Employee Ownership, Savings and Investment Plan — Requesting a Distribution.” Additionally, if you resign, are dismissed or are laid off, we must begin to make your distributions no later than the end of the sixth year following the plan year in which you resigned, were dismissed or were laid off. Because of these limitations, your ability to realize the value of your investment in the ESOP component will be restricted and your investment will not be as liquid as an investment in a publicly traded security. These restrictions may limit your ability to liquidate your investment in the ESOP component if the value of your ESOP account is declining.

We may not have sufficient cash resources to pay you the value of your ESOP account balance in a single lump sum following your separation from service with us, which may cause the value of your retirement funds to decrease.

      We have a legal obligation to repurchase the shares of common stock allocated to your account at the fair market value of the common stock at the time you receive your distribution. This obligation affects our cash flow. Several factors not under our control could exacerbate this potential risk, including:

•	significant increases, if any, in the fair market value of your account;

•	a large number of participants separating from service who request simultaneous distributions from the ESOP component;

•	the exercise of any demand for us to purchase warrants from mezzanine note warrantholders with put rights; and

•	the exercise of any demand for us to purchase warrants from subordinated note warrantholders with put rights.

      As a result, our cash resources could be insufficient to meet all lump sum repurchase requests and the ESOP committee could determine that the shares of common stock allocated to your ESOP account can only be repurchased in a series of installments over a period of not more than five years. If the ESOP committee makes this determination, then each installment purchase will be made at the then-current fair market value which may be more or less than the value determined on the previous installment purchase date.

Unless your investment in the ESOP component is subject to special price protection, we may repurchase the shares of common stock allocated to your ESOP account at less than the price you paid for them.

      The value of our common stock may decline as a result of the risks discussed in this prospectus or other unanticipated risks. When your participation in the ESOP terminates, we have the obligation to repurchase the shares of common stock allocated to your account in the ESOP component at the fair market value of the common stock at the time you receive your distribution. The fair market value of your investment in the ESOP component at that time may be less than the per share price of the common stock allocated to your ESOP account at the time of your investment, unless you qualify for special price protection under the KSOP. Special price protection is available to you only if (1) you are at least age 55 on the date of closing of the acquisition, and (2) you request a distribution during the first five years following the closing of the acquisition due to death, disability or retirement on or after reaching age 60. This special price protection only applies to distributions of shares allocated to the ESOP component pursuant to your one-time ESOP investment election.

Our legal obligation to repurchase shares of common stock from employees who terminate their employment with us may lead to a default under the agreements governing our proposed indebtedness.

      We are required to repurchase shares of common stock allocated to your account in the ESOP component if you terminate your employment with us and request a distribution of your account balance. The agreements governing the indebtedness, which we will take on to finance a portion of the acquisition purchase price, however, will contain limitations on our ability to make these distributions. The amount of our repurchase obligations may at any time exceed these limitations. Compliance with legally imposed repurchase obligations may cause us to violate the payment limitations contained in the agreements relating to our indebtedness. This may ultimately result in a default under these agreements, which, if not waived, could result in acceleration of our indebtedness and cause us to dispose of our assets or declare bankruptcy, any of which could cause a decline in our revenues and may decrease the value of your investment.

Future pre-tax deferrals invested in our ESOP could have a dilutive effect on your ownership interest and the value of each share of common stock; our matching and retirement plan contributions could also have a dilutive effect on your ownership interest.

      You will be able to increase your ownership interest in the ESOP component by purchasing additional KSOP interests with pre-tax payroll deferrals and directing that your pre-tax deferrals be invested in the ESOP component. These pre-tax deferrals may be used to purchase stock at a per share price that is less than the current fair market value, which may have a dilutive effect on both the ownership interest and the value of each share of common stock allocated to your ESOP amount.

      Our business strategy includes growth through acquisitions. Employees of acquired companies who become our employees upon completion of an acquisition will be eligible to invest in our ESOP component by making a one-time ESOP investment election to rollover eligible retirement plan account balances into the ESOP component. In addition to these one-time ESOP investment elections by new employees, our matching and retirement plan contributions made in common stock to the accounts of eligible employees could also dilute your ownership interest.

Future equity issuances could have a dilutive effect on your ownership interest.

      Under the anti-dilution provisions of the warrants, if in the future we issue additional common stock to the ESOP component of the KSOP or other capital stock at less than fair market value, the exercise price of the outstanding warrants will decrease. There is an exception for issuances of common stock to the ESOP resulting from pre-tax payroll deferrals. A decrease in the exercise price of the outstanding warrants will decrease the value of your ownership interest.

The existence of a stock appreciation rights plan for the benefit of our directors, officers and employees could decrease the value of your ownership interest.

      The initial price of the common stock in the ESOP component will be established at closing of the acquisition and will take into account the maximum number of stock appreciation rights which may be awarded under Newtek’s proposed stock appreciation rights plan. Issuance of stock appreciation rights will cause the per share value of our common stock to be lower than if the stock appreciation rights had not been issued. Additionally, the creation of additional stock appreciation rights plans or stock option plans could decrease the value of your ownership interest.

The ESOP committee, consisting of members of our senior management team, has indirect control over the appointment of our board members and senior officers, which could create conflicts of interest.

      Members of our senior management team constitute a majority of the members of the ESOP committee. Because the ESOP committee directs the ESOP trustee, as sole shareholder, in how to vote its shares of Newtek common stock after closing of the offering and acquisition, directors and senior officers will have the opportunity to entrench themselves in office. Since the members of our senior management team represent a majority of votes necessary to direct the ESOP trustee to elect Newtek’s board of directors, who will appoint Newtek’s senior officers, it is unlikely that other members of the ESOP committee will be able to change the composition of the board. Given the ESOP committee’s indirect control over the appointment of our senior officers, it may create actual or perceived conflicts of interest between our senior officers’ interests in being officers of Newtek and their representation of the interests of ESOP participants.

If the ESOP or Newtek does not continue to be exempt from federal income tax and any unrelated business income tax, the economic value of your investment will decrease.

      We have made an election to be taxed as an S corporation for federal income tax purposes. As an S corporation, we generally will not be subject to federal income taxation or state income taxation in most states. Rather, our income, gains, losses, deductions and credits should flow through to the ESOP. Under current provisions of the Internal Revenue Code, the ESOP trust is exempt from federal income taxation and any unrelated business income tax. Unrelated business income tax is a special federal income tax imposed on an otherwise tax-exempt entity (such as a tax-exempt charity or qualified pension plan, including an ESOP) to the extent it earns income from a trade or business unrelated to its exempt purpose. The Internal Revenue Code specifically exempts ESOPs that invest in S corporation stock of the employer from unrelated business income tax.

      If for any reason we lose our S corporation status, we would be required to pay federal income tax, thereby reducing the amount of cash available to repay debt, reinvest in our operations or fulfill our repurchase obligation to ESOP participants, which would decrease the economic value of your investment in our ESOP component. Applicable laws and regulations may change in a way which results in the taxation of Newtek as a corporation other than as an S corporation. Furthermore, current law that exempts the ESOP trust from federal income taxation and unrelated business income tax may change. Similarly, if the ESOP becomes subject to federal income taxation, we may have to distribute cash to the ESOP to allow it to pay this tax, again reducing the amount of cash we have available to repay debt, to reinvest in our operations or to fulfill our repurchase obligations.

The passage of legislation requiring earlier diversification opportunities in defined contribution plans may significantly impair our ability to meet our repurchase obligations because of increased demands on our cash resources due to participants electing to diversify earlier than anticipated.

      As a result of the bankruptcy filing of Enron Corp. and the loss Enron employees suffered in their retirement accounts invested in Enron stock, the U.S. Congress is considering various proposals which would require earlier diversification opportunities than what are currently required by law. If after the acquisition is complete, a bill is passed which lowers the age or shortens the time period after which employees may diversify their investments in the ESOP component, our cash resources could be insufficient to meet our repurchase obligations. This may result in a delay in the distribution of your ESOP account balances and may cause the amount of your benefits to decrease, because it may leave us with insufficient cash resources to perform our business plan or meet our debt obligations.

If the amount of pre-tax deferrals which employees make is less than we anticipate, we may not have sufficient cash flow to operate our business successfully and the value of your investment could decrease.

      Our business model contemplates significant new purchases of stock by employees with pre-tax payroll deferrals. If pre-tax deferrals are less than we have forecasted, our overall cash flow will decrease and a portion of our available cash resources may be required to meet our repurchase obligations rather than being utilized in the business. A decrease in the amount of available cash flow for use in our business operations could decrease the value of your investment.

The proposed terms of management’s incentive compensation creates a conflict of interest for them.

      IITRI has agreed to provide financial incentives to our management, including our management negotiating team, in connection with Newtek’s purchase of IITRI’s assets. These incentives will be payable upon completion of the acquisition. These incentives may include any, or a combination of, a subordinated note, a mezzanine note, or warrants, the terms of each of which management is currently negotiating on behalf of Newtek. The proposed incentives create a conflict of interest between management’s own compensation interests and their representation of Newtek’s interests in negotiation of the subordinated note, the mezzanine note and the warrants.

Risks Related to the Acquisition of IITRI’s Assets:

We expect to incur a significant amount of debt to complete the acquisition which will limit our operational flexibility.

      In order to complete the acquisition of IITRI’s assets, we will need to assume a substantial amount of indebtedness. On a pro forma basis after giving effect to the acquisition, our consolidated debt will be approximately $108.1 million at closing. We do not have experience in functioning as a highly leveraged company.

      Our indebtedness could:

•	limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other general corporate activities;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	make it more difficult for us to satisfy our obligations to our creditors, including our repurchase obligations to ESOP participants, and, if we fail to comply with the requirements of the indebtedness, may require refinancing on terms unfavorable to us, or if refinancing is not possible, our creditors could accelerate the maturity of our indebtedness, which could cause us to default under other indebtedness, dispose of assets or declare bankruptcy;

•	limit our ability to successfully withstand a downturn in our business or the economy generally; and

•	place us at a competitive disadvantage against other less leveraged competitors.

The purchase price being paid to IITRI in the acquisition may be too high because valuing private businesses can be difficult and uncertain.

      The purchase price and terms of the acquisition were negotiated between IITRI, IIT, the ESOP trustee, and representatives of our management team. In those negotiations, our business may have been overvalued because of the many difficulties and uncertainties in valuing private business operations. If the purchase price and, therefore, the debt incurred in connection with the acquisition, are too great, repayment of that debt could prove difficult and may have a negative effect on our operating results and financial condition and the value of your investment in the ESOP component.

Risks Related to Our Business:

We expect to experience net losses in at least our first year of operation.

      Our fiscal year begins on October 1 and ends on September 30. We expect to incur a net loss in at least our first year of operation, fiscal year 2003. Contributing factors to the initial net loss include the significant amount of interest expense associated with the debt financing for the acquisition of IITRI assets and the amortization expense related to intangible assets acquired. The amount of the initial net loss and our ability to regain future profitability are subject to our ability to achieve and sustain a significant level of revenue growth coupled with our ability to manage our operating expenses. If revenues grow slower than we anticipate, or if operating expenses exceed our expectations, we may not become profitable. Even if we become profitable we may not be able to sustain our profitability.

Our ability to service our debt and meet other future obligations is dependent on our future operating results and we cannot be sure that we will be able to meet these obligations as they come due.

      Our ability to meet our payment obligations and to comply with the financial covenants contained in the agreements relating to our indebtedness is subject to a variety of factors, including changes in:

•	funding of our contract backlog;

•	the time within which our sponsors pay our accounts receivable;

•	new contract awards and our performance under these contracts;

•	continued increase in revenues on an annual basis;

•	interest rate levels;

•	our status as an S corporation for federal income tax purposes; and

•	general economic conditions.

      These factors will also affect our ability in the future to meet our obligations related to the put rights associated with the warrants and to our repurchase obligations under the KSOP.

      We have significant obligations which become due in 2007, 2008, 2009, and 2010.

      We may not generate sufficient cash flows to meet these obligations when they become due. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make the required payments on our indebtedness, then we may be required to refinance our indebtedness. We cannot be certain that our indebtedness could be refinanced, if at all, on terms that are favorable to us. In the absence of a refinancing, our lenders would be able to accelerate the maturity of our indebtedness, which could cause us to default under our other indebtedness, dispose of assets or declare bankruptcy. Any of these actions would result in a substantial diminution in the value of your investment in the ESOP and could result in the loss of your entire investment.

We are dependent on government contracts for substantially all of our revenues.

      Approximately 92 percent of our revenues for fiscal year 1999, 89 percent of our revenues for fiscal year 2000, 94 percent of our revenues for fiscal year 2001 and 98 percent of our revenues for the 24-week period ended March 15, 2002, were derived from contracts with the federal government. Contracts with the U.S. Department of Defense accounted for approximately 85 percent, and contracts with other government agencies accounted for approximately 9 percent, of our total revenues in fiscal year 2001. We expect that government contracts are likely to continue to account for a significant portion of our revenues in the future. A significant decline in government expenditures, or a shift of expenditures away from government programs that we support, could cause a decline in our revenues.

Historically, a few contracts have provided us with most of our revenues, and if we do not retain or replace these contracts our operations will suffer and the value of your investment will decrease.

      The following five large federal government contracts accounted for approximately 50 percent of our revenues in fiscal year 2001:

1. Joint Spectrum Center Engineering Support Services for the U.S. Department of Defense Joint Spectrum Center (21%);

2. Modeling and Simulation Information Analysis Center for the U.S. Department of Defense — Defense Information Systems Agency (16%);

3. Information Technology Services for General Services Administration — U.S. Department of Defense (11%);

4. Information Technology Services for General Services Administration — U.S. Department of Defense, a contract assumed in IITRI’s acquisition of AB Technologies (10%); and

5. Weapons Systems Technology Information Analysis Center for the U.S. Department of Defense — Defense Information Systems Agency (6%).

      These contracts, some of which are performed for multiple sponsors, are likely to continue to account for a significant percent of our revenues in the future. Termination of these contracts or our inability to renew or replace them when they expire could cause our revenues, and the value of your investment, to decrease.

Government contracts contain termination provisions that are unfavorable to us.

      Generally, government agencies can terminate contracts with their suppliers at any time without cause. If a government agency does terminate one of its contracts with us without cause, we will likely be entitled to receive compensation for the services provided or costs incurred up to the date of termination as well as a negotiated amount of the fee on the contract to the date of termination. We will not, however, be eligible to receive compensation for the remainder of expected fees after the date of termination. Further, we will not be eligible to receive compensation if a government contract is terminated because we defaulted under the terms of the contract. In fact, if a default were to occur, we may be liable for excess costs the government incurs in procuring the undelivered portion of the contract from another source. Termination of any of our large government contracts may negatively impact our revenues and, in turn, the value of your investment.

We may not receive the full amount of our backlog, which could harm our business.

      The maximum contract value specified under a government contract is not necessarily indicative of revenues that we will realize under that contract. Congress normally appropriates funds for a given program on a fiscal year basis, even though actual contract performance may take many years. As a result, contracts ordinarily are only partially funded at the time of award, and normally the procuring agency commits additional monies to the contract only as Congress makes appropriations in subsequent fiscal years. The portion of a government contract which has not yet been performed is referred to as backlog. The original value of a government contract is used in estimating the amount of our backlog. We define backlog to include both funded and unfunded orders for services under existing signed contracts, assuming the exercise of all options relating to those contracts that have been priced. We define funded backlog to be the portion of backlog for which funding currently is appropriated and obligated to us under a contract or other authorization for payment which an authorized purchasing authority signs, less the amount of revenue we have previously recognized under the contract. We define unfunded backlog as the total value of signed contracts, less funding to date. Unfunded backlog includes all contract options that have been priced but not yet funded. Estimates of future revenues attributed to backlog are not necessarily precise and the receipt and timing of any of these revenues are subject to various contingencies such as changed federal government spending priorities, many of which are beyond our control. The backlog on a given contract may not ultimately be funded or may only be partially funded, which may cause our revenues to be lower than anticipated.

Because government contracts are subject to government audits, contract payments are subject to adjustment and repayment which may result in revenues attributed to a contract being lower than expected.

      Government contract payments received that are in excess of allowable costs are subject to adjustment and repayment after government audit of the contract payments. Government audits have been completed on indirect costs related to our federal government contracts through September 30, 2000, and are continuing for subsequent periods. We have included estimated reserves in our financial statements for excess billings and contract losses, which we believe are adequate based on our interpretation of contracting regulations and past experience. These reserves, however, may not be adequate. If our reserves are not adequate, revenues attributed to a contract may be lower than expected.

Our subcontractors’ failure to perform contractual obligations could damage our reputation as a prime contractor and thereby our ability to obtain future business.

      As a prime contractor, we often rely significantly upon other companies as subcontractors to perform work we are obligated to deliver to our sponsors. A failure by one or more of our subcontractors to satisfactorily perform the agreed-upon services on a timely basis may cause us to be unable to perform our duties as a prime contractor. We have limited involvement in the work our subcontractors perform, and as a result, we may have exposure to problems our subcontractors cause. Performance deficiencies on the part of our subcontractors could result in a government sponsor terminating our contract for default. A default termination could expose us to liability for the sponsor’s costs of reprocurement, damage our reputation, and hurt our ability to compete for future contracts.

If we fail to recover pre-contract costs, it may result in reduced fees or in losses.

      Any costs we incur before the execution of a contract or contract renewal are incurred at our risk, and it is possible that the sponsor will not reimburse us for these pre-contract costs. At June 7, 2002, we had pre-contract costs of $4.9 million. While such costs were associated with a specific anticipated contract and their recoverability from such contract is probable, we cannot be certain that contracts or contract renewals will be executed or that we will recover the related pre-contract costs.

If we do not accurately estimate the expenses, time and resources necessary to satisfy our contractual obligations, our revenues will be lower than expected.

      Cost-plus contracts provided 59 percent of our revenues for the fiscal year ended September 30, 2001 and 60 percent of our revenues for the 24-week period ended March 15, 2002. Fixed-price contracts provided 23 percent our revenues for the fiscal year ended September 30, 2001 and 18 percent of revenues for the 24-week period ended March 15, 2002.

      In a cost-plus contract, we are allowed to recover our approved costs plus a fee. The total price on a cost-plus contract is based primarily on allowable costs incurred, but generally is subject to a maximum contract funding limit. Federal government regulations require us to notify our sponsors of any cost overruns or underruns on a cost-plus contract. If we incur costs in excess of the funding limitation specified in the contract, we may not be able to recover those cost overruns. As a result, on a cost-plus contract we may not earn the fee anticipated.

      In a fixed-price contract, we estimate the costs of the project and agree to deliver the project for a definite, predetermined price regardless of our actual costs to be incurred over the life of the project. We must fully absorb cost overruns. Our failure to anticipate technical problems, estimate costs accurately or control costs during performance of a fixed-price contract may reduce the fee margin of a fixed-price contract or cause a loss. Although we have not historically experienced significant contract losses on fixed-price contracts, the provisions in our financial statements for estimated losses on our fixed-price contracts may not be adequate to cover all actual future losses.

As a federal government contractor, we must comply with complex procurement laws and regulations and our failure to do so could have a negative impact upon our business.

      We must comply with and are affected by laws and regulations relating to the formation, administration and performance of federal government contracts, which may impose added costs on our business. If a government review or investigation uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of fees, suspension of payments, fines and suspension or debarment from doing business with federal government agencies, which may impair our ability to conduct our business. To the knowledge of management, we are not at present the subjects of any investigation that may adversely affect our ability to secure future government work.

Our failure to obtain and maintain necessary security clearances may limit our ability to carry out confidential work for government sponsors, which could cause our revenues to decline.

      As of June 7, 2002, 46 of our government contracts required us to maintain facility security clearances and some of our employees to maintain individual security clearances. Each security-cleared facility has at least one key manager and a facility security officer who hold security clearances. Additional personnel security clearances for technical, management or administrative staff are based on a particular employee’s need to have access to classified information in order to perform the classified tasks required by the contract. Types of employees that may require security clearances include program or project managers, scientists, researchers, managers and administrators. If we lose a facility clearance or our employees lose or are unable to timely obtain security clearances, the government sponsor can terminate the contract or decide not to renew it upon its expiration. If we cannot obtain the required security clearances for our facilities or employees, or we fail to obtain them on a timely basis, we may be unable to perform a contract, bid on or win new contracts, which may cause us to have to terminate current research activities, and may damage our reputation. If this were to occur, our revenues would likely decline.

We derive significant revenues from contracts awarded through a competitive bidding process which is an inherently unpredictable process.

      We obtain most of our government contracts through a competitive bidding process that subjects us to risks associated with

•	the frequent need to bid on programs in advance of the completion of their design, which may result in unforeseen technological difficulties and/or cost overruns;

•	the substantial time and effort, including design, development and promotional activities, required to prepare bids and proposals for contracts that may not be awarded to us; and

•	the design complexity and rapid rate of technological advancement of most of our research offerings.

      Upon expiration, government contracts may be subject to a competitive rebidding process. We may not be successful in winning contract awards or renewals in the future. Our failure to renew or replace these contracts when they expire may impair our ability to continue to provide substantial research support to government programs.

Intense competition in the technology and defense industries could limit our ability to win and retain government contracts.

      As a for-profit company we expect to encounter significant competition for government contracts from other companies, especially in our information technology and defense operations research units. Some of our competitors will have substantially greater financial, technical and marketing resources than we do.

      Our ability to compete for these contracts will depend on:

•	the effectiveness of our research and development programs;

•	our ability to offer better performance than our competitors at a lower or comparable cost;

•	the readiness of our facilities, equipment and personnel to perform the programs for which we compete; and

•	our ability to attract and retain key personnel.

      If we do not continue to compete effectively and win contracts, our future business will be materially compromised.

If we are unable to manage our growth, our revenues may not increase at the same levels as they have in the past three years which will affect the value of your investment.

      Our revenues have increased over the past three fiscal years and much of this growth was through acquisitions. Our ability to manage future growth effectively will require us:

•	to attract, retain, train, motivate and manage new employees successfully;

•	to integrate new management and employees into our overall operations;

•	to continue to improve our operational, financial and management systems and controls; and

•	to identify and attract complementary acquisition candidates and integrate them into our overall operations.

      Our failure to manage any growth effectively may cause us to be unable to grow our business.

We depend on key management and personnel and may not be able to retain those employees due to competition for their services.

      We believe that our future success will be due, in part, to the continued services of our senior management team. The loss of any one of these individuals could cause our operations to suffer. We do have employment agreements with these individuals for terms of up to four to five years. We do not, however, maintain key man life insurance policies on any members of management.

      In addition, competition for essential employees, such as scientists and engineers, is intense. Our ability to implement our business plan is dependent on our ability to hire and retain these technically skilled professionals. Our failure to recruit and retain qualified scientists and engineers may cause us to be unable to obtain and perform future contracts.

Environmental laws and regulations and our use of hazardous materials may subject us to significant liabilities.

      Our operations are subject to federal, state and local environmental laws and regulations, as well as environmental laws and regulations in the various countries in which we operate. In addition, our operations are subject to environmental laws and regulations relating to the discharge, storage, treatment, handling, disposal and remediation of regulated substances and waste products, such as radioactive materials and explosives. The following may require us to incur substantial costs in the future:

•	modifications to current laws and regulations;

•	new laws and regulations;

•	new guidance or new interpretation of existing laws and regulations; or

•	the discovery of previously unknown contamination.

      Some risks relate to the possibility of damages or personal injuries caused by the escape into the environment of dangerous substances that we use in our research activities or that our sponsors use in their activities. Others relate to the possibility of remediation costs, fines, and penalties imposed under environmental laws and regulations for any contamination at our past or present facilities and at third party sites and for liabilities to sponsors and to third parties for damages arising from performing contract research. Environmental laws sometimes impose strict liability, without regard to negligence or fault, on those who handle regulated substances.

      Although a significant portion of our ongoing environmental costs are recoverable from other parties or allowable as costs under the terms of many of our federal government contracts, we may incur material unrecoverable or unallowable costs in the future. In addition, environmental costs we expect to be reimbursed by other parties or allowed as charges in federal government contracts may not in fact be reimbursed or allowed. A decline in such reimbursement or allowability could have a negative effect on our financial condition and results of operations.

In order to succeed, we will have to keep up with rapid technological change in a number of industries and various factors could impact our ability to keep pace with these changes.

      Our success will depend on our ability to keep pace with technology changes in the following research fields:

•	wireless communications,

•	defense operations,

•	information technology,

•	industrial technology,

•	chemical, environmental and biological defense technology,

•	explosive science, and

•	transportation technology.

      Technologies in these fields change rapidly. Even if we remain abreast of the latest developments and available technology, the introduction of new services in these industries could have a negative effect on our business. The integration of diverse technologies involved in our research services is complex and in many instances has not been previously attempted. Our success as a for-profit company will depend significantly on our ability to develop, integrate and deliver technologically advanced products and services at the same pace as our competitors, many of which have greater resources than we do.

Actual or perceived conflicts of interest may prevent us from being able to bid on or perform contracts.

      Government agencies have conflict of interest policies that may prevent us from bidding on or performing certain contracts. Typically, a conflict of interest policy prohibits a contractor that assisted the government agency in the design of a program and/or the associated procurement process from competing to perform the resulting contract. When dealing with government agencies that have conflict of interest policies, we must decide, at times with insufficient information, whether to participate in the design process and lose the chance of performing the contract or to turn down the opportunity to assist in the design process for the chance at bidding on the contract. We have, on occasion, declined to bid on particular projects because of actual or perceived conflicts of interest, and we are likely to continue encountering such conflicts of interest in the future, particularly if we acquire other government contractors in the future. Future conflicts of interest could cause us to be unable to secure key research and technology contracts with government sponsors.

We may not be successful in running our business in a for-profit environment.

      After the acquisition we may not be successful in making the transition from being a not-for-profit corporation to being a for-profit corporation, and we may not be able to operate our business profitably. As a for-profit corporation, competition to design and deliver products and services may intensify, which may require us to develop products and services outside of our traditional research activities. After the acquisition we will no longer be associated with IIT or any other academic institution, which may negatively affect our reputation with some sponsors and employees. If we are not able to adapt to the for-profit environment, the value of your investment will decline.

The carrying value of our assets could be subject to impairment write-down.

      Effective January 1, 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards 142, Goodwill and Other Intangible Assets establishing a new standard of accounting for goodwill acquired in business combinations. SFAS 142 requires recognition of goodwill as an asset, but does not permit amortization of this goodwill. As a result, SFAS 142 could make our acquisition-related charges less predictable in any given reporting period. Using a fair-value based approach, goodwill will be separately tested at least once per year for impairment when an event occurs indicating the potential for impairment. If the carrying value of our goodwill, which we estimate will be approximately $69.9 million on a pro forma basis after the acquisition, exceeds the fair value at some time in the future, we would be required to report goodwill impairment charges as an operating expense in the income statement. The change from an amortization approach to an impairment approach applies to goodwill related to the acquisition, as well as goodwill arising from acquisitions completed after the application of the new standard.

      Effective as of the first day after the completion of the acquisition, our goodwill amortization charges will cease. In the future, it is possible we may incur larger impairment charges related to the goodwill related to the acquisition or arising out of future acquisitions. As a result, our future earnings may be subject to significant volatility, particularly on a period-to-period basis, which could have a negative effect on our results of operations.

Special Note Regarding Forward-Looking Statements

        This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to our future plans, objectives, expectations and intentions and are for illustrative purposes only. These statements may be identified by the use of words such as “believe,” “expect,” “intend,” “plan,” “anticipate,” “likely,” “will,” “pro forma,” “forecast,” “projections,” and similar expressions. Our actual results may differ significantly from the results discussed in these forward-looking statements. Factors that could contribute to such differences include, but are not limited to, those discussed in the risk factors above and elsewhere in this prospectus. We are not undertaking any obligation to update these factors or to publicly announce any changes to our forward-looking statements due to future events or developments. Section 27A(b)(2)(D) of the Securities Act of 1933, as promulgated by the Private Securities Litigation Reform Act of 1995, states that the safe harbor for forward-looking statements does not apply to statements made in connection with an initial public offering. You are cautioned not to place undue reliance on these forward-looking statements.

S Corporation Status

        The Internal Revenue Code provides that a corporation that meets certain requirements may elect to be taxed as an S Corporation for federal income tax purposes. These requirements provide that an S corporation may only have:

•	one class of stock (other than stock that differs solely as to voting rights);

•	up to 75 shareholders; and

•	some types of shareholders, such as individuals, trusts and some tax-exempt organizations, including ESOPs.

      After the ESOP, which will count as one shareholder for S corporation purposes, purchases our stock, we should meet the requirements to be taxed as an S corporation.

      Newtek filed an election with the IRS to be treated as an S corporation under the Internal Revenue Code. For federal income tax purposes, an S corporation, unlike a C corporation, generally does not pay federal corporate income tax on its net income, but rather such income is allocated to the S corporation’s shareholders, and the shareholders must take into account their allocable share of the income when filing their income tax returns. In the case of a shareholder that is an ESOP, the ESOP, because it is a tax-exempt entity, does not pay tax on its allocable share of income. Because neither we nor the ESOP should be required to pay federal corporate income tax, we expect to have substantially more cash available to repay our debt and invest in our operations than we would if Newtek were to be taxed as a C corporation.

      Many states follow the federal tax treatment of S corporations. It is possible, however, that in some states we may be compelled to elect different tax treatment for state income tax purposes than federal income tax purposes. Newtek and its subsidiaries may be operating in certain jurisdictions that will subject the corporations to state income tax.

      Newtek will file an election under the Internal Revenue Code with the IRS to treat HFA, all the stock of which will be purchased in the acquisition, as an S corporation effective as of the date of closing of the acquisition. HFA will be a wholly owned subsidiary of Newtek after the acquisition and thus should be eligible to be a qualified subchapter S subsidiary, which we refer to as a Q-Sub, within the meaning of the Internal Revenue Code. As a Q-Sub, HFA should not be treated as a separate corporation for federal income tax purposes, and all of HFA’s assets and liabilities, and all of HFA’s items of income, deduction and credit should be treated as assets and liabilities, and items of income, deduction and credit of Newtek for federal income tax purposes.

      At the closing of the acquisition, our board of directors and State Street, the ESOP trustee, will receive an opinion from Baker & McKenzie, Washington, D.C. to the effect that Newtek should be treated as an S corporation under the Internal Revenue Code upon completion of the acquisition. The Baker & McKenzie opinion will also provide that HFA should be treated as a Q-Sub under the Internal Revenue Code upon completion of the acquisition. This opinion will be based and conditioned on the final terms and conditions of the acquisition, the senior credit facilities, the mezzanine note, the subordinated note, the warrants, and other executive compensation plans, as described in this prospectus and as Newtek has represented to Baker & McKenzie, Washington, D.C. The conclusions expressed in the opinion will be conditioned on the facts, circumstances and representations relied upon being true and accurate.

      The opinion will be based upon the Internal Revenue Code, regulations promulgated thereunder and other existing precedent, all of which are subject to change, including on a retroactive basis. The opinion will not be binding upon the IRS or any other taxing authority.

The Acquisition

Background to the Transaction

      Over the past five years, IIT has conducted a campaign to raise $250 million for its endowment. It intends to use these funds to provide scholarships to attract highly qualified high school graduates, hire new faculty members, and invest in the infrastructure of its campus. In conjunction with this campaign, a number of its trustees, concerned about future sources of cash to augment IIT’s endowment, suggested that it evaluate a potential sale of IITRI as a way to raise additional funds for its endowment. IIT retained an investment bank to conduct this evaluation. Given the range of values the investment bank attributed to IITRI and the proceeds it indicated could be obtained from a sale of IITRI, IIT’s trustees decided to delay further efforts to sell IITRI.

      After learning of the trustees’ decision, IITRI’s management suggested that IIT consider allowing IITRI’s employees to create an employee-owned company, offering these employees beneficial interests in an employee stock ownership plan as a means to purchase IITRI. IIT’s trustees agreed to investigate this option further. The purchase price offered by management was within the range suggested in the investment bank’s evaluation, and was of interest to IIT because it also offered IIT, through IITRI, an interest in Newtek, in the form of warrants that would allow IIT, through IITRI, to realize an economic benefit if Newtek proves to be successful. Subsequent negotiations resulted in the execution of a letter of intent between IITRI, IIT and Newtek on December 13, 2001 relating to the purchase of substantially all of IITRI’s assets. On June 4, 2002, the parties executed a purchase agreement for IITRI’s assets.

Why LSO is Not Part of the IITRI Assets Being Purchased

      Initial discussions between IITRI and Newtek, as the prospective purchaser of IITRI’s assets, concluded that LSO would operate most effectively as a continuing affiliate of IIT. IITRI and Newtek arrived at this conclusion for a number of reasons, including:

•	the nature of LSO’s research in toxicology, microbiology, and immunology is laboratory-based, and very much in line with the activities of IIT’s Department of Biological, Chemical, and Physical Sciences;

•	LSO’s 100,000 square feet of laboratory facilities are located on the main IIT campus;

•	the LSO manager is an IIT Professor of Biology in the Department of Biological, Chemical, and Physical Sciences; and

•	IIT wished to maintain a smaller-scale research institute and continue to grow the institute in closer collaboration with various IIT academic departments.

      IIT and LSO often collaborate on research projects, and have the potential to conduct larger and more complex research by combining resources more effectively. In contrast, the remaining research fields of IITRI focus primarily on technology research and development, most often under programs sponsored by government agencies. Without LSO, IITRI operates in over 38 locations across the U.S., and has minimal research ties with IIT. For fiscal year 2001, LSO comprised approximately 7% of IITRI’s total revenues, but represented nearly -22% of IITRI’s net income. At September 30, 2001, LSO represented approximately 49% of IITRI’s net fixed assets.

The Deal Terms

      Acquired Business. Newtek and IITRI have entered into a purchase agreement pursuant to which Newtek will purchase substantially all assets, rights and liabilities of IITRI’s business except for, amongst others,

•	those assets, rights and liabilities associated with LSO (other than its deferred revenues and accounts receivable which Newtek will acquire), and

•	IITRI’s real property, some of which we will lease upon completion of the acquisition.

      Purchase Price. The aggregate purchase price we will pay IITRI for its assets is made up of:

• a $56.0 million cash component, which consists of
— $30.0 million from the sale of our common stock to the ESOP;	$30.0 million
— $26.0 million in proceeds from a loan to Newtek arranged by LaSalle Bank National Association;	$26.0 million

• a $63.1 million debt component, which consists of
— issuance of a promissory note, the mezzanine note, by Newtek to IITRI with a face value of $21.2 million;	$21.2 million
— issuance of a promissory note, the subordinated note, by Newtek to IITRI with a face value of $41.9 million;	$41.9 million

• warrants to purchase up to 40 percent of our common stock;	Warrants

• the assumption by Newtek of IITRI’s outstanding bank debt which is projected to be approximately $11.0 million at closing.	$11.0 million

• payment of up to $2.0 million of IITRI’s costs related to the acquisition.	$2.0 million

	$132.1 million	plus warrants plus assumption of additional liabilities

      Newtek will also assume IITRI’s contingent contractual liabilities to AB Technologies related to an earnout arrangement, which will not exceed $11.5 million.

      We and IITRI have agreed upon term sheets for the principal terms of the mezzanine note, the subordinated note, and the warrants but we have not yet agreed upon definitive agreements for those notes and warrants. The holder of each of the subordinated note, the mezzanine note, and the warrants will have the right to appoint a director to Newtek’s board.

      Purchase Price Adjustments. We will increase the purchase price by the amount of the deferred revenues, the accrued payroll expenses and the accounts payable of LSO at the closing date. We will pay this addition to the purchase price by transferring accounts receivable of LSO to IITRI. If the additional purchase price exceeds the accounts receivable of LSO, we will pay the excess amount in cash to IITRI. We will increase the purchase price by 75 percent of the net income that IITRI’s business, excluding LSO, earns from October 1, 2002 to the closing of the acquisition if the closing occurs after October 15, 2002. We will pay this addition to the purchase price by issuing to IITRI an additional subordinated note in the requisite amount.

      The intent of this purchase price adjustment is to provide LSO with some amount of working capital, at least partially in the form of accounts receivable, for its business operations after the acquisition has closed. LSO’s deferred revenue, accrued payroll expenses and accounts payable were $3.1 million as of September 30, 2000, $2.9 million as of September 30, 2001, and $3.8 million as of March 15, 2002. LSO’s net accounts receivable were $4.2 million as of September 30, 2000, $4.1 million as of September 30, 2001, and $5.2 million as of March 15, 2002.

      Excess Cash Proceeds. If employees elect to transfer more than $30.0 million, up to the maximum offering amount of $● million, from their existing retirement funds to our ESOP component, then the ESOP will use all such additional funds to purchase additional shares of our common stock. We may, in turn, use some or all of the additional funds we receive from the sale of our common stock to the ESOP for working capital and general corporate purposes, unless IITRI permits us to contribute some or all of these additional funds to the cash component of the acquisition purchase price paid to IITRI. This would give us the option to decrease the amount we will owe IITRI under the subordinated note. We would only do this if we could agree with IITRI on a mutually acceptable price.

      Assumption of Liabilities. Newtek will assume substantially all of the liabilities of IITRI’s business, including:

•	liabilities with respect to employees of IITRI who become Newtek employees;

•	liabilities with respect to employees of IITRI whose employment terminated prior to closing;

•	liabilities with respect to trade creditors, contracts transferred to Newtek and existing claims incurred since October 1, 1997; and

•	workers compensation claims and general liability claims that relate to the assets Newtek will acquire.

      IITRI, however, will retain, and we will not assume:

•	liabilities associated with LSO;

•	liabilities associated with all real property of IITRI;

•	tax liabilities for periods prior to closing;

•	liabilities of IITRI to IIT;

•	liabilities associated with the multi-employer benefits plans under ERISA; and

•	liabilities incurred prior to October 1, 1997.

      The liabilities we will assume include an obligation to repay approximately $13.6 million in principal amount under IITRI’s existing credit facility, and IITRI’s obligation under the earnout provisions of an acquisition agreement, which obligation will not exceed $11.5 million. In addition, we will pay up to $2.0 million of IITRI’s out-of-pocket expenses incurred in the acquisition transaction.

      Representations and Warranties. Within the purchase agreement, IITRI will make representations and warranties to us, relating to:

•	IITRI’s organization and corporate standing, its authority to enter into the purchase agreement and the binding effect of the agreement on IITRI;

•	the compliance of the purchase agreement and of the transferred business with IITRI’s charter documents and material agreements and with third parties’ rights, governmental permits and applicable laws;

•	the accuracy, compliance with U.S. generally accepted accounting principles and consistency with past practice of IITRI’s recent financial statements;

•	the absence of facts and events materially adversely affecting IITRI’s transferred business and the absence of undisclosed liabilities;

•	the absence of materially adverse litigation proceedings;

•	the identification of employee plans and major contracts; and

•	the property ownership rights and the condition of the transferred assets.

      Some of the representations and warranties that IITRI will give us are subject to the knowledge of certain members of its management who, after the completion of the transaction, will become members of the management of Newtek, and IITRI will not be liable for any breaches of these representations and warranties which these IITRI managers were aware of at the time the purchase agreement was signed.

      We will make representations and warranties to IITRI, relating to:

•	Our organization and corporate standing, our authority to enter into the purchase agreement and the binding effect of the agreement on us;

•	the compliance of the purchase agreement and our business with our charter documents and material agreements and with third parties’ rights, governmental permits and applicable laws; and

•	senior term loan and the existence of a commitment letter with LaSalle Bank which is providing the senior credit facility.

      Covenants. As part of the purchase agreement, we and IITRI will agree that:

•	from the date of the signing of the purchase agreement until closing, IITRI will conduct its business in the ordinary and usual course consistent with past practice, and will not take material or extraordinary actions without our consent;

•	we and IITRI will negotiate in good faith and will use our best efforts to agree on definitive forms of the schedules for the representations and warranties under the purchase agreement and definitive agreements regarding the mezzanine note, the seller note, the warrants and other documents to be executed as of closing.

•	we and IITRI will use our best efforts to obtain any required consent and approval to consummate the acquisition including the approval of State Street, as the ESOP trustee, and the consent of the parties to IITRI’s contracts which are to be transferred to Newtek;

•	effective as of the closing, we will offer employment to all employees of IITRI and HFA except those working exclusively for and in support of LSO. Each employee who becomes a Newtek employee will be given credit for the same years of service that he or she had as an IITRI employee for the purpose of all of our employee benefit plans;

•	IITRI will indemnify us against any taxes the transferred business incurs prior to the closing;

•	we and IITRI will each bear one-half of the transfer taxes, if any, incurred as a result of the acquisition; and

•	IITRI will not be liable for any monetary damages relating to any breach of a covenant incurred prior to closing, unless its board or any of its members authorizes such action.

      Indemnification. IITRI will indemnify us against any losses resulting from its breach of any of its representations, warranties or covenants and against any losses resulting from liabilities retained by IITRI. We, in turn, will indemnify IITRI against any losses resulting from our breach of any of our representations, warranties or covenants and against any losses resulting from liabilities we assume.

      The liability of IITRI and Newtek under the purchase agreement will be limited as follows:

•	except for a number of specific representations and warranties which will survive until the end of the applicable statute of limitations period, there will be no obligation for either IITRI or us to indemnify the other party after the 18-month anniversary of the closing;

•	only losses due to breaches of representations and warranties exceeding a total amount of $750,000 will be indemnified;

•	the total amount of indemnified losses due to breaches of representations and warranties by either party will not exceed $25.0 million; and

•	we will be entitled to set off any indemnification payments payable by IITRI under the purchase agreement against any cash purchase price adjustment and against our obligations under the subordinated note, and the additional subordinated note, if any, unless such notes have been transferred to a party other than IITRI, IIT or their affiliates.

      Guarantee of IIT. In a separate agreement, IIT will guarantee us that IITRI will fulfill all its obligations under the purchase agreement, including the payment of indemnification claims.

      Conditions to Closing. We will only be required to consummate the acquisition

•	if IITRI’s representations and warranties are true and correct as of the closing and if IITRI has complied with all of its covenants;

•	if IITRI delivers to us the guarantee signed by IIT;

•	if the trustee of the ESOP approves the acquisition;

•	if we have obtained a senior term note from a commercial bank of at least $26.0 million and an equity investment from the ESOP of at least $30.0 million;

•	if certain employment agreements of the IITRI senior managers have been amended to waive their rights to their existing “value added payments”, and provide them with new incentive payments;

•	if the Attorney General of the State of Illinois has not objected to the acquisition;

•	if there is no injunction or order by a court or other authority prohibiting the consummation of the acquisition; and

•	if we have received an opinion from McDermott, Will & Emery, counsel to IITRI, opining on certain legal matters in the acquisition.

      IITRI will only be required to consummate the acquisition

•	if our representations and warranties are true and correct as of the closing and if we have complied with all of our covenants;

•	if IITRI receives from its management certificates stating that IITRI’s representations and warranties are true and correct as of the closing and that IITRI has complied with all its covenants;

•	if certain employment agreements of the IITRI senior managers have been amended to waive their rights to their existing “value added payments”, and provide them with new incentive payments;

•	if the Attorney General of the State of Illinois has not objected to the acquisition;

•	if IITRI receives from its financial advisor a fairness opinion regarding the acquisition;

•	if there is no injunction or order by a court or other authority prohibiting the consummation of the acquisition; and

•	if IITRI has received an opinion from Baker & McKenzie, Washington, D.C., our counsel, opining on certain legal matters in the acquisition, including our qualification as an S corporation under U.S. tax laws.

      At the closing,

•	we will pay the cash portion of the purchase price and will execute and deliver to IITRI the mezzanine note, the subordinated note, the mezzanine warrant and the subordinated warrant as well as a registration rights agreement;

•	IITRI will execute a bill of sale for the transferred assets;

•	IITRI will execute the assignment of IITRI’s contracts, intellectual property, licenses and other authorizations; and

•	we and IITRI will execute a lease agreement for the Chemistry building.

      Termination. We and IITRI may terminate the purchase agreement by mutual written agreement, or if any of the conditions precedent to the closing have not been satisfied before November 30, 2002, or if the closing has not been consummated by December 4, 2002. Additionally, if the parties cannot agree on the exhibits or schedules to the purchase agreement by August 3, 2002, either party may terminate the agreement. Finally, IITRI may terminate the purchase agreement if it receives an opinion of an environmental expert that is based upon a Phase II environmental report for the La Porte, Indiana property indicates that liabilities for the environmental situation at the La Porte, Indiana property will exceed $2.0 million. Such termination right expires after 60 days upon receipt of the environmental Phase II report.

Description of Notes and Warrants

Senior Credit Facility

      General. In connection with the acquisition, we expect to enter into a senior credit facility with a syndicate of banks and other financial institutions for which LaSalle Bank National Association will serve as agent and arranger in an amount up to $60.0 million, which we refer to as the senior credit facility. Set forth below is a summary of the terms of the senior credit facility as expressed in a letter of commitment executed by us and LaSalle Bank on May 24, 2002. The terms of the definitive agreements for the senior credit facility will require the prior approval of IITRI. LaSalle Bank also reserves the right, in consultation with us, to modify the terms of the senior credit facility to the extent necessary to complete the required syndication of the senior credit facility, so long as the aggregate amount of the senior credit facility does not change. As a result, the final terms may materially differ from those described below. We do, however, have the right to withdraw from the commitment if any modified terms are, in our reasonable discretion, unacceptable.

      The senior credit facility has a term of five years and consists of

•	a senior term loan of up to $35.0 million, and

•	a $25.0 million revolving credit commitment.

      Under the revolving credit facility, up to $3.0 million of commercial and standby letters of credit may be issued. All principal obligations under the revolving credit facility are to be repaid in full on the fifth anniversary of the revolving credit facilities.

      On the senior term loan, principal repayments will be payable in quarterly installments, yielding annual repayments in the following amounts:

Years 1 and 2	$5.0 million
Year 3	$7.5 million
Year 4	$8.5 million
Year 5	$9.0 million

      We may repay any amount of our borrowings under the senior credit facility without premium or penalty, other than (i) customary breakage costs related to repayment of Eurodollar-based loans prior to the end of an interest period, and (ii) breakage costs associated with the early termination of any interest rate swap, cap or collar entered into in relation to the senior credit facilities. We expect to be required to prepay our borrowings with proceeds of any permitted debt or equity issuance or asset sale and with a portion of our excess cash flow each year.

      Proceeds of the senior credit facility may be used

•	to pay a portion of the purchase price of the acquisition;

•	to finance capital expenditures;

•	to finance working capital and for general corporate purposes;

•	to refinance existing indebtedness;

•	to finance the payment of certain fees and expenses associated with the closing of the acquisition and the senior credit facilities; and

•	to finance certain permitted acquisitions.

      Security. The senior credit facility will be secured by a first priority, perfected security interest in all of Newtek’s tangible and intangible property.

      Interest and Fees. For the periods until the receipt of the compliance certificate and audited financial statements for the fiscal year ended September 30, 2003, our borrowings under the senior credit facility are expected to bear interest at either of two floating rates: a per year rate equal to the Eurodollar rate plus 3.5 percent, or the prime rate (base rate) plus 2.0 percent. After the lenders’ receipt of our audited financial statements for the fiscal year ending September 30, 2003, the interest rate and commitment fees will equal the Eurodollar rate or the prime rate (base rate) plus the following margins which will vary depending upon our leverage ratio, which is the ratio of our total funded debt, excluding the subordinated note, to our earnings before interest, taxes, depreciation, amortization and ESOP repurchase obligations, referred to as EBITDAE.

Revolving Credit
and Term Loan	Level I	Level II	Level III	Level IV

Leverage ratio	Less than 2.0 to 1.0	Less than 2.5 to 1.0 and greater than or equal to 2.0 to 1.0	Less than 3.0 to 1.0 and greater than or equal to 2.5 to 1.0	Greater than or equal to 3.0 to 1.0
Base rate margin	1.25%	1.50%	1.75%	2.00%
Eurodollar margin	2.75%	3.00%	3.25%	3.50%
Commitment fee (usage less than 40%)	1.00%	1.00%	1.00%	1.00%
Commitment fee (usage greater than or equal to 40%)	0.50%	0.50%	0.50%	0.50%

      Standby letters of credit under the revolving credit facility will include a fronting fee equal to 0.25 percent of the face amount of each letter of credit, payable annually in advance, and a letter of credit fee, payable quarterly in advance, equal to the applicable Eurodollar margin applied to the face amount of each letter of credit. Commercial letters of credit will include customary fees based on the agent’s published fee schedule.

      A commitment fee is payable quarterly in arrears in accordance with the schedule above on the unused portion of the revolving credit facility. In addition to the commitment fee, we expect to pay certain other fees in connection with the senior credit facility, including an agent’s fee of $25,000 per year and a one-time upfront fee of $1.8 million for the services which the arranger performs in the syndication of the senior credit facilities.

      Covenants. We expect that the granting of the senior credit facility will require that we meet certain financial tests which we expect to include fixed charge coverage, minimum EBITDAE, maximum senior debt to EBITDAE, maximum total funded debt to EBITDAE and maximum capital expenditures. The senior credit facility will also include covenants which, among other things, will restrict our ability to do the following:

•	incur additional indebtedness, including guarantees and capital leases;

•	amend our certificate of incorporation or bylaws;

•	liquidate or dissolve Newtek or file bankruptcy or assign substantially all our assets;

•	consolidate, merge or sell all or substantially all of our assets;

•	make loans and investments;

•	repay principal on the mezzanine note or the subordinated note;

•	pay dividends or distributions;

•	pay management fees or enter into transactions with affiliates;

•	grant liens and security interests or enter into sale and leaseback transactions; or

•	change lines of business.

      The senior credit facility is also expected to require that we satisfy customary affirmative covenants and make customary indemnifications to our lender. Affirmative covenants are expected to include:

•	financial statements;

•	reports on material litigation;

•	compliance with law;

•	corporate existence;

•	notices of default;

•	environmental matters;

•	maintenance of property and insurance;

•	payment of taxes;

•	inspection of books and records; and

•	ERISA and employee benefits requirements.

      Rate Hedging Agreements. The senior credit facility will require interest rate protection in the form of hedging agreements, such as swaps, caps or collars, regarding at least 50 percent of the principal amount of the senior term loan for a period of at least three years following the closing of the senior credit facility.

      Events of Default. The senior credit facility is expected to contain customary events of default, including, without limitation:

•	payment default;

•	breach of representations and warranties;

•	uncured covenant breaches;

•	default under other debt agreements;

•	bankruptcy and insolvency events;

•	ERISA violations;

•	unstayed judgments in excess of agreed amounts; and

•	change of control.

Mezzanine Note

      General. We also expect to issue a mezzanine note with a face value of $21.2 million to IITRI. The mezzanine note is intended to serve as part of the consideration for the transfer of the assets, rights and liabilities of IITRI pursuant to the acquisition. Set forth below is a summary of the expected material terms of the mezzanine note. The final terms of the mezzanine note have not been agreed upon. As a result, the final terms may differ from those described below and the difference may be significant.

      The mezzanine note is expected to bear interest at a rate of 12 percent per year, based on a year of 12 30-day months and a 360 day year, payable quarterly in cash and the principal amount will be repayable in a single sum on the sixth anniversary of issuance. The mezzanine note will be subordinate to the senior credit facility but will rank equally with the subordinated note. The mezzanine note can be prepaid only after the second anniversary of its issuance, which we refer to as the “no call provision,” and thereafter may be prepaid in whole or in part subject to a make-whole payment computed on the principal amount prepaid multiplied by six percent in year three, three percent in year four, one percent in year five and zero percent thereafter. If the principal amount of the mezzanine note is declared due and payable by the holders due to an event of default, in the first two years, a make-whole payment of seven percent will apply; after the first two years, in such event the make-whole percentages set forth above will apply. Make-whole and no call provisions will not apply to prepayments made pursuant to the exercise of the holder’s rights upon a change of control as described below. In the event of an initial public offering, the no call provision will not apply so long as the time of repayment, the amounts paid in respect of the mezzanine notes, together with the increase in value of the associated warrants from date of issuance results in an annual internal rate of return of at least 25 percent, which we refer to as the required return. If such return is less than the required return, IITRI will receive the difference between the required return and the internal rate of return actually produced on the mezzanine note and associated warrants.

      Transfer. We expect that the mezzanine note will be transferable only to persons that qualify as U.S. persons under the Internal Revenue Code, that are U.S. citizens or U.S. entities not owned, controlled or influenced, directly or indirectly, by any foreign person in accordance with the National Industrial Security Program Operating Manual and that are not competitors of Newtek’s core business. A competitor for this purpose shall not include any person that owns less than a majority of the voting power of a competitor or the right to nominate and elect a majority of such competitor’s board of directors, general partners or managers. Restrictions on sale or assignment to competitors shall not apply in the event of any Newtek payment default or bankruptcy. IITRI shall also be entitled to transfer less than the entire mezzanine note but only in amounts of at least $2.5 million and in increments of $500,000 in excess thereof except to transfer the remaining interest.

      In the event of a proposed transfer of the mezzanine note, we will have a right of first offer in respect of the mezzanine note. We refer to this as our right of first offer. The right of first offer will allow Newtek to make the holder of the note the first offer prior to any sale or assignment of the note; in the event that the holder declines Newtek’s offer, Newtek will have a right of last look in the event the holder agrees to sell or assign the note for less than 90% of the amount Newtek has offered.

      Representations and Warranties. We expect to make certain representations and warranties under the mezzanine note that will be similar to the representations and warranties contained in the senior credit facility, with appropriate conforming revisions and revisions reflecting customary market provisions or as otherwise agreed to by the parties. Pursuant to a separate agreement, IITRI, on behalf of itself and its affiliates, but not its assignees, will agree to waive any acceleration rights in the mezzanine note based on a breach of any operational representations and warranties so long as IITRI and its affiliates hold 50% or more of the mezzanine notes. In addition, should any event of default exist as a result of any breach of any operational representation or warranty, IITRI, prior to any transfer, shall waive or cause a subsequent assignee of the mezzanine notes to waive any acceleration rights based on such event of default.

      Covenants. We will issue the mezzanine note under an indenture which will, among other things, contain customary covenants. These covenants will restrict our ability to take certain actions without the prior consent of the holder of the mezzanine note including, the payment of cash or property dividends in respect of Newtek’s capital stock other than distributions needed for the ESOP to satisfy its repurchase obligations and other customary exceptions subject to any restrictions contained in the senior bank debt or negotiated by the parties. Newtek also may not take any action to revoke its S corporation status without the consent of the holders of the mezzanine notes; provided that no consent shall be required to revoke its S corporation status in connection with the concurrent consummation of an initial public offering. In addition, we expect that the mezzanine note will contain financial covenants similar to those contained in the senior credit facility, but relaxed on terms mutually agreeable among us, IITRI and the holders of the senior credit facility.

      Events of Default. We expect that the indenture of the mezzanine note will contain customary event of default provisions.

      The occurrence of an event of default will cause all unpaid indebtedness under the mezzanine note to become immediately due and payable.

      Change of Control. Upon the occurrence of a change of control of Newtek, each holder of mezzanine notes shall have the right to require us to repurchase its mezzanine note, at a repurchase price equal to the principal amount plus accrued interest and a premium equal to one percent of the principal amount subject to prepayment. For this purpose, a change of control occurs when (i) a third party (other than IITRI, the ESOP, the holders of the warrants and their affiliates) owns more than 50 percent of our capital stock assuming the exercise of all outstanding options and warrants and the conversion of all outstanding convertible securities, or (ii) there is a sale of all or substantially all of our assets, but excluding any change of control arising from an initial public offering.

Subordinated Note

      General. We also expect to issue a subordinated note with a face value of $41.9 million to IITRI, which we refer to as the subordinated note.

      The subordinated note is intended to serve as part of the purchase price paid for IITRI’s assets in the acquisition. Set forth below is a summary of the material terms of the subordinated note. The final terms of the subordinated note have not been agreed upon. As a result, the final terms may differ from those described below and the difference may be significant.

      The subordinated note is expected to bear simple interest at a rate of six percent per year in the years one through six payable quarterly by the issuance of non-interest-bearing notes maturing at the same time as the subordinated note and 16 percent per year payable quarterly in cash during the seventh and eight years following closing of the asset purchase transaction, in each case based on a year of 30-day months and a 360 day year. Half of the principal amount outstanding under the subordinated note becomes due in 2009. The other half becomes due in 2010. The subordinated note will be subordinated debt and shall rank behind the senior credit facility, but will rank equally with the mezzanine note.

      Transfer. We expect that the subordinated note will be transferable only to persons that qualify as U.S. persons under the Internal Revenue Code and that are U.S. citizens or U.S. entities not owned, controlled or influenced, directly or indirectly, by any foreign person in accordance with the National Industrial Security Program Operating Manual and that are not competitors of Newtek’s core business. IITRI shall also be entitled to transfer less than the entire subordinated note but only in amounts of at least $5.0 million and in increments of $1.0 million in excess thereof, except to transfer the remaining interest. A competitor for this purpose shall not include any person that owns less than a majority of the voting power of a competitor or the right to nominate and elect a majority of such competitor’s board of directors, general partners or managers. Restrictions on sale or assignment to competitors shall not apply in the event of any Newtek payment default or bankruptcy.

      In the event of a proposed transfer of the subordinated note, we will have the right to buy the subordinated note in preference to the proposed purchaser at the price the purchaser offers to the holder of the subordinated note, we refer to this as our right of first refusal.

      Representations and Warranties. The subordinated note will contain certain limited representations and warranties as to matters of corporate authorization, execution and delivery, enforceability, legality, and capitalization and will exclude representations and warranties related to the operations of the business purchased.

      Covenants. The subordinated note will, among other things, contain customary covenants regarding timely payment of principal and interest, as well as a covenant restricting the payment of cash and property distributions, or dividends, in respect of Newtek’s capital stock other than distributions needed for the ESOP to satisfy its repurchase obligations and other customary exceptions subject to any restrictions contained in the senior bank debt or negotiated by the parties.

      Events of Default. We expect that the indenture of the subordinated note will contain customary events of default provisions, including:

•	payment default;

•	breach of representations and warranties;

•	uncured covenant defaults; and

•	bankruptcy and insolvency events.

      The occurrence of an event of default will cause all unpaid indebtedness under the subordinated note to become immediately due and payable.

Warrants

Mezzanine Warrant. In connection with the issuance of the mezzanine note, we will issue to IITRI, as the holder of the mezzanine note, a warrant to purchase shares of our common stock, so that upon exercise of the warrant, the shares would account for 13 percent of our stock at the closing date of the acquisition, on a fully diluted basis. The warrant will be exercisable at a price per share of common stock equal to the offering price per share, subject to adjustments. Set forth below is a summary of the material terms of the mezzanine warrant. The final terms of the mezzanine warrant have not been agreed upon. As a result, these may differ from those described below and the difference may be significant.

      Mezzanine Warrant Call and Put Rights. For a period of thirty days prior to the sixth anniversary of the acquisition, we have the right to demand that the holder sell all or part of the mezzanine warrant to us, which we refer to as a call right, and the holder has the right to demand that we purchase all or part of the mezzanine warrant, which we refer to as a put right. Upon receipt of a notice from the holder that it intends to exercise all or any part of the mezzanine warrant, we also have a call right over the portion of the warrant that the holder intends to exercise. Furthermore, the holder also has a put right with respect to the mezzanine warrant during the 30-day period immediately following the occurrence of a change of control of Newtek. In connection with each of the call and put rights, the purchase price per share for the shares underlying the portion of warrant to be purchased will be the same per share price established in the most recent ESOP valuation. However, in connection with our call right that is available during the period thirty days prior to the sixth anniversary of the acquisition, the holder will have the right to request a new valuation, at its expense, and the purchase price per share will be based on the per share price established in that new valuation. Furthermore, in connection with the holder’s put rights, we will have the right to request a new valuation, at our expense, and the purchase price per share will be based on the per share price established in that new valuation.

      Mezzanine Warrant Issuer Right of First Offer. Subject to certain conditions, prior to any sale by a holder to a third party of any portion of the mezzanine warrant and/or shares of our common stock it has obtained by exercising all or some of the mezzanine warrant, we are entitled to a right of first offer over such proposed sale, which means that the holder must first make an offer to us to sell us the warrant portion and/or shares the holder proposes to sell by requesting that we make an offer to them for such warrant portion and/or shares. If such holder does not elect to sell the warrant portion and/or share proposed to be sold, to us, at our last offer price, it will be entitled to sell the warrant portion and/or shares proposed to be sold to any third party, subject to certain limitations, and provided it does not offer to sell the warrant portion and/or share proposed to be sold, for less than 90 percent of our last offer price. If the holder proposes to sell the warrant portion and/or shares for less than 90 percent of our last offer price, it must once again make an offer to us to purchase the warrant portion and/or shares proposed to be sold, before it may sell them to a third party.

Subordinated Warrant. In connection with the issuance of the subordinated note, we will issue to the IITRI, as the holder of the subordinated note, a warrant to purchase shares of our common stock, so that upon exercise of the warrant, the shares would account for 27 percent of our common stock at the closing of the acquisition, on a fully diluted basis. The warrant will be exercisable at a price per share of common stock equal to the offering price per share, subject to adjustments. Set forth below is a summary of the material terms of the subordinated warrant. The final terms of the subordinated warrant have not been agreed upon. As a result, these may differ from those described below and the difference may be significant.

      Subordinated Warrant Call and Put Rights. For a period of thirty days prior to the seventh anniversary of the acquisition closing, and continuing until the eighth anniversary, we have the right to demand that the holder sell up to 50 percent of the subordinated warrant, which we refer to as a call right, and the holder has the right to demand that we purchase up to 50 percent of the subordinated warrant, which we refer to as a put right. For a period of thirty days prior to the eighth anniversary of the acquisition closing, we have the right to call up to 100 percent of the warrant, and the holder has the right to put up to 100 percent of the warrant. Furthermore, upon receipt of a notice from the holder that it intends to exercise all or part of the subordinated warrant or a portion thereof, we also have the right to exercise a call right over the portion of the warrant that the holder intends to exercise. In connection with each of the call and put rights, the purchase price per share for the shares underlying the portion of warrant to be purchased will be the same per share price established in the most recent ESOP valuation. However, in connection with our call rights, the holder will have the right to request a new valuation, at its expense, and the purchase price per share will be based on the per share price established in that new valuation. Furthermore, in connection with the holder’s put rights, we will have the right to request a new valuation, at our expense, and the purchase price per share will be based on the per share price established in that new valuation.

      Subordinated Warrant Issuer Right of First Refusal. Subject to certain exceptions, prior to any sale by a holder to a third party of any portion of the subordinated warrant and/or shares of our common stock it has obtained by exercising all or some portion of the subordinated warrant, we are entitled to a right of first refusal over such proposed sale, which means that the holder must offer to sell the warrant portion and/or shares the holder proposes to sell to us on the same terms and at the same price as it has proposed to sell to the third party, before it may complete the proposed transaction with the third party.

      Subordinated Warrant Voting Agreement. The holders of the subordinated warrant will agree to vote those shares of common stock issued to them upon exercise of the subordinated warrant, in the manner in which the ESOP trustee instructs on behalf of the ESOP. This voting agreement will be binding upon any assignee or transferee of the subordinated warrant or shares of common stock issued upon exercise of the subordinated warrant, except for any purchaser that buys the common stock in a public offering.

Anti-Dilution Rights. The holders will receive anti-dilution rights in connection with the mezzanine and subordinated warrant. Subject to certain limitations, if we sell any common stock, or warrants or rights to purchase common stock, securities convertible into common stock or stock appreciation rights, at a per share sale price lower than the then current fair market value of one share of common stock, the per share exercise price of the warrants will be lowered. The downward adjustment of the exercise price will be made on the basis of the difference between the per share sale price and the then current fair market value of our common stock, taking into account the number of shares being sold at the lower sale price and the number of shares still subject to outstanding mezzanine and subordinated warrants. In the event of any change in our outstanding common stock due to stock dividends, splits, reverse splits or other similar changes, the number of shares of our common stock subject to the mezzanine and subordinated warrants and the exercise price will be adjusted accordingly.

Drag-Along and Tag-Along Rights. Subject to certain limitations, if the ESOP trust plans to sell at least 75 percent of its shares of our common stock to a third party, it may exercise its drag-along right and require the holders of mezzanine and subordinated warrants to participate in such sale on a pro-rata basis. Subject to certain limitations, if the ESOP trust plans to sell at least 25 percent of its shares of our common stock to a third party and did not already exercise its drag-along right, the holders of mezzanine and subordinated warrants may exercise their tag-along rights and participate in such sale on a pro-rata basis. In either case, the holders of mezzanine and subordinated warrants will participate in the sale by exercising an appropriate portion of the warrant, and then selling the shares of our common stock obtained through such exercise as well as some or all of the shares of our common stock it has previously obtained, if any, by exercising the warrant, on the same terms and at the same price.

IITRI Right of First Offer. Subject to certain exceptions, before we may make an offer to a third party to sell any shares of our common stock (or any securities convertible or exercisable into common stock, or other rights to common stock), we must first make an offer to IITRI to sell them a pro rata share of such securities, based on IITRI’s current percentage holdings in Newtek so long as IITRI still holds a certain portion of either the mezzanine warrant or the subordinated warrant. If IITRI chooses not to participate, we will be entitled to sell the securities to any third party, provided we do not offer to sell the securities for less than 90 percent of the original offer price. If we propose to sell the securities for less than 90 percent of the original offer price, we must once again make an offer to IITRI to purchase a pro rata share of the securities, before we may sell the securities to a third party.

Expiry of Certain Rights. The call and put rights, the drag-along and tag-along rights and the right of first refusal and the rights of first offer all expire in the mezzanine and subordinated warrants, upon the date that our initial offering of securities to the general public is consummated, if ever.

Registration Rights. After 180 days following the date that our common stock first becomes available to the public on a stock exchange, if ever, the holders of a majority of the mezzanine warrant will be entitled to one right to require that we register for sale by the holders some or all of the shares underlying the remaining portion of the warrant as well as some or all of the shares that the holders have obtained by exercising the warrant. However, if the holders are unable to sell at least 60 percent of the shares they required us to register, the holders will be entitled to one more right to require us to register some or all of shares underlying the remaining portion of the warrant as well as some or all of the shares that the holders have obtained by exercising the warrant.

      Subject to certain limitations, the holders will also be entitled to require that we register some or all of the shares underlying the remaining portions of the mezzanine and subordinated warrant as well as some or all of the shares that the holders have obtained by exercising the warrants, in any registration we have initiated.

Director Designation Rights. The mezzanine note, the subordinated note and the warrants are expected to entitle their holders, respectively, to each designate one member of our board of directors, provided that the board of directors shall not have more than twelve members and provided that such directors otherwise meet the eligibility requirements for our directors. These rights to designate directors may be transferred at IITRI’s discretion with any transfer of the mezzanine note, the subordinated note and the warrants. We expect that the rights with respect to each of the three holder classes (mezzanine note, subordinated note and warrants) will survive until the earlier of (i) an initial public offering, and (ii) the time at which the holder class no longer remains outstanding — for example, upon repayment of all indebtedness evidenced by the mezzanine note and the subordinated note, as the case may be, or when the warrants have been fully exercised, repurchased by us or terminated without exercise.

Use of Proceeds

        State Street, the ESOP trustee, will use all the proceeds from this offering to purchase shares of Newtek’s common stock on behalf of the ESOP. We will then contribute the proceeds from the sale of our common stock to the purchase price we will pay to IITRI for the acquisition of substantially all of its assets.

      We need to raise at least $30.0 million from IITRI rollovers or HFA transfers of your eligible IITRI and HFA retirement plan account balances into the ESOP component in order to complete the acquisition of IITRI’s assets.

      Employees may elect to transfer up to a maximum of $● million from elections to invest their existing retirement funds in our ESOP component. The ESOP will use all these additional funds to purchase additional shares of our common stock. We may, in turn, use some or all of the additional funds we receive from the sale of our common stock to the ESOP for working capital and general corporate purposes, unless IITRI permits us to contribute some or all of these additional funds to the cash component of the purchase price paid to IITRI. This would give us the option to decrease the amount we will owe IITRI under the subordinated note. We would only do this if we could agree with IITRI on a mutually acceptable price.

      We have been paying and will pay our expenses related to the sale of the KSOP interests and the acquisition of IITRI’s assets from available cash and funds available under our existing and new senior credit facilities. We will also pay up to $2.0 million of IITRI’s acquisition expenses incurred in its capacity as seller.

      If we do not receive proceeds of at least $30.0 million from the sale of KSOP interests, and therefore at least $30.0 million from the sale of our common stock to the ESOP, we may:

•	attempt to finance the shortfall from other sources, if available; or

•	elect to terminate this offering and the acquisition of IITRI’s assets.

      In the event we are not successful in raising the necessary proceeds to complete the acquisition, then your employment with IITRI or HFA will continue and your retirement plan balances will remain in the IITRI or HFA retirement plans.

      For more information about how the purchase price in the acquisition was determined and from whom we are obtaining our funds, please read “The Acquisition” and “Description of Notes and Warrants.”

Plan of Distribution

        Neither underwriters nor broker-dealers will participate in selling efforts related to the sale of our KSOP interests

•	in the one-time ESOP investment election available to eligible IITRI and HFA employees;

•	in any future one-time ESOP investment elections made available to new hires of Newtek; or

•	relating to pre-tax payroll deferrals.

      The KSOP interests will not be traded and may not be sold except to Newtek upon your separation from service with Newtek. The sales of our KSOP interests are being made pursuant to exemptions from registration under state securities laws. In the event that an applicable exemption from registration is not available under the laws of any state, or in the event that qualification of the securities in any state is impracticable in the judgment of management, the offering and any future sales of KSOP interests will not be available to employees in those states.

Distribution, or Dividend, Policy

        Unlike regular C corporations, S corporations do not pay “dividends.” Rather, S corporations make “distributions.” Use of the term “distributions” in this context is unrelated to the term when used in the context of our repurchase obligation. To avoid confusion, when referring to a distribution that would constitute a dividend in a C corporation, we will use the term distribution/dividend. We do not expect to pay any distributions/dividends. We currently intend to retain future earnings, if any, for use in the operation of our business. Any determination to pay cash distributions/dividends in the future will be at the discretion of our board of directors and will be dependent on our results of operations, financial condition, contractual restrictions and other factors our board of directors determine to be relevant, as well as applicable law. We expect that the terms of the senior credit facility, the mezzanine note and the subordinated note will prohibit us from paying distributions/dividends without the consent of the respective lenders.

Capitalization

        The following table sets forth our capitalization as of March 15, 2002 on an historical basis and on a pro forma as adjusted basis to reflect the incurrence of debt in connection with the acquisition of substantially all of IITRI’s assets and the capital structure of Newtek.

      You should read this table together with “Selected Financial Data,” “Unaudited Pro Forma Consolidated Financial Data,” our consolidated financial statements and the notes to those statements, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	(in thousands)
	As of
	March 15, 2002

		Pro Forma
	Historical	As Adjusted

	(unaudited)
Cash	$663	$7,863

Current portion of long-term debt	$19,145	$27,645
Long-term debt, excluding current portion:
Existing third party debt	1,116	1,116
Senior term note	—	28,200
Mezzanine note	—	16,511
Subordinated note	—	32,162

Total long-term debt	1,116	77,989
Redeemable common stock warrants	—	14,427
Shareholder’s equity	32,123	44,427

Total capitalization	$52,384	$164,488

Selected Financial Data

        The following table presents selected historical and pro forma consolidated financial data for Newtek for the periods and dates indicated. The information set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and notes to those statements included elsewhere in this prospectus. The consolidated operating results data for the years ended September 30, 1999, 2000 and 2001, and the consolidated balance sheet data as of September 30, 2000 and 2001, are derived from, and are qualified by reference to, our audited consolidated financial statements included elsewhere in this prospectus. The consolidated operating results data for the 24-week periods ended March 16, 2001, and March 15, 2002, and the consolidated balance sheet data as of March 15, 2002, are derived from, and are qualified by reference to, our unaudited consolidated financial statements included elsewhere in this prospectus. The consolidated operating results data for the years ended September 30, 1997 and 1998, and the consolidated balance sheet data as of September 30, 1997, 1998 and 1999, are derived from our unaudited consolidated financial data that are not included in this prospectus. The unaudited pro forma financial information gives effect to the incurrence of debt and the acquisition of IITRI’s assets as if those transactions had been consummated on October 1, 2000, as described in “Unaudited Pro Forma Financial Data.”

      The historical consolidated financial information has been carved out from the consolidated financial statements of IITRI using the historical results of operations and bases of assets and liabilities of the portion of IITRI’s business to be sold and gives effect to allocations of expenses from IITRI. Our historical consolidated financial information may not be indicative of our future performance and does not necessarily reflect what our financial position and results of operations would have been had we operated as a separate, stand-alone entity during the periods presented.

(in thousands except per share data)

									Pro Forma
	Year Ended September 30,						24-Week	24-Week	24-Week
						Pro Forma	Period Ended	Period Ended	Period Ended
	1997	1998	1999	2000	2001	Fiscal 2001	March 16, 2001	March 15, 2002	March 15, 2002

Consolidated Operating Data:
Contract revenue	$107,515	$94,324	$117,500	$156,137	$193,152	$193,152	$85,165	$88,554	$88,554
Direct contract expenses	80,750	72,404	88,731	111,122	140,555	140,555	61,454	64,923	64,923
Operating expenses	24,434	22,081	25,463	39,691	41,774	48,334	18,731	20,647	23,587

Operating income (loss)	2,331	(161)	3,306	5,324	10,823	4,263	4,980	2,984	44
Other income (expense)(1), (2)	231	4,170	12	(694)	(1,072)	(10,416)	(689)	(191)	(4,517)
Income tax (expense) benefit(3)	—	—	246	(398)	(302)	(302)	(269)	(366)	(366)

Net income (loss)	$2,562	$4,009	$3,564	$4,232	$9,449	$(6,455)	$4,022	$2,427 (4)	$(4,839)

Unaudited pro forma as adjusted basic and diluted earnings (loss) per common share(5)						$(2.15)			$(1.61)

Consolidated Balance Sheet Data at End of Period:
Net accounts receivable	$26,630	$23,300	$37,706	$59,654	$56,095		$56,778	$60,435	$60,435
Total assets	41,466	42,930	65,328	85,460	74,153		73,626	81,176	174,579
Current portion of long-term debt	—	—	5,500	3,646	141		705	19,145	27,645
Long-term debt, excluding current portion	—	—	2,642	22,289	11,886		17,923	1,116	77,989
Redeemable common stock warrants									14,427
Long-term deferred gain on sale of building to IIT, excluding current portion	—	—	—	—	4,054		4,319	3,787	—

									Pro Forma
	Year Ended September 30,						24-Week	24-Week	24-Week
						Pro Forma	Period Ended	Period Ended	Period Ended
	1997	1998	1999	2000	2001	Fiscal 2001	March 16, 2001	March 15, 2002	March 15, 2002

Other Data
Depreciation and amortization	$2,271	$1,887	$1,832	$3,754	$3,488	$10,048	$1,731	$1,512	4,452
EBITDA(6)	4,868	5,907	5,383	9,773	14,134	14,134	6,701	4,455	4,455
Capital expenditures	574	2,489	4,213	2,795	1,940	1,940	121	1,987	1,987
Cash flows provided by (used in):
Operating activities	$8,188	$4,578	$1,608	$(4,028)	$9,880		$(69)	$(4,207)
Investing activities	(574)	4,511	(12,264)	(2,967)	9,863		12,060	(1,987)
Financing activities	(6,116)	(2,049)	4,683	4,106	(19,926)		(11,714)	6,617
Funded contract backlog(7)				158,000	166,000			151,000
Unfunded contract backlog(8)				779,000	638,000			694,000
Number of employees	1,099	1,013	1,074	1,334	1,458		1,370	1,473

(1)	Other income (expense) in 2000 includes a gain of $1.3 million on the sale of land in Annapolis, Maryland and a $0.5 million loss in equity of an affiliate.

(2)	Other income for 1998 includes a gain of $4.3 million on the sale of our Westport facility.

(3)	Income tax expense (benefit) primarily relates to income (loss) of our for-profit subsidiary, HFA.

(4)	The decrease in net income for the 24-week period ended March 15, 2002, as compared to the 24-week period ended March 16, 2001, is primarily attributable to costs related to this offering and the acquisition.

(5)	IITRI has operated as a non-stock, not-for-profit corporation since its inception. Therefore, our historical capital structure is not indicative of our prospective capital structure and, accordingly, historical earnings per share information has not been presented. Pro forma basic and diluted earnings per common share are computed based upon three million shares of our stock outstanding after this offering.

(6)	EBITDA refers to net income before income taxes, interest expense, depreciation of fixed assets and amortization of goodwill and intangible assets. Interest expense includes amortization of debt issuance costs and accretion of long-term debt to face value. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America. We may calculate EBITDA differently than other companies. You should not consider it in isolation from, or as a substitute for, net income or cash flow measures prepared in accordance with accounting principles generally accepted in the United States of America or as a measure of profitability or liquidity. We have included EBITDA as a supplemental disclosure because it may provide useful information regarding our ability to service debt and to fund capital expenditures. Other operating or legal requirements may affect our ability to service debt and fund capital expenditures in the future.

(7)	Funded backlog represents the total amount of contracts that have been awarded and whose funding has been authorized minus the amount of revenue booked under the contract from its inception to date.

(8)	Unfunded backlog refers to contracts which have been awarded but whose funding has not yet been authorized for expenditure.

Unaudited Pro Forma Consolidated Financial Data

        The unaudited pro forma consolidated statements of operations and unaudited pro forma consolidated balance sheet set forth below should be read in connection with, and are qualified by reference to, our consolidated financial statements and related notes, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus. We believe that the assumptions used in the preparation of this unaudited pro forma information provide a reasonable basis for presenting the significant effects directly attributable to the transactions discussed below. The unaudited pro forma consolidated statements of operations and unaudited pro forma consolidated balance sheet are not necessarily indicative of the results that would have been reported had such events actually occurred on the dates described below, nor are they indicative of our future results.

      The unaudited pro forma consolidated statements have been prepared to reflect the following adjustments to our historical results of operations and financial position and to give effect to the following transactions as if those transactions had been consummated on October 1, 2000 with regard to the statement of income and on March 15, 2002 with regard to the balance sheet:

•	our incurrence of $98.1 million of debt with detachable warrants to purchase common stock, including $9.0 million retained, as of October 1, 2000, in connection with the purchase of IITRI’s assets — please read “Management’s Discussion and Analysis of Financial Condition and Operating Results — Liquidity and Capital Resources” for further discussion about the debt we are assuming and about the warrants; and

•	the proposed acquisition of IITRI’s assets, which will be accounted for under the purchase method of accounting, including a preliminary estimate of fair value of the identifiable net assets acquired; and

•	ESOP investment of $30.0 million.

Unaudited Pro Forma Consolidated Balance Sheet

(in thousands, except for share and par value amounts)

	As of March 15, 2002

		Pro Forma
	Historical	Adjustments		Pro Forma

Assets
Current assets
Cash	$663	$9,000	(2)	$7,863
		(1,800	) (3)
Net accounts receivable	60,435			60,435
Other current assets	4,115			4,115

Total current assets	65,213			72,413
Fixed assets, net	7,228			7,228
Intangible assets	—	25,000	(1)	25,000
Goodwill, less accumulated amortization	8,735	(8,735	) (1)	69,938
		69,938	(1)

Total assets	$81,176			$174,579

Liabilities and Stockholder’s Equity
Current liabilities
Current portion of long-term debt	$19,145	$3,500	(1)	$27,645
		5,000	(4)
Trade accounts payable	8,992			8,992
Accrued payroll and related liabilities	8,344			8,344
Advance payments	1,474			1,474
Billings in excess of costs and estimated earnings on uncompleted contracts	3,819			3,819
Current portion of deferred gain on sale of building to owner	487	(487	)(1)	—

Total current liabilities	42,261			50,274
Long-term debt, excluding current portion	1,116	93,100	(4)	77,989
		(14,427	) (3)
		(1,800	) (3)
Redeemable common stock warrants	—	14,427	(3)	14,427
Accrued postretirement benefit cost	1,889			1,889
Long-term deferred gain on sale of building to owner, excluding current portion	3,787	(3,787	) (1)	—

Total liabilities	49,053			144,579
Stockholder’s equity
Common stock, $0.01 par value, 3,000,000 shares authorized, issued and outstanding		300	(5)	300
Capital in excess of par value of common stock		29,700	(5)	29,700
Owner’s net investment	32,123	(32,123	) (6)	—

Total liabilities and stockholder’s equity	$81,176			$174,579

See accompanying notes to unaudited pro forma consolidated financial statements.

Unaudited Pro Forma Consolidated Statements of Operations

(in thousands, except per share amounts)

	Year Ended September 30, 2001					24-Week Period Ended March 15, 2002

		Pro Forma					Pro Forma
	Historical	Adjustments		Pro Forma		Historical	Adjustments		Pro Forma

Contract revenue — research projects	$193,152			$193,152		$88,554			$88,554
Direct contract expenses — research projects	140,555			140,555		64,923			64,923

Excess of contract revenue over direct contract expenses	52,597			52,597		23,631			23,631

Operating expenses:
Indirect contract expenses	13,145			13,145		4,794			4,794
Research and development	435			435		205			205
General and administrative	16,400			16,400		10,393			10,393
Rental and occupancy expense	7,083			7,083		3,734			3,734
Depreciation and amortization	3,488	(1,773	) (7)	10,048		1,512	(906	)(7)	4,452
		8,333	(8)				3,846	(8)
Bad debt expense	1,223			1,223		9			9

Operating expenses	41,774			48,334		20,647			23,587

Operating income	10,823			4,263		2,984			44
Other income (expense)	(1,072)	(7,138	) (9)	(10,416)		(191)	(3,294	) (9)	(4,517)

		(335	) (10)				(168	) (10)
		(1,871	) (11)				(864	) (11)
Income (loss)	9,751			(6,153)		2,793			(4,473)
Income tax expense	(302)			(302)		(366)			(366)

Net income (loss)	$9,449			$(6,455)		$2,427			$(4,839)

Unaudited pro forma as adjusted basic and diluted loss per common share				$(2.15	) (12)				$(1.61	) (12)
Shares used in computing unaudited pro forma as adjusted basic and diluted loss per common share				3,000	(12)				3,000	(12)

See accompanying notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Financial Statements

(in thousands except for share amounts)

(1)	Reflects adjustments to goodwill and other identifiable intangible assets representing the excess of the cost over the preliminary estimate of the fair value of the identifiable net assets acquired.

Calculation of acquisition goodwill:
Senior term note	$26,000
Mezzanine note with detachable warrants	21,200
Subordinated note with detachable warrants	41,900
ESOP investment	30,000

Total purchase price	119,100

Preliminary estimate of fair value of identifiable net assets acquired:
Book value of IITRI	32,123
Elimination of historical IITRI goodwill	(8,735)
Elimination of deferred gain	4,274
Estimated transaction costs	(3,500)
Preliminary estimate of fair value of identifiable intangible assets	25,000

Preliminary estimate of fair value of identifiable net assets acquired	49,162

Acquisition goodwill	$69,938

(2)	Reflects cash proceeds retained by Newtek from debt issuances to fund working capital requirements. See also note 4.

(3)	Reflects estimated debt issuance costs of $1.8 million to secure the senior term note and the estimated fair value of $14.4 million of the detachable warrants issued in connection with the mezzanine note and subordinated note. The redeemable common stock warrants enable the holders to sell the warrants back to Newtek, at predetermined times, at the then current fair value of the common stock minus the exercise price. Accordingly, the warrants are being classified as debt instruments in accordance with Emerging Issues Task Force Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.

(4)	Reflects the issuance of a senior term note for $35.0 million, $26.0 million of which is to be paid to IITRI, a mezzanine note for $21.2 million and a subordinated note for $41.9 million. The senior term note has a term of five years. The mezzanine note is due in a lump sum payment at the end of 2008. The subordinated note has an eight-year term.

(5)	Represents the estimated capitalization of Newtek including the par value of three million shares of common stock and capital in excess of par value of the common stock.

(6)	Represents the elimination of the owner’s investment balance for purchase consideration of $119.1 million, including cash proceeds of $56.0 million and notes issued to IITRI for $63.1 million.

(7)	Reversal of IITRI’s historical amortization expense related to pre-acquisition goodwill.

(8)	Under the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, the purchase price was allocated between net tangible assets, the value attributed to identifiable intangible assets (purchased contracts) and goodwill. For purposes of the pro forma consolidated statements of operations, the excess purchase price over the identifiable net assets acquired is considered to be goodwill with an indefinite life and therefore is not amortizable. The estimated value of $25.0 million attributed to intangible assets has an estimated useful life of three years and has been amortized accordingly using the straight-line method in the pro forma statements of operations. The allocation of the purchase price is preliminary and subject to change upon the completion of a valuation.

(9)	Represents interest expense on $89.1 million of debt, utilizing a weighted average interest factor of approximately 8.0% per year, issued to finance the purchase of IITRI. Management believes the weighted average interest rate used is reasonable as it is calculated based on rates that are anticipated to be the stated rates in the notes to be finalized at the time of the closing of the acquisition. The senior term note is anticipated to be a variable rate note that is indexed to the prime rate. The prime rate used for the weighted average interest rate calculation was 4.75%, the actual prime rate at March 15, 2002. If the prime rate were to increase by 1/8th of a percent by the time of the closing, pro forma interest expense would increase by $0.03 million for the year ended September 30, 2001, and $0.02 million for the 24-week period ended March 15, 2002. The other notes are anticipated to be fixed rate notes.

(10)	Represents amortization of debt issuance costs under the effective interest method over the life of the senior term note of five years.

(11)	Represents accretion of long-term debt to face value over the term of the debt using the effective interest method. Discount to debt reflects estimated fair value of detachable warrants of $14.4 million.

(12)	Our historical capital structure is not indicative of our prospective capital structure and, accordingly, historical earnings per share information has not been presented. Unaudited pro forma as adjusted basic and diluted loss per share of common stock has been calculated in accordance with the SEC’s rules for initial public offerings. These rules require that the weighted average share calculation give retroactive effect to any changes in our capital structure. Accordingly, pro forma weighted average shares are comprised of three million shares to be offered by Newtek.

(13)	Pro forma statements exclude $1.4 million nonrecurring expense impact of acquisition on retention agreements with certain management members as such impact is directly attributable to the transaction.

Management’s Discussion and Analysis of Financial Condition

and Operating Results

        You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements about our business and operations. Our actual results may differ materially from those we currently anticipate as a result of the factors we describe under “Risk Factors” on page 9 and elsewhere in this prospectus.

Overview

      We provide scientific and engineering expertise to research and develop technological solutions to problems relating to national defense, public health and safety. We provide these research services primarily to agencies of the federal government and to a lesser extent, to commercial and international sponsors. Our revenues increased 24%, 33% and 24% for the years ended September 30, 1999, 2000 and 2001, respectively, through a combination of internal growth and acquisitions. For the 24-week period ended March 15, 2002, our revenues increased 4% over the comparable period ended March 16, 2001.

      A summary of Newtek’s performance is as follows:

				24-Week	24-Week
	For the Year Ended September 30,			Period Ended	Period Ended
				March 16,	March 15,
	1999	2000	2001	2001	2002

	(in millions)
Revenue	$117.5	$156.1	$193.2	$85.2	$88.6
Net Income	3.6	4.2	9.4	4.0	2.4
Contract Backlog
Funded		158.0	166.0		151.0
Unfunded		779.0	638.0		694.0

Total		937.0	804.0		845.0

Proposal Backlog
Submitted		310.0	514.0		253.0
In-Process		34.0	100.0		249.0

Total		$344.0	$614.0		$502.0

      Our objective is to continue to grow by capitalizing on our highly educated work force and our established position in our core research fields, and by synergistic acquisitions. We have completed four acquisitions since 1998. In September 1998, we acquired Human Factors Applications, Inc., a supplier of ordnance and explosive waste remediation services. HFA has core competencies in demilitarization, de-mining, environmental remediation, explosion sciences, ordnance management, and training. In May 1999, we acquired EMC Science Center, Inc. EMC Science Center has technical expertise in electromagnetic environmental effects research and training, and an analytical laboratory. In February 2000, we completed our acquisition of AB Technologies, Inc. AB Technologies specializes in defense operations research, training-related modeling and simulation, education and training support, complex problem analysis, and military policy development for the federal government. In May 2002, we acquired Daedalic, Inc., which develops modeling and simulation software for large-scale vehicle and air mobility operations, and provides software consulting services. Except for HFA, which is a separate subsidiary, we have integrated these acquired entities and we will integrate Daedalic into our research base and capabilities, enabling us to expand our research offerings for our government and commercial sponsors. Management believes that synergistic acquisitions like these provide several potential benefits to our organization and the public in that they:

•	help us expand our research base to include increasingly large and complex programs;

•	increase our opportunities to exploit the synergies between different research fields in which we work to broaden our offerings to our existing sponsors;

•	bring new strengths to our technical capabilities through cross-utilization of research technology and engineering skills; and

•	increase the overall depth and experience of our management.

      We contract primarily with the federal government. Revenue derived from government contracts as a percentage of total revenue was 91% in fiscal year 1999, 88% in fiscal year 2000 and 94% in fiscal year 2001. We expect most of our revenues to continue to come from government contracts and we expect that most of these contracts will be with the U.S. Department of Defense. The balance of our revenue comes from a variety of commercial sponsors, state and local governments, and foreign governments.

      Our largest contract is to provide spectrum engineering services to the U.S. Department of Defense’s Joint Spectrum Center. The Joint Spectrum Center contract generated revenue of $40.7 million, $39.3 million, and $41.1 million for the fiscal years ended September 30, 1999, 2000, and 2001, respectively, and accounted for approximately 35%, 25%, and 21% of our total annual revenues in these years. The following table reflects the distribution of revenues by core business area and by major sponsor for the fiscal years ended September 30, 1999, 2000 and 2001. The dollar values shown do not reflect total annual revenue either by sponsor or by core business area.

Annual Revenues by Sponsor/ Government Agency

				Percentage		Percentage		Percentage
			FY99	of FY99	FY00	of FY00	FY01	of FY01
Core Research	Sponsor/Government		Annual	Annual	Annual	Annual	Annual	Annual
Area	Agency	Title	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue

			(in thousands)
Wireless Communications	Dept of Defense Joint Spectrum Center	Joint Spectrum Center Engineering Support Services	$40,682	35%	$39,251	25%	$41,123	21%
Defense Operations	Dept of Defense — Defense Information Systems Agency	Modeling and Simulation Information Analysis Center	5,692	5	13,656	9	30,917	16
Defense Operations	Dept of Defense — Defense Information Systems Agency	Weapons System Technology Information Analysis Center	7,297	6	5,076	3	11,942	6
Explosive Science	Dept of Defense — Navy (subcontractor to Raytheon Technical Services Corporation)	Guam Ordnance Services	—	—	1,962	1	8,653	4
Industrial Technology	Dept of Defense — Defense Information Systems Agency	Reliability Analysis Center	4,436	4	5,149	3	6,213	3
Industrial Technology	Dept of Defense — Defense Information Systems Agency	Manufacturing Technology Information Analysis Center	949	1	1,469	1	5,177	3
Wireless Communications	Dept of Defense — Navy	Extremely Low Frequency Communication Systems	4,123	4	4,146	3	4,020	2
Information Technology	Internal Revenue Service	Treasury Information Processing Support Services and Modernization	10,872	9	3,259	2	5,862	3
Defense Operations	General Services Admin — Army	MIMIC	—	—	946	1	2,784	1
Information Technology	General Services Admin — Internal Revenue Service	Call Center Support	—	—	791	1	2,425	1

	Subtotal		74,051	63	75,705	48	119,116	62
	Other Sponsors/ Agencies		43,449	37	80,432	52	74,036	38

	Total Revenues		$117,500	100%	$156,137	100%	$193,152	100%

      As a for-profit entity, we intend to expand our research offerings in commercial and international markets; however, the expansion will be incremental. Revenues from commercial and international research together amounted to approximately 9%, 12%, and 6% of total revenues for fiscal years 1999, 2000, and 2001, respectively, and 2% of total revenues for the 24-week period ended March 15, 2002. We derive our international revenue from spectrum management research and software tools and our locomotive simulation and training services to foreign governmental sponsors.

      Our revenues and our operating margins are affected by, among other things, our mix of contract types (cost-plus, fixed-price, and time-and-materials), as well as the proportion of our revenues that come from higher margin commercial and international work. Significant portions of our revenues are generated by work performed on cost-plus contracts under which we are reimbursed for approved costs, plus a fee, which reflects our profit on the work performed. We recognize revenue on cost-plus contracts based on actual costs incurred plus a proportionate share of the fees earned. We also have a number of fixed-price government contracts. We use the percentage of completion method to recognize revenue on fixed-price contracts based on costs incurred in relation to total estimated costs. These contracts involve higher financial risks, and higher margins, because we must deliver the contracted services for a predetermined price regardless of our actual costs incurred in the project. Our failure to anticipate technical problems, estimate costs accurately or control costs during performance of a fixed-price contract may reduce the overall fee on the contract or cause a loss. Under time-and-material contracts, labor and related costs are reimbursed at negotiated, fixed hourly rates. Revenue on time-and-materials contracts is recognized at contractually billable rates as labor hours and direct expenses are incurred. The following table summarizes the percentage of revenues attributable to each contract type for the periods indicated.

	For the Year Ended September 30,						24-Week
							Period Ended
							March 15,
Contract Type	1999		2000		2001		2002

	(in millions)
Cost-plus	$88.7	76%	$99.7	64%	$113.9	59%	$52.9	60%
Fixed-price	15.5	13	29.8	19	44.5	23	15.8	18
Time-and-materials	13.3	11	26.6	17	34.8	18	19.9	22

Total	$117.5	100%	$156.1	100%	$193.2	100%	$88.6	100%

      The relative shift in contract mix from cost-plus contracts to more fixed-price and time-and-materials contracts reflects the effect of the consolidation into our organization of the three companies we have acquired and the composition of their contracts. To a lesser extent, it also reflects the current trend by governmental procuring agencies to use General Services Administration schedules which usually involve an increased number of time-and-material efforts.

Results of Operations

      Our results of operations, particularly our revenue and income from operations, may vary significantly from period to period, depending largely on the budget cycle of the federal government, terms of our contracts and our mix of contracts under which we perform. As a result, 24-week period-to-period comparisons may show substantial changes which may be disproportionate to the underlying status of our operations.

24-Week Period Ended March 16, 2001 Compared to 24-Week Period Ended March 15, 2002

Contract Revenue

      Our contract revenue increased $3.4 million, or 4%, from $85.2 million for the 24-week period ended March 16, 2001, to $88.6 million for the 24-week period ended March 15, 2002. This revenue growth consisted largely of a $2.5 million increase in support to the U.S. Department of Defense’s Defense Logistics Agency and a $1.0 million increase in support to the IRS. The delay in the authorization and signing of the federal budget negatively impacted our contract revenue for the 24-week period ended March 15, 2002. As a result, the anticipated award of new contracts and the funding of new tasks under existing contracts were suspended until the budget approval process was completed which occurred in mid-January 2002. We anticipate being able to increase our level of revenue performance over the remainder of the fiscal year ending September 30, 2002. We are, however, uncertain as to whether we will be able to fully recover from the delays in new contract awards.

Direct Contract Expenses

      Our direct contract expenses increased by $3.4 million, or 5.5%, from $61.5 million for the 24-week period ended March 16, 2001, to $64.9 million for the 24-week period ended March 15, 2002. As a percentage of revenue, direct contract expenses remained relatively constant at 72% during the 24-week period ended March 16, 2001 compared to 73% during the 24-week period ended March 15, 2002.

Operating Expenses

      Our operating expenses increased by $1.9 million, or 10%, from $18.7 million for the 24-week period ended March 16, 2001, to $20.6 million for the 24-week period ended March 15, 2002. This increase was primarily attributable to approximately $1.1 million in legal and financial fees associated with this offering and the acquisition of IITRI assets, a $0.4 million increase in bid and proposal costs related to overall growth and increased bid opportunities and a $0.4 million increase in general and administrative expenses related to (1) increased investment in internal information technology, and (2) hiring of human resource personnel and the incurrence of expenses related to the implementation of a new employee benefits payroll system. The increase in our operating expenses was partially offset by our recognition of deferred gain of $0.2 million on the sale of a building to IIT.

      In December 2000 we sold our Chicago research tower, engineering buildings, and related assets, with a carrying value of $7.6 million, for $12.5 million to IIT. At the time of the sale, we leased back six of the 19 floors in the tower under a 10-year operating lease agreement and applied sale/leaseback accounting and deferred recognition of the $4.9 million gain arising from this transaction. The deferred gain is being recognized over the remaining life of the lease. We recognized $0.1 million of this gain during the 24-week period ended March 16, 2001, compared to $0.3 million during the 24-week period ended March 15, 2002.

Other Income and Expense

      Other expenses decreased $0.5 million, or 71% from $0.7 million for the 24-week period ended March 16, 2001, to $0.2 million for the 24-week period ended March 15, 2002. This decrease was primarily attributable to a decrease in interest expense of $0.5 million, or 71%, from $0.7 million for the 24-week period ended March 16, 2001, to $0.2 million for the 24-week period ended March 15, 2002. Improvements in our accounts receivable processing and collections resulted in improved cash flow, which reduced overall borrowings in the 2002 period.

Income Tax (Expense) Benefit

      Our wholly owned, for-profit subsidiary, HFA, had operating income of approximately $0.7 million for the 24-week period ended March 16, 2001, compared to $0.8 million for the 24-week period ended March 16, 2002. As a result, HFA recorded an income tax provision of approximately $0.3 million and $0.4 for the 24-week periods ended March 16, 2001 and March 15, 2002, respectively.

Year Ended September 30, 2000 Compared to Year Ended September 30, 2001

Contract Revenue

      Our contract revenue increased by $37.1 million, or 24%, from $156.1 million for the year ended September 30, 2000, to $193.2 million for the year ended September 30, 2001. This growth in contract revenue resulted from an increase in demand for our services across many of our research operations. Notably, our work in support of the Defense Information Systems Agency was responsible for an aggregate $54.2 million in revenues in fiscal year 2001. Under these contracts, our revenues increased $28.8 million, or 113%, from $25.4 million in fiscal year 2000 to $54.2 million in fiscal year 2001. Additionally, HFA’s naval ordnance support services provided to the U.S. Department of Defense under subcontract to Raytheon Technical Services Corporation increased $6.7 million, or 335%, from $2.0 million in fiscal year 2000 to $8.7 million in fiscal year 2001.

Direct Contract Expenses

      Our direct contract expenses increased $29.5 million, or 27%, from $111.1 million for the year ended September 30, 2000, to $140.6 million for the year ended September 30, 2001, commensurate with our increase in contract revenue. As a percentage of revenue, direct contract expenses increased from 71% for the year ended September 30, 2000, to 73% for the year ended September 30, 2001. This percentage increase is due in part to an increase in the proportion of material and subcontract direct costs to total direct costs.

Operating Expenses

      Our operating expenses increased $2.1 million, or 5%, from $39.7 million in fiscal year 2000 to $41.8 million in fiscal year 2001. As a percentage of revenue, our operating expenses decreased from 25%

in fiscal year 2000 to 22% of revenue in fiscal year 2001. On a comparative basis, our revenue increased by approximately 24% from 2000 to 2001 while general and administrative expenses increased by only 8% and other operating expenses increased by 4%. Approximately $0.9 million of the increase in operating expenses in fiscal year 2001 was attributable to an increase in our bad debt expense. The increase in our operating expenses was partially offset by our recognition of deferred gain of $0.4 million on the sale of a building to IIT. We recognized none of this gain in fiscal year 2000, compared to $0.4 million in fiscal year 2001.

Other Income and Expense

      Other expense increased $0.4 million, or 57%, from $0.7 million for the year ended September 30, 2000 to $1.1 million for the year ended September 30, 2001. Fiscal year 2000 results reflect a gain of $1.3 million on the sale of land asset and $0.5 million loss of equity in an investment. Without these events other expense would have decreased by $0.4 million during fiscal year 2001, due to greater efficiencies in our accounts receivable processing, which resulted in less use of our credit facility and lower interest expense.

Income Tax (Expense) Benefit

      Our wholly-owned, for profit subsidiary HFA had operating income of approximately $0.5 million for fiscal year 2000 and $1.0 million for fiscal year 2001. Accordingly, HFA recorded an income tax provision of approximately $0.2 million and $0.3 million for the years ended September 30, 2000 and 2001, respectively. Additionally, $0.2 million of income tax expense was recorded for the year ended September 30, 2000 for unrelated business income arising from the AB Technologies, Inc. acquisition.

Year Ended September 30, 1999 Compared to Year Ended September 30, 2000

Contract Revenue

      Our contract revenue increased $38.6 million, or 33%, from $117.5 million for the year ended September 30, 1999, to $156.1 million for the year ended September 30, 2000. Approximately $28.2 million of this increase is associated with the completion of our acquisition of AB Technologies and the consolidation of its operations into our existing operations. The remaining $10.4 million increase was due to growth in our existing sponsor base, specifically $5.8 million of additional support to the Defense Information Systems Agency for information and analysis for weapons systems and manufacturing technologies and $2.0 million in support by HFA to the Department of the Navy under subcontract to Raytheon Technical Services Corporation in the area of ordnance management.

Direct Contract Expenses

      Our direct contract expenses increased by $22.4 million, or 25%, from $88.7 million for the year ended September 30, 1999, to $111.1 million for the year ended September 30, 2000, commensurate with our increase in revenue. As a percentage of revenue, direct contract expenses decreased from 75% for the year ended September 30, 1999, to 71% for the year ended September 30, 2000. The percentage decrease is due in part to a decrease in the proportion of material and subcontract direct costs to total direct costs.

Operating Expenses

      Our operating expenses increased $14.2 million, or 56%, from $25.5 million for the year ended September 30, 1999, to $39.7 million for the year ended September 30, 2000. Approximately $8.5 million of the increased cost is associated with the operating costs assumed in our acquisition of AB Technologies. Approximately $2.6 million was expended in support of general growth across other areas of the company. Additionally, to accommodate both current and anticipated growth, we incurred $3.1 million in general and administrative expenses related to investments to improve our information technology and internet connectivity capability, build our administrative management infrastructure, and increase internal research and development activities.

Other Income and Expense

      Other expenses remained relatively steady at $0.1 million and $0.7 million for the years ended September 30, 1999, and September 30, 2000, respectively. There was a $1.2 million increase in interest expense in the year ended September 30, 2000, related to increased borrowings under our revolving credit facility to provide working capital and to finance capital expenditures and acquisitions. Approximately $0.5 million of this increase was attributable to recognition of our proportionate share of AB Technologies’ operating loss for the period during which we held a 25% interest in AB Technologies stock, prior to our purchase of the assets of AB Technologies. This increase in other expenses was offset by a $1.3 million gain on the sale of land in Annapolis, Maryland.

Income Tax (Expense) Benefit

      HFA recorded a $0.2 million provision for income taxes against approximately $0.5 million in operating income for fiscal year 2000. Additionally, $0.2 million of income tax expense was recorded for the year ended September 30, 2000 for unrelated business income arising from the AB Technologies, Inc. acquisition. During fiscal year 1999, HFA had an operating loss of $0.7 million and recorded a tax benefit of approximately $0.2 million.

Liquidity and Capital Resources

      For fiscal years 1999 through 2001, our primary liquidity requirements were for debt service under an existing credit facility for working capital needs, capital expenditures, and acquisitions. Our principal working capital need has been to fund accounts receivable, which have increased with the growth of our business. On an annual basis, our recurring capital expenditure investment requirements have been approximately 1% to 4% of our annual revenue. The terms of each potential acquisition dictate the capital requirements for each acquisition.

      For the past three years we have funded our liquidity requirements with cash from operations and drawdowns from our $25.0 million revolving credit facility.

      Net cash used in operations was $0.1 million for the 24-week period ended March 16, 2001, compared to $4.2 million used in operations for the same period in 2002. This change was primarily due to a $4.7 million increase in accounts receivable. Increased expense associated with revenue growth accounted for approximately $1.9 million of this increase in cash used in operations. We also used $2.8 million in cash to fund increased unbilled accounts receivable associated with contracts where we are awaiting specific funding in order to invoice for services already rendered.

      Cash used in operating activities for fiscal year 2000 was $4.0 million, compared to cash provided by operating activities of $9.9 million for fiscal year 2001. This increase in cash provided by operations was primarily due to increased net income in fiscal year 2001.

      Net cash provided by investing activities for the 24-week period ended March 16, 2001, was $12.1 million, compared to net cash used in investing activities of $2.0 million for the 24-week period ended March 15, 2002. This decrease in cash provided by investing activities was primarily due to the impact of receiving $12.2 million in cash proceeds in fiscal year 2001 for the sale of a building. There was no similar transaction in 2002.

      Cash used in investing activities for fiscal year 2000 was $3.0 million, compared to cash provided by investing activities of $9.9 million for fiscal year 2001. This increase in cash provided by operations was attributable to a $2.5 million payment in fiscal year 2000 for the purchase of assets associated with the acquisition of AB Technologies, compared to the receipt in 2001 of $12.2 million in cash proceeds associated with the sale of a building.

      Net cash used in financing activities was $11.7 million for the 24-week period ended March 16, 2001, compared to net cash provided by financing activities of $6.6 million for the same period in 2002. This increase in cash provided by financing activities was primarily due to increased borrowings under our revolving bank credit facility of $4.7 million to fund working capital, $1.5 million to fund an incentive compensation plan, and approximately $1.1 million to fund transaction costs related to this offering and the acquisition of IITRI assets.

      Net cash provided by financing activities for fiscal year 2000 was $4.1 million, compared to net cash used in financing activities of $19.9 million for fiscal year 2001. This increase in cash used in financing activities reflects approximately a $10.8 million repayment on our revolving bank credit facility, $3.6 million in payments of acquisition-related notes, and a $1.6 million distribution to IIT.

      The following table presents our known future debt commitments upon completion of the acquisition of substantially all of IITRI’s assets (projected as of September 30, 2002).

Estimated and Pro Forma Debt Structure

	Estimated		Transfers/	Pro Forma
	Pre Transaction	Transaction	Adjustments	Post Transaction

	(in thousands)
Revolving credit facility	$13,040	$3,500	$(9,000)	$7,540
Senior term note	—	26,000	9,000	35,000
Mezzanine note	—	21,200	—	21,200
Seller subordinated note	—	41,900	—	41,900

Total debt	$13,040	$92,600	$—	$105,640

      We have payment obligations to AB Technologies which will not exceed $11.5 million, related to an earnout arrangement, which are due in March 2003, March 2004 and March 2005. We will have principal obligations on the senior term note payable in quarterly installments, yielding aggregate annual principal repayments in the following amounts:

Years 1 and 2 (2003 and 2004)	$5.0 million
Year 3 (2005)	$7.5 million
Year 4 (2006)	$8.5 million
Year 5 (2007)	$9.0 million

      The senior term note is also subject to a mandatory prepayment of principal if we generate excess cash flow in any given year. Should this occur, any excess cash prepayment amount will be applied ratably to the principal payments remaining over the life of the loan. The outstanding balance on our replacement $25.0 million revolving credit facility will be due, in full, in October 2007. The pro forma debt structure reflects our estimated use of the maximum level of senior debt that our anticipated lender covenants permit. We expect to replace approximately $9.0 million of our current revolving credit facility with a portion of the senior term note.

      Interest on both the senior term note and the senior revolving credit facility will accrue at either the prime (base) rate or a Eurodollar rate, in each case adjusted upward for an agreed upon margin. Each of the interest indexes are floating rates that may vary over time and we expect that our senior lender will require that we hedge at least 50% of our interest rate exposure under the senior term note by means of an interest rate swap, cap or collar arrangement.

      We will be required to pay the entire $21.2 million face value of the mezzanine note in a lump sum in September 2008. We will have to make quarterly cash interest payments on the note until maturity. The interest rate is 12% per year. The subordinated note bears interest at a rate of six percent per year through October 2008 payable quarterly by the issuance of non-interest bearing notes, which we refer to as PIK notes, maturing at the same time as the subordinated note. The issuance of the PIK notes will have the effect of deferring the underlying interest expense on the subordinated note but because the PIK notes will not themselves bear interest, they will not have the effect of compounding any interest on these interest payment obligations. Commencing [November] 2008 the subordinated note will bear interest at 16% per year payable quarterly in cash through the time of repayment in full of the subordinated note. Principal on the subordinated note will be payable in equal installments of $20.95 million in October 2009 and October 2010; the PIK notes are also due in equal installments on these same dates.

      We will also issue detachable warrants with the mezzanine note and the subordinated note. The warrants associated with the mezzanine note will represent the right to buy 13 percent of our outstanding shares on the closing date at $       ●       per share. These warrants are exercisable until the sixth anniversary of the issue date. These warrants also contain a put right whereby the warrantholder has the right, within thirty days prior to the sixth anniversary date or within thirty days after a change in control, to require us to purchase the warrants back at the then current fair value of common stock, minus the warrants’ exercise price. The warrants associated with the subordinated note will represent the right to buy 27 percent of our outstanding shares on the closing date at $       ●       per share. These warrants are exercisable until the eighth anniversary of the issue date. These warrants also contain a put right whereby the warrantholder has the right to require us to purchase the warrants back at the then current fair value of common stock, minus the warrants’ exercise price. This put right applies to up to 50 percent of these warrants within thirty days prior to the seventh anniversary of the issue date or within 30 days after a change in control, and up to 100 percent of these warrants within thirty days prior to the eighth anniversary of the issue date or within 30 days after a change in control. All put rights terminate upon a qualifying public offering by Newtek of at least $       ●        million in capital stock.

      Under the terms of the senior credit facility, we will be subject to covenants, including financial covenants with respect to minimum fixed charge average, maximum total senior leverage, maximum total leverage, maximum capital expenditures, and minimum EDITDAE. EDITDAE means minimum earnings before interest, taxes, depreciation, amortization and ESOP repurchase obligations. The mezzanine note is expected to contain similar financial covenants but on terms relaxed from those contained in the senior credit facility. The subordinated note will include customary covenants for deeply subordinated obligations, including the timely payment of principal and interest.

      In summary, during the eight-year period after the acquisition, at a minimum we will have to make the estimated interest and principal payments set forth below.

	Pre-Transaction	Post-Transaction 8-Year ($ in thousands)

	2002	2003	2004	2005	2006	2007	2008	2009	2010

Bank revolver
- Interest	$701	$959	$898	$626	$75	$—	$—	$—	$—
- Principal (1)	13,040	—	—	—	—	25,000	—	—	—
Senior term note
- Interest	—	2,080	1,296	674	—	—	—	—	—
- Principal(2)	—	5,200	4,049	2,808	—	—	—	—	—
- Mandatory prepayment(2)	—	4,605	3,722	5,616	—	—	—	—	—
Mezzanine note
- Interest	—	2,544	2,544	2,544	2,544	2,544	2,544	—	—
- Principal	—	—	—	—	—	—	21,200	—	—
Subordinated note
- Interest (3)	—	2,514	2,514	2,514	2,514	2,514	2,514	6,704	3,352
- Principal	—	—	—	—	—	—	—	28,492	28,492

Total cash – Pay interest	701	5,583	4,738	3,844	2,619	2,544	2,544	6,704	3,352
Total cash – Pay principal	13,040	9,805	7,771	8,424	—	$25,000	21,200	28,492	28,492

Total	$13,741	$15,388	$12,509	$12,268	$2,619	$27,544	$23,744	$35,196	$31,844

(1)	We anticipate a continuing requirement to have in place a $25.0 million bank revolving credit facility with which we finance our ongoing working capital needs. Our current revolving credit facility is due to be refinanced in December 2002. We estimate prior to closing, on September 30, 2002, the balance owed on the facility will be approximately $13.0 million. Our replacement revolving credit facility will have a five-year term terminating in [October] 2007. Management anticipates the balance drawn under the revolving credit facility after closing will be approximately $15.0 million at a minimum.

(2)	The senior term note is subject to mandatory prepayments of principal depending upon whether there is excess cash flow generated in a given year. Based upon projected cash flow, it is anticipated that these mandatory prepayments may occur during the first three years of the facility. This assumption has been reflected in the table above. Should these prepayment conditions not occur, the aforementioned five-year payment schedule will apply.

(3)	Interest expense on the subordinated note during the first six years (2003 to 2008) is 6% simple interest, paid-in-kind by the issuance of the PIK notes. These interest amounts accrue to principal during this period, thereby having the effect of increasing the principal value of the subordinated note; but because the PIK notes do not themselves bear interest, the interest obligations paid by issuance of the PIK notes will not be compounded. In other words, no interest will be paid on interest accrued under the subordinated note. In years seven and eight, interest will be 16% paid quarterly in cash. The principal, together with the outstanding balance of the PIK notes will be paid in equal amounts at the end of year seven and eight (2009 and 2010). The issuance of the PIK notes means that the $2.514 million of interest obligations accruing in each of years one through six will not involve any cash outlay in any of those six years.

      Our minimum lease payment obligations under non-cancelable operating leases for years ending September 30, 2003, 2004, 2005, and 2006, are $5.5 million, $3.4 million, $3.4 million, and $3.4 million, respectively. The remaining aggregate balances on these leases thereafter are $11.1 million. Commercial facility lease expenses are included in these amounts. These obligations are currently reimbursable costs under our government contracts, or may be cancelled upon termination of the related contracts.

      Other contingent liabilities which will impact our cash flow relate to

•	our repurchase obligations under the KSOP which may be significant commencing in 2004;

•	our obligations related to the holder’s put right associated with the mezzanine note warrants;

•	our obligations related to the holder’s put right associated with the subordinated note warrants; and

•	the estimated value of our obligations relating to our stock appreciation rights, or SAR, program.

      We believe that cash flow from operations and cash available under our revolving credit facility will provide us with sufficient capital to fulfill our current business plan and to fund our working capital needs for at least the next 48 months following the closing of the acquisition. Although we expect to continue to have positive cash flow from operations, we will need to generate significant additional revenues and net income beyond our current revenue base in order to repay principal and interest on the indebtedness we will take on to fund in the acquisition. Additionally, our business plan calls for us to continue to acquire companies with complementary technologies. If we do not have sufficient cash on hand to fund such acquisitions then we will be required to obtain financing to do so.

      Given our significant obligations that become due in years 2007, 2008, 2009, and 2010, we expect that we will need to refinance a portion of our indebtedness at least by fiscal year 2007. Our cash from operations will be insufficient to satisfy all of our obligations and we cannot be certain that we will be able to refinance at all or on terms that will be favorable to us. Moreover, if our plans or assumptions change, if our assumptions prove inaccurate, if we consummate investments in or acquisitions of other companies, if we experience unexpected costs or competitive pressures, or if our existing cash and projected cash flow from operations prove insufficient, we may need to obtain greater amounts of additional financing and sooner than expected. While it is our intention to enter only into new financing or refinancing that we consider advantageous, we cannot be certain that such sources of financing will be available to us in the future, or, if available, that they could be obtained on terms acceptable to us.

Critical Accounting Policies and Estimates

Revenue Recognition

      Our critical accounting policies primarily relate to revenue recognition and related cost estimation. We recognize revenue under our federal government contracts when a contract has been executed, the contract price is fixed and determinable, delivery of the services or products has occurred and collectibility of the contract price is considered probable. Our contracts with agencies of the federal government are subject to periodic funding by the contracting agency concerned. Funding for a contract may be provided in full at inception of the contract or ratably throughout the term of the contract as the services are provided. In evaluating the probability of funding for purposes of assessing collectibility of the contract price, we consider our previous experiences with the sponsor, communications with the sponsor regarding funding status, and our knowledge of available funding for the contract or program. If funding is not assessed as probable, revenue recognition is deferred until realization is probable. We recognize revenue under our federal government contracts based on allowable contract costs, as the federal government’s cost accounting standards mandate. The costs we incur under federal government contracts are subject to the federal government’s regulation and audit.

      Our revenues consist primarily of payments for the work of our employees, and to a lesser extent, the pass-through of costs for materials and subcontract efforts under contracts with our sponsors. We enter into three types of federal government contracts: cost-plus, time-and-materials and fixed-price. We recognize revenue on cost-plus contracts as costs are incurred plus a proportionate share of the fees earned. We use the percentage of completion method to recognize revenue on fixed-price contracts based on costs incurred in relation to total estimated costs. Revenue on time-and-materials contracts is recognized at contractually billable rates as labor hours and direct expenses are incurred.

      Contract revenue recognition inherently involves estimation. Examples of estimates include determining the proper level of effort required to execute the tasks under contract, calculating the cost of the effort, and performing ongoing assessments of our progress toward contract completion. We utilize a number of management processes to monitor contract performance and revenue estimates, including monthly in-process reviews that cover, among other matters, progress against schedule, staff and resource management, quality reviews, risk assessment and cost management. From time to time, as part of our normal management processes, facts develop that require us to revise our estimated total costs or revenues expected. In most cases, these revisions relate to changes in the contractual scope of our work, and do not significantly impact the expected fee on a contract. To the extent that a revised estimate affects contract fees or revenue previously recognized, we record the cumulative effect of the revision in the period in which the facts requiring revisions become known. The full amount of anticipated losses on any type of contract are recognized in the period in which they become known.

Expenses

      Our direct expenses include the cost of direct labor for the performance of contract services, the salary-related fringe benefit costs associated with that direct labor and other direct costs related to contract performance, including the cost of materials and equipment, travel and subcontract costs. Some of these other direct costs are an integral part of our contract services on which we may be able to earn a fee. Our sponsors may reimburse other components of direct costs with only a minor handling charge added. The amount of these other direct costs can vary substantially from period to period and may reduce overall operating margins when they are not fee bearing.

      Indirect expenses and general and administrative expenses are the other costs of delivering our contract services. Significant elements include labor for management and administrative activities, salary-related fringe benefit costs on indirect labor, facility costs and incentive compensation. They also include promotional activities, bid and proposal and independent research and development costs. Most of these costs are allowable costs under the cost accounting rules for contracting with the federal government. As such, they may be directly reimbursed to us (in cost-plus contracts) or they may be included in cost estimates used for bidding time-and-materials and fixed-price contracts. Indirect costs, as a percentage of revenue, may be influenced by a number of factors including: the level of other direct costs, our ability to manage personnel levels to meet constantly shifting contract demands and shifts in the mix of labor required for our contracts.

Payment

      The majority of our revenues is earned under contracts with various departments and agencies, or prime contractors, of the federal government. Certain revenues and payments we receive are based on provisional billings and payments that are subject to adjustment under audit. Federal government agencies and departments have the right to challenge our cost estimates and allocation methodologies with respect to government contracts. Also, contracts with such agencies are also subject to audit and possible adjustment to account for unallowable costs under cost-type contracts or other regulatory requirements affecting both cost-type and fixed-price contracts.

Recently Issued Accounting Pronouncements

      In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations and SFAS No. 142 Goodwill and Other Intangible Assets. SFAS 141 requires the purchase method of accounting to be used for all business combinations initiated after June 30, 2001. SFAS 141 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. The adoption of SFAS No. 141 on July 1, 2001 had no significant impact our consolidated financial statements.

      SFAS 142 is effective for fiscal years beginning after December 15, 2001. SFAS 142 will not be applied to previously recognized goodwill and intangible assets arising from the acquisition of a for-profit business enterprise by a not-for-profit organization until interpretive guidance related to the application of the purchase method to those transactions is issued. Newtek will have to adopt SFAS 142. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Goodwill and other intangible assets that have an indefinite life will not be amortized, but rather will be tested for impairment annually or whenever an event occurs indicating that the asset may be impaired.

      In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and for the associated asset retirement costs. SFAS 143 must be applied starting with fiscal years beginning after June 15, 2002. We are currently evaluating the impact that the adoption of SFAS 143 will have on our consolidated financial statements.

      In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, it retains many of the fundamental provisions of that Statement. SFAS No. 144 also supersedes the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business. It retains, however, the requirement in APB Opinion No. 30 to report separately discontinued operations, and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. We do not believe that SFAS 144 will have a significant impact on our consolidated financial statements.

      On April 30, 2002, the FASB issued SFAS No. 145, Recession of FASB Statement No. 1, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145 rescinds Statement No. 4, which required all gains and losses from the extinguishments of debt to be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. Statement No. 64 amended Statement No. 4 and is no longer necessary since Statement No. 4 has been rescinded. Statement No. 44 was issued to establish accounting requirements for the effects of transition to the provisions of the Motor Carrier Act of 1980. Because the transition has been completed, the statement is no longer needed. SFAS No. 145 amends Statement 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. SFAS No. 145 also makes technical corrections to other existing pronouncements. We do not believe that the adoption of SFAS No. 145 will have a significant impact on our consolidated financial statements.

Qualitative and Quantitative Disclosure about Market Risk

        Upon completion of this offering and the acquisition, our exposure to interest rate risk will be due to the additional debt we will incur to finance the purchase price. The mezzanine note and subordinated note are expected to have fixed interest rates, and therefore present no risk of change to interest charges as a result of increases in market interest rates. The $25.0 million senior revolving credit facility and up to $35.0 million senior term note, however, are expected to bear interest at variable rates tied to either the prime (base rate) or Eurodollar rate. Such variable rates would increase the risk that interest charges will increase materially if market interest rates increase. Partially offsetting these risks is the requirement imposed by the senior lenders that at least half of the outstanding principal amount of the senior term loan be subject to interest rate hedging agreements. The precise nature of these arrangements and their exact effect on such risk is not yet known, but such measures are expected to include any of an interest rate swap, interest rate cap or interest rate collar. Each of these methods would have the effect of reducing or containing the risk that interest charges will increase as a result of an increase in market interest rates.

      Our exposure to foreign exchange risk relates primarily to the limited use of forward contracts, entered into as a hedge against currency commitments on a contract in the United Kingdom. The notional amount of the contracts was approximately $362,000 with the final contract maturing on May 7, 2002. As of September 30, 2001, the fair value of the contracts was approximately $15,000. The contracts are marked to market, with gains and losses recognized in the consolidated statements of income. We do not use derivatives for trading purposes.

      Finally, because our expenses and revenues from our international research contracts are generally denominated in U.S. dollars, we do not believe that our operations are subject to material risks associated with currency fluctuations.

Business

Overview

      Upon completion of the acquisition, Newtek will assume the operation of all of IITRI’s research activities, except for LSO. The portion of IITRI’s business that we are acquiring constituted approximately 90 percent of the company’s assets at September 30, 2001, and it earned 93 percent of the company’s revenues for the year ending September 30, 2001.

      Founded in 1936, IITRI is a not-for-profit corporation controlled by IIT. After the acquisition, Newtek will operate as a for-profit corporation that is 100 percent employee-owned. In our business, we apply our scientific and engineering experience to research and develop technological solutions to problems relating to public health, safety and national defense. We provide our research services primarily to agencies of the federal government, but also to departments of state and local government and foreign governments, as well as commercial sponsors both in the U.S. and abroad. Federal government contracts accounted for 94 percent of our revenues in the fiscal year ended September 30, 2001, and approximately 85 percent came from U.S. Department of Defense contracts alone.

      Four and a half years ago our board of governors hired a new president to foster innovation, improve our financial administration and increase our prominence in our core research areas. The new president hired several new senior managers who undertook to assist in implementing these changes.

      Under our new management team, we have:

•	created a new process to track proposal activity against goals starting in fiscal year ending September 30, 1999. This process focused on greater proposal activity volume, including bidding larger and more strategic proposals as a prime contractor, and led to a success rate in winning research contracts of 92 percent for the fiscal year ended September 30, 2000, and 65 percent for the fiscal year ended September 30, 2001,

•	developed an organizational structure that promotes the development of new research opportunities and emphasizes financial accountability at all levels of management,

•	created a financial reporting system that provides a detailed understanding of our organization’s financial condition at all levels,

•	developed training programs in research development, financial management, project management, fixed price management and people management,

•	created an information management system that is designed to enable managers to make decisions based on better and more timely information,

•	invested funds in internal research and development, hiring of key staff and increased promotional activities, and

•	completed three acquisitions within the scope of our charter and integrated those acquisitions into our existing research fields.

      We have doubled our annual revenues and more than doubled our net income over the past four years. For the fiscal year ended September 30, 2001, we had revenues of $193.2 million and net income of $9.4 million, and for the 24-week period ended March 15, 2002 we had revenues of $88.6 million and net income of $2.4 million.

Our Business Strategy

      Our objective is to continue to grow by capitalizing on our highly educated work force and our established position in our core research fields and by synergistic acquisitions. Our strategies for meeting this objective are:

•	To build on our experience in wireless communications. We anticipate that U.S. Department of Defense budgets for the next few years will reflect an increased emphasis on communications and spectrum issues in which we have established expertise. For example, we expect to play a significant role for the U.S. Department of Defense in the development of software-defined radios, which could be the basis for advancements in the so-called “third generation” wireless communications arena. In addition, our support for civilian agencies of the federal government is increasing as the communications solutions we have developed for the U.S. Department of Defense are sought by these agencies. We also intend to try to expand our communications research base to include more foreign and commercial sponsors.

•	To expand our defense operations research. We will seek to provide new services to the U.S. Department of Defense. We intend to expand our military planning, operations, readiness assessment, and distance learning services to the Navy; historically, more of our services in the defense arena have been provided to the Army and Air Force. We also intend to use our technical capabilities to develop modeling and simulation systems for all branches of the U.S. armed forces.

•	To expand our information technology research. We intend to promote our specialized information technology expertise to a broader range of sponsors, including the civilian agencies of the federal government, primarily by applying technology research and solutions originally developed for military use.

•	To develop new software tools. We will seek to capture some of our intellectual property in the form of stand-alone tools to increase revenue. We intend to develop these tools to better service existing sponsors, and to offer them separately as stand-alone tools for new sponsors.

•	To recruit and retain highly skilled employees. We will seek to recruit and retain engineers, scientists, and technical experts with the experience, skills and innovation necessary to design and implement solutions to the complex problems our sponsors face. We will also seek to attract and retain other motivated professionals who have the qualities necessary to assist us in implementing our future business strategy and meeting our future business goals. By moving to a for-profit corporate structure with 100 percent employee ownership, we believe we will be able to provide enhanced financial incentives to our employees, and that those incentives will be important recruitment and retention tools.

•	To conduct a disciplined acquisition program. We intend to broaden our sponsor base and our capabilities in our core research fields by acquiring companies with talent and technologies complementary to our current fields and to future business goals.

Market Background

Trends in Government Spending Likely to Affect our Business

      Funding for our federal government contracts is generally linked to trends in U.S. defense spending. We believe that domestic defense spending will grow over the next several years as a result of the following trends and developments:

•	An increase in overall defense spending. As part of President George W. Bush’s stated commitment to strengthen national defense, the Bush Administration submitted to Congress a $379 billion fiscal year 2003 defense budget that reflects an increase of $48 billion from the fiscal year 2002 defense budget.

•	Projected increases in procurement and development. We expect that the U.S. Department of Defense budgets for research and development, testing and evaluation, and procurement, all of which fund our programs, will grow proportionately with overall increased defense spending.

•	Adoption of “capabilities based approach.” The Bush Administration’s Quadrennial Defense Review, published September 30, 2001, reflects a “capabilities based approach,” calling for the U.S. military to maintain its current capabilities while developing new areas of military advantage. This review calls for an increase in military readiness through the upgrade of existing force structure and an increasing investment in next-generation technologies and capabilities to enable U.S. military forces to more effectively counter emerging threats.

•	Decisive reaction to recent attacks. The terrorist attacks of September 11, 2001 have emphasized the importance of a strong national defense. Prior to September 11, the fiscal year 2002 Pentagon budget was projected to be $328 billion, an 11 percent increase over fiscal year 2001. After September 11, Congress quickly gave its approval for an additional $20 billion, and even more recently President Bush has submitted to Congress a defense budget for fiscal year 2003 that reflects a 15 percent increase over the original fiscal year 2002 defense budget.

      We believe that the increase in defense spending will result in a growth of our revenues because of the correlation between the areas of projected growth in defense spending and our core research fields. The following areas of projected growth in defense spending, as identified in the U.S. Budget for fiscal year 2003, have a direct correlation with our core research fields:

•	the enhancement of defenses against biological, chemical and nuclear attacks;

•	the use of information technology for national security; and

•	an overall increase in spending for homeland defense.

We are Primarily a Government Contractor

      Ninety percent of our revenues in the year ended September 30, 2001, were obtained from federal government contracts. The U.S. Department of Defense is our largest sponsor. We expect that most of our revenues will continue to result from contracts with the federal government. We perform our government contracts as a prime contractor or as subcontractor. As a prime contractor, we have direct contact with the applicable government agency. As a subcontractor, we perform work for a prime contractor, which serves as the point of contact with the government agency overseeing the program.

      Our federal government contracts are generally multi-year contracts but are funded on an annual basis at the discretion of Congress. Congress usually appropriates funds for a given program on an October 1 fiscal year commencement basis. That means that at the outset of a major program, the contract is usually only partially funded, and normally the procuring agency commits additional monies to the contract only as Congress makes appropriations for future fiscal years. The government can modify or discontinue any contract at its discretion or due to default by the contractor. Termination or modification of a contract at the government’s discretion may be for any of a variety of reasons, including funding constraints, modified government priorities or changes in program requirements. If one of our contracts is terminated at the government’s discretion, we typically get reimbursed for all of our work performed, including fees, up to the point of termination.

      Pricing of Contracts. During fiscal year 2001, approximately 59 percent of our federal government contracts were performed on a cost-plus basis, 23 percent on a fixed-price basis and about 18 percent on a time-and-materials basis.

•	Cost-plus contracts allow us to recover our direct labor and allocable indirect costs, plus a fee which may be fixed or variable depending on the contract arrangement. Allocable indirect costs refer to those costs related to operating our business that can be recovered under a contract.

•	Under fixed-price contracts, sponsors pay us a fixed dollar amount to cover all direct and indirect costs, and fees. Under fixed-price contracts we assume the risk of any cost overruns and receive the benefit of any cost savings.

•	Time-and-materials contracts allow us to recover our labor costs, based on negotiated, fixed hourly rates, as well as certain other costs.

      Any costs we incur prior to the award of a new contract or prior to modification of an existing contract are at our own risk. This is a practice that is customary in our industry, particularly when a contractor has received verbal advice of a contract award, but has not yet received the authorizing contract documentation. In most cases the contract is later executed or modified and we receive full reimbursement for our costs. We cannot be certain, however, when we commence work prior to authorization of a contract, that the contract will be executed or that we will be reimbursed for our costs. As of June 7, 2002, we incurred $4.9 million in pre-contract costs at our own risk.

      Government Oversight. Our contract administration and cost accounting policies and practices are subject to oversight by federal government inspectors, technical specialists and auditors. All costs associated with a federal government contract are subject to audit by the federal government. An audit may reveal that some of the costs that we may have charged against a government contract are not in fact allowable, either in whole or in part. In these circumstances, we would have to return to the federal government any monies paid to us for non-allowable costs, plus interest and possibly penalties. The federal government has audited all indirect costs for our government contracts through fiscal year 2000 and any impact of these audits are reflected in our financial statements. Our contracts for fiscal year 2001 have not yet been audited. The findings of this audit could result in adjustments that may change the financial data reported for fiscal year 2001.

      Backlog. Contract backlog represents an estimate, as of a specific date, of the remaining future revenues anticipated from our existing contracts. It consists of two elements:

•	funded backlog, which refers to contracts that have been awarded to us and whose funding has been authorized by the sponsor less revenue previously recognized under the same contracts, and

•	unfunded backlog, which refers to the total value of contracts awarded to us, but whose funding has not yet been authorized by the sponsor.

      Proposal backlog for short lead time items represents an estimate, as of a specific date, of the proposals we have in process or submitted and for which we are waiting to hear results of the award. It consists of two elements:

•	in-process backlog, which refers to proposals that we are preparing to submit following a request from a sponsor, and

•	submitted backlog, which refers to proposals that we have submitted to a sponsor and for which we are awaiting an award decision.

      Options not yet exercised by a sponsor for additional years and other extension opportunities included in contracts are included in unfunded backlog. Contract backlog does include pre-negotiated options to continue existing contracts. Changes in our contract backlog calculation result from additions for future revenues as a result of the execution of new contracts or the extension or renewal of existing contracts, reductions as a result of completing contracts, reductions due to early termination of contracts, and adjustments due to changes in estimates of the revenues to be derived from previously included contracts. Estimates of future revenues from contract backlog are by their nature inexact and the receipt and timing of these revenues are subject to various contingencies, many of which are outside of our control.

	As of June 7, 2001			As of June 7, 2002

	Funded	Unfunded	Total	Funded	Unfunded	Total
	Backlog	Backlog	Backlog	Backlog	Backlog	Backlog

	(in millions)			(in millions)
Federal government, other government and commercial contracts	$167	$701	$868	$169	$647	$816

      We expect 9 percent of our currently unfunded backlog to be funded within the fiscal year ending September 30, 2002.

	As of June 7, 2001			As of June 7, 2002

	In Process	Submitted	Total	In Process	Submitted	Total

	(in millions)			(in millions)
Proposal backlog	$198	$407	$605	$53	$332	$385

      Our proposal backlog depends upon our success in the competitive proposal process. We cannot be certain that we will be successful in winning contract awards for proposals that we submit to potential sponsors.

Our Services

      We provide research, development and engineering services to government and commercial sponsors. We apply our expertise to a range of specialized fields, which we describe below.

      Our core research fields are:

	% of Total Revenues
	for Fiscal Years

	1999	2000	2001

- wireless communications,	30%	24%	18%
- defense operations,	8	25	34
- information technology,	28	23	20
- industrial technology,	15	15	15
- chemical, environmental and biodefense technologies,	4	4	4
- explosive science, and	12	7	7
- transport systems	3	2	2

      Wireless Communications and Spectrum Engineering. We provide our wireless communications research and spectrum engineering services primarily to the U.S. Department of Defense, but also to other agencies of the federal government. To a lesser extent, we provide wireless communications research and spectrum engineering services to commercial sponsors and foreign governments. Our expertise is in three primary areas:

•	wireless and communications-electronics engineering,

•	spectrum management, and

•	electromagnetic environmental effects.

      The spectrum engineering services that we provide to the U.S. Department of Defense’s Joint Spectrum Center were responsible for 35 percent of total revenues for the fiscal year ended September 30, 1999, 26 percent of total revenues for the fiscal year ended September 30, 2000, and 21 percent of total revenues for the fiscal year ended September 30, 2001.

      Wireless and communications-electronics engineering: We perform work for the government “communications-electronics” and commercial wireless communities. The term “communications-electronics” refers to all devices or systems that use the radio frequency spectrum. Our work for the government sector includes such tasks as conducting modeling and simulation of communications networks, performing testing and evaluation of navigational systems, and analyzing radar and space systems performance. For our commercial sponsors, we determine whether wireless communication networks have the geographic coverage they need, and whether they operate free of interference, and we make recommendations designed to improve network performance. We also evaluate and make recommendations for the design of radio transmitters, receivers and antennas for our commercial sponsors.

      Spectrum Management: We perform studies and analyses related to the manner in which the radio frequency spectrum may be utilized without interruption or interference by both new and existing users and technologies. In addition, we assess existing and new technologies for their ability to utilize the radio frequency spectrum efficiently — in other words, their ability to accomplish their designated tasks without using too much of the available radio frequency spectrum. Our work, which includes providing spectrum policy advice, is used to support decisions which senior government officials in the U.S. and abroad make.

      We also develop automated spectrum management software to assign frequencies to multiple users of the radio frequency spectrum in an effort to minimize interference. Our software tool, Spectrum XXI, is the automated spectrum management system used worldwide by the U.S. Department of Defense, and it is now also being used by other agencies of the federal government. We also design, integrate and deploy spectrum monitoring software to enable the location and tracking of violators of the rules and regulations of spectrum usage.

      Electromagnetic Environmental Effects: We perform studies and analysis to measure and predict electromagnetic environmental effects for both government and commercial sponsors. Our work has involved building automated tools designed to predict the effects of potential hazards of electromagnetic radiation to ordnance, fuel and personnel. We also analyze electronic components in automotive parts such as brakes and airbags for electromagnetic interference issues on behalf of various commercial sponsors.

      Defense Operations. Our defense operations units provide the following services to the U.S. Department of Defense, including individual service components:

•	Strategic planning and operational analysis to the federal government: We primarily assist the U.S. Army in its objective to become a more technologically sophisticated and versatile combat force.

•	Modeling, simulation, and analysis of military operations: We assist our sponsors in examining, in a virtual environment, the outcome of events without the risk or expense present in the real world.

•	Distance learning services: We research and develop policy and technology to permit training and education from remote locations. We develop the necessary technology, compile the information to be used in the courseware, and then translate this into an electronic or web-based medium so that the student can interact with the courseware at a remote location.

•	Development of technology to improve weapon and systems support: We assist the U.S. Department of Defense in weapon systems design enhancement to achieve each system’s designated military purposes while minimizing collateral damage.

      Information Technology. Our information technology operations provide the following research primarily to agencies of the federal government, like the U.S. Department of Defense, the Internal Revenue Service and the National Institutes of Health, but also to commercial sponsors:

•	Modernization of legacy systems: we assist sponsors in replacing their old information processing systems with more modern web-based or network solutions.

•	Knowledge management: we develop software applications for storage and retrieval of information. Our software is designed to facilitate data-gathering as part of routine inquiries or a fraud detection investigation.

•	Telemedicine research: we develop technology to allow for remote performance of medical procedures. An example of our work is the development of a robot that is designed to enter a contaminated area to attend to an injured person. A medical expert instructs the robot from a remote location how to tend to the patient. We also develop technology that permits the performance of triage monitoring by doctors from remote locations.

•	Medical informatics: we develop systems that are designed to sort through vast quantities of medical information for the purpose of identifying topic-specific relevant materials.

•	Creation of web-based systems: we develop software applications for use on unclassified, as well as secure, computer networks for purposes of information sharing.

      We have a sophisticated information technology laboratory which allows us to assess systems before they are used by our sponsors.

      Industrial Technology. We provide the following services to the U.S. Department of Defense and, to a lesser extent, to commercial sponsors:

•	research in developing and optimizing manufacturing processes,

•	research in decision analysis designed to result in improved performance and extended lifetime for products, and also cost savings of materials,

•	research in reliability analysis of sponsor products and systems, and

•	provision of engineering design solutions that are intended to be practical, cost-effective and fast to implement.

      Chemical, Environmental and Biodefense Technologies. Our chemical, environmental and biodefense technology operations provide a wide range of research primarily to the U.S. Department of Defense and the Environmental Protection Agency, but also to other departments of federal, state and local governments, including:

•	chemical and biological research that examines the fundamentals necessary to improve defense strategy against chemical and biological weapons;

•	the pursuit of analytical and procedural methods to enhance safe handling of chemical substances;

•	the application of methods to convert harmful chemical and biological materials into harmless materials;

•	technical expertise to branches of the military, the FBI, police departments, hospitals, fire departments, and the federal government and commercial sponsors, to reduce the threat of chemical-biological terrorism; and

•	laboratory support to U.S. Environmental Protection Agency for identifying and monitoring chemical contaminants in soil, air and water at specified Superfund sites.

      In addition, we have researched and developed the following products on behalf of government and commercial sponsors:

•	Emergency Personal Isolation and Containment (EPIC®) transport pod for isolation of individuals contaminated with biological or chemical agents while enabling first responders to administer emergency medical treatment.

•	Aerospace coating to protect spacecraft, such as defense and commercial satellites, from the environmental effects of outer space.

      Explosive Sciences. Our primary sponsor for our unexploded ordnance work is the U.S. Army Corps of Engineers. We also provide our services to other departments of the U.S. military. Through our wholly owned for-profit subsidiary, Human Factors Applications, Inc., we develop and use technologies for detection, recovery and disposal of unexploded ordnance in the U.S. and abroad. We also perform decontamination and demolition of buildings and equipment contaminated with explosive materials.

      We provide ordnance management services to the U.S. Navy, which includes the maintenance of, and accounting for, weapons inventories.

      Transport Systems. We design and build railroad car simulators and complementary training programs for railway carriers to train their employees. Participation in our simulation training is designed to improve safety and to minimize fuel consumption for carriers. Our training tools range from training simulators based on desktop computers to full motion simulators for both electric and diesel-electric locomotives. We have delivered our training tools and services to domestic government and commercial sponsors and to sponsors in the U.K., Brazil, Turkey, India, Australia and South Africa.

      Software Tools. We have developed a series of software tools that complement our core research fields. Examples of some of these tools include:

•	Frequency Assignment & Certification Engineering Tool (FACET™). This tool automates the assignment of frequencies, which we refer to as spectrum management, in a way that is designed to minimize interference between multiple users of the radio frequency spectrum. This software tool has been used by the government of South Africa and will soon be used by the government of Nigeria.

•	Advanced Cosite Analysis Tool (ACAT™). This tool permits co-location of numerous antennas on towers, rooftops and other platforms by predicting interference between the various systems and informing the user how to minimize interference.

•	Spectrum Monitoring Automatic Reporting and Tracking System (SMART™). This system characterizes the frequency usage in a given geographic area, allowing the sponsor to remotely monitor the spectrum to identify unauthorized users and to look for gaps in the spectrum usage.

•	Real Time Location System. This tool enables sponsors to track thousands of users in a defined area, such as a seaport, a football stadium or an office building, using low cost antennas and badges.

Resources

      For most of our work, we use computer and laboratory equipment and other supplies that are readily available from multiple vendors. As such, disruption in availability of these types of resources from any particular vendor will not have a material impact on our ability to perform our contracts. In some of the specialized work we perform in a laboratory, we depend on the supply of special materials and equipment whose unavailability could have adverse effects on the experimental tasks performed at the laboratory. However, we believe that the overall impact of these types of delays or disruptions on our total operations and financial condition is likely to be minimal.

Promotional Activities

      We primarily promote our contract research services by meeting face-to-face with sponsors or potential sponsors, by performing well technically and obtaining repeat work from existing sponsors, and by responding to requests for proposals, referred to as RFPs, and international tenders that our sponsors and prospective sponsors publish or direct to our attention from time to time. We use our knowledge of and experience with federal government procedures, and relationships with government personnel, to anticipate the issuance of RFPs or tenders to ensure that we are in a position to respond effectively and in a timely manner to these requests. We use our resources to respond to RFPs and tenders that we believe we have a good opportunity to win and that complement either our core research fields or logical extensions to those fields for new research. In responding to an RFP or tender we draw on our expertise in our various business areas to reflect the technical skills we could bring to the performance of that contract.

      Our technical staff is an integral part of our promotional efforts. They develop relationships with our sponsors over the course of contracts that can lead to additional work. They also become aware of new research opportunities in the course of performing tasks on current contracts.

      We hold weekly company-wide development meetings to review specific proposal opportunities and to agree on our strategy in pursuing these opportunities. At times we also use independent consultants for promotion, developing proposal strategies and preparing proposals.

      We spent approximately $435,000 on internal research and development in fiscal year 1999, $547,000 in fiscal year 2000 and $435,000 in fiscal year 2001. We believe that actively fostering an environment of innovation is critical to our future success in that it allows us to be proactive in addressing issues of national concern in public health, safety, and national defense.

Competition

      Our research activities are very competitive. In most significant federal government procurements, we compete with much larger, well-established companies, including Booz-Allen Hamilton, Computer Sciences Corporation, DynCorp, Lockheed Martin Corporation, Science Applications International Corporation, Litton Industries, Sverdrup, Battelle Memorial Institute, Veridian Corporation, and Mitretek Systems, Inc. In the commercial arena, we compete most often with smaller, but highly specialized, technical companies, including CRIL Technology, Tadiran Communications Ltd., Spectrocan, Orthstar Incorporated, Elite Electronic Engineering, Inc., and L-3 Communications Corporation.

      In most cases, government contracts for which we compete are awarded based on a competitive process. We believe that the key factors considered in awarding contracts are:

•	technical capabilities and approach,

•	quality of the personnel, including management capabilities,

•	successful past contract performance, and

•	price.

      It is our experience that in awarding contracts to perform complex technological programs, the two most important considerations for a sponsor are technical capabilities and price.

Our Sponsors

      During our fiscal year ended September 30, 2001, we derived approximately 90 percent of our revenue from contracts with various agencies or departments of the federal government. Of these federal government revenues, we derived 79 percent from contracts with the U.S. Department of Defense. During the 24-week period ended March 15, 2002, approximately 97 percent of our revenue was from contracts with the federal government, and 89 percent was derived from contracts with the U.S. Department of Defense alone. The balance of our revenue was from a variety of commercial sponsors, U.S. state and local governments and foreign governments. We derived .42 percent of our revenues from international sponsors in the fiscal year ended September 30, 1999, 2.93 percent in the fiscal year ended September 30, 2000, and 1.84 percent in the fiscal year ended September 30, 2001. The graphic below shows, by sponsor, revenues earned during this fiscal year as of June 7, 2002.

Revenue By Sponsor

As of June 7, 2002

Agency	Revenue	%

DoD	$122,955,083	89.8%
Commercial	2,288,504	1.7
IRS	7,170,473	5.2
Other (Government)	2,121,905	1.6
NIH	1,452,475	1.1
NASA	887,968	0.6

TOTAL	$136,876,408

Patents and Proprietary Information

      Our patent portfolio consists of 13 active U.S. patents, six pending U.S. patents, one active foreign patent and 17 pending foreign patents. We routinely enter into intellectual property assignment agreements with our employees to protect our rights to any patents or technologies developed during their employment with us. However, our contract research and development services do not depend on patent protection.

      Our federal government contracts often provide the federal government with certain rights to our inventions and copyright works, including use of the inventions by government agencies, and a right to exploit these inventions or have them exploited by third-party contractors, including our competitors. Similarly, our federal government contracts often license to us patents and copyright works owned by others.

Culture, People and Recruiting

      We have developed an organizational culture that promotes excellence in job performance, respect for the ideas and judgment of our colleagues and recognition of the value of the unique skills and capabilities of our professional staff. We seek to attract highly qualified and ambitious staff. We strive to establish an environment in which all employees can make their best personal contribution and have the satisfaction of being part of a unique team. We believe that we have in the past successfully attracted and retained highly skilled employees because of the quality of our work environment, the professional challenges of our assignments, and the financial and career advancement opportunities we make available to our staff.

      Our facilities include laboratory facilities at locations in Chicago, Illinois; Annapolis, Maryland; West Conshohocken, Pennsylvania; Lanham, Maryland; Geneva, Illinois; Huntsville, Alabama; and Rome, New York where we provide our engineers and scientists with advanced tools to research and apply new technologies to issues of national significance.

      As of June 7, 2002, we had 1605 employees, excluding those working exclusively for or in support of LSO, of which 1445 were full-time, 66 half-time, and 94 part-time employees. Approximately 31.2 percent of our employees have Master Degrees, approximately 4.5% have a Ph.D., and approximately 60.4 percent of our employees have undergraduate degrees, excluding those working exclusively for or in support of LSO. We also use consultants from time to time for technical work, promotional activities, and proposal preparation. We believe that our relationship with our employees is good. None of our employees are covered by a collective bargaining agreement.

      We view our employees as our most valuable asset. Our success depends in large part on attracting and retaining talented, innovative and experienced professionals at all levels. We rely on the availability of skilled technical and administrative employees to perform our research, development and technological services for our sponsors. The market for certain skills in areas such as information technology and wireless communications is at times extremely competitive. This makes recruiting and retention of employees in these and other specialized areas extremely important. We recognize that our benefits package, work environment, and incentive compensation will be important in recruiting and retaining these highly skilled employees. It is for these reasons, and so that our employees can share in any value that we create, that we wish to become an employee-owned company.

Environmental Matters

      Our operations are subject to federal, state and local laws and regulations relating to, among other things

•	emissions into the air,

•	discharges into the environment,

•	handling and disposal of regulated substances, and

•	contamination by regulated substances.

      Operating and maintenance costs associated with environmental compliance and prevention of contamination at our facilities are a normal, recurring part of operations, are not material relative to total operating costs or cash flows, and are generally allowable as contract costs under our contracts with the federal government. These costs have not been material in the past and, based on information presently available to us and on federal government environmental policies relating to allowable costs in effect at this time, all of which are subject to change, we do not expect these to have a materially adverse effect on us.

Based on historical experience, we expect that a significant percentage of the total compliance costs associated with our facilities will continue to be allowable costs. Under existing U.S. environmental laws, potentially responsible parties are jointly and severally liable and, therefore, we are potentially liable to the government or third parties for the full cost of remediating contamination at our sites or at third-party sites. In the unlikely event that we were required to fully fund the remediation of a site, the statutory framework would allow us to pursue rights of contribution from other potentially responsible parties.

Properties

        Newtek’s principal operating facilities are located in Chicago, Illinois and McLean, Virginia, and consist of approximately 147,965 square feet and 21,573 square feet of office space, respectively, held under leases. Newtek also leases an additional 18 office facilities totaling approximately 282,629 square feet. These offices are located in Hampton, Virginia; West Conshohocken, Pennsylvania; Huntsville, Alabama; Rockville, Maryland; Annapolis, Maryland; Waldorf, Maryland; Lanham, Maryland; Orlando, Florida; Rome, New York; Fairborn, Ohio; Charlottesville, Virginia; Warren, Michigan; Ishpeming, Michigan; King George County, Virginia; San Diego, California; and three in Alexandria, Virginia.

      Newtek leases nine laboratory facilities totaling 166,036 square feet, for research functions in connection with the performance of our contracts. These laboratories are located in Geneva, Illinois; Lanham, Maryland; Annapolis, Maryland; West Conshohocken, Pennsylvania; Huntsville, Alabama; Rome, New York; and three in Chicago, Illinois. The lease terms are annual varying from one to eight years and are at market rates.

      The aggregate average monthly rental expense for fiscal year 2001 was $462,000.

      IITRI periodically entered into other lease agreements that are directly chargeable to current contracts. Newtek will continue this practice. These obligations are either covered by current available contract funds or cancelable upon termination of the related contracts.

Legal Proceedings

        We are not involved in any pending legal proceeding other than routine legal proceedings occurring in the ordinary course of business. We believe that these routine legal proceedings, in the aggregate, are not material to our financial condition and results of operations.

      As a government contractor, we are subject from time to time to federal government inquiries relating to our operations and audits of our accounting procedures by the Defense Contract Audit Agency. Government contractors who are found to have violated the False Claims Act, or who are indicted or convicted for violations of other federal laws, may be suspended or disbarred from government contracting for some period. Such an event could also result in fines or penalties. Given our dependence on federal government contracts, suspension or debarment could have a material adverse effect on our company. We are not aware of any such claims against us.

The Beagle Holdings, Inc. Employee Ownership, Savings

and Investment Plan

Introduction

An Overview of the KSOP and its Role in the Acquisition

      Our board of directors adopted The Beagle Holdings, Inc. ESOP and 401(k) Plan on December 19, 2001, and The Beagle Holdings, Inc. Employee Ownership, Savings and Investment Trust on December 19, 2001. On May 31, 2002, we amended and restated the Beagle Holdings, Inc. ESOP and 401(k) Plan, including renaming the plan the Beagle Holdings, Inc. Employee Ownership, Savings and Investment Plan. The Beagle Holdings, Inc. Employee Ownership, Savings and Investment Plan, which we refer to as the KSOP or the plan, is a qualified retirement plan. A qualified retirement plan is one that qualifies for tax benefits under Section 401(a) of the Internal Revenue Code. The KSOP interests offered in this prospectus will be issued under this plan. Silverstein and Mullens, a division of Buchanan Ingersoll, P.C., has provided our board of directors with an opinion stating that the plan satisfies in all material respects the provisions applicable to a qualified plan under sections 401(a), 501(a) and 4975(e) of the Internal Revenue Code and section 407(d)(6) of ERISA. The opinion also states that the plan is a permitted S corporation shareholder and because we are 100% owned by the plan, the income attributable to the stock held within the plan will not be subjected to either federal income tax or unrelated business income tax. We will, however, apply to the IRS to issue what is referred to as a “determination letter,” which is a letter that states that the plan is, in fact, exempt from tax under the above-referenced sections of the Internal Revenue Code. The opinion from Silverstein and Mullens assumes that we will adopt any retroactive amendments to the plan which the IRS may require as a condition to issuing a favorable determination letter.

      Our KSOP includes an employee stock ownership plan component, which we refer to as the ESOP component, and a non-ESOP component. Both the ESOP component and the non-ESOP component have a 401(k) feature which gives you the ability to defer pre-tax income, which we refer to as pre-tax deferrals, to either component of the KSOP by electing to defer payment of a percentage of your compensation. Any pre-tax deferrals are contributed to your KSOP account.

      If you participate in the non-ESOP component, you will be able to direct your pre-tax deferrals to various investment options which Fidelity Investments offers. You will also be able to direct that portion of the retirement plan contribution you receive from us that is paid into your non-ESOP account among the various Fidelity investment options.

      Eligible participants, acting as “named fiduciaries” under ERISA, are being offered a one-time ESOP investment election to acquire a beneficial interest in Newtek’s common stock, by directing State Street, the ESOP trustee, to invest their eligible IITRI rollover or HFA transfer funds in the ESOP component of Newtek’s KSOP. We refer to this one-time ESOP investment election as the IITRI rollover or HFA transfer one-time ESOP investment election, or the one-time ESOP investment election.

      You are eligible to participate in the one-time ESOP investment election if you

•	are an employee of IITRI or HFA on the date we distribute the final prospectus;

•	are a legal resident of the U.S.;

•	are a participant in IITRI’s 401(a) or 403(b) plan or HFA’s 401(k) plan on the first day of the one-time ESOP investment election period; and

•	are an employee of either IITRI or HFA on the date of closing, which we expect to be on or about September 30, 2002.

      If you direct the investment of your existing retirement account balances in the ESOP component of our KSOP, shares of our common stock will be allocated to your account in the ESOP trust and you will acquire a beneficial ownership interest in our common stock. For more information about the mechanics of the one-time ESOP investment election, please read “The IITRI Rollover or HFA Transfer One-Time ESOP Investment Election.”

      The ESOP trustee will use all proceeds that are directed to the ESOP component by virtue of your election to purchase our common stock on behalf of the ESOP. As a result of this purchase, the KSOP will own 100 percent of our outstanding common stock. Although the KSOP will own all of our outstanding shares of common stock after the acquisition, our certificate of incorporation authorizes us to issue additional shares of common stock. After closing, the ESOP trustee may purchase additional shares of our common stock on behalf of the ESOP with pre-tax deferrals you make to the ESOP component. Newtek may also contribute additional shares of our common stock to the ESOP component in the form of a company matching contribution or a company retirement plan contribution.

      Upon completion of the acquisition, you will have no future opportunity to rollover or transfer any funds into the ESOP component, nor will you be able to transfer funds from the non-ESOP component to the ESOP component. Any decision you make to invest all or any portion of your eligible IITRI or HFA retirement account balances in our common stock is voluntary on your part. Although all HFA employees and all employees of IITRI, with the exception of IITRI employees who work exclusively for and in support of LSO, on the closing date of the acquisition will become Newtek employees upon completion of the acquisition, no right to employment or continuing employment with Newtek, IITRI or HFA currently exists or is created by this offering and acquisition.

      You may, however, at any time after completion of the acquisition, rollover or transfer funds from any eligible retirement plan, including your existing IITRI plans, to the non-ESOP component and invest in the various mutual fund investment alternatives which Fidelity Investments offers by completing the necessary rollover paperwork.

      After completion of the acquisition, you will have the choice to direct your future pre-tax deferrals to either:

•	the non-ESOP component;

•	the ESOP component; or

•	any combination of the two.

      Your pre-tax deferrals to the ESOP component, however, may not exceed seven percent of your compensation. Any deferrals you direct in excess of seven percent will automatically be reinvested in the non-ESOP component according to your current direction with Fidelity.

      We will make a matching contribution to the ESOP component on your behalf, based on your pre-tax deferrals. We will also make a retirement plan contribution to all employees eligible to participate in the KSOP after one year of service with us. All HFA employees and all IITRI employees whom Newtek hires upon closing of the acquisition will not need to satisfy this requirement that they complete one year of service with us. This retirement plan contribution is made to both the ESOP and non-ESOP components of the KSOP.

      While you are building savings through the KSOP, you are not taxed on your pre-tax deferrals or any matching contributions we make until you receive a distribution from the KSOP. In addition to the benefit associated with deferring your taxes, you may also qualify for capital gains tax treatment when you take your distribution.

      An ESOP committee will administer the KSOP. The ESOP committee is responsible for the financial management and administration of the ESOP component of our KSOP. It will also serve as trustee for the non-ESOP component and in this capacity will be charged with the financial management of the non-ESOP component. The ESOP committee is not responsible or liable for any losses that are the direct result of investment decisions or instructions that you or your beneficiary give. The members of the ESOP committee are employees of our company: Bahman Atefi, Barry Watson, Randy Crawford, Stacy Mendler, Dan Katz, Rob Bartholomew, and Jack Palmieri.

      The board of directors has appointed State Street Bank & Trust Company, which we refer to as State Street, as the trustee of the ESOP component. State Street has been retained to be the independent fiduciary for purposes of this acquisition. For more on State Street’s role, please read “The IITRI Rollover or HFA One-Time ESOP Investment Election — Determination of the ESOP Trustee.” After completion of the acquisition, the ESOP committee will direct the ESOP trustee on all matters related to the plan, and on all shareholder votes by the ESOP as our sole shareholder, except on votes for certain corporate transactions that require shareholder approval under state law.

Eligibility and Enrollment

Who Can Participate in the KSOP?

      Full- and part-time employees of HFA or of IITRI who become our employees as a result of the acquisition are eligible to participate in the KSOP and are immediately eligible to receive our retirement plan and matching contributions. Leased employees, union employees, nonresident aliens, and temporary employees are not eligible to participate in the KSOP.

      If you are eligible to participate in the KSOP but choose not to participate on the first pay date after you meet the eligibility requirements, you may, at any time in the future, participate in the KSOP and authorize your pre-tax deferrals by completing and submitting an enrollment form. Your participation will be effective as of the next payroll date. You will not, however, at that time be able to rollover your existing retirement account balances, or transfer your HFA 401(k) balance that was merged into the KSOP, into the ESOP component.

      New employees who join Newtek after completion of the acquisition are eligible to make pre-tax deferrals to the KSOP and rollover contributions to the non-ESOP component immediately upon employment. Our retirement plan and matching contributions start after a new employee has completed one year of service with us. We also intend to accept future rollovers to the ESOP component from eligible retirement accounts of new hires employed after the close of the acquisition. It is anticipated that new hires will, like you, have a one-time opportunity to invest any eligible account balances they choose to rollover into the KSOP in our ESOP component during a window period following their employment date.

Designating a Beneficiary

      When you enroll in the KSOP, you will be asked to name, in writing, one or more beneficiaries. A beneficiary is the person or estate you have named to receive the value of your KSOP account if you die before receiving your entire account balance. If you are married, your spouse is automatically your beneficiary unless he or she provides written, notarized consent to the designation of a different beneficiary or someone in addition to your spouse as your beneficiary.

      If you die without naming a beneficiary or if your named beneficiary dies before you and you are married, the value of your account balance will be paid to your surviving spouse. If you do not have a surviving spouse and you have not named any other beneficiary, the value of your account will go to your children or your estate, in that order.

      You may change your beneficiary at any time by completing the appropriate forms available from our human resources office.

Pre-Tax Deferrals and Rollovers to the KSOP

      The KSOP is a defined contribution plan. This means that as a participant in the KSOP, you build an account in your own name. In general, the value of your account is based on contributions made to your KSOP account, increased by any investment gains or decreased by any investment losses.

Employee Pre-Tax Contributions

      You may defer from one percent to 20 percent of your gross pay into the KSOP on a tax-deferred basis up to maximum limits under federal tax law. Your pre-tax deferrals must be made in whole percentages. For example, you may choose to contribute 10 percent of your pay to the KSOP, but you may not choose to contribute 10 1/2 percent. The dollar amount of your contribution will vary as your pay increases or decreases.

      Federal tax law places limits on the amount that you may contribute to the KSOP in each calendar year. In 2002, the limit is $11,000 (excluding investment earnings and company contributions) and $12,000 for those who are over age 50 before the end of 2002. The IRS will periodically increase this dollar amount.

Limitations on Pre-Tax Deferrals

      Pre-tax deferrals you direct to be invested in the ESOP component must not exceed seven percent of your compensation. In addition, the total pre-tax deferrals that participants direct to be invested in common stock in the ESOP component, when combined with the company retirement plan and matching contributions which are made to the ESOP component must not exceed eight percent of the total eligible compensation of all eligible participants in any year. If this occurs, the amount you direct to be invested in the ESOP component may be reduced pro-rata and redirected to the non-ESOP component invested according to your current direction with Fidelity.

Can You Change Your Pre-Tax Deferral Percentage?

      When you enroll in the KSOP you indicate the percentage of your pay that you would like deferred to the KSOP. You may change the percentage of your pre-tax deferral at any time. You may also change your decision to invest in the ESOP and/or the non-ESOP components of the plan at any time provided you do not exceed the seven percent maximum to the ESOP component. Both changes are made by completing the appropriate forms and submitting them to your human resources office. Your changes will generally be effective as of the date of our next payroll.

How Do You Stop Pre-Tax Deferrals?

      You may stop your pre-tax deferrals at any time by completing the appropriate forms and submitting them to your human resources office. Any termination of pre-tax deferrals will generally take effect on the next pay date after your human resources office receives and processes the form. You may begin deferring a percentage of your pay again by completing the appropriate forms and submitting them to your human resources office.

How Do Pre-Tax Deferrals Work?

      Pre-tax deferrals are made with dollars that are deducted from your pay before federal income tax withholding is calculated. Those pre-tax dollars do not escape income tax completely; the tax is simply deferred until you receive a distribution from the KSOP. As long as your money is invested in the KSOP, you do not pay taxes on those dollars or on earnings on those dollars. Taxes are paid only when your money is withdrawn from the plan.

      Following is an example to illustrate how this pre-tax deferral works.

Example of How Pre-Tax Deferrals Work:

John earns $30,000 in pay from the company during the taxable year. During that year, he defers five percent of his pay in each pay period:

$30,000	gross earnings
× 5%	deferral rate

$1,500	John’s total pre-tax deferral

$30,000	previous earnings
-1,500	deferred to KSOP

$28,500	earnings reported on W-2

Because John must pay income taxes on $28,500 instead of $30,000, he will realize a current tax savings. For example, assume John is single, takes the standard deduction, and his federal income tax on $30,000 pay would be about $3,400.

On $28,500 in pay, his federal income tax would be about $3,230. Therefore, John’s federal income taxes would be less by about $170 (any state or local tax savings would be additional); his net cost to put $1,500 into his KSOP account would be about $1,330 ($1,500 — $170) after taxes.

In addition, assuming John qualifies for the company matching contribution, he would receive $1,200 ($1 for $1 match on the first three percent of pay, and 50 cents on the $1 match on the next two percent of pay) in common stock allocated to his account.

In this example, for a net cost of $1,330, John would have a total of $2,700 added to his KSOP account.

When are My Pre-Tax Deferrals Deposited into the KSOP?

      Your pre-tax deferrals are deposited every pay period, as deducted from your pay. The amounts directed to the non-ESOP component are sent to Fidelity, where they are immediately invested according to your current investment election. The amounts directed to ESOP component are sent to State Street, the ESOP trustee, where they are invested in the SSgA Short-Term Investment Fund, which is a money market account, until the end of the then-current six-month period until a new valuation of our stock is completed, and your pre-tax deferrals and any accumulated interest are used to purchase common stock.

Your Pre-Tax Deferrals	Your ESOP Deferral Purchases

      A Word About Taxes — Constantly changing tax laws and your particular situation make generalizations about the tax implications of the KSOP difficult.

Rollover Contributions

      If you are an employee of IITRI or HFA and wish to invest qualified plan monies that are not currently in the IITRI or HFA plans, you must roll these funds into the IITRI or HFA plans prior to the end of the one-time ESOP investment election period in order for them to be eligible.

Company Contributions

What is the Formula for Company Retirement Plan Contributions?

      IITRI and HFA employees who become Newtek employees as a result of the acquisition, and new employees who have worked for us for at least one year are eligible to receive Newtek retirement plan contributions in addition to our matching contribution. We will contribute 2.5 percent of each eligible participant’s compensation up to $200,000 to the plan in the form of a retirement plan contribution. Our board of directors may, in its discretion, increase this amount from time to time.

      Our retirement plan contributions will be made to both the ESOP and the non-ESOP components of the plan. A contribution of

•	1.5 percent of your eligible compensation will be deposited in cash in the non-ESOP component of your KSOP account; and

•	an additional 1 percent of your eligible compensation will be deposited in the ESOP component of your KSOP account, in the form of our common stock.

      We will base our company retirement plan contributions on your compensation before subtraction of your pre-tax deferrals.

When Will We Make Company Retirement Plan Contributions?

      Our retirement plan contribution made in cash to your account in the non-ESOP component will be deposited at the end of each pay period.

      The company retirement plan contribution made in the form of common stock allocated to your account in the ESOP component will be credited to your account as of each valuation date of our common stock. As indicated above, these valuation dates are semi-annual, occurring March 31 and September 30 of each year. Our retirement plan contribution is based on the current fair market value of the shares at the end of each six-month valuation period.

Retirement Plan Contribution - Cash (each pay period)

Retirement Plan Contribution - Stock (at the end of each six-month period)

Your Company Matching Contribution

      You have the option of investing your pre-tax deferrals in the ESOP component, subject to the 7 percent maximum, the non-ESOP component, or a combination of the two. We will make matching contributions based on your pre-tax deferrals to the KSOP. The amount of our matching contribution you are eligible to receive is not dependent on whether you elect to invest your pre-tax deferrals in the ESOP component or in the non-ESOP component.

What is the Formula for Company Matching Contributions?

      If you are an IITRI or HFA employee who becomes a Newtek employee as a result of the acquisition, or if you are a new employee who has worked for us for at least one year, we will match $1 for every $1 you defer on the first three percent of your compensation. In addition, we will match 50 cents for every $1 you defer between three percent and five percent of your compensation.

When Will We Make Company Matching Contributions?

      Our matching contribution will be made by allocating additional shares of our common stock to the ESOP component of your KSOP account. Matching contributions will be made as of each valuation date of our common stock. These valuation dates are semi-annual, occurring March 31 and September 30 of each year. Our matching contribution is based on the current fair market value of the shares at the end of each six-month valuation period.

Company Match - Stock (at the end of each six-month period)

Example of Company Retirement Plan Contribution Only:

•	The Newtek retirement plan contribution is 2.5 percent of pay, one percent in the form of common stock contributed to the ESOP component, 1.5 percent in cash deposited into the non-ESOP component.

Example: John’s annual compensation is $50,000; he does not make pre-tax deferrals to the KSOP

	ESOP Component	Non-ESOP Component

Employee Pre-Tax Deferral	$0	$0
Company Matching Contribution	$0	$0
Company Retirement Plan Contribution	$500	$750

Annual Contribution to KSOP	$500	$750

Example of Company Retirement Plan and Matching Contributions:

•	Our matching contribution will apply to the first five percent of compensation deferred.

•	We will match at a rate of $1 for $1 on the first three percent and 50 cents on every $1 between three percent and five percent. All matching contributions will be made in the form of common stock and contributed to the ESOP component.

•	The Newtek retirement plan contribution is, in total, 2.5 percent of pay: one percent in the form of common stock contributed to the ESOP component, 1.5 percent in cash deposited into the non-ESOP component of your KSOP account.

Example: John’s annual compensation is $50,000 and he elects to defer three percent to the ESOP component and two percent to the non-ESOP component.

	ESOP Component	Non-ESOP Component

Employee Pre-Tax Deferral	$1,500	$1,000
Company Matching Contribution	$2,000	$0
Company Retirement Plan Contribution	$500	$750

Annual Contribution to KSOP	$4,000	$1,750

Note: New employees are eligible to receive the Newtek retirement plan and matching contributions after completing one year of service with us.

Allocation of Dividends

      If we declare a distribution/dividend, it will be allocated proportionally among the accounts of all ESOP participants according to the number of shares of common stock allocated to each ESOP account. Distributions/ dividends allocated in this way may be invested in short-term fixed-income investments, or used to purchase shares of our common stock to the extent our board of directors has authorized the issuance of common stock for this purpose. However, we do not anticipate declaring distributions/ dividends.

Investing In Your KSOP Account

      You are solely responsible for deciding whether or not to invest in the KSOP, whether through the one-time ESOP investment election and/or through future pre-tax deferrals. If you decide to do so, your pre-tax deferrals will be deducted from your paycheck each pay period and credited to your KSOP account. You may elect to invest them in the ESOP component and/or in the non-ESOP component.

      The ESOP trustee, State Street, is charged with acting in the best interest of the ESOP. The trustee, however, has no responsibility or liability to make a determination of the advisability or prudence of your decisions relating to investment in the ESOP. Because you are designated as a named fiduciary with respect to your one-time ESOP investment election and whether to direct the trustee to invest future pre-tax payroll deferrals in Newtek common stock, the ESOP trustee is generally required to follow your directions to the extent they are in accordance with the terms of the KSOP and are not contrary to ERISA. Named fiduciaries are required to act prudently, solely in the interest of the plan’s participants and beneficiaries and for the exclusive purpose of providing benefits to the plan’s participants and beneficiaries. A fiduciary, including a named fiduciary, who breaches the fiduciary responsibility rules of ERISA, may be liable to the plan for any losses caused by the fiduciary’s conduct. Therefore, when you act as a named fiduciary, you should do so in a prudent manner. If you do not wish to act as named fiduciary, you can decline to do so by not providing any directions to the ESOP trustee.

      Although you direct the trustee to act on your behalf, State Street may only do so if, in its sole discretion, it determines that it is permissible under ERISA to accept your direction with regard to the investment in the ESOP component.

      Please remember that the ESOP trustee has no responsibility or liability under ERISA or any other law to make a determination of the advisability or prudence of any individual’s decision whether or not to direct the investment of all or any portion of his or her IITRI rollover or HFA transfer account balances or future pre-tax payroll deferrals in Newtek common stock.

      The non-ESOP component is intended to satisfy the requirements of Section 404(c) of ERISA by providing investors with diversified investment options.

The Non-ESOP Component

      You may elect to direct your pre-tax deferrals to the non-ESOP component of the KSOP. It offers, through Fidelity, numerous mutual funds in which you may invest. Since you have a number of options from which to choose, you will want to consider which of these options best meet your investment needs. Each investment option provides different investment opportunities for you, and each has different risk and earnings characteristics. Please read “Your Investment Options in the Non-ESOP Component” for a description of the various Fidelity mutual fund investment alternatives available to you. A prospectus or other description of each fund is also available from Fidelity. You may change your investment options within the non-ESOP component at any time. The ESOP committee may, from time to time, change the number and type of investment options that are available.

      You may invest in as many of the available Fidelity options as you wish. If you choose to invest in the non-ESOP component, you must make your investment decisions in whole percentages. If you do not designate an option, your pre-tax deferrals and the cash portion of the Newtek retirement plan contributions made on your behalf will be invested in the Fidelity Retirement Government Money Market account until such time that you redirect them to other investment options.

The ESOP Component — Investment in Company Stock

      Future Employee Pre-Tax Deferrals: You may elect to direct your pre-tax deferrals to the ESOP component, and they will be allocated to your ESOP account up to a maximum of 7% of your compensation. If you direct your pre-tax deferrals to the ESOP component, they will accumulate in a short-term interest-bearing account in your name inside the trust until the next valuation date. The shares of common stock purchased with your pre-tax deferrals and any Newtek retirement plan and matching contributions allocated to your ESOP account will remain invested in our common stock until

      (1) you are eligible to diversify the company stock investment, or

      (2) you are eligible for a distribution.

Limitations on Pre-Tax deferrals

      In addition to the seven percent maximum, the total pre-tax deferrals which participants direct to be invested in common stock in the ESOP component, when combined with the company retirement plan and matching contributions, which are made to the ESOP component, must not exceed eight percent of the total eligible compensation of all eligible participants in any year. If this occurs, the amount you direct to be invested in the ESOP component may be reduced pro-rata and redirected to the non-ESOP component invested according to your current direction with Fidelity.

At What Price will My Pre-Tax Deferrals Purchase Company Stock?

      Your pre-tax deferrals will be used to purchase shares of our common stock based on the per share price on the valuation date preceding or following the date on which you make each pre-tax payroll deferral, whichever is lower.

With Regard to Investing in the KSOP, What is Particular About this One-Time ESOP Investment Election?

      Under the terms of the KSOP, during the one-time ESOP investment election period, you may elect to rollover your account balances in your IITRI 401(a) and 403(b) plans or transfer your HFA 401(k) account balances to the ESOP component, thereby directing that your eligible retirement funds be invested in our common stock. The shares of common stock purchased on your behalf when you make this one-time ESOP investment election will be held in the ESOP trust and allocated to your ESOP account and will be subject to the provisions of the ESOP component of the KSOP.

      BCI Group, at the direction of the ESOP committee, will provide you with an investment package containing the information and forms you must complete to rollover eligible account balances to the ESOP component. You may direct all or any portion of your eligible account balances, but only in whole percentages, by filing the form with BCI Group, who is tabulating the election results for the ESOP trustee, by the date specified on the forms. Your decision whether to direct the ESOP trustee to invest your account balances in our common stock by investing them in the ESOP component is a personal and confidential choice, and in your sole discretion. Your decision does not affect your employment in any way.

Diversification

      You have the right to diversify your account in the ESOP component as described in the following sections. However, you are not required to diversify if you do not wish to do so.

      Age 55 Diversification: When you reach age 55 and have completed 10 years of participation in the Newtek KSOP, you will be eligible to move a portion of your account in the ESOP component to the non-ESOP component, provided your account balance exceeds $500. This right is made available to all ESOP participants. Your years of participation in the former IITRI plans prior to the effective date of Newtek’s KSOP are not counted in calculating the 10 years of participation. Because the HFA plan is being merged with the KSOP, ERISA rules provide that HFA employees will receive the rights and benefits associated with their former plan, which means that if you are an HFA employee, when you reach age 55 and have completed 10 years of participation in the KSOP, including all years of participation prior to the acquisition, you will be eligible to move a portion of your account balance to the non-ESOP component of the KSOP.

      The ESOP committee will provide you with information and an election form when you are eligible to diversify.

      During the 90 days immediately following the end of each of the five plan years after you have satisfied the requirements described above, you have the right to elect to diversify to the non-ESOP component up to 25 percent of the value of your eligible ESOP account. You have the right to diversify up to 50 percent of the value of your eligible ESOP account when you are in your sixth plan year after you have satisfied the diversification eligibility requirements.

      While you will be able to elect to diversify a portion of your account balance in the ESOP component in each year of the six-year diversification period, the amount of any transfers from the ESOP component pursuant to this diversification right will be reduced by the amount already diversified to the non-ESOP component. If the fair market value of your ESOP account is $500 or less, you will not be entitled to elect to diversify in that year. Once you elect to diversify to the non-ESOP component, you may not elect to transfer such amounts back to the ESOP component.

Example of Age 55 Diversification:

Helen will turn 55 in August 2014, and will at that time have 10 years of participation in the KSOP. In October 2014 she is notified that she has the right to diversify up to 25 percent of the balance of her account in the ESOP component. By December 31, 2014, she decides to move 15 percent of her account balance to the non-ESOP component.

After the September 30, 2014, valuation is completed, it is determined that the value of Helen’s account held 800 shares of common stock. Therefore, she will diversify 120 shares, which will be transferred to the non-ESOP component as soon as administratively feasible. This leaves her with 680 shares in her ESOP account.

In September 2015 (the second year), she will again be notified that she has the right to diversify up to 25 percent (including prior amounts diversified) of her account balance in the ESOP component balance to the non-ESOP component. Helen has until December 31, 2015, to decide.

Helen decides to diversify the maximum, 25 percent. If her account balance in the ESOP component contained 880 shares as of the September 30, 2015, valuation, her diversification calculation would look like this:

	880 shares	(current balance)
+	120 shares	(previous diversification)

1,000 shares
	× 25%	(Helen’s election percentage)

250 shares
	- 120 shares	(previous diversification)

	130 shares	(eligible diversification amount for the 2015 plan year)

The number of shares in her account upon completion of her diversification transfer is 750 shares (880 - 130).

In September 2016 (the third year), Helen will again be notified that she has the right to diversify up to 25 percent (including prior amounts diversified) of the shares in her ESOP account. She decides to again diversify the maximum, 25 percent. Assuming Helen has 790 shares of stock in her ESOP account, as of the September 30, 2016, valuation, her diversification calculation would look like this:

	790 shares	(current balance)
+	250 shares	(previous diversifications)

1,040 shares
	× 25%	(Helen’s election percentage)

260 shares
	- 250 shares	(previous diversifications)

	10 shares	(eligible diversification amount for the 2016 plan year)

This process will repeat itself in September of 2017 (fourth year), 2018 (fifth year), and 2019 (sixth year). The only difference is that in 2019 (the sixth year) the percentage of shares that Helen may diversify will be 50 percent instead of 25 percent.

      Your Special Diversification Feature: Starting with the first quarter of the fifth plan year following the close of the acquisition, and in the first quarter of each plan year thereafter, all participants who are employed at the close of the acquisition will be entitled to make a diversification transfer of up to 10 percent of their account balance in the ESOP component to an investment fund in the non-ESOP component, provided that the ESOP committee determines that such a transfer will not cause us to violate any specific loan covenants under which we are operating at that time. Individuals employed after the close of the acquisition will also be entitled to make a diversification transfer of up to 10 percent of their ESOP component account balance beginning in the first quarter of the first plan year following their fifth full plan year after they became a participant in the KSOP, and in the first quarter of each plan year thereafter.

      Unlike the diversification right previously discussed, prior transfers do not affect this calculation. In other words, you may transfer up to 10 percent of the current number of shares in your ESOP account to the non-ESOP component each year after you become eligible.

Voting Common Stock

      Although common stock is allocated to your account in the ESOP component, you are considered to hold only a beneficial ownership interest in these shares and you will not be the legal holder of the shares. In this context this means that you have the benefit of the value of the shares of common stock allocated to your account.

      State Street, the ESOP trustee, holds record title to all of our shares of common stock held in the ESOP trust and as such, will usually vote those shares on voting matters that are brought before shareholders. ERISA requires that you be able to direct the trustee to vote the shares of common stock allocated to your account on certain corporate transactions that require shareholder approval under state law. You will direct State Street, or the ESOP committee, as to the manner in which to vote the shares allocated to your account on certain major events, which may include:

•	our merger with another company,

•	our liquidation and dissolution,

•	the sale of all or substantially all of our assets, and

•	any stock reclassification and recapitalization.

      We have extended to you an additional right, which is to direct the trustee to vote the shares of common stock allocated to your account on any tender offer for, or other offer to purchase, the shares of Newtek common stock in the ESOP component. Common stock is allocated to your account in the ESOP component pursuant to the plan, by dividing the total amount you have invested in the ESOP component by the per share price of the common stock, as determined by the most recent valuation.

      You will have one vote for each share of Newtek common stock allocated to your account in the ESOP component.

Valuation of Your Accounts and Your Statement

Valuation

      The Non-ESOP Component: Your account will be adjusted periodically to reflect

•	the fair market value of the investment options in which your funds are invested,

•	your pre-tax deferrals, and

•	Newtek retirement plan cash contributions made to your account.

      Your account balance in the non-ESOP component will be valued each day that the New York Stock Exchange is open for business.

      Any distributions from your account or transfers between investment options are valued as of the date the request is processed.

      The ESOP Component: Employees who participate in the one-time ESOP investment election will receive a statement showing the value of their investment in the ESOP component as soon as possible following completion of the acquisition.

      Thereafter, the independent appraiser will value common stock held in the ESOP component semi-annually as of March 31 and September 30 of each year. At these times, the value of the common stock allocated to the ESOP component of your KSOP account, in addition to the value of the common stock purchased with your pre-tax deferrals or contributed pursuant to our retirement plan and matching contributions will be adjusted to reflect current fair market value.

      Distribution requests and other withdrawals will be made based on the current fair market value at the end of the period immediately preceding the date of the distribution.

Account Statements

      As a KSOP participant, you will receive a statement every three months from Fidelity that will show your account balances in the non-ESOP component. The statement also shows the sources and amounts of contributions, earnings, losses, outstanding principal and interest paid on any loan, and withdrawals or transfers during the quarter. The value of each investment option is also shown on this statement. For current information on your account balances in the non-ESOP component, you should call Fidelity’s toll-free help line at 1-800-835-5095.

      You will receive a statement showing your account balances in the ESOP component twice each year, following the completion of the valuation of our common stock as of March 31 and September 30. The statement also shows the sources and amounts of contributions, earnings, losses, outstanding principal and interest paid on any loan, diversification transfers and withdrawals for the period.

      In addition to the statement of your accounts in the ESOP component, you will also receive what is known as the summary annual report from the ESOP recordkeeper. This report is the financial statement for the KSOP trust, and shows the total activity within the trust during the accounting period.

      You should save these statements and file them with your personal financial records.

Vesting

How Do Contributions Vest?

      Vesting refers to your nonforfeitable ownership in your KSOP account. Your pre-tax deferrals, Newtek matching contributions and any rollover contributions to the KSOP, in addition to earnings on those amounts, are 100 percent vested at all times.

      Newtek retirement plan contributions vest according to your length of service with us, as described in the following schedule:

Service	Percent Vested

1 year	0%
2 years	25%
3 years	50%
4 years	75%
5 years	100%

      A year of service for vesting credit is determined by the amount of time that passed from your date of hire. In general, you will be credited with one year of service for each 12-month period that you work for us. (If you leave your employment with us and then return within a 12-month period, the period in which you were not an employee may still count as vesting service.) There is no prorating of vesting if your employment terminates between anniversary dates.

      For example, if you leave your employment with us after you have completed five years of service, you will be 100 percent vested in the Newtek retirement plan contributions. This means you are entitled to receive 100 percent of our contributions to your account balance. If you leave your employment with us after you have completed three years of service, you will be 50 percent vested, and entitled to receive 50 percent of our retirement plan contributions to your account. IITRI and HFA employees will receive credit for all years of employment with IITRI or HFA.

      If you leave employment with Newtek at any time after closing, you are always entitled to receive 100 percent of the money in your pre-tax deferral, rollover, and Newtek matching contribution accounts in both the ESOP and non-ESOP components of the plan.

      If you are a former employee of HFA or IITRI but are not employed by Newtek as of the date of the closing of the acquisition, and are re-employed by us within five years of your termination date with IITRI or HFA, you would also receive credit under the KSOP, for vesting and eligibility purposes, for the years for which IITRI or HFA has credited you.

Other Vesting

      You will be 100 percent vested in Newtek retirement plan contributions, even if you have not completed five years of service, if, while you are still our employee, you retire on or after reaching age sixty-five (65), die, or become permanently disabled.

Forfeitures

      If your employment with us terminates before you are 100 percent vested in your Newtek retirement plan contributions, the portion of Newtek’s retirement plan contributions that are not vested will be forfeited. The amount of any forfeiture may be restored to your KSOP account if you return to regular employment with us within five years after your termination and, if you received a distribution from your KSOP account, you repay to the KSOP the full amount of your distribution. Full repayment must be made within five years of your re-employment. If you do not rejoin us within five years of your termination, the portion of the Newtek retirement plan contribution that was not vested at the time of termination cannot be restored upon future re-employment.

Requesting A Distribution

Distributions from Your KSOP Accounts

      The value of your account balances will be paid to you, or your beneficiary in the case of your death, upon your retirement, death, disability, resignation or dismissal.

Separations from Service

      Retirement: Your retirement date is defined in our plan as the date you terminate your employment with us if the date is on or after you have reached age 65.

      Death: If you die, your designated beneficiary will be entitled to begin receiving the value of your total account balances as soon as possible, or as soon as requested, following your death. If you resigned or were dismissed from employment prior to your death, your beneficiary will be entitled to the remaining portion of your vested account balances.

      Disability: Your disability termination date is the date you terminate your employment with us by reason of total and permanent disability, which means generally that you are unable, by reason of a mental or physical impairment, to engage in any substantial gainful activity for Newtek.

      Resignation, Dismissal, or Permanent Layoff: If you terminate your employment with us for any reason other than retirement, death, or disability, you will be entitled to a distribution of only the vested portion of your account balances in accordance with the distribution provisions described in the next section.

Distributions from the ESOP Component

      There are three elements integral to your distributions from the ESOP component:

•	the timing of the distribution;

•	the method of distribution; and

•	the form of the distribution.

Timing of Distribution:

      When we refer to timing of your distribution, we refer to the date upon which we are required by law to begin making distributions to you of the value of your ESOP account. The timing of distributions from the ESOP component differs from the timing of distributions from the non-ESOP component.

      Our obligation to begin making distributions to you also varies based on the reason for your request for a distribution.

      Retirement, death or disability: If you retire on or after age 65, die or become disabled and you or your beneficiary requests that we distribute the value of your account in the ESOP component, we must begin to make distributions no later than the end of the plan year following the plan year in which you retired, died or became disabled. As a practical matter, we prefer to make these distributions as soon as possible following the end of the semi-annual period in which you retired on or after age 65, died or became disabled.

      Resignation, dismissal or layoff: If you separate from service with us because you resign or are dismissed or laid off and you request that we distribute to you the value of your account in the ESOP component, we must begin to make your distributions no later than the end of the sixth year following the plan year in which you resigned, were dismissed or laid off. As a practical matter, however, we prefer to make these distributions as soon as possible following the end of the semi-annual period in which you resigned, were dismissed or laid off.

      If you are an HFA employee: If you are an HFA employee and you separate from service with HFA because you retire, die or become disabled, or because you resign, are dismissed or laid off, and you request that we distribute the value of your account in the ESOP component, we must begin to make your distribution of the shares attributable to your one-time ESOP investment election as soon as possible following the end of the semi-annual period in which the event occurred. Any additional shares in your account that are purchased with pre-tax deferrals or that are attributable to your company retirement plan contributions will be treated as described above.

      Whether you are a Newtek or HFA employee, if your account balance is greater than $5,000 at the time of your separation from service, you do not have to begin taking a distribution until age 70 1/2.

Method of Distribution:

      When we refer to the method of distribution, we refer to whether your distribution will be paid in a lump sum or in a series of installments. Irrespective of your reason for your separation from service, it is our intention to make distributions to you in one lump sum, if possible. We may not be able to make a lump sum distribution due to our lender covenants. If we are unable to make a lump sum distribution, then we will make your distribution in a series of installments over a period of not more than five years.

Form of Distribution:

      The form of distribution most commonly refers to whether you will receive stock or cash. Distributions from the ESOP component will be made in the form of shares of our common stock, although you will be required to sell the shares to us immediately after you have received them. The effect of this is that, upon distribution, you will receive the value of the shares of common stock allocated to your account. We have elected to be taxed as an S corporation following completion of the acquisition. For as long as we are taxed as an S corporation, the shares of common stock that are distributed to participants following a separation from service must immediately be sold back to us. Newtek reserves the right to make distributions from the ESOP component in cash.

      If we make your distribution in a series of installments, the undistributed portion of your account will continue to be invested in our common stock, in the ESOP component, and each installment distribution will be made at the fair market value of the common stock as of the date of distribution.

Distribution Policy

      Requests for distributions from the ESOP component will be granted in accordance with:

•	our lender covenants at the time, and

•	in a uniform, nondiscriminatory manner.

      The policy we expect to follow when making distributions from the ESOP component is described below.

      In general, all requests for lump sum distributions will be granted, to the extent that the total amount requested does not exceed the amount of new pre-tax deferrals and new employee rollovers that employees direct to the ESOP component plus any additional amounts our lenders agree to.

      If the total amount of lump sum distribution requests exceeds these amounts, we may have to convert your distribution to a series of installment distributions over a period of not more than five years.

      In a future plan year, if pre-tax deferrals exceed the amount of distribution requests to be processed in that plan year, the ESOP committee has the right to accelerate these installments and make your distribution earlier than scheduled.

      Distributions may not be delayed beyond the later of the April 1 of the year after the year you turn age 70 1/2, or the date that you terminate employment, if later.

Special Price Protection

      If you are:

•	55 years of age or older on the date of closing of the acquisition, and

•	you request a distribution at any time during the first five years following closing, due to your death, disability or retirement on or after reaching age 60, then you qualify for special price protection, which means we will purchase the shares of common stock allocated to your ESOP account attributable to your one-time ESOP investment election at a per share price equal to the greater of:

1.	the original per share purchase price of the common stock as of the closing date of the acquisition, or

2.	the then fair market value of the common stock.

      This provision expires on the fifth anniversary of the closing of the acquisition.

      This special price does not apply if you choose to delay your distribution request beyond the five-year period. However, this special price applies even if the ESOP committee is required, in accordance with its uniform, non-discriminatory distribution policy, to convert all or part of your lump sum distribution request into a distribution made in a series of installments. In the event you otherwise would qualify for this special price protection but are subject to receiving your distribution in a series of installments that extend beyond the fifth anniversary of closing, the price protection is extended to all installments.

      Special price protection will not be available to any employees whom Newtek hires in the future even if these employees are eligible to participate in a one-time ESOP investment election similar to the one-time ESOP investment election available to current IITRI and HFA employees.

Distributions from the Non-ESOP Component

Timing of Distribution:

      Retirement, death or disability, resignation, dismissal or layoff: If you retire, die or become disabled, or if you resign, are dismissed or laid off and you or your beneficiary requests that we distribute the value of your account in the non-ESOP component, Fidelity will begin to make distributions as soon as practicable following its receipt of your request.

Method of Distribution:

      Your distribution will always be made in one lump sum because there is no installment provision in the non-ESOP component of the KSOP.

Form of Distribution:

      Your distribution from the non-ESOP component will always be made in the form of cash, unless you elect a direct rollover to another qualified plan or an eligible IRA.

Direct Rollover of Distributions

      You may direct the ESOP committee to make a direct rollover of amounts payable from your KSOP account to another eligible tax qualified plan or individual retirement account. A written explanation regarding your right to have a direct rollover made by the KSOP on your behalf, if any, will be provided to you within a reasonable period before a distribution is made.

Loans

      As a KSOP participant you may be eligible to borrow against your vested account balance subject to the terms and conditions described below.

Loan Provisions

      In general, while we have business loans outstanding that contain restrictive covenants, requests for loans from the ESOP component will be granted to the extent that the aggregate amount of total loan and distribution requests do not exceed the amount of new pre-tax deferrals and new employee rollovers to the ESOP component plus any additional amounts the loan agreements permit us to distribute.

      If the aggregate requests exceed the aggregate new pre-tax deferrals to the ESOP component, plus any amount new employees rollover to the KSOP and elect to invest on the ESOP component, plus the additional amounts, if any, distributions from the ESOP component made on account of death, disability, retirement, separation from service for any other reason, or in the event of financial hardship or qualified domestic relations order, will be processed before loan requests.

      Following is an overview of the loan features.

•	You may only have two loans outstanding at any time. There must be a minimum of 12 months between loan requests. If you pay off a loan early, you may not request a new loan for three months.

•	You must receive a loan from the non-ESOP component before receiving a loan from the ESOP component.

•	All requests for loans from the ESOP component will be processed twice each year, after the ESOP committee calculates the aggregate requests and determines the amount that is available for distributions and loans. In no event will a loan request take precedence over any request for distribution.

•	The maximum loan amount is 50 percent of your account balance in each component of the plan.

•	The term of the loans must not be less than one year or more than five years, except that a loan used to purchase a primary residence may extend up to 15 years.

•	Interest payable on these loans will be established by the ESOP committee based upon prevailing rates and will be fixed during the term of your loan.

•	If you receive a loan from the KSOP, your repayments, including interest, will be deducted from your pay each pay period. You may pay off the entire outstanding loan balance at any time, without penalty, by contacting your human resources representative.

•	Loan repayments on loans taken from the non-ESOP component will be repaid to the non-ESOP component, and loans taken from the ESOP component will be repaid to the ESOP component. The repayments will be invested in the same manner as your future pre-tax deferrals to that feature. If your loan came from the ESOP component, the dollar amount repaid plus interest will buy shares at the price in effect on the valuation date that your repayment is used to purchase shares.

•	Loan applications are subject to an origination fee plus an annual administrative fee for each year of the loan. These fees are subject to change.

      To obtain a loan from the non-ESOP component, call Fidelity Investments at 1-800-343-0860. Contact your human resources representative for information about requesting a loan from the ESOP component.

Hardship Withdrawals

      In cases of financial hardship, you may be able to make a withdrawal from your KSOP account. The hardship withdrawal cannot exceed your financial need, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal, and you must have taken all other available loans under the KSOP and any other plan which we maintain. The amount available for an eligible hardship withdrawal is limited to your pre-tax deferrals (excluding investment earnings). Hardship withdrawals are taken first from the non-ESOP component (on a pro rata basis from your investment options), and then only to the extent necessary from the ESOP component.

      If you take a hardship withdrawal, you may not make pre-tax deferrals to the KSOP for six months after the withdrawal. In addition, the maximum amount of the pre-tax deferrals that you may make to the KSOP in the calendar year following your hardship withdrawal will be reduced by the amount of the hardship distribution.

      In general, a hardship withdrawal may be made upon satisfactory proof to the ESOP committee that the withdrawal is necessary for any of the following reasons:

•	Payment of un-reimbursed medical expenses of the employee, spouse, or dependents;

•	Purchase of the employee’s principal residence (but not regular mortgage payments);

•	Preventing foreclosure on or eviction from the employee’s principal residence; or

•	Payment of tuition for the next 12 months of postsecondary education for you, your spouse, or your dependents.

      You may request hardship withdrawals by submitting a written withdrawal form supplied by human resources. The availability of hardship withdrawals is dependent on federal tax law requirements. Future changes in tax laws may affect this provision.

Taxation of Distributions

      In general, when you receive a distribution from the KSOP, you will be taxed on the value of the distribution, unless you immediately roll the proceeds into another qualified plan or an eligible IRA.

      There is a special rule for distributions from a plan that includes employer stock. To use this special rule, the payment must qualify as a lump sum distribution. Under this special rule, you have the option to pay favorable capital gains rates on the “net unrealized appreciation” of the stock when you sell the stock, which you must do immediately under the terms of the KSOP while the company is an S corporation. Net unrealized appreciation is the increase in the value of the employer stock while it was held by the plan. This special rule provides that you may elect capital gains treatment on the net unrealized appreciation, paying ordinary income tax on the cost basis of the stock. For example, if employer stock was allocated to your account, or if you purchased the stock, when the stock was worth $1,000 but the stock was worth $1,200 when you received your distribution, you would pay ordinary income tax on the $1,000 and could elect to treat the $200 increase in value as a capital gain.

      You may reduce, or defer entirely, the tax due on your distribution through use of one of the following methods.

•	Rolling over all or a portion of the distribution to an eligible IRA or another qualified employer plan. Doing this will defer tax liability due until you begin withdrawing funds from the IRA or other qualified employer plan. However, the rollover of the distribution must be made within specified time frames — normally within 60 days after you receive your distribution.

•	Electing to subject the distribution to favorable income tax treatment if you had attained age 50 as of January 1, 1986, under the 10-year forward averaging method.

      If you do not elect to have the trustee transfer your distribution directly to another qualified plan or an eligible IRA, the trustee will be required to withhold 20 percent of the amount of the distribution for federal income taxes, to the extent that amount is available from the cash portion of your distribution. You may still rollover your distribution, but to defer taxes on the entire amount, you must rollover the remaining 80 percent, as well as an amount equal to the 20 percent that was withheld. The 20 percent mandatory withholding requirement does not apply to share distributions you receive from the ESOP component.

      You may incur a nondeductible 10 percent penalty tax on any distribution you receive prior to attaining age 59 1/2. Generally, this penalty will not apply if you rollover the distribution to an eligible IRA or another qualified plan or if you received the distribution on account of early retirement (not before age 55), death or disability.

      You will receive a general description of tax consequences prior to the receipt of your distribution. There are transitional rules applicable to certain participants that could result in significant tax savings. Since these rules can be complicated, you should consult a qualified tax advisor before receiving a distribution.

Other Important Facts

Other Rights and Protections of Participants

      As a participant in our KSOP, you are entitled to certain rights and protections under ERISA. ERISA provides that all KSOP participants shall be entitled to the following rights and protections.

•	Receive information about your KSOP and benefits.

•	Examine, without charge, at the ESOP committee’s office and at other specified locations such as worksites and union halls, certain KSOP documents, including collective bargaining agreements and copies of all documents filed by the KSOP with the U.S. Department of Labor, such as the latest annual reports (Form 5500 series).

•	Obtain copies of certain KSOP documents and other information upon written request to the ESOP committee. The administrator may make a reasonable charge for the copies.

•	Receive a summary of the KSOP’s annual financial report. The ESOP committee is required by law to furnish each participant with a copy of this summary annual report.

      In addition to creating rights for KSOP participants, ERISA imposes duties upon the people who are responsible for the operation of the plan. In our case, the people upon whom ERISA imposes special duties are the ESOP trustee and members of the ESOP Committee.

KSOP Amendment and Termination

      Although we fully intend to continue the KSOP indefinitely, we have the right to change or terminate the KSOP at any time. If the KSOP is terminated, all contributions will stop and you will be deemed fully vested in your KSOP account.

      We will not be able to amend the KSOP in a way that will

•	reduce any vested interest you have under the plan, or

•	cause any trust assets to be used for purposes other than the exclusive benefit of participants and their beneficiaries.

      Any amendment to the KSOP that modifies the vesting provisions must

•	ensure that no participant’s vested interest is diminished by such an amendment, and

•	provide that any adversely affected participant who has been an employee of Newtek for at least three years may elect to remain under the previously existing vesting schedule.

Loss of Benefits

      Under certain circumstances, your participation in the KSOP could be suspended, or you might receive lower benefits than expected. Your right to continue to make contributions to the KSOP may be discontinued for the following reasons:

•	we freeze or suspend the plan, as we have the right to do;

•	you transfer to a job classification that does not meet the eligibility requirements for participation;

•	you receive a hardship withdrawal, which would require a six-month suspension; or

•	you reach the limit on benefits and contributions set by law. These limits are quite high and you will be notified if you are affected.

      Your benefit may be less than you expected if:

•	we amend or terminate the KSOP, as we have the right to do, and as a result you are not permitted to continue to invest in the KSOP;

•	your investments in either the ESOP component or the non-ESOP component suffer losses; or

•	you or your beneficiary does not submit the necessary documents or the completed claim forms that are required for processing.

Other Information

      Formal Plan Name. The formal name of the KSOP is “The Beagle Holdings, Inc. Ownership, Savings and Investment Plan.” The KSOP is a retirement plan, a stock bonus, and an employee stock ownership plan all of which allow for pre-tax deferrals. The KSOP is considered an “individual account plan” under ERISA. The non-ESOP component of the KSOP also is intended to be an ERISA Section 404(c) plan.

      KSOP Sponsor.

           Beagle Holdings, Inc.

           1750 Tysons Boulevard
           Suite 1300
           McLean, VA 22102
           (703) 918-4480

      Employer Identification Number:

           54-2061691

      KSOP Plan Number:

           001

      KSOP Administrator. The ESOP committee administers the KSOP. You may send inquiries to:

           The ESOP Committee

           c/o Beagle Holdings, Inc.
           1750 Tysons Boulevard
           Suite 1300
           McLean, VA 22102
           (703) 918-4480

      ESOP Committee is responsible for the control and management of the operation and administration of the KSOP.

      KSOP Trustee. The ESOP committee is the trustee of the non-ESOP component.

      The ESOP committee has selected as trustee of the ESOP component:

           State Street Bank & Trust Company

           Batterymarch Park III
           Three Pine Hill Drive
           Quincy, MA 02169
           (617) 786-3000

      KSOP Recordkeeper. The recordkeeper for the non-ESOP component of the KSOP is Fidelity. Fidelity can be reached at:

           Fidelity Investments

           One Utah Center
           201 South Main Street, Suite 200
           Salt Lake City, Utah 84111
           (801) 537-4101

      The recordkeeper for the ESOP component of the KSOP is:

           BCI Group

           1025 East South River Street
           Appleton, WI 54915-9903
           (800) 224-0144

      Service of Legal Process. Legal process may be served on the ESOP committee or the plan’s trustee at the business addresses noted above.

      KSOP Year. All KSOP records are maintained on a plan year basis, which is October 1 through September 30.

      Assignment of Benefits. The KSOP is intended to pay benefits only to you or your beneficiaries. Your account cannot be used as collateral for loans outside of loans from the KSOP or be assigned in any other way, except pursuant to: (1) a Qualified Domestic Relations Order; (2) certain IRS levies; or (3) a court judgment or settlement agreement that, with respect to the plan, you have engaged in a crime or committed a breach of any fiduciary duties you have under the KSOP.

The One-Time ESOP Investment Election

General

      As you know, the KSOP intends to purchase 100 percent of our common stock.

      As part of this acquisition, eligible participants, acting as “named fiduciaries” under ERISA, are being offered a one-time ESOP investment election to direct State Street, the ESOP trustee, to invest their eligible retirement account balances in the ESOP component of Newtek’s KSOP. Eligible participants who make this investment will acquire a beneficial interest in our common stock, which will be held in the ESOP trust. We refer to this election as the one-time ESOP investment election.

      The closing of this offering will occur only upon receipt by the ESOP trustee of directions to invest not less than $30.0 million of IITRI rollover or HFA transfer balances to the ESOP component of our KSOP, and the acceptance of such directions by the ESOP trustee. The ESOP trustee may accept the investment of up to a maximum of $● million. If eligible participants elect to rollover or transfer less than $30.0 million to the ESOP component to invest in our common stock, then we may:

•	if possible, finance the shortfall from other sources; or

•	terminate this offering.

      If we terminate the offering or do not close the acquisition for any reason, IITRI and HFA employees will continue employment with IITRI and HFA, and all retirement plan account balances will remain invested in the IITRI and HFA retirement plans as they were prior to the one-time ESOP investment election period.

Terms of the One-Time ESOP Investment Election

      If you make this one-time ESOP investment election to invest in our common stock by directing State Street, the ESOP trustee, to invest all or any portion of your existing retirement account balances in our ESOP component, shares of our common stock will be allocated to your account in the ESOP trust and you will acquire a beneficial ownership interest in our common stock.

      There are two different types of elections that will occur during the one-time ESOP investment election period:

•	HFA employees who participate in the HFA 401(k) plan will make a transfer election, as described below, and

•	IITRI employees, excluding employees of LSO, who participate in the IITRI 401(a) and/or 403(b) plans will elect to request a distribution and rollover to the Newtek KSOP.

      This is a one-time ESOP investment election to invest in the ESOP component of our KSOP. If the eligible employees of IITRI and HFA elect to invest at least $30.0 million and the acquisition closes, you will not have the ability in the future to rollover or transfer other qualified funds into the ESOP component. You may, however, at any time subsequent to closing, rollover funds to the non-ESOP component. The ESOP committee does plan to accept future rollovers to the ESOP component from eligible retirement accounts of new hires employed after the close of this acquisition. It is anticipated that new hires will have a similar one-time opportunity to invest any eligible account balances they choose to rollover into the KSOP in our ESOP component during a window period following their employment date.

Terms of the One-Time ESOP Investment Election for HFA Employees

      As a technical matter, you have several choices in this election, depending on whether you are an IITRI employee or an HFA employee. The reason for this is that as part of Newtek’s acquisition of substantially all of IITRI’s assets, we are acquiring HFA and its existing 401(k) plan. This means that the HFA 401(k) plan will merge into the Newtek KSOP, which will occur only if the acquisition closes.

      Once the merger has been completed, your HFA 401(k) account balances will be invested in the Fidelity Retirement Government Money Market Fund in the non-ESOP component, subject to your reinvestment direction. One of your investment choices in the KSOP is investing in Newtek common stock. If you decide to invest all or any portion of your HFA 401(k) balance in our common stock, you must do so by making a one-time ESOP investment election. In doing so, you will direct the ESOP trustee to accept the transfer of all or any part of your existing balance being held in the non-ESOP component to the ESOP component, to be invested in our common stock.

      If the acquisition closes, and you choose not to transfer any of your existing account balance to the ESOP component, your account will remain in the non-ESOP component of the KSOP, subject to your investment in any of the variety of Fidelity mutual fund investment alternatives available to you.

      If the acquisition does not close, the HFA plan will not be merged into the Newtek KSOP, and your existing account balance in the HFA 401(k) plan will remain invested pursuant to your pre-existing directions.

The HFA Transfer Election Process Step 1
Upon closing of the acquisition, the
HFA 401(k) plan will be merged with
the Newtek KSOP.
Step 2
You redirect your investments from the
Fidelity Retirement Government Money
Market Fund to other investments within
the non-ESOP component and elect to
invest in company stock in the ESOP
component.

Terms of the IITRI One-Time ESOP Investment Election for IITRI Employees

      Although Newtek is acquiring substantially all of the assets of IITRI, we are not acquiring the assets of the IITRI 401(a) and 403(b) plans. These plans will remain with IITRI. As an IITRI employee who will be an employee of Newtek if the acquisition closes, your decision to invest in our common stock can only occur if you request a distribution of your account balances in the IITRI plans, and rollover of these proceeds to our KSOP. You are not required to request a distribution from IITRI, even if you become our employee; you may leave your account balances, as currently invested, in the IITRI plans.

      If the acquisition closes, and you choose not to request a distribution of your IITRI account balances, they will remain in the IITRI plans. At any time in the future, you may request a distribution and direct rollover to the non-ESOP component of our KSOP. You will not be able to invest any future rollovers in the ESOP component, except during this one-time ESOP investment election period.

      In the event the acquisition does not close, your distribution request will not be processed, and your account balances will remain with IITRI, invested in accordance with your directions in the TIAA and CREF and Fidelity mutual fund investment alternatives available to you as a participant in the IITRI 401(a) and/or 403(b) plans.

      Because, for IITRI employees, your one-time ESOP investment election includes your request for a distribution, your election process involves several steps. This complexity is necessary because

•	the IITRI plans do not permit in-service distributions; you must be a former employee to receive a distribution from either plan;

•	some of your TIAA and CREF contracts may take up to three weeks to distribute; and

•	our KSOP cannot accept rollover proceeds until you are employed by us.

      These factors required us to devise a process which would permit the liquidation of your account pursuant to your distribution request, and have the funds available for closing, at which time your employment with IITRI will be terminated simultaneous to commencement of your employment with Newtek. This process is described below.

Rollover Process for IITRI Employees

      If you are an IITRI employee who, as part of this one-time ESOP investment election, requests a distribution from your IITRI 401(a) and 403(b) plans, you will be directing the IITRI administrative committee, who is the fiduciary for the IITRI 401(a) and 403(b) plans, to liquidate your eligible TIAA and CREF and Fidelity assets in your IITRI retirement accounts and then transfer the funds received from these sales to the newly added State Street Global Advisors, or SSgA, Money Market Fund that will be made available to you in each of the 401(a) and the 403(b) plans. Your balances in these funds, once transferred, will accrue interest until closing of the acquisition, at which time they will be rolled directly into the KSOP, and invested according to your direction in either the non-ESOP component or the ESOP component. Funds you direct to be invested in the non-ESOP component will default to the Fidelity Retirement Government Money Market Fund, subject to your reinvestment direction in any of the Fidelity mutual fund investments offered in the non-ESOP component. The ESOP trustee will use the funds you direct to the ESOP component to purchase our common stock, which will then be allocated to your account.

      Eligible assets include all Fidelity investments in both the 401(a) and 403(b) plans. Also eligible are

•	Retirement Annuity Contracts, or RAs

•	Supplemental Retirement Annuity Contracts, or SRAs,

•	Group Supplemental Retirement Annuity Certificates, or GSRAs, in the 403(b) plan, and

•	the Group Retirement Annuity Certificates, or GRAs, in the 401(a) plan.

      The only assets which are not eligible for the purpose of investment in the KSOP are the TIAA Traditional Accumulation across all Retirement Annuity Contracts in the IITRI 403(b) plan and the TIAA Traditional Annuity Contract in the IITRI 401(a) plan, as these contracts do not permit an investment transfer under the terms of this election process.

      The steps of this process are illustrated below:

Step 1
You make the decision to roll over your existing retirement account balances into the Newtek KSOP. You will be able to invest in the non-ESOP component, the ESOP component or a combination of both.
Step 2
As part of this one-time election, your eligible assets in existing retirement accounts will be transferred to the SSgA Money Market Fund in each plan until closing of the acquisition.
If our employees do not elect to invest at least $30 million in company stock during the one-time ESOP investment election, your funds will not be transferred to SSgA, and will remain untouched in your current Fidelity, TIAA and CREF investments.

Step 3
Rollover proceeds you direct to the ESOP component will be invested in company stock.
Rollover proceeds you direct to the non-ESOP component of the KSOP will default to the Fidelity Retirement Government Money Market Fund until you redirect the funds to other Fidelity investment options within the non-ESOP component.
Step 4
Upon completion of the acquisition, company stock is
allocated to your account. You will receive a statement
from BCI Group showing the number of shares your
rollover and interest purchased.

      If, at the end of the one-time ESOP investment election, the ESOP trustee determines that we have not received IITRI rollover and HFA transfer requests to the ESOP component totaling at least

$30.0 million, we will not proceed with the initial transfer of your funds to the newly-added SSgA Money Market Fund in the IITRI 401(a) and 403(b) plans. If this happens, your investments will remain in the Fidelity, TIAA and CREF investment options in which you are currently invested.

Procedure for Making the One-Time ESOP Investment Election

      We will set aside a specific period, from        ●       , 2002 to        ●       , 2002, during which you may participate in the one-time ESOP investment election. If you are eligible to participate in the one-time ESOP investment election, you may do so by completing the election forms included as part of the packet of offering materials mailed to you with the final prospectus.

For HFA Employees

      If you are an HFA employee, your HFA 401(k) account balance will automatically be transferred into the non-ESOP component of our KSOP upon closing of the acquisition. If you wish to participate in this one-time ESOP investment election and invest all or any portion of your retirement account balance in the ESOP component of the KSOP, you will need to complete only one form on which you designate in whole percentages the amount of your existing HFA 401(k) account balance that you wish to be invested in our ESOP component, in the event sufficient funds are raised and the acquisition closes, resulting in a merger of the HFA 401(k) plan with the KSOP.

      If the acquisition closes and the merger occurs, any funds you do not direct to be transferred to the ESOP component of the KSOP will automatically be invested in the non-ESOP component, defaulting to the Fidelity Retirement Government Money Market Fund until such time as you redirect the funds to other investment alternatives within the non-ESOP component. This is because the Fidelity investment alternatives available to you in the non-ESOP component of the KSOP are not the same as the investment alternatives currently available to you in the HFA 401(k) plan.

For IITRI Employees

      If you are an IITRI employee and you decide to rollover all or any portion of your eligible IITRI retirement account balances into the KSOP, you will have to complete up to three forms:

•	a TIAA and CREF transfer form, requesting the transfer of all or any portion of your eligible contracts with TIAA and CREF to the newly available SSgA Money Market Funds in both the IITRI 401(a) and 403(b) plans;

•	a Fidelity transfer form, requesting the transfer of all or any portion of your account balances invested with Fidelity to the newly available SSgA Money Market Funds in both the IITRI 401(a) and 403(b) plans; and

•	your distribution request form, on which you may request a direct rollover from the SSgA Money Market Fund to the Newtek KSOP. Part of this form will ask that you provide instructions regarding the investment of your rollover proceeds, directing that they be invested in the ESOP component, the non-ESOP component, or any combination of the two.

      The rollover proceeds and related interest accrued while invested in the SSgA Money Market Fund investment option will be invested in the Newtek KSOP within a day of the closing. The ESOP trustee will use the proceeds you direct State Street to invest in the ESOP component to purchase our common stock, proceeds you direct to be invested in the non-ESOP component will default to the Fidelity Retirement Government Money Market Fund until such time as you redirect the funds to other investment options within the non-ESOP component.

      We anticipate that the transfer and reinvestment process will take no longer than three weeks, based on agreements with TIAA and CREF and Fidelity, although our goal is to conclude this process and close the acquisition as quickly as possible. This means your funds may be in the SSgA Money Market Funds for up to three weeks, depending on the day TIAA and CREF and/or Fidelity process your transfer request. Interest will be allocated to your account from the time the transfer funds are received until the time these funds are invested with Newtek, and you will receive a statement of your account for the transfer fund as soon as possible following closing.

For Both IITRI and HFA Employees:

      We request that you complete the one-time ESOP investment election forms regardless of whether or not you elect to participate in the one-time ESOP investment election. Completed and signed forms may be mailed in the self-addressed, stamped envelope provided to you as part of this packet of offering materials mailed to you with the final prospectus. If for some reason, you do not choose to use this envelope, you may send the completed and signed forms directly to:

BCI Group

Attention: Peter Prodoehl
1025 E. South River Street
Appleton, Wisconsin 54915-9903

BCI Group and the ESOP trustee will tabulate the information on the transfer election forms.

      You may also fax your form to BCI Group at (920) 882-7937.

      You may make your one-time ESOP investment elections between           ●          and        ●       , 2002. We may extend this period of time beyond        ●       , 2002, with the consent of the ESOP trustee and with notice to the eligible participants. We refer to this period of time, together with any extensions, as the “one-time ESOP investment election period.” BCI Group will send confirmation to your home address acknowledging receipt of your one-time ESOP investment election forms. If BCI Group and the ESOP trustee do not receive a completed and signed one-time ESOP investment election form that is postmarked by        ●       , 2002, then you will be deemed to have elected not to participate in the one-time ESOP investment election, and you will lose your opportunity to do so. For a one-time ESOP investment election form to be valid, it must be postmarked no later than        ●       ,        ●       , 2002. In this case, your accounts will continue to be invested in the same manner in the IITRI 401(a) and 403(b) plans, and the HFA 401(k) plan, as they were before the one-time ESOP investment election period.

      Following the close of the one-time ESOP investment election period, the ESOP trustee and BCI Group will coordinate the tabulation and verification of the results of the one-time ESOP investment election. If BCI Group and the ESOP trustee have determined that the one-time ESOP investment election results direct the trustee to transfer at least $30.0 million to the ESOP component, the funds that eligible participants have elected to invest will be handled through a liquidation and distribution process established by BCI Group, TIAA and CREF and Fidelity, the record-keepers for the investments in the IITRI 401(a) plan, the IITRI 403(b) plan and the HFA 401(k) plan.

      Funds directed to the non-ESOP component will be wired from the SSgA Money Market Funds to Fidelity, where they will be invested in the Fidelity Retirement Government Money Market Fund. After closing of the acquisition, you may use the toll-free number or log onto the Fidelity Web site to redirect your funds within the non-ESOP component in any of the Fidelity options available in the non-ESOP component of the KSOP.

      The ESOP trustee will determine, in its sole discretion, all questions as to the validity, form, eligibility, including the time of receipt, and acceptance of any one-time ESOP investment election form. The ESOP trustee has the absolute right to reject any one-time ESOP investment election form not in proper form, or to determine if the acceptance of the one-time ESOP investment election form could be deemed unlawful. The ESOP trustee also has the absolute right to waive any irregularity in any election form.

      The ESOP trustee’s interpretation of the terms and conditions of the one-time ESOP investment election will be final. Neither Newtek nor the ESOP trustee is under any duty to give you notice of any defects or irregularities in your election forms, and neither the ESOP trustee nor Newtek will incur any liabilities for failure to give you such notification.

      You should call the KSOP One-Time ESOP Investment Election Assistance Hotline at 866-KSOP-4-US or 866-576-7487 with any questions about the one-time ESOP investment election.

      Your decision is personal and confidential, and BCI Group and the ESOP trustee will preserve the confidentiality of your one-time ESOP investment election, and will not disclose your decision to IITRI or Newtek management. If the acquisition closes, Newtek benefits personnel who would handle your benefit statements and the accounting of the plan will be privy to your confidential data, in order that they may administer your account.

      It is possible that the acquisition will not close. If for any reason the acquisition does not close after the liquidation of the IITRI 401(a) and 403(b) plans, the full amount of the funds liquidated and invested in the SSgA Money Market Funds of each plan, plus any interest accrued on your account, will immediately be reinvested with TIAA and CREF and/or Fidelity at your direction.

Closing of the Acquisition

      On September 30, 2002, the anticipated closing date of the acquisition, assuming that IITRI and HFA employees, in the aggregate, have directed a total of at least $30.0 million, of their retirement account balances be invested in our ESOP component, State Street will use all the funds that are invested in the SSgA Money Market Funds in the IITRI 401(a) and 403(b) plans that are earmarked for investment in the ESOP component, as well as the funds that HFA employees have directed to be invested in the ESOP component to purchase shares of our common stock. The ESOP trustee will only do so if, in its sole discretion, it determines that it is permissible under ERISA to accept your direction with regard to the investment in our common stock.

      As part of its determination, State Street, as ESOP trustee, relying on the opinion of Duff & Phelps LLC, the ESOP trustee’s independent financial advisor, must conclude that the purchase price does not exceed the aggregate fair market value of our common stock as of the date of the acquisition, as discussed below. The appraised fair market value of our common stock will be supported by a fairness opinion given by Duff & Phelps. This opinion will address whether the terms and conditions of the acquisition are fair to the ESOP from a financial point of view.

      Our common stock will be available to the ESOP trustee for purchase on the closing date at a price of $10 per share. This price will be based upon the opinion of our financial advisor, Valuemetrics, Inc., which provided an opinion to our board of directors that the fair market value of the common stock on           ●          , 2002, was $10 per share. Valuemetrics’ valuation was based on a number of facts and assumptions, including financial information through the end of        ●       , 2002. Valuemetrics’ opinion may not be relied upon by anyone other than our board.

      State Street will not purchase our common stock until closing of the acquisition. Although it is not anticipated that this will occur, our board of directors may lower the offering price for our common stock if any material adverse events occur with respect to our financial condition during the months of             ●            ,             ●            or        ●       , 2002.

      Following the purchase of the common stock by State Street, in its capacity as ESOP trustee, the ESOP recordkeeper, BCI Group, will allocate the purchased shares of common stock to the accounts of each ESOP participant in proportion to the amount of money you elected to invest in the ESOP component from your existing IITRI and HFA retirement accounts. The shares of common stock will be subject to the terms and conditions of the ESOP component provisions of the KSOP. The common stock will continue to be held in the ESOP trust and the ESOP trustee will hold record title to our common stock. You, as ESOP participants, will have a beneficial ownership interest in our common stock.

Your Role and Responsibilities as a Named Fiduciary under ERISA

      “Named fiduciaries” under ERISA are those persons under plans that have decision-making authority with respect to the management or disposition of plan assets. Our KSOP designates eligible participants like you as “named fiduciaries” under ERISA for the purpose of determining whether or not to direct the ESOP trustee to invest all or a portion of your KSOP balance in the ESOP component, and invest these funds in our common stock. This means that it is solely up to you and your personal advisors whether to invest in our KSOP and as follow-on to that decision, whether to invest in our common stock by directing the investment of any of your eligible retirement account balances into our ESOP component.

      The ESOP further provides that eligible participants are also designated as “named fiduciaries” under ERISA for purposes of certain voting direction decisions, tender offers, the diversification election described in “The Beagle Holdings, Inc. Employee Ownership, Savings and Investment Plan  — Investing in Your KSOP Account — Diversification,” and the election by participants whether to direct the ESOP trustee to invest future pre-tax payroll deferrals in common stock described in “The Beagle Holdings, Inc. Employee Ownership, Savings and Investment Plan — Pre-Tax Deferrals and Rollover to the KSOP — Employee Pre-Tax Contributions.”

      Because you, as eligible participants, are designated as “named fiduciaries” under ERISA with respect to your decision to rollover or transfer all or any portion of your eligible retirement account balances to the KSOP and to invest in the ESOP component, and with respect to your decision whether or not to direct the ESOP trustee to invest future pre-tax payroll deferrals in our common stock, the ESOP trustee can, under the law, only follow those directions of named fiduciaries that are in accordance with the applicable terms of the plan and which are not contrary to ERISA. The trustee’s role is described further in “Determination of the ESOP Trustee” below.

      Fiduciaries under ERISA are required to comply with certain rules. They must act

•	prudently,

•	solely in the interest of the plan’s participants and beneficiaries, and

•	for the exclusive purpose of providing benefits to the plan’s participants and beneficiaries.

      A fiduciary, including a “named fiduciary,” who breaches the fiduciary responsibility rules of ERISA may be liable to the plan for any losses caused by the fiduciary’s conduct.

      Named fiduciaries are required to act prudently, solely in the interest of the plan’s participants and beneficiaries and for the exclusive purpose of providing benefits to the plan’s participants and beneficiaries. A fiduciary, including a named fiduciary, who breaches the fiduciary responsibility rules of ERISA, may be liable to the plan for any losses caused by the fiduciary’s conduct. Therefore, when you act as a named fiduciary, you should do so in a prudent manner. If you do not wish to act as named fiduciary, you can decline to do so by not providing any directions to the ESOP trustee.

      Please remember that the ESOP trustee has no responsibility or liability under ERISA or any other law to make a determination of the advisability or prudence of any individual participant’s decision whether or not to invest in Newtek common stock now as part of this one-time ESOP investment election or in the future through pre-tax deferrals.

Role and Determination of the ESOP Trustee

      We engaged State Street to act as an independent fiduciary in connection with this transaction. State Street started its work after substantial negotiations had already occurred among IITRI, IIT and the management team at IITRI which is leading this ESOP buyout effort. State Street through negotiation has attempted to improve the terms of the final transaction.

      In general, State Street’s role in this acquisition is ultimately to make a good faith determination that the price being paid is not more than fair market value and that the terms of the transaction are fair to the

ESOP from an investor’s point of view. State Street cannot and will not determine whether investing in the ESOP component of our KSOP is an appropriate, suitable or prudent investment decision for you or your retirement accounts. You alone will be responsible for that decision.

      Under ERISA, State Street is generally required to follow any direction you gave to invest in the ESOP component of our KSOP. State Street will not follow your direction to invest in the ESOP, however, if at the closing it determines that the price to be paid to the ESOP is more than fair market value or if it believes that the terms of the transaction will be unfair to the ESOP from an investor’s point of view.

      In addition, State Street will not follow any instruction you gave to invest in the ESOP if it concludes, on the basis of information provided to it, that:

•	the purchase of the common stock is not consistent with the terms of the KSOP plan and trust instruments;

•	you have been subjected to coercion or undue pressure in making your election;

•	the company has not provided you with appropriate information relating to this one-time ESOP investment election;

•	you have been provided clearly false or misleading information; or

•	following your directions on the one-time ESOP investment election forms would cause the trustee to violate ERISA.

      The ESOP trustee has participated in discussions with members of our management in structuring and financing the acquisition. State Street has conducted limited due diligence concerning our actual business activities and operations, and State Street has necessarily had to rely on information from our management and representations about our business and operations from IIT and IITRI. State Street, as the ESOP trustee, has not yet made a determination that it is permissible under ERISA to accept the direction of eligible participants, as named fiduciaries in our KSOP under ERISA, to invest all or any portion of their eligible account balances in our common stock. The ESOP trustee will make its final determination on the date of any closing of the acquisition.

      We will indemnify State Street and SSgA after closing of this offering and acquisition against certain liabilities arising out of their service, including services in connection with this offering and acquisition.

Opinion of Duff & Phelps

      As we have already said, as a condition to the ESOP trustee’s purchase of our common stock, the ESOP trustee must receive an opinion from its financial advisor, Duff & Phelps, LLC. The written opinion of Duff & Phelps must state that the purchase price that the ESOP trustee will pay for the common stock is not more than fair market value, and that the terms and conditions of the acquisition are fair to the ESOP from a financial point of view. Duff & Phelps’ opinion will be based on the relevant facts and circumstances existing as of the time immediately prior to the acquisition, including the debt incurred to finance a portion of the purchase price for the acquisition.

      Duff & Phelps will provide its final opinion to the ESOP trustee on the date of any closing of the proposed acquisition.

      Duff & Phelps will receive a fee of approximately $200,000, plus expenses it incurs in connection with rendering its opinion. We will also indemnify Duff & Phelps after the closing of this offering and the acquisition against certain liabilities arising out of the issuance of its opinion.

Your Investment Options in the Non-ESOP Component

        The non-ESOP component of our KSOP, in which you may invest some or a portion of your future pre-tax deferrals and any retirement account balances eligible for rollover or transfer, as well as the retirement plan contributions we make to your non-ESOP component account, will provide a choice of mutual fund investment alternatives which Fidelity Investments offers.

      Our retirement plan contributions will be invested proportionally among the mutual fund options you have selected. If you do not select any mutual fund options, we will, by default, place your investments in the non-ESOP component, as well as the cash portion of our retirement plan contributions contributed to your non-ESOP component account, into the Fidelity Retirement Government Money Market Fund. For more information about investment in the non-ESOP component, please read “The Beagle Holdings, Inc. Employee Ownership, Savings and Investment Plan.”

      The following tables summarize, as of the dates indicated, the investment performance for the last five years of each of the 18 Fidelity mutual fund options available to you for investment. The summary is based on an initial investment of $100 in each investment alternative as of September 30, 1997, except for the Fidelity Freedom 2040 Fund which is as of September 30, 2000. Performance information about a fund is based on the fund’s past performance only and is no indication of future performance. A prospectus or other description of each fund is available from Fidelity. You should obtain and carefully review the relevant prospectus and other available information before investing in any of these funds.

Fidelity Retired Government Money Market Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1997	$100.00
September 30, 1998	$105.41	5.4%
September 30, 1999	$110.51	4.8%
September 30, 2000	$116.98	5.9%
September 30, 2001	$122.91	5.1%

Fidelity U.S. Bond Index Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1997	$100.00
September 30, 1998	$111.68	11.7%
September 30, 1999	$111.22	-.4%
September 30, 2000	$118.74	6.8%
September 30, 2001	$133.99	12.8%

Fidelity Spartan U.S. Equity Index Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1997	$100.00
September 30, 1998	$108.83	8.8%
September 30, 1999	$138.80	27.5%
September 30, 2000	$157.06	13.2%
September 30, 2001	$115.04	-26.8%

Fidelity Magellan Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1997	$100.00
September 30, 1998	$104.61	4.6%
September 30, 1999	$142.36	36.0%
September 30, 2000	$165.29	16.1%
September 30, 2001	$119.00	-28.0%

Fidelity Low-Priced Stock Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1997	$100.00
September 30, 1998	$89.79	-10.2%
September 30, 1999	$99.83	11.2%
September 30, 2000	$118.68	18.9%
September 30, 2001	$136.50	15.0%

Fidelity Investment Grade Bond Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1997	$100.00
September 30, 1998	$110.33	10.3%
September 30, 1999	$109.92	-.4%
September 30, 2000	$117.20	6.6%
September 30, 2001	$131.63	12.3%

Fidelity Freedom 2000 Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1997	$100.00
September 30, 1998	$107.08	7.1%
September 30, 1999	$121.15	13.1%
September 30, 2000	$137.99	13.9%
September 30, 2001	$130.81	-5.2%

Fidelity Freedom 2010 Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1997	$100.00
September 30, 1998	$105.35	5.4%
September 30, 1999	$126.67	20.2%
September 30, 2000	$149.15	22.5%
September 30, 2001	$128.76	-13.7%

Fidelity Freedom 2020 Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1997	$100.00
September 30, 1998	$103.47	3.5%
September 30, 1999	$130.29	25.9%
September 30, 2000	$158.00	21.3%
September 30, 2001	$122.13	-22.7%

Fidelity Freedom 2030 Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1997	$100.00
September 30, 1998	$102.34	2.3%
September 30, 1999	$131.33	28.3%
September 30, 2000	$160.85	22.5%
September 30, 2001	$117.31	-27.1%

Fidelity Freedom 2040 Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 2000	$100.00
September 30, 2001	$69.90	-30.1%

Fidelity Freedom Income Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1997	$100.00
September 30, 1998	$107.69	7.7%
September 30, 1999	$115.95	7.7%
September 30, 2000	$128.26	10.6%
September 30, 2001	$128.11	-.1%

Fidelity Equity-Income Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1997	$100.00
September 30, 1998	$99.02	-1.0%
September 30, 1999	$118.82	20.0%
September 30, 2000	$128.78	8.4%
September 30, 2001	$116.20	-9.8%

Fidelity Dividend Growth Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1997	$100.00
September 30, 1998	$115.49	15.5%
September 30, 1999	$139.76	21.0%
September 30, 2000	$167.48	19.8%
September 30, 2001	$145.38	-13.4%

Fidelity Growth Company Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1997	$100.00
September 30, 1998	$101.25	1.3%
September 30, 1999	$152.35	50.5%
September 30, 2000	$246.63	61.9%
September 30, 2001	$125.60	-49.1%

Fidelity Diversified International Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1997	$100.00
September 30, 1998	$94.99	-5.0%
September 30, 1999	$126.47	33.1%
September 30, 2000	$153.66	21.5%
September 30, 2001	$119.49	-21.2%

Fidelity Capital and Income Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1997	$100.00
September 30, 1998	$99.35	-.7%
September 30, 1999	$116.45	17.2%
September 30, 2000	$118.82	2.0%
September 30, 2001	$98.09	-17.4%

Fidelity New Millennium Fund
Valuation as of	Unit Value	Percent Increase/Decrease for Year

September 30, 1997	$100.00
September 30, 1998	$87.90	-12.1%
September 30, 1999	$158.23	80.0%
September 30, 2000	$270.07	70.7%
September 30, 2001	$142.13	-47.4%

Description of Our Common Stock and KSOP Interests

Authorized Capital Stock and KSOP Interests

      Our authorized capital stock consists of 15 million shares of common stock, par value $.01 per share. We have the ability to issue an indeterminate number of KSOP interests. As of the date of this prospectus, 100 shares of our common stock are outstanding, which the ESOP trustee in the ESOP trust holds of record on behalf of the ESOP trust. No KSOP interests are outstanding. Both the KSOP interests and the common stock underlying investments in the ESOP component of our KSOP are being registered with the SEC.

      Effective as of the closing date of the acquisition and, assuming that

•	eligible employees purchase KSOP interests and elect to rollover or transfer, in the aggregate, at least $30.0 million from their existing retirement plan accounts in IITRI’s 401(a) and 403(b) plans or HFA’s 401(k) plan to the ESOP component of our KSOP;

•	State Street, the ESOP trustee, receives the fairness opinion from Duff & Phelps LLC described in “The One-Time ESOP Investment Election — Opinion of Duff & Phelps” concluding that the purchase price the ESOP trustee will pay for our common stock is not more than fair market value and that the terms and conditions of the acquisition are fair to the ESOP from a financial point of view, and that

•	State Street and BCI Group make the determination that eligible employees have elected to direct State Street, as ESOP trustee, to invest at least $30.0 million, of their eligible retirement account balances in our ESOP component, we will issue and sell to the ESOP, and the ESOP will purchase shares of our common stock so that after the purchase by the ESOP, it will own 100 percent of our common stock. The shares of common stock currently outstanding are, and the shares of common stock to be issued to the ESOP that will be outstanding after the offering will be, validly issued, fully paid and non-assessable. The KSOP interests issued in the offering will be validly issued, fully paid and non-assessable.

      Voting Rights. A description of the voting rights of the ESOP trustee, and your voting rights as the holders of beneficial interests in our common stock, is provided under the heading “The Beagle Holdings, Inc. Employee Ownership, Savings and Investment Plan — Investing in Your KSOP Account — Voting Common Stock.”

      Dividends/Distributions. The ESOP is entitled to receive dividends when, as and if declared by our board of directors in its discretion out of funds legally available for the payment of dividends. Such dividends will be allocated among all ESOP participants’ accounts according to the number of shares of common stock allocated to each participant’s account. We expect, however, to be subject to covenants restricting our ability to pay dividends to the ESOP under the terms of agreements governing the senior credit facilities and the mezzanine note. For more information about Newtek’s distribution, or dividend, policy, please read “Distribution, or Dividend, Policy.”

      Other Rights. In the event of our liquidation or dissolution, after payment of all amounts owed to lenders and other creditors, the ESOP will be entitled to our remaining assets for distribution to investors in the ESOP component. The ESOP does not have any preemptive or other subscription rights, and the shares of our outstanding common stock held in the ESOP trust are not subject to further calls or assessment by us. There are no conversion rights or sinking fund provisions applicable to the shares of common stock.

Authorized but Unissued Shares

      Delaware law does not require shareholder approval for issuance of authorized shares. This means that without obtaining the consent of the ESOP trustee, we can issue additional shares of our authorized common stock for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. If we do issue shares of our common stock other than to the ESOP, we will be mindful of the impact this may have on our S corporation status. After the offering and the acquisition, we will issue additional KSOP interests to employees who elect to invest their pre-tax deferrals in the ESOP component and to new employees when they join Newtek as a result of our acquisition of their employer or simply as new hires. In addition, Newtek matching contributions, as well as a portion of our retirement plan contributions, will be made by issuing additional shares of our common stock to the ESOP.

Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions

      Number of Directors; Vacancies; Removal. Our bylaws provide that our board of directors must consist of at least three and not more than 12 members. Under the terms of the purchase agreement entered into between Newtek and IITRI and subject to certain requirements, IITRI may appoint three directors to Newtek’s board. IITRI’s right to appoint these directors arises out of it being the holder of each of the subordinated note, the mezzanine note and the warrants. The right to appoint a director under each of these instruments is transferable with the related note or warrant, as the case may be. Our board of directors will be classified, with respect to the time for which they hold office, into three classes. Approximately two of our board members will have a one-year term, two will have a two-year term, and the remaining directors will have a full three-year term. After completion of these initial terms, each class of directors will serve for a term of three years. Thereafter, our board will have three classes of three directors each, staggered to ensure that each annual shareholder meeting elects only one of the three classes in any given year. Each class of directors will hold office until its respective successors are duly elected and qualified. At each annual meeting of Newtek’s shareholder(s), the successors of the class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of Newtek’s shareholder(s) held in the third year following the year of their election. The board of directors is authorized to create new directorships. The ESOP trustee, voting at the direction of the ESOP committee, will fill any new directorships. The board of directors, or its remaining members, even though less than a quorum, is also empowered to fill vacancies on the board of directors occurring for any reason. Any director appointed to fill a vacancy or to a newly created directorship will hold office until the next annual election and until his successor is elected. Directors may be removed with or without cause, by the vote, either in person or represented by proxy, of a majority of the shares of stock issued and outstanding and entitled to vote at a special meeting held for such purpose or by the written consent of a majority of the shares of stock issued and outstanding. A description of the expected composition of Newtek’s board of directors and the committees of the board is provided under the heading “Management — Information Regarding the Directors of the Registrant.”

      Shareholder Action by Written Consent; Special Meetings. Our bylaws provide that our shareholders, if we have more than one, may act by unanimous written consent. After closing of the acquisition, the ESOP trustee will take actions as the sole shareholder of Newtek at the direction of the ESOP committee, unless it determines that any such action would be a breach of its fiduciary duties to ESOP participants. Our chairman of the board, chief executive officer, a majority of our board of directors or the ESOP trustee as the sole shareholder may call a special meeting of the shareholders.

      Amendments to the Certificate of Incorporation. The Delaware General Corporation Law allows us to amend our certificate of incorporation at any time to add or change a provision that is required or permitted to be included in the certificate of incorporation or to delete a provision that is not required to be included in the certificate of incorporation. The board of directors may amend our certificate of incorporation only with the approval of our stockholder(s).

      Amendments to the Bylaws. Our bylaws provide that our board of directors has the power to adopt, amend, alter or repeal the bylaws by the vote of at least a majority of the entire board of directors then in office.

      Indemnification of Directors and Officers. Our bylaws provide that, to the fullest extent permitted by the Delaware General Corporation Law, we will indemnify our directors and officers and any employee who acts as a fiduciary of the ESOP, who was or is a party to any action, suit or proceeding by reason of the fact that the person is or was a director, officer or employee of ours, against any (i) expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any action, suit or proceeding (other than an action by or in the right of the corporation) if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests or the interests of the ESOP participants, as applicable, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful; and (ii) expenses actually and reasonably incurred by the person in connection with the defense or settlement of any action, suit or proceeding by or in the right of Newtek if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our bests interests or in the interests of the ESOP participants, as applicable.

      In addition, the bylaws permit us to indemnify other employees and agents of our corporation who are made party to an action, suit or proceeding, by reason of the fact that any such person is or was one of our employees or agents. Our bylaws also provide that we may purchase insurance on behalf of any director, officer, employee or agent against any expenses, liabilities and losses, whether or not we would have the authority to indemnify these persons against these expenses, liabilities or losses under the Delaware General Corporation Law. We expect to purchase such insurance. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors, officers and employees and members of the ESOP committee.

Management

Information Regarding the Directors of the Registrant

      The names, ages and positions of our directors, as of June 7, 2002, are set forth below.

			Term	Director
Name	Age	Position	Expires	Since

Bahman Atefi	49	President, Chief Executive Officer and Chairman	2005	2001
Leslie Armitage	33	Director	2004	2002
Lewis Collens	64	Director	2004	2002
Donald E. Goss	71	Director	2003	2002
Robert L. Growney	61	Director	2003	2002
General (Ret.) George A. Joulwan	62	Director	2005	2002
General (Ret.) Michael E. Ryan	60	Director	2005	2002

      Under the terms of the acquisition, pursuant to the purchase agreement entered into between Newtek and IITRI, IITRI may appoint three directors to Newtek’s board.

      Upon the closing of the acquisition, the first class of directors will consist of two directors — Donald E. Goss and Robert L. Growney. Their term will expire on the date of the annual meeting of Newtek’s shareholder(s) in the first year following the closing date. The second class of directors will, as of closing of the acquisition, consist of two directors — Leslie Armitage and Lewis Collens. Their term will expire on the date of the annual meeting of Newtek’s shareholder(s) in the second year following the closing date. The third class of directors will, as of the closing of the acquisition, consist of three directors — Bahman Atefi, General George A. Joulwan and General Michael E. Ryan. The term of the third class of directors will expire on the date of the annual meeting of Newtek’s shareholder(s) in the third year following the closing date.

      The following sets forth the business experience, principal occupations and employment of each of the directors.

      Bahman Atefi was appointed president and chief executive officer of Newtek in December 2001. He is also chairman of Newtek’s board of directors. Dr. Atefi also serves as a member of the ESOP committee. Dr. Atefi has served as president of IITRI since August 1997 and as its chief executive officer since October 2000. Dr. Atefi is also chairman of the board of directors of Human Factors Applications, Inc. since February 1999. From June 1994 to August 1997, Dr. Atefi served as manager of the energy and environmental group at Science Applications International Corporation. In this capacity, he was responsible for operation of a 600-person business unit, with annual revenues in 1997 of approximately $80 million, which provided scientific and engineering support to the U.S. Department of Energy, Nuclear Regulatory Commission, Environmental Protection Agency, U.S. Department of Defense, as well as commercial and international clients. Dr. Atefi is a member of the board of governors of IITRI and a member of the board of trustees of IIT. Dr. Atefi received a BS in Electrical Engineering from Cornell University, a master’s degree in nuclear engineering and a doctor of science in nuclear engineering from the Massachusetts Institute of Technology.

      Leslie Armitage has served as director of Newtek since May 2002. Since January 1999, Ms. Armitage has served as a Partner of The Carlyle Group. In June 1997, Ms. Armitage became a founding member of Carlyle Europe. Ms. Armitage currently serves on the board of directors of Vought Aircraft Industries, Inc., Honsel International Technologies, Amcan Consolidated Technologies and Haley Industries Limited.

      Lewis Collens has served as a director of Newtek since May 2002. Since 1990, Mr. Collens has served as president of IIT. Mr. Collens has also served as chief executive officer of IITRI from 1990 to October 2000. Mr. Collens also serves as chairman of the board for IITRI and as a director for Dean Foods Company, Taylor Capital, Amsted Industries and Colson Group.

      Donald E. Goss has served as a director of Newtek since May 2002. Mr. Goss has served as trustee and chairman of the audit committee for IIT since 1982, as well as the chairman of the audit committee and a member of the board of governors for IITRI since 1985. Mr. Goss has also served on the Finance Council and as chair of the audit committee for the Catholic Archdiocese of Chicago, Illinois since 1985. Mr. Goss has also served as a member of the board of governors for the Chicago Zoological Society at Brookfield Zoo since 1998. Mr. Goss retired from Ernst & Young as partner, after 37 years of service, in March 1990, and he has remained retired since that date.

      Robert L. Growney has served as a director of Newtek since May 2002. Up until his retirement from Motorola in April 2002, Mr. Growney had served as a member of the board of directors for Motorola since January 1997 and as vice chairman of Motorola’s board of directors since January 2002. From January 1997 to January 2002, Mr. Growney served as president and chief operating officer for Motorola. Mr. Growney currently serves as a trustee for IIT as well as serves as a member of its executive committee. Since May 2002, Mr. Growney has been a venture partner with Edgewater Funds.

      General (Ret.) George A. Joulwan has served as a director of Newtek since May 2002. General Joulwan retired from 36 years of service in the military in September 1997. While in the military, General Joulwan served as commander in chief for the U.S. Army, for U.S. Southern Command in Panama from 1990-1993 and served as commander in chief of the U.S. European Command and NATO Supreme Allied Command from 1993-1997. From 1998 to 2000, General Joulwan served as an Olin Professor at the U.S. Military Academy at West Point. General Joulwan has also served as an adjunct professor at the National Defense University from 2001 to 2002. Since 1998, General Joulwan has served as president of One Team, Inc., a strategic consulting company. General Joulwan also currently serves as a director for General Dynamics Corporation.

      General (Ret.) Michael E. Ryan has served as a director of Newtek since May 2002. General Ryan retired from the military in 2001 after 36 years of service. General Ryan served his last four years as the 16th Chief of Staff of the Air Force, responsible for organizing, training and equipping over 700,000 active duty, reserve and civilian members. He is on the board of directors of the Air Force Association.

Compensation of Directors

      Our non-employee directors will receive an annual retainer of $25,000, payable in quarterly installments, for their services as members of the board of directors. These services will include preparation for and attendance in person at four board meetings per year and all committee meetings that take place on the same day as a full board meeting. In addition, each director will receive a fee of $1,000 for in-person attendance at each additional board meeting, and $250 for telephone attendance at each additional board meeting. Each chairman of a board committee will receive $2,500 per year for each year he or she serves in such capacity. All board committee members will receive $1,000 per committee meeting if the committee meeting occurs on a day other than the day of a full Newtek board meeting. Newtek will reimburse directors for reasonable travel expenses in connection with attendance at board of directors and board committee meetings.

      Each director will be eligible for a one-time award under our stock appreciation rights, or SAR, plan at the beginning of his or her board term. For more information about our SAR plan, please read “Executive Compensation — Stock Appreciation Rights Plan.” A director’s SAR awards will vest on a schedule coincident with his or her term on our board. Each of our initial directors, irrespective of their terms, will receive 4200 SAR awards. Each future class of directors will be elected for a three-year term and will receive 4200 SAR awards upon the commencement of each three-year term. Our directors will also have the option to participate in a deferred compensation plan for tax deferral of their annual compensation and/or payments to be made upon exercise of their SAR awards.

      Our employee directors will not receive any additional compensation for their services as members of the board.

Information Regarding the Executive Officers of the Registrant

      The names, ages and positions of our executive officers as of June 7, 2002, and the dates from which these positions have been held are set forth below.

Name	Age	Office	Position Since

Bahman Atefi	49	President and Chief Executive Officer (1)	December 2001
Gary Amstutz	48	Senior Vice President, Chief Financial Officer and Treasurer	December 2001
Randy Crawford	51	Sector Senior Vice President and Sector Manager — Spectrum Engineering(1)	May 2002
Stacy Mendler	39	Senior Vice President and Chief Administrative Officer(1)	May 2002
Stephen Trichka	40	Senior Vice President, General Counsel and Corporate Secretary	December 2001
Barry Watson	48	Sector Senior Vice President and Sector Manager — Systems Technology(1)	May 2002

(1)	Member of ESOP committee

      The following sets forth the business experience, principal occupations and employment of each of the current executive officers who do not serve on the board. Please read “Information Regarding the Directors of the Registrant” above for the information with respect to Dr. Atefi:

      Gary Amstutz will serve as senior vice president, chief financial officer and treasurer of Newtek upon completion of the acquisition. Mr. Amstutz has served as senior vice president and chief financial officer of IITRI since February 2000. From April 1978 to February 2000, Mr. Amstutz held various finance and management positions with Science Applications International Corporation, including corporate vice president and controller for the business unit of Science Applications International Corporation responsible for financial management and reporting from February 1989 to February 2000. Mr. Amstutz received a BS in Economics and a MA in Business Administration from the University of California-Riverside.

      Randy Crawford will serve as sector senior vice president and sector manager for Newtek’s spectrum engineering sector upon completion of the acquisition. He is also a member of the ESOP committee. Mr. Crawford has also been a member of the board of directors of Human Factors Applications, Inc. since September 2000. Mr. Crawford has served IITRI as spectrum engineering sector senior vice president and manager since October 2000. From January 1997 to October 2000, Mr. Crawford served as group manager of IITRI’s spectrum engineering group. Mr. Crawford received a BSEE from Virginia Tech and a MSE from The George Washington University.

      Stacy Mendler will serve as senior vice president and chief administrative officer of Newtek upon completion of the acquisition. She is also a member of the ESOP committee. Ms. Mendler has served IITRI as senior vice president and director of administration since October 1997. As of May 2002, Ms. Mendler has been IITRI’s chief administrative officer, as well as senior vice president. She has also served as IITRI’s assistant corporate secretary from November 1998 to present and as a member of the board of directors of Human Factors Applications, Inc. from February 1999 to present. From February 1995 to October 1997, Ms. Mendler was vice president and group contracts manager for the energy and environment group at Science Applications International Corporation where she managed strategy, proposals, contracts, procurements, subcontracts and accounts receivable. Ms. Mendler received a BBA in Marketing from James Madison University and a MS in Contracts and Acquisition Management from Florida Institute of Technology.

      Stephen Trichka will serve as Newtek’s senior vice president, general counsel and corporate secretary upon completion of the acquisition. Mr. Trichka has served IITRI as senior vice president and general counsel since September 1998. He has also served as IITRI’s assistant corporate secretary from November 1998 to present and as a member of the board of directors of Human Factors Applications, Inc. from

February 1999 to present. From May 1998 to September 1998, Mr. Trichka served as IITRI’s vice president and general counsel. From January 1998 to May 1998, Mr. Trichka served IITRI as vice president and legal advisor. Prior to joining IITRI, Mr. Trichka served as sector attorney and corporate environmental, health and safety counsel for Science Applications International Corporation from September 1991 to January 1998. He advised primarily on international and commercial contract issues, software licensing, and environmental and health and safety compliance. Mr. Trichka received an AB in Mathematics and English from Bowdoin College and a JD from Washington University.

      Barry Watson will serve as sector senior vice president and sector manager for Newtek’s systems technology sector upon completion of the acquisition. Mr. Watson is also a member of the ESOP committee. Mr. Watson has served IITRI as systems technology sector senior vice president and manager since May 1999. From May 1997 to April 1999, Mr. Watson was senior vice president and group manager of IITRI’s advanced technology group. Mr. Watson received a BA in Mathematics from Western Maryland College and a MS in Numerical Science from Johns Hopkins University.

Executive Compensation

        The following table sets forth all compensation with respect to our chief executive officer and our four other most highly paid executive officers whose total salary and bonus exceeded $100,000 for the fiscal year ended September 30, 2001.

Summary Compensation Table

					Long-Term
	Annual Compensation				Compensation
						All
Name and				Other Annual	LTIP	Other
Principal Position	Year	Salary	Bonus	Compensation(1)	Payouts	Compensation

Bahman Atefi,
President and Chief	2001	$350,012	$300,000	$—	$—	$18,905	(2)
Executive Officer
Barry Watson,
Systems Technology	2001	218,344	70,000	—	—	37,021	(3)
Sector Senior VP and
Sector Manager
Randy Crawford,
Spectrum Engineering	2001	204,248	70,000	—	—	22,295	(4)
Sector Senior VP and
Sector Manager
Stacy Mendler,
Senior VP and Chief	2001	158,341	65,000	—	70,000 (5)	14,574	(6)
Administrative Officer
Gary Amstutz,
Senior VP, Chief	2001	163,354	40,000	—	—	14,614	(7)
Financial Officer and
Treasurer
Stephen Trichka,
Senior VP, General	2001	153,280	50,000	—	—	13,177	(8)
Counsel and Corporate
Secretary

(1)	Unless otherwise indicated, no executive officer named in this summary compensation table received personal benefits or perquisites with an aggregate value equal to or exceeding the lesser of $50,000 or 10 percent of his or her aggregate salary and bonus.

(2)	Consists of company matching contributions of $6,434 and $7,788 under IITRI’s 403(b) and 401(a) plans, respectively. Includes $702 in term life insurance premiums paid by IITRI. Includes $3,581 in Congressional Country Club membership dues, $100 in The Plaza Club membership dues, and $300 in United Airlines Red Carpet Club membership dues.

(3)	Consists of $22,644 in cash payout for unused vacation time. Includes company matching contributions of $4,825 and $8,438 under IITRI’s 403(b) and 401(a) plans, respectively. Includes $439 in term life insurance premiums paid by IITRI. Includes $300 in United Airlines Red Carpet Club membership dues and $375 in US Airway Club membership dues.

(4)	Consists of $8,178 in cash payout for unused vacation time. Includes company matching contributions of $4,604 and $9,102 under IITRI’s 403(b) and 401(a) plans, respectively. Includes $411 in term life insurance premiums paid by IITRI.

(5)	Reflects payment received pursuant to an executive deferred compensation plan, dated September 16, 1997, by and between IITRI and Ms. Mendler.

(6)	Consists of $3,694 in cash payout for unused vacation time. Includes company matching contributions of $3,173 and $7,088 under IITRI’s 403(b) and 401(a) plans, respectively. Includes $319 in term life insurance premiums paid by IITRI. Includes $300 in United Airlines Red Carpet Club membership dues.

(7)	Consists of $4,921 in cash payout for unused vacation time. Includes company matching contributions of $3,048 and $6,016 under IITRI’s 403(b) and 401(a) plans, respectively. Includes $329 in term life insurance premiums paid by IITRI. Includes $300 in United Airlines Red Carpet Club membership dues.

(8)	Consists of $2,385 in cash payout for unused vacation time. Includes company matching contributions of $3,398 and $6,785 under IITRI’s 403(b) and 401(a) plans, respectively. Includes $309 in term life insurance premiums paid by IITRI. Includes $300 in United Airlines Red Carpet Club membership dues.

Employment Agreements

      IITRI has employment agreements with Bahman Atefi, Stacy Mendler, Randy Crawford, Stephen Trichka, Gary Amstutz, and Barry Watson. We will, upon completion of the acquisition, enter into new employment agreements with our senior officers that are expected to be substantially similar to the employment agreements currently in place. These new agreements are expected to contain an incentive compensation component which will replace the “value added payment” provisions which exist in our senior officers’ existing employment agreements. These new compensation arrangements are currently being negotiated. These incentives may include any, or a combination of, a subordinated note, a mezzanine note, or warrants, the terms of each of which management is currently negotiating on behalf of Newtek.

      Dr. Atefi’s employment agreement, as amended, is dated December 5, 2001. Under the employment agreement, Dr. Atefi will serve as president and chief executive officer of IITRI for a term of 61 months, commencing October 1, 2000 and ending October 31, 2005. He will receive an initial base annual salary of $350,000 and an annual incentive bonus for fiscal years 2002 through 2005 based on the company’s earnings before interest and taxes. Dr. Atefi’s bonus of $300,000 for fiscal year 2001 consisted of $100,000 in a guaranteed bonus and $200,000 in a performance based bonus. Under his employment agreement, Dr. Atefi will also receive a “value added payment” in the event of a sale of substantially all of IITRI’s assets, or similar transfer, to another entity where the proceeds from such sale exceeds $125.0 million. For purposes of the sale of substantially all of IITRI’s assets to Newtek, it is expected that Dr. Atefi will waive his right to receive any such payment if a replacement incentive payment can be negotiated. Under the terms of his employment agreement, Dr. Atefi is also given an allowance for a company car. In addition, his initiation fee and membership dues for a country club for business entertainment purposes are also provided for under Dr. Atefi’s employment agreement. Dr. Atefi may terminate his employment agreement with 30 days advance written notice. If he does so, however, he will forfeit any incentive and value added payments which might otherwise have been due him. IITRI may terminate Dr. Atefi’s employment agreement for just cause, which includes, amongst others, theft or embezzlement of our material property, gross negligence, willful misconduct or neglect by Dr. Atefi of his duties. IITRI may also terminate Dr. Atefi’s employment agreement without cause, although if IITRI does so, it will have to make a lump sum severance payment to Dr. Atefi equal to the greater of

•	Dr. Atefi’s annual base salary at the time of termination plus $100,000, for the unexpired term of the employment agreement up to a maximum of two years; or

•	an amount equal to Dr. Atefi’s base salary plus $100,000.

      For one year after termination of Dr. Atefi’s employment, he will not, in any way, compete with IITRI/ Newtek or solicit our employees.

      Mr. Watson’s employment agreement, as amended, is dated December 31, 2001. Under the employment agreement, Mr. Watson will serve as systems technology sector senior vice president and sector manager for IITRI for a term of 61 months, commencing October 1, 2000 and ending October 31, 2005. He will receive an initial base annual salary of $220,000 and will be eligible for a performance-based annual incentive bonus. Under his employment agreement, Mr. Watson will also receive a “value added payment” in the event of a sale of substantially all of IITRI’s assets, or similar transfer, to another entity where the proceeds from such sale exceeds $125.0 million. For purposes of the sale of substantially all of IITRI’s assets to Newtek, it is expected that Mr. Watson will waive his right to receive any such payment if a replacement incentive payment can be negotiated. Under the terms of his employment agreement, Mr. Watson is also given an allowance for a company car. Mr. Watson may terminate his employment agreement with 30 days notice. If he does so, however, he will forfeit any incentive and value added payments which might otherwise have been due him. IITRI may terminate Mr. Watson’s employment agreement for cause, which includes, amongst others, commission of a crime involving fraud, theft or embezzlement, reckless, willful or criminal misconduct, or gross negligence in Mr. Watson’s performance of his duties. IITRI may also terminate Mr. Watson’s employment without cause, although if IITRI does so, it will have to make a lump sum severance payment to Mr. Watson equal to the greater of

•	Mr. Watson’s annual base salary at the time of termination for the unexpired term of the employment agreement up to a maximum of two years; or

•	an amount equal to Mr. Watson’s base salary.

      For one year after termination of Mr. Watson’s employment, he will not, in any way, compete with IITRI/ Newtek or solicit our employees.

      Mr. Crawford’s employment agreement, as amended, is dated December 31, 2001. Under the employment agreement, Mr. Crawford will serve as spectrum engineering sector senior vice president and sector manager for IITRI for a term of 61 months, commencing October 1, 2000 and ending October 31, 2005. He will receive an initial base annual salary of $210,000 and will be eligible for a performance-based annual incentive bonus. Under his employment agreement, Mr. Crawford will also receive a “value added payment” in the event of a sale of substantially all of IITRI’s assets, or similar transfer, to another entity where the proceeds from such sale exceeds $125.0 million. For purposes of the sale of substantially all of IITRI’s assets to Newtek, it is expected that Mr. Crawford will waive his right to receive any such payment if a replacement incentive payment can be negotiated. Under the terms of his employment agreement, Mr. Crawford is also given an allowance for a company car. Mr. Crawford may terminate his employment agreement with 30 days notice. If he does so, however, he will forfeit any incentive and value added payments which might otherwise have been due him. IITRI may terminate Mr. Crawford’s employment agreement for cause, which includes, amongst others, commission of a crime involving fraud, theft or embezzlement, reckless, willful or criminal misconduct, or gross negligence in Mr. Crawford’s performance of his duties. IITRI may also terminate Mr. Crawford’s employment without cause, although if IITRI does so, it will have to make a lump sum severance payment to Mr. Crawford equal to the greater of

•	Mr. Crawford’s annual base salary at the time of termination for the unexpired term of the employment agreement up to a maximum of two years; or

•	an amount equal to Mr. Crawford’s base salary.

      For one year after termination of Mr. Crawford’s employment he will not, in any way, compete with IITRI/ Newtek or solicit our employees.

      Ms. Mendler’s employment agreement, as amended, is dated December 31, 2001. Under the employment agreement, Ms. Mendler will serve as director of administration for IITRI for a term of 61 months, commencing October 1, 2000 and ending October 31, 2005. She will receive an initial base annual salary of $160,000 and will be eligible for a performance-based annual incentive bonus. Under her employment agreement, Ms. Mendler will also receive a “value added payment” in the event of a sale of substantially all of IITRI’s assets, or similar transfer, to another entity where the proceeds from such sale exceeds $125.0 million. For purposes of the sale of substantially all of IITRI’s assets to Newtek, it is expected that Ms. Mendler will waive her right to receive any such payment if a replacement incentive payment can be negotiated. Under the terms of her employment agreement, Ms. Mendler is also given an allowance for a company car. Ms. Mendler may terminate her employment agreement with 30 days notice. If she does so, however, she will forfeit any incentive and value added payments which might otherwise have been due her. IITRI may terminate Ms. Mendler’s employment agreement for cause, which includes, amongst others, fraud, theft or embezzlement, reckless, willful or criminal misconduct, or gross negligence, in Ms. Mendler’s performance of her duties. IITRI may also terminate Ms. Mendler’s employment without cause, although if IITRI does so, it will have to make a lump sum severance payment to Ms. Mendler equal to the greater of

•	Ms. Mendler’s annual base salary at the time of termination for the unexpired term of the employment agreement up to a maximum of two years; or

•	an amount equal to Ms. Mendler’s base salary.

      For one year after termination of Ms. Mendler’s employment she will not, in any way, compete with IITRI/ Newtek or solicit our employees.

      Mr. Amstutz’s employment agreement is dated February 14, 2000. Under the employment agreement, Mr. Amstutz will serve as chief financial officer and treasurer for IITRI for a term of three years, commencing on February 14, 2000 and ending February 13, 2003 to expire on February 13, 2003. He will receive an initial base annual salary of $155,000 and will be eligible for a performance-based annual incentive bonus. Mr. Amstutz may terminate his employment agreement with 30 days notice. If he does so, however, he will forfeit any incentive which might otherwise have been due him. IITRI may terminate Mr. Amstutz’s employment agreement for cause, which includes, amongst others, fraud, theft or embezzlement, reckless, willful or criminal misconduct, or gross negligence, in Mr. Amstutz’s performance of his duties. IITRI may also terminate Mr. Amstutz’s employment without cause, although if IITRI does so, it will have to make a lump sum severance payment to Mr. Amstutz equal to the greater of

•	Mr. Amstutz’s annual base salary at the time of termination for the unexpired term of the employment agreement; or

•	an amount equal to Mr. Amstutz’s base pay for six months.

      For two years after termination of Mr. Amstutz’s employment he will not, in any way, compete with IITRI/ Newtek or solicit our employees.

      Mr. Trichka’s employment agreement is dated December 31, 2001. Under the employment agreement, Mr. Trichka will serve as senior vice president and general counsel for IITRI for a term of 61 months, commencing October 1, 2000 and ending October 31, 2005. He will receive an initial base annual salary of $155,000 and will be eligible for a performance-based annual incentive bonus. Under his employment agreement, Mr. Trichka will also receive a “value added payment” in the event of a sale of substantially all of IITRI’s assets, or similar transfer, to another entity where the proceeds from such sale exceeds $125.0 million. For purposes of the sale of substantially all of IITRI’s assets to Newtek, it is expected that Mr. Trichka will waive his right to receive any such payment if a replacement incentive payment can be negotiated. Under the terms of his employment agreement, Mr. Trichka is also given an allowance for a company car. Mr. Trichka may terminate his employment agreement with 30 days notice. If he does so, however, he will forfeit any incentive which might otherwise have been due him. IITRI may terminate Mr. Trichka’s employment agreement for cause, which includes, amongst others, fraud, theft or embezzlement, reckless, willful or criminal misconduct, or gross negligence, in Mr. Trichka’s performance of his duties. IITRI may also terminate Mr. Trichka’s employment without cause, although if IITRI does so, it will have to make a lump sum severance payment to Mr. Trichka equal to the greater of

•	Mr. Trichka’s annual base salary at the time of termination for the unexpired term of the employment agreement up to a maximum of two years; or

•	an amount equal to Mr. Trichka’s base salary.

      For one year after termination of Mr. Trichka’s employment he will not, in any way, compete with IITRI/ Newtek or solicit our employees.

Retention Incentive Agreements

      IITRI entered into and funded retention incentive agreements with Bahman Atefi, Stacy Mendler, Randy Crawford, Stephen Trichka, and Barry Watson on September 1, 2001.

      Under the terms of the retention incentive agreements, IITRI agreed to pay Dr. Atefi, Mr. Watson, Mr. Crawford, Ms. Mendler, and Mr. Trichka, $550,000, $295,000, $270,000, $215,000, and $200,000, respectively, in consideration for each of their continued full-time employment with the company until September 1, 2006. These amounts were deposited in IITRI’s flexible option plan on behalf of each of these executive officers. Fifty percent of the amount deposited on each officer’s behalf, which we refer to as the option amount, will vest after three years of service under this agreement, an additional 25 percent after four years of service and the remaining 25 percent after five years of service. The company retains any option amount that does not vest. Upon the occurrence of a change of control of IITRI, which is defined in each retention incentive agreement to include the transfer to another entity of all or substantially all of IITRI’s assets such as the transaction proposed in this prospectus, any unvested portion of this option amount will become fully vested and exercisable.

Stock Appreciation Rights Plan

      Our board of directors will adopt a Beagle Holdings, Inc. 2002 Stock Appreciation Rights Plan, which we refer to as the SAR plan, prior to closing of the acquisition. The purpose of the plan is to attract, retain, reward and motivate employees that are responsible for our continued growth and development and future financial success.

      The plan will be effective as of closing and has a term of 10 years, and provides that stock appreciation rights, which we refer to as “SAR,” awards may be granted to directors, officers and employees of Newtek, Inc. The SAR awards granted under this plan shall not exceed 10 percent of the shares of stock outstanding from time to time.

      The chief executive officer, with the approval of the board of directors, has the authority to grant SAR awards under this plan as deemed appropriate, with board and/or duly appointed board committee approval. Eligible recipients include Newtek employees, members of Newtek’s board of directors, company officers, and consultants providing services to Newtek.

      Awards, when granted, will provide the grantee with the right to receive payment for the difference between the appraised value of a share of Newtek common stock as of the grant date and the appraised value of a share of Newtek common stock as of the exercise date. In effect, each award will represent the right to receive a payment based on the appreciation on a share of Newtek common stock over a fixed period of time.

      Awards may be exercised at anytime after they are granted to the extent the grantee has at least a partial vested interest in such award. Each award, with the exception of those granted to a member of the board of directors, will become vested at the rate of 20 percent per year, beginning on the date of the grant. Awards granted to Newtek board members will vest on a schedule coincident with their term as a board member.

      In the event that a participant exercises a grant before such grant is 100 percent vested, the participant will retain the rights to both the unexercised and unvested awards as long as the remaining awards are still subject to a vesting schedule. All awards must be exercised within 60 days of 100 percent vesting; otherwise the recipient will lose the right to the vested and unexercised award.

      If a grantee dies before an award becomes fully vested, one-third of the unvested portion of the award shall automatically become fully vested and shall be deemed to have been exercised immediately prior to the employee’s death.

      Payment upon exercise of the award will be made at the price difference between the stock price on the date of exercise less the stock price on the date of the grant. For grantees whose exercise is deemed prior to death, the price shall be at the price per share established by the most recent valuation preceding the employee’s death, less the stock price on the date of award.

      Payment due and owing under the SAR plan is intended to be made in one lump sum within 60 days of exercise. However, distribution requests from the ESOP will take priority and shall be paid first with available company cash flows. If payment cannot be made within 60 days from the date of exercise in the form of a lump sum, the payment will be made not later than five years after the date of the exercise and shall include interest accrued at the prime rate as of the end of the 60-day period until the payment date. As a matter of policy, every six months the chief executive officer will consider the ESOP repurchase obligation coincident with the SAR exercises payment obligations and will make payment determinations accordingly.

      Payments from exercise may be rolled over into any non-qualified deferred compensation plans available to the participant.

      Our board of directors, who serve as the fiduciary for the plan, may amend or terminate the plan at any time.

Certain Relationships and Related Transactions

        Since the beginning of our last fiscal year, including any currently proposed transactions, no directors, executive officers or immediate family members of such individuals were engaged in transactions with us or any subsidiary involving more than $60,000.

Where You Can Find More Information

        You may read and copy any document we file with the SEC at the SEC’s public reference rooms in Washington, D.C., Chicago, Illinois or New York, New York. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

      This prospectus is a part of a registration statement we have filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

Legal Matters

        The validity of the issuance of the common stock covered by this prospectus will be passed upon for us by Baker & McKenzie, Washington, D.C., our counsel in this transaction.

      The compliance of the KSOP with the requirements of ERISA will be passed upon for us by Silverstein and Mullens, a division of Buchanan Ingersoll, P.C., our ERISA counsel in this transaction.

Experts

        The consolidated financial statements of the selected operations of IITRI as of September 30, 2000 and 2001, and for each of the years in the three-year period ended September 30, 2001, and the balance sheet of Beagle Holdings, Inc. as of March 15, 2002, have been included in this prospectus and registration statement in reliance upon the reports of KPMG LLP, independent accountants, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

Forecasted Financial Information

        Set forth below is forecasted financial information that we have prepared. This forecasted information represents our base case five-year forecast which is management’s best estimate of its financial results through fiscal year 2007. Management’s judgment, as reflected in these forecasts, is based on circumstances and assumptions which we describe below. These assumptions involve risks and uncertainties that may cause actual results to differ materially from those presented. Our forecasted financial information may not prove accurate. You are cautioned not to place undue reliance on these forecasts. We have no obligation, nor do we intend to update these forecasts. The forecasts assume a closing date of September 30, 2002 and that eligible employees will elect to invest at least $30.0 million in the ESOP component of Newtek’s KSOP.

      The assumptions which we describe below and which form the basis of the forecasted financial information are those that management believes are significant in that they are key factors upon which our financial results depend. You should read this forecasted financial information together with our consolidated financial statements and the related notes included elsewhere in this prospectus. Our actual results may also differ materially from those we currently anticipate as a result of the factors we describe under “Risk Factors” on page 9 and elsewhere in this prospectus.

      Our independent auditors, KPMG LLP, have not examined, compiled, or otherwise applied procedures to this forecasted financial information and, accordingly, do not express an opinion or assurances on it. The ESOP trustee did not participate in preparing these forecasts.

      The forecasted financial information was prepared using the same accounting policies used in our historical consolidated financial statements. This forecasted financial information includes the effects of adjustments related to accounting for the acquisition under the purchase method of accounting, including the allocation of the purchase price to the assets and liabilities of the acquired company. We expect to incur an amortization expense associated with allocation of the purchase price to related intangible assets. Please refer to our unaudited pro forma consolidated financial data included in this prospectus, which describes the impact of the incurrence of debt and the acquisition on our consolidated financial statements.

Base Case Five-Year Plan

	Fiscal Years

	2003	2004	2005	2006	2007

	(in millions)
Revenue	$240.3	$269.2	$301.5	$337.7	$378.2
Total EBITDA(1)	17.0	18.6	21.3	24.3	25.9
Total EBITDAE(2)	20.9	23.0	26.3	29.9	32.1

(1)	EBITDA consists of net income before taxes, interest expense, depreciation of fixed assets and amortization of intangible assets. Interest expense includes amortization of debt issuance costs and accretion of long-term debt to face value. EBITDA is not a measure of financial performance under accounting principles generally accepted in the U.S. We may calculate EBITDA differently than other companies. You should not consider it in isolation from, or a substitute for, net income or cash flow measures prepared in accordance with accounting principles generally accepted in the U.S. or as a measure of profitability or liquidity. We have included EBITDA as a supplemental disclosure because it may provide useful information regarding our ability to service debt and to fund capital expenditures. Other operating or legal requirements may affect our ability to service debt and fund capital expenditures in the future.

(2)	EBITDAE is equal to EBITDA plus a portion of pension expense. This is not a widely used financial term, but it is a term that management has used in making our financial forecasts. We believe EBITDAE is an important measure because pension-related expenses are allowable costs in our indirect rate pools which are reimbursable costs on government contracts. We will provide a portion of these benefits in company stock, providing us with additional cash flow to repay debt or fund operations.

Our Assumptions Behind Our Base Case Five-Year Plan

Revenues and Expenses in Base Case Five-Year Plan:

      Revenues: These forecasts assume that revenues, without acquisitions, will grow at a rate of 12.0% per year for fiscal years 2003 through 2007. Revenue increased from approximately $95.0 million for the fiscal year ending September 30, 1998 to $193.0 million for the year ended September 30, 2001. Over this same three-year period, the compounded annual growth rate, as adjusted to exclude acquisitions, was approximately 13.6%.

      When we calculate our annual growth rate for a given fiscal year, we exclude revenues related to an acquisition in the year in which we completed the acquisition. We first include revenues related to an acquired company in our growth rate calculation in the year after the year in which we complete the acquisition, and we compare that to the previous year’s revenues including revenues from the acquisition. For fiscal year 2001, when we made no acquisitions, we have deducted the amount of revenues attributable to the previous years’ acquisitions in the years they were acquired.

	For the Year Ended September 30,

	1999		2000		2001

	(in millions)
Revenue	$103.9	(1)	$121.2	(2)	$139.2	(3)

(1)	Effective October 1, 1998, and June 1, 1999, we acquired HFA and EMC Science Center, Inc., respectively. Revenues associated with these acquisitions are not reflected in this number.

(2)	$4.2 million and $10.9 million in revenues associated with the EMC Science Center and HFA acquisitions, respectively are included in our revenue calculation for fiscal year 2000. We completed the acquisition of AB Technologies in February 2000. Revenues associated with the AB Technologies acquisition are not included in our calculation of revenues for fiscal year 2000.

(3)	$34.9 million in revenues associated with the AB Technologies acquisition are included in our calculation of revenues for fiscal year 2001.

      Our revenues grew, as calculated above, by 16.6% from fiscal year 1999 to fiscal year 2000. Our revenues grew 14.8% from fiscal year 2000 to fiscal year 2001.

	The 24-Week Period Ended

	March 18,	March 17,	March 16,	March 15,
	1999	2000	2001	2002

	(in millions)
Revenue	$52.6	$58.9	$85.6	$88.6

      Our revenues grew by 12.0% from $52.6 million for the 24-week period ended March 18, 1999 to $58.9 million for the 24-week period ended March 17, 2000. Our revenues grew by 45.0% from $58.9 million for the 24-week period ended March 17, 2000 to $85.6 million for the 24-week period ended March 16, 2001. Our revenues grew by 3.0% from $85.6 million for the 24-week period ended March 16, 2001 to $88.6 million for the 24-week period ended March 15, 2002.

      Our compounded annual growth rate, including acquisitions, for fiscal years 1998 through 2001 was approximately 26.6%.

      These projections assume no loss of significant current contracts, as well as increased demand for our services, primarily due to our expectations that the federal government will continue to allocate more dollars towards services that we provide than in the past.

      The largest of our contracts, the Joint Spectrum Center, or JSC, contract provided about 20.0% of our revenues in fiscal year 2001. The current backlog for our 10 largest contracts is over $110.0 million for fiscal year 2002; the JSC contract providing about $40.0 million of this $110.0 million. We will have to rebid the JSC contract before August 2005. Management hopes to continue its 41-year history of holding that contract by winning its anticipated recompetition in fiscal year 2005. We cannot be certain, however, that we will be awarded the JSC contract again, or if we are awarded the contract that it will continue at its current revenue level. Excluding the JSC contract, we rebid approximately one-third of our contract revenue base on a recurring annual basis. Our total current funded and unfunded backlog, which includes contracts to be performed through 2005, represents approximately four times fiscal year 2001 revenues.

      Expenses: The forecasts are based upon our ability to sustain a projected 6.0% to 6.5% operating income. Operating income, as presented on page 39 of this document, is adjusted for goodwill amortization expense associated with acquisitions made prior to September 30, 2002, and adjusted for offering-and acquisition-related expenses incurred during the 24-week period ended March 15, 2002. Amortizing goodwill expense was approximately $0.5 million, $1.5 million, and $1.8 million for fiscal years ended September 30, 1999, 2000, and 2001, respectively. For the 24-week period ended March 15, 2002, amortizing goodwill expense and transaction-related expenses were approximately $1.0 million and $1.1 million, respectively. As adjusted, operating income for the fiscal years ending September 30, 1999, 2000, and 2001 was $3.7 million, $6.8 million, and $12.6 million, respectively. As adjusted, for the 24-week period ending March 15, 2002, operating income is approximately $5.1 million. Operating income, as a percentage of revenue, was approximately 3.1%, 4.4%, 6.5%, and 5.7% for the fiscal years ending September 30, 1999, 2000, 2001, and the 24-week period ended March 15, 2002, respectively.

      During the next five years, operating expenses, as adjusted for amortizing intangible assets from this acquisition and non-recurring offering and acquisition expenses cited above, are projected to vary from 21.0% to 23.0% of revenues. Our operating expenses in fiscal year 2001 were 21.6% of revenues and in fiscal year 2002 are expected to be 22.1% of revenues. A new expense that is included in the forecasts is the cost associated with our stock appreciation rights plan. The cost of this program is expected to vary between 0% and 0.6% of revenues during the first five years. If our stock price performs better than anticipated, this expense may be higher than projected; lower stock prices may cause this expense to be less than projected.

      The assumptions outlined above produce the EBITDA and EBITDAE figures in the table above.

S Corporation Election/ Debt Reduction/ Cash Accumulation in Base Case Five-Year Plan:

      Our base case five-year plan assumes that Newtek and HFA will be treated as an S corporation and a qualified subchapter S subsidiary, respectively, for federal income tax purposes. S corporations, unlike C corporations, generally do not pay federal taxes on their income, but rather their income is allocated to the shareholders. The corporate tax savings, as a result of being an S corporation, should enhance our cash flow over the period ending September 30, 2007, compared to our expected cash flow if we were a C corporation for federal income tax purposes.

      If we meet our base case five-year plan, we expect that we will have reduced our total debt by $31.6 million and will have accumulated cash of $35.1 million over the five-year period as set forth below:

	Fiscal Years

	2003	2004	2005	2006	2007	Cumulative

	(in millions)
Debt (Reduction)(1)	$(10.3)	$(12.1)	$(13.3)	$1.5	$2.5	$(31.6)
Accumulated Cash(2)	0.7	0.1	0.1	17.6	16.6	35.1

(1)	As described on page 54 of the prospectus, the debt related to the acquisition has terms that call for aggregate principal repayment of $103.2 million during 2007, 2008, 2009, and 2010. We expect to refinance this debt during the forecast period.

(2)	Assumes that accumulated cash is in addition to funds used to repay indebtedness

Projected Average Annual Returns for Our Base Case Five-Year Plan

      If we meet our base case five-year plan, we expect that employees who purchase ESOP interests in this offering and who hold that investment in the ESOP component at the end of fiscal year 2007, the fifth year of our forecast, will experience an average annual rate of return on their initial investment of about 25.0%.

      In calculating this annual rate of return on an initial investment, we assume Newtek will be valued at the end of fiscal year 2007 by multiplying fiscal year 2007 projected EBITDA of $25.9 million by 8.4 times, the multiple implied in the acquisition purchase price. The valuation multiple in 2007 may be higher or lower than 8.4 because it will be based on a number of variables, including market conditions of the industry at that time, and Newtek’s expected future growth at that time. The fiscal year 2007 projected value of our then outstanding common stock is calculated by subtracting the estimated market value of

(i) debt then outstanding, net of any accumulated excess cash;

(ii) warrants then outstanding; and

(iii) stock appreciation rights then outstanding, from our total estimated value at the end of fiscal year 2007.

      The ESOP trustee will determine the actual valuation of Newtek on the advice of its financial advisor using several valuation methodologies, not just a calculation based on a multiple of our EBITDA. These methodologies may include a discounted cash flow method, a comparable public company pricing method, and transaction values and multiples for acquired companies considered suitable for comparison to us from an investment point of view.

      For example, if an employee rolled over $50,000 of his or her account balance to the ESOP component of the KSOP in the one-time ESOP investment election and assuming that there were no more additions made to that employee’s account, we estimate that the employee’s account balance could grow to approximately $153,000 at the end of fiscal year 2007, as set forth below:

	Value at	Compounded Annual	Investment
Initial Investment	End of Fiscal Year 2007	Rate of Return	Growth Factor(1)

$50,000	$153,000	25.0%	3.1x

(1)	Investment growth factor is equal to the projected account value at the end of fiscal year 2007 divided by the initial investment.

      If our profit achieved is less than forecast in the base case five-year plan, then average annual rates of return could be lower, equal to zero, or even negative(in which case the value of your account would decrease below your original investment amount, unless you meet the eligibility requirements for price protection).

Downside Sensitivity Case Five-Year Plan

      For purposes of illustration, we have also prepared an example of a downside sensitivity case of a five-year plan using the assumptions described below, which are less favorable than our historical trends and our base case five-year plan. However, you should not view this as a “worst case” scenario, because we still assume some growth in our revenues and relatively stable expenses throughout the forecast period.

	Fiscal Years

	2003	2004	2005	2006	2007

	(in millions)
Revenue	$216.7	$218.9	$221.1	$223.3	$225.5
Total EBITDA	15.1	14.5	14.8	15.1	15.1
Total EBITDAE	19.0	18.5	18.8	19.2	19.2

Our Assumptions Behind Our Downside Sensitivity Case Five-Year Plan

Revenues and Expenses for Downside Sensitivity Case Five-Year Plan:

      Revenues: Management’s downside sensitivity case forecasts assume that revenues without acquisitions, will grow at 1.0% per year for fiscal years 2003 through 2007. These forecasts are consistent with less than inflationary growth, implying a net loss of customers, while taking into account the acquisition of some new customers. In later years, these revenue growth forecasts could also reflect the loss of the JSC contract rebid in fiscal year 2005, with Newtek maintaining its revenue levels through minimal gains in other government contracts.

      Expenses: The forecasts are based upon our ability to sustain a projected 5.5% to 6.0% operating income. During the next five years, operating expenses, as adjusted for amortizing intangible assets from this acquisition and non-recurring offering and acquisition expenses cited above, are projected to vary from 21.0% to 23.0% of revenues. Our operating expenses in fiscal year 2001 were 21.6% of revenues and in fiscal year 2002 are expected to be 22.1% of revenues. A new expense that is included in the forecasts is the cost associated with our stock appreciation rights plan. The cost of this program is forecasted to be smaller in this downside sensitivity case as it is based upon our stock performance, and to vary between 0% and 0.2% of revenues during the first five years.

S Corporation Election/ Debt Reduction/ Cash Accumulation in Downside Sensitivity Case Five-Year Plan:

      The downside sensitivity case five-year plan scenario assumes that after the closing of the acquisition, Newtek and HFA will be treated as an S corporation and a qualified subchapter S subsidiary, respectively, for federal income tax purposes. If we meet our downside sensitivity case five-year plan projections, we expect that we will have reduced our total debt by $31.6 million and will have accumulated cash of $22.3 million (as compared to $35.1 million in our base case five-year scenario) over the five-year period as set forth below:

	Fiscal Years

	2003	2004	2005	2006	2007	Cumulative

	(in millions)
Debt (Reduction)(1)	$(12.5)	$(11.8)	$(10.8)	$1.0	$2.5	$(31.6)
Accumulated Cash(2)	0.7	0.0	0.0	11.4	10.2	22.3

(1)	As described on page 54 of the prospectus, the debt related to the acquisition has terms that call for aggregate principal repayment of $103.2 million during fiscal years 2007, 2008, 2009, and 2010. We expect to refinance this debt during the forecast period.

(2)	Assumes that accumulated cash is in addition to funds used to repay indebtedness.

Projected Average Annual Returns in Downside Sensitivity Case Five-Year Plan Scenario

      If our downside sensitivity case five-year plan reflects our actual results and if our valuation multiples remain consistent with those implied by the acquisition purchase price, we expect that employees who purchased ESOP interest in this offering and who hold that investment in the ESOP component at the end of fiscal year 2007 will experience an average annual rate of return on their initial investment of approximately 7.4%. For purposes of our average annual rate of return estimate, we calculated the value of our equity in the same manner as described in the base case five-year plan discussions.

      For example, if an employee rolled over $50,000 of his or her account balance to the ESOP component of the KSOP in the one-time ESOP investment election and assuming that there were no more additions to that employee’s account, we estimate that the employee’s account balance would grow to approximately $71,350 at the end of fiscal 2007, as set forth below:

	Value at End of	Compounded Annual	Investment
Initial Investment	Fiscal Year 2007	Rate of Return	Growth Factor

$50,000	$71,350	7.4%	1.4x

      If our profit achieved is less than forecast in the downside sensitivity case five-year plan, then average annual rates of return could be lower, equal to zero, or even negative(in which case the value of your account would decrease below your original investment amount, unless you meet the eligibility requirements for price protection)

Index to Financial Statements

Page

Financial Statement of Beagle Holdings, Inc.
Report of Independent Auditors	F-2
Balance Sheet at March 15, 2002	F-3
Notes to the Financial Statement	F-4
Consolidated Financial Statements of Selected Operations of IIT Research Institute
Report of Independent Auditors	F-6
Annual and Interim (unaudited) Consolidated Financial Statements:
Consolidated Balance Sheets at September 30, 2000 and 2001, and March 15, 2002 (unaudited)	F-7
Consolidated Statements of Income for the years ended September 30, 1999, 2000 and 2001 and the 24-week periods ended March 16, 2001 and March 15, 2002 (unaudited)	F-8
Consolidated Statements of Changes in Owner’s Net Investment for the years ended September 30, 1999, 2000 and 2001 and for the 24-week periods ended March 16, 2001 and March 15, 2002 (unaudited)	F-9
Consolidated Statements of Cash Flows for the years ended September 30, 1999, 2000 and 2001 and the 24-week periods ended March 16, 2001 and March 15, 2002 (unaudited)	F-10
Notes to the Consolidated Financial Statements	F-11
Consolidated Financial Statement Schedule
Schedule II — Valuation and Qualifying Accounts	F-23

Independent Auditors’ Report

The Board of Directors

Beagle Holdings, Inc.:

      We have audited the accompanying balance sheet of Beagle Holdings, Inc. (the Company) as of March 15, 2002. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

      In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Beagle Holdings, Inc. as of March 15, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Chicago, Illinois

May 22, 2002, except
as to Note 7 which is
as of June 4, 2002

BEAGLE HOLDINGS, INC.

Balance Sheet

As of March 15, 2002

ASSETS
Current assets:
Cash	$1,000
Note receivable from Trust	1,000

Total assets	$2,000

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Note payable to officer	$1,000
Stockholder’s equity:
Common stock, par value $0.01: authorized 3,000,000 shares; 100 shares issued and outstanding	1
Additional paid-in capital	999

Total stockholder’s equity	1,000

Total liabilities and stockholder’s equity	$2,000

See accompanying notes to balance sheet.

BEAGLE HOLDINGS, INC.

Notes to Balance Sheet

(1) Nature of Organization and Business

      Beagle Holdings, Inc. (the “Company”) is a for-profit Delaware corporation that was incorporated on October 10, 2001, for the purpose of purchasing substantially all of the assets and liabilities of IIT Research Institute (IITRI) (referred to as the “Business”), a not-for-profit Illinois corporation. The Business includes all of the assets and liabilities of IITRI with the exception of those assets and liabilities associated with IITRI’s Life Sciences Operation (LSO). Since its formation, the Company’s activities have been organizational in nature.

(2) Summary of Operating Activities

      For the period from inception through March 15, 2002, the Company generated no revenue and expenses have included only nominal bank service charges.

(3) Employee Stock Ownership Plan (ESOP) and Stock Ownership Trust

      On December 19, 2001, the Company adopted the Beagle Holdings, Inc. Employee Ownership, Savings and Investment Plan (the “Plan”) and the Beagle Holdings, Inc. Stock Ownership Trust (the “Trust”). The Plan, a tax qualified retirement plan, includes an ESOP component and a non-ESOP component. It is expected that funds directed to the ESOP component of the Plan by future employees of the Company (former employees of IITRI) will be used to invest in common stock of the Company.

      The Company has filed an application for a determination letter from the Internal Revenue Service that the Plan and Trust qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended.

(4) Tax Status

      The Company has filed an election to be treated as an S corporation under the Internal Revenue Code.

(5) Related Party Transactions

      The Company issued a promissory note to an officer for $1,000. The Company loaned $1,000 to the Trust and received a promissory note. The Trust purchased 100 shares of common stock of the Company for $1,000.

(6) Pending Transactions and Actions

      Subsequent to the completion of the sale of common stock to the Plan, the Company intends to use the proceeds together with other sources of financing, to purchase the Business. The purchase price of the Business is approximately $119 million, subject to adjustments based upon the date of closing and certain LSO account balances at the closing date.

(7) Subsequent Event

      On June 4, 2002, IITRI and Beagle Holdings, Inc. (Beagle) entered into an Asset Purchase Agreement (Agreement) in which IITRI will sell Beagle the assets and liabilities of the Business for aggregate proceeds of $119.1 million. The purchase price is subject to adjustment as follows:

•	If the closing occurs after October 15, 2002, the purchase price will be increased by 75% of the net income (excluding expenses related to the acquisition) earned by the Business from October 1, 2002 to the closing date and

•	The amount of cash held by IITRI representing deferred revenues of LSO as of the closing date and accrued payroll expenses and accounts payable of LSO as of the closing date.

      The Agreement includes various covenants, representations and warranties, conditions precedent to closing, events of terminations, and indemnifications.

      Also, on June 4, 2002, the Company amended and restated its Certificate of Incorporation such that, among other things, its authorized capital stock will consist of 15 million shares of common stock, par value $.01 per share.

Independent Auditors’ Report

The Board of Governors
IIT Research Institute:

We have audited the accompanying consolidated balance sheets of Selected Operations of IIT Research Institute as of September 30, 2000 and 2001, and the related consolidated statements of income, owner’s net investment, and cash flows for each of the years in the three-year period ended September 30, 2001. In connection with our audits of the consolidated financial statements, we also have audited the consolidated financial statement schedule listed in the accompanying Index to Financial Statements. These consolidated financial statements and consolidated financial statement schedule are the responsibility of Selected Operations of IIT Research Institute’s management. Our responsibility is to express an opinion on these consolidated financial statements and consolidated financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Selected Operations of IIT Research Institute as of September 30, 2000 and 2001, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2001, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

Chicago, Illinois

May 22, 2002, except as to
Note 15 which is
as of June 4, 2002

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Consolidated Balance Sheets

As of September 30, 2000 and 2001 and March 15, 2002 (unaudited)

	September 30,		March 15,

	2000	2001	2002

			(Unaudited)

	(In thousands)
Assets
Current assets:
Cash	$423	$240	$663
Accounts receivable	59,886	57,764	62,137
Other receivables	1,801	1,591	1,570

	61,687	59,355	63,707
Less allowance for doubtful accounts and contract losses	2,033	3,260	3,272

Net accounts receivable	59,654	56,095	60,435

Other current assets	2,107	2,472	4,115

Total current assets	62,184	58,807	65,213
Fixed assets, net	12,922	5,835	7,228
Goodwill, less accumulated amortization	10,354	9,511	8,735

Total assets	$85,460	$74,153	$81,176

Liabilities and Owner’s Net Investment
Current liabilities:
Current portion of long-term debt	$3,646	$141	$19,145
Trade accounts payable	14,656	11,024	8,992
Accrued payroll and related liabilities	5,855	6,663	8,344
Advance payments	1,278	2,396	1,474
Billings in excess of costs and estimated earnings on uncompleted contracts	6,779	3,699	3,819
Due to IIT	765	775	—
Current portion of deferred gain on sale of building to IIT	—	493	487

Total current liabilities	32,979	25,191	42,261
Long-term debt, excluding current portion	22,289	11,886	1,116
Accrued postretirement benefit obligation	1,491	1,709	1,889
Long-term deferred gain on sale of building to IIT, excluding current portion	—	4,054	3,787
Other long-term liabilities	1,398	—	—

Total liabilities	58,157	42,840	49,053
Owner’s net investment	27,303	31,313	32,123

Total liabilities and owner’s net investment	$85,460	$74,153	$81,176

See accompanying notes to consolidated financial statements.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Consolidated Statements of Income

For the years ended September 30, 1999, 2000 and 2001 and

for the interim periods ended March 16, 2001 (unaudited) and March 15, 2002 (unaudited)

				Interim period ended
	Year ended September 30,
				March 16,	March 15,
	1999	2000	2001	2001	2002

				(Unaudited)

	(In thousands)
Contract revenue	$117,500	$156,137	$193,152	$85,165	$88,554
Direct contract expenses	88,731	111,122	140,555	61,454	64,923

Excess of contract revenue over direct contract expenses	28,769	45,015	52,597	23,711	23,631

Operating expenses:
Indirect contract expenses	9,377	12,348	13,145	5,732	4,794
Research and development	435	547	435	104	205
General and administrative	9,494	15,182	16,400	6,931	10,393
Rental and occupancy expense	4,206	7,536	7,083	3,666	3,734
Depreciation and amortization	1,832	3,754	3,488	1,731	1,512
Bad debt expense	119	324	1,223	567	9

	25,463	39,691	41,774	18,731	20,647

Operating income	3,306	5,324	10,823	4,980	2,984
Other income (expense):
Interest income	187	105	50	25	15
Interest expense	(233)	(1,389)	(895)	(679)	(150)
Equity in loss of affiliate	(67)	(498)	—	—	—
Gain on sale of land	—	1,319	—	—	—
Other	125	(231)	(227)	(35)	(56)

Income before income taxes	3,318	4,630	9,751	4,291	2,793
Income tax (expense) benefit	246	(398)	(302)	(269)	(366)

Net income	$3,564	$4,232	$9,449	$4,022	$2,427

See accompanying notes to consolidated financial statements.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Consolidated Statements of Changes in Owner’s Net Investment

For the Years ended September 30, 1999, 2000 and 2001 and for the interim periods ended March 16, 2001 (unaudited) and March 15, 2002 (unaudited)

Owner’s Net
Investment

(In thousands)
Balance at September 30, 1998	$29,059
Net income	3,564
Distributions to IIT	(1,295)
Unreimbursed losses and capital funding of LSO	(4,807)

Balance at September 30, 1999	26,521
Net income	4,232
Distributions to IIT	(1,315)
Unreimbursed losses and capital funding of LSO	(2,135)

Balance at September 30, 2000	27,303
Net income (unaudited)	4,022
Distributions to IIT (unaudited)	(1,347)
Unreimbursed losses and capital funding of LSO (unaudited)	(3,060)

Balance at March 16, 2001 (unaudited)	$26,918

Balance at September 30, 2000	27,303
Net income	9,449
Distributions to IIT	(1,585)
Unreimbursed losses and capital funding of LSO	(3,854)

Balance at September 30, 2001	31,313
Net income (unaudited)	2,427
Distributions to IIT (unaudited)	(751)
Unreimbursed losses and capital funding of LSO (unaudited)	(866)

Balance at March 15, 2002 (unaudited)	$32,123

See accompanying notes to consolidated financial statements.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Consolidated Statements of Cash Flows

For the years ended September 30, 1999, 2000 and 2001

and for the interim periods ended March 16, 2001 (unaudited) and March 15, 2002 (unaudited)

				Interim Period ended
	Year ended September 30,
				March 16,	March 15,
	1999	2000	2001	2001	2002

				(Unaudited)

	(In thousands)
Cash flows from operating activities:
Net income	$3,564	$4,232	$9,449	$4,022	$2,427
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,832	3,754	3,488	1,731	1,512
Equity in loss of affiliate	67	498	—	—	—
Amortization of deferred gain on sale of building to IIT	—	—	(379)	(114)	(273)
Gain on sale of land	—	(1,319)	—	—	—
Loss on disposal of fixed assets	—	—	84	—	—
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(9,993)	(11,550)	3,559	2,876	(4,340)
Other assets	(636)	1,088	(365)	370	(1,785)
Trade accounts payable and accrued liabilities	241	(136)	(1,696)	(4,533)	(1,126)
Other liabilities	6,533	(595)	(4,260)	(4,421)	(622)

Net cash provided by (used in) operating activities	1,608	(4,028)	9,880	(69)	(4,207)

Net cash flows from investing activities:
Proceeds from sale of land	—	2,328	—	—	—
Proceeds from sale of building to IIT, net	—	—	12,181	12,181	—
Capital expenditures	(4,213)	(2,795)	(1,940)	(121)	(1,987)
Cash paid for HFA, net of cash acquired	(1,727)	—	—	—	—
Cash paid for EMC, net of cash acquired	(2,152)	—	—	—	—
Cash paid for equity interest in AB	(4,172)	—	—	—	—
Cash paid for acquisition of net assets of AB	—	(2,500)	(378)	—	—

Net cash provided by (used in) investing activities	(12,264)	(2,967)	9,863	12,060	(1,987)

Cash flows from financing activities:
Net borrowings (repayments) under revolving bank credit agreement	7,285	14,373	(10,838)	(3,735)	8,222
Payments under notes payable	—	(6,817)	(3,649)	(3,572)	12
Borrowings under notes payable	3,500	—	—	—	—
Distributions to IIT	(1,295)	(1,315)	(1,585)	(1,347)	(751)
Unreimbursed losses and capital funding of LSO	(4,807)	(2,135)	(3,854)	(3,060)	(866)

Net cash provided by (used in) financing activities	4,683	4,106	(19,926)	(11,714)	6,617

Net decrease in cash	(5,973)	(2,889)	(183)	277	423
Cash at beginning of period	9,285	3,312	423	423	240

Cash at end of period	$3,312	$423	$240	$700	$663

Supplemental disclosure of cash flow information:
Cash paid for interest	$180	$1,318	$1,561	$390	$400
Cash paid for income taxes	299	—	570	25	183
Supplemental disclosure of noncash financing activities — notes issued for acquisitions	4,000	2,500	579	267	168

See accompanying notes to consolidated financial statements.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements

(1) Nature of Organization and Business

      IIT Research Institute (IITRI) is a not-for-profit membership corporation working for the advancement of knowledge and the beneficial application of science and engineering to meet the needs of society. IITRI’s articles of incorporation provide that in addition to its primary purpose, it will support and assist the Illinois Institute of Technology (IIT) and, in the event of dissolution, IITRI’s assets are to be distributed to IIT. In addition to its Chicago facilities, IITRI maintains offices in, amongst other places, McLean and Alexandria, Virginia; Lanham, Annapolis, and Waldorf, Maryland; Rome, New York; West Conshohocken, Pennsylvania; and Huntsville, Alabama.

      In October 2001, Beagle Holdings, Inc. (Newtek), a for-profit S Corporation, was incorporated in the state of Delaware for the purpose of purchasing substantially all of the assets and liabilities of IITRI (Selected Operations of IIT Research Institute or the Business). The Business includes all of the assets and liabilities of IITRI with the exception of those assets and liabilities associated with IITRI’s Life Sciences Operation (LSO). See also Note 13.

(2) Basis of Presentation and Principles of Consolidation

      The consolidated financial statements of the Business have been carved out from the consolidated financial statements of IITRI using the historical results of operations and bases of the assets and liabilities of the transferred operations and give effect to certain allocations of expenses from IITRI to LSO. Such expenses represent costs related to general and administrative services that IITRI has provided to LSO including interest, accounting, tax, legal, human resources, information technology and other corporate and infrastructure services. The costs of these services have been allocated to LSO using relative percentages of revenues, operating expenses and headcount, and other reasonable methods, and have been excluded in preparing the Business’ financial statements. Allocations of expenses are estimates based on management’s best assessment of actual expenses incurred by LSO. It is management’s opinion that the expenses charged to LSO and the underlying assumptions used to determine the expenses are reasonable. These allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted had the Business been operated as a separate entity in the past, or of the costs the Business may incur in the future.

      The consolidated financial statements are prepared on the accrual basis of accounting and include the accounts of the Business and its wholly owned subsidiary Human Factors Applications, Inc. (HFA). All significant intercompany accounts have been eliminated in consolidation.

      The consolidated financial statements may not be indicative of the Business’ financial position, operating results or cash flows in the future or what the Business’ financial position, operating results and cash flows would have been had the Business been a separate, stand-alone entity during the periods presented. The consolidated financial statements do not reflect any changes that will occur in the Business’ funding or operations as a result of the Business becoming a stand-alone entity.

(3) Summary of Significant Accounting Policies

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results are likely to differ from those estimates, but the Business’ management does not believe such differences will materially affect the Business’ financial position, results of operations or cash flows.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements — (Continued)

      Fiscal and Interim Periods

      The Business’ fiscal years end on September 30 and consist of 52 weeks. Interim periods were determined based upon the Business’ thirteen internal period closings, each of which ends on a Friday. During the fiscal year ended September 30, 2000, the interim periods ended on December 24, 1999, and March 17, July 7 and September 30, 2000. During the fiscal year ended September 30, 2001, the interim periods ended on December 22, 2000, and March 16, July 6 and September 30, 2001. During the fiscal year ended September 30, 2002, the first two interim periods ended on December 21, 2001 and March 15, 2002. While the actual number of days within each interim period will vary from fiscal year to year, the first, second, and fourth interim periods will include approximately 12 weeks while the third interim period will include approximately 16 weeks. Accordingly, comparisons between interim periods will need to consider the differing length of the third interim period.

      Unaudited Financial Information

      The consolidated balance sheet as of March 15, 2002 and the consolidated statements of income, cash flows, and changes in owner’s net investment for the interim periods ended March 16, 2001 and March 15, 2002 have been prepared by the Business and are unaudited. In the opinion of management, these consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and reflect all adjustments necessary for a fair statement of the Business’ results of operations and cash flows for the interim periods ended March 16, 2001 and March 15, 2002 and their financial position as of March 15, 2002. All such adjustments are of a normal recurring nature. The results of operations for the interim periods ended March 16, 2001 and March 15, 2002 are not necessarily indicative of the results of operations for the full year.

      The notes to the consolidated financial statements also include supplemental information for the interim period. The supplemental information is unaudited.

      Revenue Recognition

      The Business’ revenue results from contract research and other services under a variety of contracts, some of which provide for reimbursement of cost plus fees and others which are fixed-price or time and materials type contracts. The Business recognizes revenue when a contract has been executed, the contract price is fixed and determinable, delivery of the services or products has occurred and collectibility of the contract price is considered probable.

      Revenue on cost-plus contracts is recognized as costs are incurred plus a proportionate share of the fees earned.

      The percentage of completion method is used to recognize revenue on fixed-price contracts based on costs incurred in relation to total estimated costs. From time to time, facts develop that require the Business to revise its estimated total costs or revenues expected. The cumulative effect of revised estimates is recorded in the period in which the facts requiring revisions become known. The full amount of anticipated losses on any type of contract are recognized in the period in which they become known.

      Under time-and-material contracts, labor and related costs are reimbursed at negotiated, fixed hourly rates. Revenue on time-and-materials contracts is recognized at contractually billable rates as labor hours and direct expenses are incurred.

      Contracts with agencies of the federal government are subject to periodic funding by the contracting agency concerned. Funding for a contract may be provided in full at inception of the contract or ratably throughout the term of the contract as the services are provided. If funding is not assessed as probable, revenue recognition is deferred until realization is probable.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements — (Continued)

      Contract costs on U.S. Government contracts, including indirect costs, are subject to audit by the federal government and adjustment pursuant to negotiations between the Business and government representatives. All of the Business’ federal contract indirect costs have been audited and agreed upon through fiscal year 2000. Contract revenue on U.S. Government contracts have been recorded in amounts that are expected to be realized upon final settlement.

      The Business recognizes revenue on unpriced change orders as expenses are incurred only to the extent that the Business expects it is probable that such costs will be recovered. The Business recognizes revenue in excess of costs on unpriced change orders only when management can also reliably estimate the amount of excess and experience provides a sufficient basis for recognition. The Business recognizes revenue on claims as expenses are incurred only to the extent that the Business expects it is probable that such costs will be recovered and the amount of recovery can be reliably estimated.

      Costs and Estimated Earnings in Excess of Billings and Billings in Excess of Costs and Estimated Earnings

      Costs and estimated earnings in excess of billings on uncompleted contracts represent accumulated project expenses and fees which have not been invoiced to customers as of the date of the consolidated balance sheet. These amounts, which are included in accounts receivable, are stated at estimated realizeable value and aggregated $34.2 million, $24.2 million and $22.6 million (unaudited) at September 30, 2000, 2001 and March 15, 2002, respectively. Billings in excess of costs and estimated earnings and advance collections from sponsors represent amounts received from or billed to commercial customers in excess of project revenue recognized to date. Costs and estimated earnings in excess of billings on uncompleted contracts at September 30, 2000 and 2001 and March 15, 2002 include $1.9 million, $9.7 million, and $9.1 million (unaudited), respectively, related to costs incurred on projects for which the Business has been requested by the customer to begin work under a new contract or extend work under an existing contract, but for which formal contracts or contract modifications have not been executed. In addition, billed receivables at September 30, 2000 and 2001 and March 15, 2002 include $0.4 million, $0.6 million, and $0.5 million (unaudited), respectively, of final bills that are not expected to be collected within one year.

      Goodwill

      Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, generally 7 years. The Business assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate commensurate with the risks involved. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

      Property, Plant, and Equipment

      Buildings, land, leasehold improvements, and equipment are recorded at cost. Expenditures for maintenance and repairs are charged to current operations. Buildings and equipment are depreciated over their estimated useful lives (30 years for buildings and 5 to 25 years for the various classes of equipment) using the sum-of-the-years-digits method. Leasehold improvements are amortized on the straight-line method over the shorter of the assets’ estimated useful life or the life of the lease. Upon sale or retirement of an asset, costs and related accumulated depreciation are deducted from the accounts, and the gain or loss is recognized in the consolidated income statement.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements — (Continued)

      Income Taxes

      IITRI has received a determination letter from the Internal Revenue Service under which it is exempt from income taxes under Section 501(c)(3) of the Internal Revenue Code except for taxes pertaining to unrelated business income. Accordingly, the accompanying consolidated financial statements do not include provisions for income taxes except as described below.

      HFA, the Business’ for-profit subsidiary, accounts for income taxes under the asset and liability method. HFA recognizes deferred tax assets and liabilities based on the differences between financial statement carrying amounts and the tax bases of assets and liabilities. HFA uses the enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

      Earnings per Common Share

      The Business’ historical structure is not indicative of its prospective capital structure and, accordingly, historical earnings per share information has not been presented.

      Derivative Financial Instruments

      During 2000, the Business entered into forward contracts as a hedge against certain foreign currency commitments on a contract in the United Kingdom. The total amount of the contracts was approximately $0.4 million with the final contract maturing on May 7, 2002. As of September 30, 2001, the fair value of the contracts was approximately ($0.015) million. The contracts are marked to market, with gains and losses recognized in the consolidated statements of income. The Business does not use derivatives for trading purposes.

      Segment Information and Customer Concentration

      The FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, in February 1998. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements. This statement also requires companies that have a single reportable segment to disclose information about products and services, geographic areas, and major customers. This statement requires the use of the management approach to determine the information to be reported. The management approach is based on the way management organizes the enterprise to assess performance and make operating decisions regarding the allocation of resources. It is management’s opinion that, at this time, the Business has one reportable segment.

      The Business provides technical services and products through contractual arrangements as either prime contractor or subcontractor to other contractors, primarily for departments and agencies of the U.S. Government. U.S. Government contracts are subject to specific regulatory accounting and contracting guidelines including the Cost Accounting Standards and Federal Acquisition Regulations. The Business also provides technical services and products to foreign, state, and local governments, as well as customers in commercial markets. During the years ended September 30, 1999, 2000 and 2001, revenues from foreign countries were not significant.

      Sales to various agencies of the U.S. Government represented $106.8 million or 90.9%, $137.5 million or 88.1%, and $180.7 million or 93.6% of revenues for the years ended September 30, 1999, 2000 and 2001, respectively, and $77.9 million (unaudited) or 91.5%, and $87.2 million (unaudited) or 98.4% of revenues for the interim periods ended March 16, 2001 and March 15, 2002, respectively. Contract receivables from agencies of the U.S. government represented $53.0 million or 88.5%, $54.3 million or

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements — (Continued)

94.0%, and $59.4 million (unaudited) or 95.5% of accounts receivable at September 30, 2000, 2001 and March 15, 2002, respectively.

      Recently Issued Accounting Pronouncements

      In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, “Business Combinations” and SFAS No. 142 “Goodwill and Other Intangible Assets.” SFAS 141 requires the purchase method of accounting to be used for all business combinations initiated after June 30, 2001. SFAS 141 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. The adoption of SFAS No. 141 as of July 1, 2001 did not have a significant impact the business’ consolidated financial statements.

      SFAS 142 is effective for fiscal years beginning after December 15, 2001. SFAS 142 will not be applied to previously recognized goodwill and intangible assets arising from the acquisition of a for-profit business enterprise by a not-for-profit organization until interpretive guidance related to the application of the purchase method to those transactions is issued. SFAS 142 will be required to be adopted by Beagle Holdings, Inc. in connection with the proposed acquisition of the Business discussed in Note 13. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Goodwill and other intangible assets that have an indefinite life will not be amortized, but rather will be tested for impairment annually or whenever an event occurs indicating that the asset may be impaired.

      In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and for the associated asset retirement costs. SFAS 143 must be applied starting with fiscal years beginning after June 15, 2002. Management is currently evaluating the impact that the adoption of SFAS 143 will have on the consolidated financial statements.

      In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, it retains many of the fundamental provisions of that Statement. SFAS No. 144 also supersedes the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business. It retains, however, the requirement in APB Opinion No. 30 to report separately discontinued operations, and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. Management does not believe that the adoption of SFAS 144 will have a significant impact on its consolidated financial statements.

(4) Business Combinations

      Effective September 30, 1998, the Business completed the acquisition of Human Factors Applications, Inc. (HFA) for $3.0 million. HFA is a U.S. supplier of ordnance and explosive waste remediation with core competencies in the areas of demilitarization, demining, environmental remediation, explosion sciences, sensor and software integration, and training. The Business purchased all the outstanding shares of HFA’s common stock. The Business allocated a portion of the purchase price to the assets acquired and liabilities assumed at the date of acquisition based upon their estimated fair values and recorded the balance of $1.5 million as goodwill. The results of HFA’s operations are included in the Business’ consolidated financial statements beginning on October 1, 1998.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements — (Continued)

      Effective May 31, 1999, the Business acquired EMC Science Center, Inc. (EMC) for $3.0 million. EMC has technical expertise in electromagnetic environmental effects testing, standards and training, and a certified test laboratory. The Business acquired all the assets and assumed all the liabilities of EMC. The Business allocated a portion of the purchase price to the assets acquired and liabilities assumed at the date of acquisition based upon their estimated fair values and recorded the balance of $2.3 million as goodwill. The results of operations of EMC are included in the Business’ consolidated financial statements beginning on June 1, 1999.

      On June 12, 1999, the Business acquired 25% of the outstanding common stock of AB Technologies, Inc. (AB) for $6.0 million. AB Technologies specializes in modeling and simulation related to training exercises, education and training support, complex problem analysis and systems and military policy development for the U.S. Government and other customers. A portion of the purchase price was allocated to the estimated fair value of the net assets acquired while the balance of $4.2 million was recorded as goodwill. The Business used the equity method to account for its initial common stock purchase. At September 30, 1999, the Business’ investment in AB Technologies reflected its proportionate share of net losses from June 13, 1999. At September 30, 1999, the Business owed the previous owners of AB Technologies $2.0 million under notes payable. AB Technologies reported revenue of approximately $28.5 million for the nine months ended September 30, 1999.

      Effective February 7, 2000, the Business acquired the remaining assets and liabilities from the other shareholders of AB Technologies for approximately $5.4 million. The acquisition was accounted for as a step acquisition. The Business allocated a portion of the purchase to the assets acquired and liabilities assumed at the date of acquisition based upon their estimated fair values. The Business recorded the remaining balance of $4.4 million as goodwill. The purchase agreement contains an earnout provision under which the Business could be required to make additional payments to the other former shareholders of AB Technologies. These payments cannot exceed $11.5 million and are based on the future net income of AB Technologies’ operations through February 7, 2005. For the years ended September 30, 2001 and 2000, the Business accrued contingent consideration obligations of $0.6 million and $0.5 million, respectively, under this purchase agreement. Such amounts are included in long-term debt in the accompanying consolidated balance sheets.

      Aggregate goodwill amortization expense related to the aforementioned business combinations was $0.5 million, $1.5 million, and $1.8 million, during the years ended September 30, 1999, 2000 and 2001, respectively.

      From June 12, 1999 through February 7, 2000, the Business provided management and accounting services to AB Technologies under an administrative agreement. The Business recovered expenses under this agreement of $1.5 million for the period ended September 30, 1999 and an additional $2.8 million through February 7, 2000.

      The following unaudited pro forma summary information presents the results of operations as if the EMC and AB acquisitions, in aggregate, had been completed at the beginning of the periods presented and are not necessarily indicative of the results of operations of the Business that might have occurred had the acquisitions been completed at the beginning of the periods specified, nor are they necessarily indicative of future operating results:

	1999	2000

	(In thousands)
Revenue	$157,572	$169,408
Net income	4,416	3,004

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements — (Continued)

(5) Property, Plant and Equipment

      Property, plant and equipment at September 30 consisted of the following:

	2000	2001

	(In thousands)
Buildings and building improvements	$39,261	$15,780
Leasehold improvements	743	469
Equipment and software	24,399	25,201

Total cost	64,403	41,450
Less accumulated depreciation and amortization	51,481	35,615

Net property, plant and equipment	$12,922	$5,835

      Depreciation and amortization expense was $1.3 million, $2.3 million and $1.7 million in 1999, 2000 and 2001, respectively.

      In May 2000, the Business sold land in Annapolis, Maryland for $2.3 million, and recognized a gain of $1.3 million during fiscal year 2000.

      In December 2000, the Business sold its Chicago research tower, engineering buildings, and related assets for $12.5 million to IIT. The Business leased back six of the 19 floors in the tower under a 10-year operating lease agreement. The Business applied sale/leaseback accounting and deferred recognition of the $4.9 million gain arising from this transaction. The Business recognized $0.4 million of the gain in fiscal year 2001 and the deferred balance at September 30, 2001 was $4.5 million. The deferred gain is being recognized over the remaining life of the lease. See Note 9 for further discussion regarding lease commitments.

(6) Debt

      The Business maintains a revolving bank credit agreement with First Union Bank that is secured by qualifying billed and unbilled accounts receivable and allows borrowings of up to $25.0 million. The maximum amount available is calculated monthly using a borrowing base formula based on percentages of eligible billed and unbilled accounts receivable. Advances under the agreement bear interest, at the Business’ election, at either the prime rate (6.0% at September 30, 2001) or the London Interbank Offering Rate (LIBOR) plus a fee. Historically, the Business has elected the prime rate. The agreement extends through December 22, 2002. The Business also has $0.5 million in standby letters of credit outstanding at September 30, 2001 with First Union Bank.

      Long-term debt at September 30 consisted of the following:

	2000	2001

	(In thousands)
Note payable to First Union Bank, due in December 2002	$21,658	$10,820
Note payable to previous owners of AB, repaid in January 2001	3,500	—
Other notes payable, primarily to previous owners of EMC and AB	777	1,207

Total long-term debt	25,935	12,027
Less current portion	3,646	141

Long-term debt, excluding current portion	$22,289	$11,886

      The Business is subject to certain debt covenants relating to the revolving bank credit agreement with First Union Bank. As of September 30, 2001, all debt covenants had been met.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements — (Continued)

      IITRI incurred interest expense of $0.4 million $1.8 million and $1.6 million and the Business was allocated interest expense of $0.2 million, $1.4 million, and $0.9 million for the years ended September 30, 1999, 2000 and 2001, respectively.

(7) Income Taxes

      For fiscal year 2000, the Business recorded an income tax provision of $0.2 million for unrelated business income arising from the AB acquisition.

      For the years ended September 30, 2000 and 2001, HFA had operating income of $0.5 million and $1.0 million, respectively. Accordingly, the Business recorded an income tax provision of $0.2 million and $0.3 million for the years ended September 30, 2000 and 2001, respectively, related to HFA. For the year ended September 30, 1999, HFA had an operating loss of $0.7 million and, accordingly, recorded an income tax benefit of $0.2 million. Deferred taxes were not significant at September 30, 2000 or 2001.

(8) Pensions and Postretirement and Other Benefits

      The Business sponsors two defined contribution retirement plans that cover substantially all full-time employees. The plans are funded by contributions from the Business and its employees. The employer’s contributions under the plans were $1.5 million and $3.5 million for the years ended September 30, 2000 and 2001, respectively.

      The Business also sponsors a medical benefits plan providing certain medical, dental, and vision coverage to eligible employees and former employees. The Business has a self-insured funding policy with a stop-loss limit under an insurance agreement. Certain funds are set aside in a trust fund from which the medical benefit claims are paid. At September 30, 2000 and 2001, the trust fund balance was $0.5 million and $0.9 million, respectively.

      The Business also provides postretirement medical benefits for employees who meet certain age and service requirements. Retiring employees may become eligible for those benefits at age 55 if they have 20 years of service, or at age 60 with 10 years of service. The plan provides benefits until age 65 and requires employees to pay one-quarter of their health care premiums. A small, closed group of employees is eligible for coverage after age 65. These retirees contribute a fixed portion of the health care premium.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements — (Continued)

      Following is a reconciliation of the plan’s funded status with the accrued benefit cost shown on the balance sheets at September 30:

	2000	2001

	(In thousands)
Accumulated postretirement benefit obligation:
Retirees	$913	$1,044
Fully eligible active plan participants	408	508
Other active plan participants	1,081	1,144

	2,402	2,696
Reconciliation of beginning and ending benefit obligation:
Benefit obligation at October 1	2,174	2,402
Service cost	79	89
Interest cost	172	202
Actuarial (gain) loss	89	172
Plan participant contributions	—	—
Benefits paid	(112)	(169)

Benefit obligation at September 30	2,402	2,696

Change in fair value of plan assets:
Fair value of plan assets at October 1	$—	$—

Funded status of the plan:
Obligation at September 30	$(2,402)	$(2,696)
Unrecognized net transition obligation	1,449	1,329
Unrecognized prior service cost	(246)	(222)
Unrecognized net loss	(292)	(120)

Accrued postretirement benefits recognized in the consolidated balance sheets	$(1,491)	$(1,709)

      The components of net periodic postretirement benefit cost and the significant assumptions used in determining costs and obligations for the years ended September 30 are as follows:

	1999	2000	2001

	(In thousands)
Service cost	$80	$79	$89
Interest cost	159	172	202
Amortization of unrecognized net transition obligation	120	120	120
Amortization of unrecognized prior service cost	(24)	(24)	(24)

Net periodic postretirement benefit cost	$335	$347	$387

      The health care cost trend rates used to determine the accumulated postretirement benefit obligation are 12.0% in fiscal year 2001, decreasing each year to an ultimate of 5.5% per year in fiscal 2014. Based on the number of employees currently participating in these plans, it is estimated that a 1% increase each year in the health care cost trend rates would result in increases of $0.031 million in the service and interest cost components of the net periodic postretirement benefit cost and $0.3 million in the accumulated postretirement benefit obligation. Similarly, a 1% decrease each year in the health care cost

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements — (Continued)

trend rates would result in decreases of $0.026 million in the service and interest cost components of the net periodic postretirement benefit cost and $0.2 million in the accumulated postretirement benefit obligation. The discount rate used to measure the accumulated postretirement benefit obligation at September 30, 2000 and 2001 was 8.0% and 7.50%, respectively.

      The Business provides other deferred compensation and participation in a flexible option plan for certain key executives. Amounts granted under the flexible option plan totaled $0.3 million as of September 30, 2001. These amounts vest over a five-year period from the original date of grant. No amounts have vested as of September 30, 2001.

      In December 2001, IITRI established a non-qualified deferred compensation plan as a retention incentive for senior management. The Business contributed $1.5 million to the plan in December 2001. Amounts to be received vest over five years, or immediately upon a change of control.

(9) Leases

      Future minimum lease payments under noncancelable operating leases at September 30, 2001, are as follows:

           Fiscal years ending:

(In thousands)
2002	$6,226
2003	5,475
2004	3,418
2005	3,395
2006	3,395
Thereafter	11,131

Total lease obligations	$33,040

      Rent expense under operating leases was $2.4 million, $2.5 million and $6.3 million for the years ended September 30, 1999, 2000 and 2001, respectively.

      The Business periodically enters into other lease obligations which are directly chargeable to current contracts. These obligations are covered by current available contract funds or are cancelable upon termination of the related contracts.

(10) Transactions between the Business and IIT

      Except as noted in the following paragraph, the Business recognizes as operating expense amounts assessed by IIT primarily for lease payments and utility costs related to shared facilities, including steam and electricity charges, and for shared grounds maintenance and security costs. For the fiscal years ended September 30, 1999, 2000 and 2001, such amounts totaled $1.3 million, $1.8 million and $3.2 million, respectively.

      Distributions from the Business to IIT are determined by and made on a voluntary basis and at the direction of IITRI’s Board of Governors. For fiscal years 1999, 2000 and 2001, distributions amounted to $1.3 million, $1.3 million and $1.6 million, respectively.

      The accompanying consolidated statements of changes in owner’s net investment include adjustments that represent changes in net assets of LSO which included the period’s net loss and capital funding requirements. Such amounts will not be reimbursed to the Business subsequent to the acquisition by Newtek described in note 13.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements — (Continued)

      See note 5 for a discussion of the Business’ sale of assets to IIT.

(11) Commitments and Contingencies

     Legal Proceedings

      The Business is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect upon the financial position, results of operations, or liquidity of the Business.

     Government Audits

      The amount of U.S. Government contract revenue and expense reflected in the consolidated financial statements attributable to cost reimbursement contracts is subject to audit and possible adjustment by the Defense Contract Audit Agency (DCAA). The government considers the Business a major contractor and DCAA maintains an office on site to perform its various audits throughout the year. DCAA has concluded its audits of the Business’ indirect expense rates and cost accounting practices through fiscal year 2000. There were no significant cost disallowances for the fiscal years ended September 30, 1999 and 2000.

      IITRI, as a not-for-profit organization receiving federal funds, is required to have an annual compliance audit in accordance with the provisions of OMB Circular A-133, Audits of States, Local Governments, and Non-Profit Organizations. Accordingly, for purposes of these financial statements, the Business is subject to similar audit requirements. Although DCAA has completed its incurred cost audit for the Business’ year ended September 30, 2000, the Business’ A-133 audit for the year ended September 30, 2000, has not been completed. It is the opinion of management that unallowable costs, if any, associated with this audit will be insignificant.

(12) Interim Period Information (Unaudited)

      See Note 1 for a description of the Business’ interim periods.

	2000				2001				2002

	1st	2nd	3rd	4th	1st	2nd	3rd	4th	1st	2nd

					(in thousands)
Revenue	$27,321	$31,618	$49,145	$48,053	$40,700	$44,465	$59,611	$48,376	$44,702	$43,852
Net Income	$2,384	$174	$106	$1,568	$1,851	$2,170	$2,343	$3,085	$885	$1,542

(13) Proposed Sale of Business and Offering of Common Stock (Unaudited)

      The Board of Directors of IIT and IITRI’s Board of Governors have authorized management of the Business to file a registration statement with the Securities and Exchange Commission, whereby they intend to affect a sale of the Business to IITRI’s employees. The result will be a 100 percent ESOP-owned S corporation, “Newtek”.

      The transaction involves the incorporation of Newtek which will acquire and operate the Business. The transaction will involve the following sequence of events:

(i)	Newtek (incorporated in October 2001 as Beagle Holdings, Inc.) will make an S corporation status election in the state of Delaware.

(ii)	Current IITRI employees will elect to have at least $30.0 million of their present qualified retirement plan funds transferred into an ESOP. These are the “Rollover Funds.”

(iii)	The ESOP is expected to purchase newly issued shares of Newtek using the Rollover Funds.

SELECTED OPERATIONS OF IIT RESEARCH INSTITUTE

Notes to Consolidated Financial Statements — (Continued)

(iv)	Newtek will borrow approximately $89.1 million from three sources:

(a)	$26.0 million from Senior lenders (the “Senior Bank Note”)

(b)	$21.2 million from IITRI in the form of Mezzanine Notes (with detachable warrants representing 13 percent of the outstanding common stock of Newtek attached)

(c)	$41.9 million from IITRI in the form of Seller Notes (with detachable warrants representing 27 percent of the outstanding common stock of Newtek attached)

(v)	Newtek will use total proceeds from the Rollover Funds and borrowings of $119.1 million to purchase the Business from IITRI.

(vi)	Newtek will utilize approximately $15.0 million of a $30.0 million revolving credit bank facility to retire the existing revolver and pay transactional costs.

(vii)	Principal on the Senior Bank Note will be fully amortized within 5 years through equal quarterly principal payments.

(viii)	Newtek will issue approximately 2.0 percent of its fully diluted shares annually in the form of at-the-money five-year Stock Appreciation Rights (SARs), up to a maximum of 10 percent of the shares over a five-year period (on a fully diluted basis).

(ix)	Newtek will issue new shares each year to the ESOP and 401(k) with a value equal to approximately 4 percent of payroll. This expense is allowable and reimbursable in cash to Newtek by the government through our indirect cost rates.

(14) Subsequent Events

      In May 2002, the Business acquired assets of Daedalic, Inc. for $0.8 million in a business combination to be accounted for as a purchase.

(15) Recent Event

      On June 4, 2002, IITRI and Beagle Holdings, Inc. (Beagle) entered into an Asset Purchase Agreement (Agreement) in which IITRI will sell Beagle the assets and liabilities of the Business for aggregate proceeds of $119.1 million. The purchase price is subject to adjustment as follows:

•	If the closing occurs after October 15, 2002, the purchase price will be increased by 75% of the net income (excluding expenses related to the acquisition) earned by the Business from October 1, 2002 to the closing date and

•	The amount of cash held by IITRI representing deferred revenues of LSO as of the closing date and accrued payroll expenses and accounts payable of LSO as of the closing date.

      The Agreement includes various covenants, representations and warranties, conditions precedent to closing, events of terminations, and indemnifications.

Schedule II

Selected Operations of IIT Research Institute

Valuation and Qualifying Accounts

For the years ended September 30, 1999, 2000 and 2001
(in thousands)

Additions

	Balance at	Charged to
Allowance for Doubtful	Beginning of	Costs and	Charged to		Balance at
Accounts Receivable	Year	Expenses	Contract Revenue	Deductions(1)	End of Year

Fiscal year ended 2001	$2,033	$1,223	$1,345	$1,341	$3,260
Fiscal year ended 2000	1,626	324	643	560	2,033
Fiscal year ended 1999	2,410	119	2,005	2,908	1,626

(1)	Accounts receivable written off against the allowance for doubtful accounts.

See accompanying independent auditors’ report.

APPENDIX A

Some Additional Information
About ESOPs and the Newtek-IITRI Transaction

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

What Is an ESOP?	1
How Your ESOP Will Work	2
Who Runs an ESOP Company?	4
Who Will Run Newtek?	8
Valuing Company Stock	12
What Is Repurchase Obligation?	16
The Newtek Plan	20
Eligibility, Participation, and Vesting	21
Company Stock	22
How the Trustee Purchases Stock on Your Behalf	28
Diversification	32
Loans and Hardship Withdrawals	37
Distributions From Your KSOP Account	38
One-time ESOP Investment Election	47

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

1

What Is an ESOP?

An ESOP gives employees of a company sponsoring the ESOP a beneficial ownership interest in the stock of the company sponsor, which is why employees of an ESOP company are referred to as “employee owners.”

Are conditions of employment different in an ESOP company?
No. Participation in an ESOP does not change a company’s conditions of employment, nor will an employee’s individual investment decision affect employment.

There are several unique features about employee ownership in an ESOP company. The first is that the assets in an ESOP must be primarily invested in the stock of the sponsoring company. This stock is held in a trust for the benefit of plan participants. Participants have individual accounts within the ESOP trust.

The fact that the shares are held in a trust for the benefit of plan participants is an important concept. Holding the shares in a trust helps ensure that the value of the shares allocated to a participant is not taxable until the participants receive a distribution from the plan. At the time of distribution, participants have the opportunity to request a direct rollover to another qualified plan or an Individual Retirement Account (IRA) without incurring a taxable event.

This favorable tax treatment is what makes the ESOP a qualified retirement plan, similar to a retirement plan or 401(k) plan.

Another feature unique to ESOPs is with respect to taxation on a distribution. When an ESOP distributes shares to terminated participants, and the shares are immediately sold back to the company, the participant is often permitted to pay ordinary income tax only on the cost basis of the stock, and capital gains taxes on the appreciation associated with it.

Finally, ESOPs are permitted to borrow money to purchase the stock of the sponsoring company, a feature that is unlike any other employee benefit plan. An ESOP that borrows money is called a “leveraged” ESOP.

Regardless of the structure of the plan itself, ESOPs provide an opportunity for the employees of a company to share in any increases in value of company stock, creating a direct link between company interests and employee interests.

With an ESOP, any gains in productivity, profits, revenues, and efficiencies made by all employees help increase the value of the company stock held in the participant accounts within the trust, which is an extra incentive for employee owners to help make the company prosperous.

Similarly, reductions in productivity, profits, revenues, and efficiency can reduce the value of employee accounts.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

2

How Your ESOP Will Work

At the time the new company was incorporated in anticipation of the acquisition, its governance structure had to be determined. Beagle Holdings, Inc. is the legal name of the new company, which we refer to as Newtek.

An interim board of directors was appointed for Newtek, which consisted of members of the management team leading the ESOP acquisition effort. The board adopted the new plan and established the trust, appointing the ESOP trustee and establishing the ESOP committee.

The formal name of the company’s new plan is the “Beagle Holdings, Inc. Employee Ownership, Savings and Investment Plan.”

The ESOP is combined with the company’s 401(k) plan, meaning company stock is one of the investment options of the plan.

For this reason, the plan is referred to as a KSOP (401(k) + ESOP = KSOP). We refer to our plan as the Newtek KSOP.

Newtek’s plan will not be “leveraged” because the company is borrowing the money to complete the financing for the acquisition; the plan is not borrowing any money.

This is an important distinction, because this structure is not typical and, as a result, does not incorporate many of the features you may have read about that are unique to leveraged ESOPs.

The process for funding the plan and acquiring substantially all of the assets of IITRI from IITRI, the seller, is graphically depicted on the following page. Follow the steps 1-4 of the diagram to understand the sequence of events.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

How Your ESOP Will Work     3

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

4

Who Runs an ESOP Company?

When a company decides to establish an ESOP, employees frequently ask the question, “Who runs the company?”

To answer that question, let’s first look at how a typical company is governed, regardless of whether or not it has an ESOP.

Shareholders

Every “for-profit” company has one or more shareholders who own the company’s stock. Individuals typically purchase stock based on the investment merits of the stock relative to personal financial objectives.

Typical Corporate Structure

Shareholders have the right to elect a board of directors, a governing body that has the authority to manage the business and affairs of a company and has the responsibility to represent the interests of the shareholders, within legal limits.

Shareholders may vote the number of shares they hold on several issues that are defined by the company’s charter documents and by corporate law; clearly one of the most significant decisions a shareholder makes is the selection of board members.

Shareholders elect the candidates to the board who they believe are most qualified to oversee the management of the company.

Board of Directors and Company Officers

In a typical corporation there are several levels of corporate control. First, there are shareholders, who are the owners of the corporation’s stock.

Shareholders exercise control over the corporation by voting for individuals who will serve on the board of directors and voting on other major corporate actions such as a sale or merger of the corporation.

Next, there are the directors of a corporation who are elected by and responsible to the shareholders. Directors exercise control over the corporation by establishing corporate policy and selecting the officers of the company.

Finally, there are the officers of a corporation who are responsible for the day-to-day running of the company. The officers implement the policies and long-term strategic vision established by the board of directors, but exercise corporate control in the management decisions they make each day.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

Who Runs an ESOP Company?     5

Responsibilities of Board of Directors

•	foster the long-term success of the company
•	select competent management
•	establish sufficient financial and operating plans
•	evaluate compensation of senior management
•	participate in the review of senior management succession planning
•	establish policies of corporate conduct

          - compliance with applicable laws and
            regulations
          - maintain accounting, financial, and
            other controls

•	oversee management of the company
•	act in the best interest of the company and its shareholders

Employees

The management team hires company personnel. Together, the officers, other members of the management team, and employees are responsible for the daily operations of a company and the profitability of those operations.

An ESOP Company

In an ESOP company, this governance structure remains almost the same, with the difference being that one of the shareholders is an ESOP trust, which is established by the sponsoring company’s board of directors. An ESOP trust holds all the stock that is purchased by the ESOP. In cases where the ESOP is purchasing 100 percent of the company’s stock, the trust is the sole shareholder of the company.

Does the trustee dictate how many members of the board of directors are from outside the company?
No. The qualifications, number of members, and terms of office for a company’s board of directors are set forth in the company’s charter documents. The trustee, on behalf of the ESOP shareholder, will vote for board members in accordance with its charter documents.

ESOP Trustee

Although the ESOP is the legal shareholder, the trustee is the shareholder of record, acting on behalf of the ESOP.

In this capacity, the ESOP trustee has a fiduciary obligation under the Employee Retirement Income Security Act, which we refer to as ERISA, and Department of Labor regulations to act in the best interest of the ESOP participants and beneficiaries.

Since the ESOP cannot exist without being adopted by the sponsoring company’s board of directors, it is the board of directors that appoints the ESOP trustee when it establishes and adopts the plan.

Frequently a board of directors will appoint an institutional trustee to act as an independent fiduciary on behalf of the ESOP trust.

The ESOP trustee, on behalf of the ESOP, votes the shares held in the trust on most routine shareholder issues, including the election of the board of directors.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

6    Who Runs an ESOP Company?

However, for extraordinary transactions, such as a sale of substantially all of the company’s assets, mergers and consolidations, recapitalizations and reclassifications, and liquidations and dissolutions, the vote is “passed through” to the ESOP participants, who direct the ESOP trustee to vote the shares as if they held them directly.

These transactions occur infrequently and are outside a company’s normal operations.

Monitoring the financial performance of the investments in the ESOP on behalf of the plan is the trustee’s primary responsibility. The trustee hires a number of advisors to assist in its duties. For example, the trustee retains its own legal counsel.

Another important advisor to the trustee is its financial advisor whose duty is to make sure any transaction between the ESOP and any other party is fair to the ESOP from a financial point of view, and to conduct the ongoing valuation of the company’s stock.

Through this valuation process, the trustee determines the fair market value of the stock held in the ESOP.

Finally, an administrative and recordkeeping firm is hired to handle the accounting related to the plan and to ensure the plan is run in accordance with the laws and regulations that govern ESOPs.

Typical ESOP Structure

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

Who Runs an ESOP Company?     7

ESOP Administrative Committee

In order to provide direction and input to the ESOP trustee, companies often establish an ESOP administrative committee, comprised of members of the management team.

This committee directs the trustee with respect to certain issues, such as interpretation of the plan document and its provisions, overseeing the hiring of plan advisors, and other issues related to the ESOP, for example, authorizing and paying plan expenses, reviewing and approving the plan allocation reports, determining the distribution policy, and authorizing any distributions to terminated participants.

Because the committee is providing direction to the ESOP trustee, its members also have a fiduciary obligation to act in the best interest of the ESOP.

ESOP Advisory Committee

Communication is important in ESOP companies and, to this end, many establish an ESOP advisory committee to communicate with plan participants and provide input to the ESOP administrative committee, the ESOP trustee, and the board of directors as requested.

This committee generally consists of a representative cross-section of employees, who typically are an elected body whose mission is to enhance understanding of the ESOP, communicate meaning of equity ownership, encourage and promote responsible participation, and organize and facilitate educational programs and special events.

Members of this committee do not have a fiduciary obligation, as they are not making decisions about plan assets or investments in the ESOP.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

8

Who Will Run Newtek?

Newtek Shareholder - the ESOP Trust

If the employees of IITRI and HFA elect to invest sufficient funds to invest in company stock and the acquisition closes, the ESOP trust will hold 100 percent of the company’s outstanding stock and be the sole shareholder of Newtek, although IITRI will have warrants to purchase 40% of Newtek’s stock. The ESOP trustee, State Street Bank & Trust, which we refer to as State Street, has been appointed to oversee the trust and act as the independent fiduciary. On behalf of the ESOP shareholder, the ESOP trustee will vote the shares held in the trust on most routine shareholder issues, including the election of the board of directors.

Newtek’s Board of Directors and Company Officers

Newtek’s day-to-day operations will be run by the president and chief executive officer, Bahman Atefi, with assistance from the management team under the direction of Newtek’s board of directors.

As part of the acquisition negotiations, the interim board was replaced by a new board of directors. Newtek’s board is comprised of nine directors: three members appointed by the seller, five outside directors, and one company officer. Bahman Atefi, as president and chief executive officer of Newtek, will be the only Newtek employee on the new board of directors. Board members will serve staggered, three-year terms.

The individuals who have currently accepted a position on the board are listed below.
Appointed by the seller:

•	Lewis Collens, President, Illinois Institute of Technology and current Chairman of IITRI board
•	Donald E. Goss, retired partner, Ernst and Young and current Chairman of IITRI Audit Committee
•	Robert L. Growney, former President of Motorola, Vice Chairman of Motorola board

Other members:

•	Bahman Atefi, President and Chief Executive Officer of Newtek
•	General George A. Joulwan, USA, Retired. Former Supreme Allied Commander of Europe
•	General Michael E. Ryan, USAF, Retired. Former Chief of Staff, U.S. Air Force
•	Leslie Armitage, Managing Director at The Carlyle Group

Two additional members of the board are currently considering offers extended to them and will be confirmed upon their acceptance.

Newtek Employees

With the exception of employees who work exclusively for and in support of IITRI’s Life Sciences Operation, all employees of IITRI and HFA upon closing of the acquisition will be offered employment by Newtek subsequent to closing of the acquisition. You do not have to be an ESOP participant to be employed by Newtek.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

Who Will Run Newtek?     9

Newtek Governance Structure

Board of directors:
Bahman Atefi
Lewis Collens
Donald E. Goss
Robert L. Growney
General George A. Joulwan, USA, Retired
General Michael E. Ryan, USAF, Retired
Leslie Armitage
Company officers are:
Bahman Atefi President and Chief Executive Officer
Gary Amstutz Senior Vice President and Chief Financial Officer
Randy Crawford Sector Senior Vice President and SES Sector Manager
Stacy Mendler Senior Vice President and Chief Administrative Officer
Stephen Trichka Senior Vice President and General Counsel
Barry Watson Sector Senior Vice President and STS Sector Manager
ESOP trustee:
State Street Bank & Trust

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

10    Who Will Run Newtek?

Newtek’s ESOP Trustee

State Street has been appointed by Newtek’s board of directors as ESOP trustee to act as independent fiduciary for this acquisition. Some of the reasons the board selected State Street include:

•	experience with ESOP companies and ESOP acquisitions
•	the substantial value of assets it holds in stewardship
•	positive references from other ESOP clients for whom they act as trustee

ESOP counsel retained by the trustee for this acquisition is Paul, Weiss, Rifkind, Wharton & Garrison, New York. Duff & Phelps, LLC, has been retained by the ESOP trustee to render the fairness opinion for the purpose of this acquisition. BCI Group, a consulting and plan administration firm, has been assisting with the preparation of plan design and structure issues and will provide recordkeeping and administrative services for the ESOP going forward.

Newtek ESOP Committee

Once the acquisition has been completed, the ESOP administrative committee, which we refer to as the ESOP committee, will direct the trustee with respect to the hiring of advisors, interpreting the plan, and all other issues related to the administration of the plan on an ongoing basis. This ESOP committee, appointed by Newtek’s president and CEO, is comprised of the following.

•	Newtek’s president and CEO
•	three other members of the company’s management team
•	one member of the division manager’s forum, as selected by the membership of the forum
•	two members of the ESOP advisory committee (may not be line managers), as selected by the membership of the ESOP advisory committee

Newtek ESOP Committee
Bahman Atefi
Barry S. Watson
Randy Crawford
Stacy Mendler
Dan Katz
Rob Bartholomew
Jack Palmieri

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

Who Will Run Newtek?     11

Newtek ESOP Advisory Committee

An ESOP advisory committee has been appointed to enhance understanding of the ESOP, communicate meaning of equity ownership, encourage and promote responsible participation, and organize and facilitate educational programs and special events. Newtek’s ESOP advisory committee is composed of a membership appointed by the president and CEO that includes the following criteria:

•	one non-line manager from each operation as nominated by the operation manager and approved by group and sector managers
•	two operations managers from each of the two sectors as nominated by the sector managers
•	one non-line manager from the corporate finance department and two non-line managers from the administration department as nominated by department directors
•	one standing position of a line manager from human resources as nominated by director of human resources and approved by chief administrative officer

Newtek ESOP Advisory Committee

Kalle Kontson
Dave McClure
Jack Powers
Mel Kaminsky
Dave Preston
Charles Snead
Rob Bartholomew
Dave Fletcher
Gordon Rogers
Victoria McClatchey
Andrew Daniels
Pete Karns
Karen Fahler
Mike Winningham
Dan Katz
Mike Dion
Deidre Hicks
David Lowe
Tom Bastuba
Kathy Hraczo
Renee Butz
Doug Ackerson

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

12

Valuing Company Stock

Frequency of Determining Stock Price

ESOP participants are naturally very interested in knowing the value of the company stock allocated to their accounts.

The law requires that company stock be valued:

1.	when it is sold to an ESOP, and

2.	at least once a year in order for the company to inform participants of the value of the stock allocated to their accounts.

To ensure proper valuations, the law further states that a qualified independent appraiser perform all valuations of employer stock held by an ESOP that is not publicly traded.

Valuing for a Transaction:

The Fairness Opinion

In making an investment in company stock, the ESOP trustee, as the fiduciary for the ESOP, has an obligation to consider the terms and value of the investment opportunity.

The ESOP trustee has a responsibility to conduct a review before deciding whether it may accept directions from participants to invest their accounts in company stock.

One important part of the trustee’s work is receiving a written fairness opinion from the ESOP’s independent financial advisor.

A financial advisor’s independent opinion is most often required when an ESOP is created, terminated, or purchases a significant amount of the company’s shares; it is not needed for valuation of company stock on an ongoing basis.

Will all the stock shares be priced the same?

Yes. Newtek will be an S corporation, which is only permitted to have one class of stock; therefore, the price per share will apply to all shares of company stock.

A written fairness opinion from the trustee’s independent financial advisor will state that the proposed transaction is fair to the ESOP. Fairness is assessed from a financial point of view, as of a specific date, and based on certain assumptions, limitations, and procedures.

In making their determination, the trustee and its independent financial advisor rely on information provided by the company in which the ESOP may invest.

The fairness opinion provides important confirmation of the fairness of the purchase price for the ESOP participants in accordance with Department of Labor and Internal Revenue Service rules.

The fairness opinion helps the trustee make an informed judgment by providing an opinion of the transaction from a financial point of view; however, it is not considered a recommendation or a legal opinion on the transaction.

It is the sole responsibility of the ESOP trustee to make the determination that the transaction is appropriate for an ESOP, that is, a plan designed to invest in employer stock.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

Valuing Company Stock     13

Who is Qualified to Issue ESOP Fairness Opinions?

The ESOP trustee considers a number of factors when selecting an independent financial advisor, as the written advice of the ESOP’s independent financial advisor is an essential step in the transaction process. Some of the factors an ESOP trustee considers when selecting an independent financial advisor include:

1.	The existence of any conflicts of interest and/or fee arrangements based on contingencies, both of which would impair the independence of the financial advisor.

2.	The financial advisor’s valuation expertise and experience.

Determining Current Fair Market Value

It is important to determine the fair market value of a company’s stock at the time it is sold to an ESOP. Like other investments, the value of a company stock held by an ESOP changes over time.

Changes in the value of company stock are of great interest to ESOP participants, because the value of a participant’s ESOP account is based upon the value of company stock.

Since most ESOPs own stock in private companies, Department of Labor requires an ESOP to determine the fair market value of the company stock at least once per year.

The term “fair market value” means the price that a willing buyer would pay a willing seller for a company’s stock. It assumes that both the buyer and seller are knowledgeable about the company, are not related, and that neither one has an obligation to buy or sell the stock.

In determining a company’s fair market value, the appraiser must consider all relevant facts. While a lot of analysis is conducted and financial models are run, fair market value is ultimately the result of an appraiser’s informed judgment.

This makes it especially important to have an appraiser who is independent, knowledgeable, and experienced in such matters.

The complete list of factors that may impact a company’s value is too long to be included here. However, factors that often affect value include a company’s size, growth, profitability, financing arrangements, market position, and risks relating to its business.

The company’s customers, suppliers, management, workforce, and facilities relative to their competitors may also be considered.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

14    Valuing Company Stock

Will the Newtek stock I own be publicly traded?

No, the stock will not be publicly traded. All of the company’s outstanding stock will be purchased by the ESOP and allocated to participant accounts inside the trust, where it is held until the participant receives a distribution of his or her account.

Furthermore, a company’s value may be influenced by the current and future state of the company’s industry, the performance of the public stock markets, and prospects for the economy as a whole.

To determine a company’s fair market value, an appraiser may consider several approaches. Two of the most commonly used valuation approaches considered by the appraiser are the guideline company approach and the discounted future cash flow approach.

Guideline Company Approach

In the guideline company approach, the first step is to identify publicly traded companies that are as similar as possible to the company being valued.

Since the guideline companies are publicly traded, it is possible to determine the price investors are willing to pay for that stock in relation to the company’s earnings and market trends in the industry.

The price paid for similar privately held companies that have been recently merged or acquired also provides a benchmark or guideline for the price investors would pay for the company being valued.

The appraiser looks at a variety of factors to determine the business risk facing the company it is valuing compared to risks facing the guideline companies. If the company being valued is determined to be less risky than the guideline companies, that would generally have a positive impact on value.

On the other hand, if the company being valued has greater risk factors than the guideline companies, that would often have a negative impact on value.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

Valuing Company Stock     15

How do losses in the stock market affect the value of privately held company stock?

The performance of publicly traded companies and the stock market as a whole are factors that will be considered in determining the value of company stock.

However, there are several other factors related to the company’s specific financial performance that also have an impact on value, the company’s financial performance in both absolute terms and relative to its industry.

As such, the performance of the stock market may impact the value of company stock, but the impact may be somewhat offset by the company’s own financial performance.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

16    Valuing Company Stock

Discounted Cash Flow Approach

The discounted future cash flow approach utilizes the company’s outlook for the future in order to determine fair market value.

The appraiser reviews and analyzes the company’s future business plan and financial projections to determine the company’s reasonable prospects for growth and profitability.

First, the appraiser determines the amount of cash the company should generate in the future to pay its bills, invest in equipment and facilities, conduct research and development, and pay its debts as they become due.

Cash that is left after the company meets its obligations, known as free cash flow, generally would be available for distribution to the owners of the company, even though the company may decide to retain their cash flow for reinvestment in the future.

After adjusting for risk, the amount and timing of the company’s free cash flows will permit the appraiser to determine the company’s fair market value.

In summary, a company’s fair market value is determined by a wide variety of both internal and external factors. Decreasing profits or revenues or increased expenses generally have a negative impact on a company’s fair market value.

Repayment of debt, which may also reduce risk, can have a significant favorable impact on fair market value.

All other things being equal, factors that result in improved profitability for a company, such as increased revenues or decreased expenses, typically have a favorable impact on a company’s fair market value.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

16

What Is Repurchase Obligation?

One of the primary factors that drive decisions about the ESOP plan design is repurchase obligation. Repurchase obligation is the company’s legal requirement that the stock allocated to participant accounts in an ESOP be repurchased after participants leave the company.

Repurchases are also required to satisfy the ESOP participant’s right to diversify their account balances.

An ESOP holds in trust the stock of the company that sponsors it. Companies that sponsor ESOPs are legally obligated to repurchase the stock from the accounts of participants who retire, die, become disabled, become eligible to diversify their account balance, or leave the company for other reasons. And companies must do so at the current fair market value as determined by an independent appraiser.

Without this legal obligation, an ESOP would not be perceived as a viable benefit plan, since participants would never know who, if anyone, would buy the shares of company stock allocated to their accounts.

Participants would also be unsure of the price they would be paid for the stock allocated to their accounts and when they would receive payment in the form of a distribution.

A company would typically honor its legal obligation to repurchase shares in one of the three ways described below.

1.	Making a contribution to the ESOP, which, in turn, would be used to repurchase shares from terminated employees, and then reallocating the repurchased shares among the remaining participants in the plan,

2.	Repurchasing the shares directly from the terminating participant and then retiring them as treasury stock (take them out of circulation), or

3.	Repurchasing the shares from the participant and contributing them back to the ESOP at some point in time.

In any case, the company is required to provide the cash to fund the repurchase of shares according to ERISA and Department of Labor regulations within specific time frames and at the current fair market value.

Impact on Cash Flow

Successful companies are managed within the constraints of a budget that permits them to operate knowing what their cash needs are in relation to the cash available.

The difficulty that an ESOP company faces is trying to determine when participants will retire, die, become disabled, or otherwise terminate employment, so that they can budget for the cash that is necessary to fund the repurchases of the ESOP shares.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

(This page intentionally left blank)

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

What Is Repurchase Obligation?     17

In addition to determining which participants might leave and when they must receive a distribution of their ESOP account balance, the company must also project what the value of their stock might be at that time.

For example, an employee might have an account valued at $25,000 in the year 2002 and be projected to retire in 10 years. In order to accurately forecast the cash needed to repurchase that employee’s shares at retirement, the company must estimate the fair market value of those shares in 10 years.

Every company’s cash flow is different, and successful ESOP companies are those that have spent the time to conduct repurchase obligation and cash flow analyses before making decisions about plan design.

Why Would Plan Design Impact Repurchase Obligation?

Two of the most significant issues that give rise to repurchase obligation are diversification elections and distributions to participants who have separated from service for any reason.

In addition to a diversification right that permits the participant to diversify his or her account balance at the age of 55 with 10 years of plan participation, some KSOP plans contain a design feature that provides participants with the option to move money from investments in company stock to other investment options in the 401(k) feature at an earlier age.

However, as this feature impacts cash flow, the company must consider its effect on the company’s ability to meet its debt repayment schedule, fund future capital expenditures, and other operational expenses that require cash when making the determination whether to add this option to the plan design.

Another example of a design decision that affects repurchase obligation is the distribution policy that the company and/or the ESOP administrative committee adopts. ESOP companies have the ability to determine when terminated participants will receive a distribution of the value of their vested account balances within certain timeframes set forth in the ERISA and Department of Labor regulations.

Distribution Policies

In designing a distribution policy, actuarial modeling must be used to calculate retirement, mortality, disability, and turnover rates in order to measure the impact on company cash flow.

Often it is a company’s lenders which dictate a certain distribution policy, especially in ESOP companies that are highly leveraged, as the lenders may require the company to delay repurchases from terminated participants until the loans are repaid, to ensure that sufficient cash flow is available to pay the loans.

These and many other plan design decisions regarding the ESOP and how it will operate have an effect on a company’s cash flow.

Thus, the committee designing the plan must do so being mindful of the need to ensure that the company will have sufficient cash to operate the business, pay its debt, reinvest in future growth, and still have the cash necessary to meet its obligation to repurchase shares from terminating participants.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

18    What Is Repurchase Obligation?

How 401(k) Deferrals Impact Repurchase Obligation

When the plan design includes a feature that permits employees to invest pre-tax deferrals in company stock, this provides a source of cash available to repurchase stock from employees electing to diversify and those requesting distributions.

Similarly, rollovers into the ESOP by new employees add to the amount of cash in the company, and these rollovers, together with the pre-tax deferrals, often create a sufficient amount of money to fund the repurchase obligation, and lessen the impact to the company’s cash flow.

For this reason, some ESOP companies incorporate this feature into their plans, and it is an integral strategy for funding future repurchase obligation. The liquidity provided by this feature permits some of these companies to make immediate, lump sum distributions upon request, without having to make installment distributions or delay distributions to participants who separate from service in order to remain in compliance with the loan covenants under which they must operate.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

Beagle Holdings, Inc. Employee Ownership,

Savings and Investment Plan

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

20

The Newtek Plan

Plan Design

As you read through the description of the plan, please consider carefully the various plan elements from two points of view: as a participant in the plan, and as a shareholder with a beneficial interest in the company.

As a plan participant, you will want to focus on how the plan meets your retirement savings needs.

As a beneficial shareholder, you will also want to focus on those provisions in the plan that will have an impact on the value of company stock. You should examine various elements of a KSOP, starting with an explanation of how your KSOP will be funded.

Newtek’s KSOP has two components, which are referred to as the ESOP component and the non-ESOP component.

Employees will have Fidelity investment options in the non-ESOP component of the KSOP.

TIAA and CREF funds offered in the IITRI 401(a) and 403(b) plans will not be available in the KSOP, since the new company is a for-profit entity and TIAA and CREF provides services only to non-profit entities and educational organizations.

In the ESOP component, the investment option is company stock, which will be held in trust for the benefit of plan participants.

Newtek employees will have the option to invest future pre-tax deferrals in company stock, with Fidelity, or a combination of both.

Who Manages the Plan?

Fidelity Investments will be the recordkeeper for the part of your account in the non-ESOP component, invested in Fidelity funds.

State Street will be the trustee and BCI Group will be the recordkeeper for any part of your account that is in the ESOP component of the KSOP.

This means that in the future you will receive two separate statements for your KSOP account: one from Fidelity Investments for investments in Fidelity funds, and one from BCI Group for investments in company stock.

When will I get my first statement?

If sufficient funds are raised and the acquisition closes as scheduled, BCI Group will send your first ESOP statement within 10 days of closing.

This statement will reflect the per share price and the number of shares of company stock that your investment purchased.

Fidelity will issue an initial statement verifying your initial rollover. Thereafter, you will receive quarterly statements from Fidelity and semi-annual statements from BCI Group.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

21

Eligibility, Participation, and Vesting

Eligibility

You are eligible to participate in the one-time ESOP investment election if you are:

1. An employee of IITRI and/or HFA; and

2.	You have existing balances in the IITRI 401(a), 403(b), or HFA 401(k) plans.

If you are a current IITRI or HFA employee and wish to invest retirement money from other qualified plans, you must roll these funds into the IITRI or HFA plans before the one-time ESOP investment election.

Once it has been determined that employees have invested sufficient funds to close the acquisition, employees hired by Newtek as part of the acquisition are immediately eligible to participate in the KSOP and receive the company contributions, even if they have not satisfied the one year of service requirement.

Anyone employed after closing may participate in the KSOP upon meeting the eligibility requirements. Leased employees, union employees, nonresident aliens, and temporary employees are not eligible.

Participation

Future Newtek hires may participate by making rollover contributions and pre-tax deferrals to the KSOP immediately upon employment with Newtek. Match and retirement plan contributions from the company start after an employee has completed one year of service with Newtek.

Vesting

Vesting refers to that portion of your account balance that you are entitled to receive from the plan when you leave the company.

Your rollover amounts from other plans, pre-tax deferrals, and company matching contributions to your account are always fully vested. Retirement plan and any other company contributions that are made to your account vest over the first five years of service. You will be 25 percent vested after two years of service, 50 percent vested after three years, 75 percent vested after four years, and 100 percent vested after five years.

Employees who terminate employment with the company before they are fully vested will receive only the vested portions of their account.

You become fully vested in your account balance at the time you retire on or after age 65, die, or become permanently disabled.

Credit For Prior Service

You will be given credit for prior service with IITRI or HFA when you enter the plan; service for vesting purposes does not start over when you begin employment with Newtek after closing.

Any former IITRI or HFA employees who are hired by Newtek after the acquisition will be given credit for prior service with IITRI or HFA if they were hired by Newtek within five years of their termination from IITRI or HFA.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

22

Company Stock

Employees of IITRI and HFA may initially acquire an indirect interest in company stock by making a one-time ESOP investment election.

  Initial Rollovers

•	IITRI employees may elect to roll over all or any portion of your eligible account balances in the IITRI 401(a) and/or 403(b) plans, directing that it be invested in company stock
•	HFA employees may elect to transfer funds from existing Fidelity investments to the ESOP component of the KSOP, directing that it be invested in company stock

Once an employee of Newtek, you can acquire an interest in company stock in several different ways.

  Future Deferrals

•	You may defer future pre-tax income into the KSOP and direct that all or part of it be invested in company stock up to a maximum of 7 percent of your compensation

  Company Contributions

•	The company match on your pre-tax deferrals will be made in the form of company stock
•	All Newtek employees will receive a portion of the retirement plan contribution in the form of company stock

How the Money Moves - IITRI Plans

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

Company Stock     23

Initial Rollovers

You may elect to direct the investment of your eligible IITRI and HFA retirement plan balances in the ESOP component of the KSOP during our one-time ESOP investment election. You may direct these funds be invested in company stock in the ESOP component, a variety of Fidelity mutual fund options in the non-ESOP component, or a combination of both.

Eligible Rollover Funds

Eligible funds include all Fidelity investments in the IITRI 401(a), 403(b), and HFA 401(k) plans. Also eligible are the TIAA and CREF Retirement Annuity Contracts (RAs), Supplemental Retirement Annuity Contracts (SRAs), and Group Supplemental Retirement Annuity Certificates (GSRAs) in the 403(b) plan, and the Group Retirement Annuity Certificates (GRAs) in the 401(a) plan.

The only funds that are not eligible for rollover are the TIAA Traditional Accumulation across all Retirement Annuity Contracts in the 403(b) plan, and the TIAA Traditional Annuity contracts in the 401(a) plan.

There will be no future opportunity to invest funds from your existing retirement plan balances in the IITRI and HFA plans in the ESOP component of the KSOP. You may, however, later roll over funds at any time from any eligible retirement plan to the non-ESOP component and invest in the available Fidelity options by completing the necessary rollover paperwork with the custodian of your account.

Your Initial ESOP Investment - IITRI Rollover

Your Initial ESOP Investment - HFA Transfer

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

24    Company Stock

Future Deferrals

If the necessary equity is raised through the one-time ESOP investment election and the ESOP acquires Newtek stock, you will have the opportunity going forward to invest in company stock by deferring future pre-tax income into the KSOP and directing it be invested in the ESOP component of the plan.

You may defer a combined total of 20 percent of your pay on a pre-tax basis to the KSOP. Your deferrals are also limited to $11,000 in 2002 ($12,000 if you reach age 50 before the end of 2002), which will change in future years in accordance with new limits established under recently passed tax legislation.

You may direct that your deferral be invested in the ESOP component, the non-ESOP component, or a combination of both, provided your deferral to the ESOP component does not exceed 7 percent of your compensation.

You may change both your deferral percentage and your deferral investment direction between the ESOP and non-ESOP components of the plan at any time during the year to be effective the next payroll date.

You may change your investment mix in the non-ESOP component at any time exactly as you do today via the internet or by calling Fidelity Investment’s toll-free number, 1-800-835-5095.

Your pre-tax deferrals will be deposited into your accounts in the KSOP on a biweekly basis, as deducted from your paycheck. Deferrals directed to the non-ESOP component will be remitted to Fidelity Investments when deducted from your pay. Deferrals directed to the ESOP component are remitted to State Street, who is the trustee for the ESOP component.

Your money in the ESOP component will be held in the Short-Term Investment Fund, or the STIF money market account at State Street Global Advisors, which we refer to as SSgA, where it will accrue reasonable interest until it is used to purchase company stock, which occurs twice each year.

Your Pre-tax Deferrals	Your ESOP Deferral Purchases

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

Company Stock     25

Company Retirement Plan Contribution

The company will make a retirement plan contribution to the accounts of all initial Newtek employees and to all new future hires once they have completed one year of service at a rate of 2.5 percent of pay.

This contribution will be made in the form of stock (1 percent of pay) and cash (1.5 percent of pay). Your compensation base for this contribution is subject to the limitations set by the Internal Revenue Service, or IRS, and is $200,000 in 2002.

The cash portion will be contributed to the non-ESOP component each pay period, and the stock portion will be contributed to the ESOP component of the plan at the end of each six-month valuation period.

You do not need to defer pre-tax deferrals into the KSOP in order to receive this contribution.

Retirement Plan Contribution - Cash (each pay period)

Retirement Plan Contribution - Stock (at the end of each six-month period)

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

26    Company Stock

Company Matching Contribution

For all employees who are employed with Newtek immediately after the acquisition and new employees who complete one year of service who elect to defer pre-tax income into the KSOP, the company will match your deferral $1 for $1 on the first 3 percent of pay deferred to the KSOP, and 50 cents on every $1 between 3 and 5 percent. There is no match on the amounts you defer that are above 5 percent.

This match will be made in the form of company stock. The match will be made to your account at the end of each six-month period.

Limitations on Pre-Tax Deferrals

Pre-tax deferrals you direct to be invested in the ESOP component must not exceed 7 percent of your compensation. In addition, the total pre-tax deferrals directed by participants to be invested in common stock in the ESOP component, when combined with the company retirement plan and matching contributions which are made to the ESOP component must not exceed 8 percent of the total eligible compensation of all eligible participants in any year. If this occurs, the amount you direct to be invested in the ESOP component may be reduced pro-rata and redirected to the non-ESOP component invested according to your current direction with Fidelity.

Company Match - Stock (at the end of each six-month period)

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

Company Stock     27

Example

Daniel has been employed by IITRI for 10 years. His annual compensation is $50,000, and he has been deferring 5 percent of his pay to the 403(b) plan for several years.

His account balances in the IITRI 401(a) and 403(b) plans total $100,000. Daniel elects to invest 100 percent of his IITRI balances in the KSOP, directing 50 percent to the ESOP component and 50 percent to the non-ESOP component.

He continues to defer a total of 5 percent of his pre-tax income to the KSOP, directing that 3 percent be invested in company stock and 2 percent in the Fidelity investment options, in order to maximize his company match potential and begin to diversify his portfolio.

What Happens?

The company matching contribution is made at a rate of $1 for $1 on the first three percent and 50 cents on every $1 between 3 and 5 percent. This match is made in the form of company stock, which is contributed to the ESOP component of Daniel’s KSOP account at the end of the semi-annual deferral period, upon receipt of the new valuation.

The 1 percent stock portion of the company retirement plan contribution is also contributed to Daniel’s KSOP account at the end of the semi-annual period when the new valuation is completed. The stock is contributed to the ESOP component of Daniel’s account.

The company contributes the 1.5 percent cash portion of his retirement plan contribution to Daniel’s account each payroll period. The cash is deposited into the non-ESOP component, where it is invested per his direction in the Fidelity investments offered in the plan. The value of Daniel’s total contributions to his KSOP account that year are:

	ESOP Component		Non-ESOP Component
Daniel’s pre-tax deferral at 5%	+	$1,500	+	$1,000
Company matching contribution	+	$2,000	+	$0
Company retirement plan contribution	+	$500	+	$750

TOTAL		$4,000		$1,750

Let’s assume that once Daniel has transferred his account balances to the KSOP, he decides he will not make future pre-tax deferrals into the KSOP. Although he would not receive the company matching contribution, he would still receive the company retirement plan contribution, as it is not contingent on his pre-tax deferral. Daniel’s contribution to his KSOP account would be made as follows.

	ESOP Component		Non-ESOP Component
Daniel’s pre-tax deferral at 5%	+	$0	+	$0
Company matching contribution	+	$0	+	$0
Company retirement plan contribution	+	$500	+	$750

TOTAL		$500		$750

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

28

How the Trustee Purchases Stock

on Your Behalf

Timing

The Department of Labor has two rules regarding the valuation of stock held in an ESOP that are relevant to the timing of stock purchases.

The first is that the stock must be valued at least once each year. The second is that all purchases must occur at no more than the current fair market value as determined by an independent, third party appraiser.

Payroll deferrals you direct to be invested in company stock are sent biweekly to State Street, trustee for the ESOP component of the KSOP.

In order to comply with the Department of Labor requirements that all stock purchases be made at no more than the current fair market value, the trustee must wait until the next valuation before investing your deferrals in company stock.

Newtek will have the company stock valued two times each year, as of September 30 and March 31.

This means that your deferral money will accumulate in the trust and earn interest until the trustee receives the new value and purchases stock on your behalf.

The company match and a portion of your company retirement plan contribution, which are made in the form of company stock, will also be made to your account in the ESOP component of the plan twice each year. These contributions are made at the same time the trustee purchases stock with your pre-tax deferrals.

The portion of your company retirement plan contribution made in cash to the non-ESOP component will be deposited to your account each payroll period.

Price

Your pre-tax deferrals will purchase stock at the value of the shares at the beginning of the period or the end of the period, whichever is less. The Department of Labor does not permit the trustee to purchase stock at a price that is greater than current fair market value; however, the company can offer the stock to the trustee at a price that is less than fair market value.

The stock contributed to your account for your match and retirement plan contributions will be at current fair market value.

Let’s look at an example to better understand how the trustee purchases company stock with your pre-tax deferrals into the KSOP.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

How the Trustee Purchases Stock on Your Behalf     29

Example 1: Purchase at the Beginning Period Price

Assume your deferrals from October 1, 2002 through March 31, 2003 are equal to $1,000. The trustee for the ESOP component invests your money in the STIF money market account, where it accrues interest until the March 31 valuation is completed and the new value has been determined.

Imagine that the current fair market value as of March 31, 2003 is $12 per share, which is greater than the value as of September 30, 2002 when it was $10 per share. Your deferral money would be used to purchase stock at the price at the beginning of the period, since it is the lesser value. The purchase would look like this.

Deferrals during period	=	$ 1,000	*
9/30/02 share price	=	$ 10
3/31/03 share price	=	$ 12

Your deferrals purchase 100 shares (at the price at the beginning of the period).

If you had purchased shares at the 3/31/03 current fair market value, $12 per share, then you would have purchased a total of 83.33 shares.

	$ 1,000	Deferrals during period
÷	$ 12	3/31/03 share price

	83.33	Shares purchased

In this case, your deferrals purchased an additional 16.67 shares (100-83.33), which, at the current fair market value of $12 per share, is an additional value of $200 allocated to your account.

	16.67	Additional shares
×	$ 12	3/31/03 share price

	$ 200	Additional value

*	For purpose of this example, the deferral number has been rounded and does not reflect the interest associated with the deferral.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

30    How the Trustee Purchases Stock on Your Behalf

Example 2: Purchase at Current Fair Market Value

Now, let’s look at what occurs in the event the end of period value is less than it was at the beginning of the period. Assume again that your deferrals during the October 1, 2002 through March 31, 2003 period are equal to $1,000.

The trustee for the company stock account invests your money in the STIF money market account until the March 31, 2003 valuation is completed and the new value has been determined.

The current fair market value is $8 per share, which is less than the value as of September 30, 2002 when it was $10 per share. Your deferral money would be used to purchase stock at the price at the end of the period, since it is the lesser value. The purchase would look like this.

Deferrals During Period	=	$ 1,000	*
9/30/02 Share Price	=	$ 10
3/31/03 Share Price	=	$ 8

If you had purchased shares at the beginning of the period price, $10 per share, then you would have purchased a total of 100 shares.

	$ 1,000	Deferrals during period
÷	$ 10	9/30/02 share price

	100	Shares purchased

However, the trustee cannot legally pay more than current fair market value. Your stock must be purchased at the current value since it is less than what it was at the beginning of the period. Your net purchase is for 125 shares.

	$ 1,000	Deferrals during period
÷	$ 8	3/31/03 share price

	125	Shares purchased

*	For purpose of this example, the deferral number has been rounded and does not reflect the interest associated with the deferral.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

How the Trustee Purchases Stock on Your Behalf     31

Example 3: Purchase at the Beginning Period Price;

Match and Retirement Plan at Fair Market Value

Now let’s add the match and retirement plan contributions to the first example. We have to add an assumption in order to complete the example; let’s assume your compensation is $50,000 per year.

Your deferrals for the six-month period from October 1, 2002 through March 31, 2003 are equal to $1,250. The trustee for the ESOP component invests your money in the STIF money market account, where it accrues interest until the March 31 valuation is completed and the new value has been determined.

The current fair market value as of March 31, 2003 is $12 per share, which is greater than the value as of September 30, 2002 when it was $10 per share. Your deferral money would be used to purchase stock at the price at the beginning of the period, since it is the lesser value. The purchase would look like this.

Deferrals during period	=	$ 1,250	*
9/30/02 share price	=	$ 10
3/31/03 share price	=	$ 12

Your deferrals purchase 125 shares (at the price at the beginning of the period).

The value of your matching contribution is $1,000 (4% of pay for the six-month period), and the value of the stock portion of your retirement plan contribution in stock is $250 (1%).

The company contributes $1,250 of stock at the current fair market value, which is $12 per share.

	$ 1,250	Company match and retirement plan contributions
÷	$ 12	3/31/03 share price

	104.17	Shares contributed to your account

Total shares contributed to the ESOP component of your account for the six-month period would be 229.17, a value of $2,750.

*	For purpose of this example, the deferral number has been rounded and does not reflect the interest associated with the deferral.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

32

Diversification

Diversification is the process of moving part of your account balance invested in company stock to other investment options with Fidelity Investments. There are two provisions in the KSOP that describe how and when this may occur.

The first is a legally required provision for those nearing retirement and is applicable to all ESOPs. The second provision applies to all participants and is part of the KSOP plan design.

Diversification for

Those Nearing Retirement

By law, when you are 55 years of age and have 10 years of participation in the KSOP, you may move a portion of your account balance invested in the ESOP component to other investment options in the non-ESOP component of the plan.

Years of participation in the IITRI 401(a) and 403(b) plans before they became the KSOP are not counted for purposes of diversification; you must be a KSOP participant for 10 years before you are eligible for this diversification provision.

Years of participation in the HFA 401(k) plan are counted for purposes of diversification; because the HFA plan is merging into the KSOP, all participation counts towards this diversification right.

During the first five years after you meet these criteria, you may diversify up to 25 percent of the total balance of your account that is invested in company stock, and in the sixth year, up to 50 percent.

The calculation is not 25 percent of your account balance every year; your eligible amount is reduced by any prior amounts you have diversified.

This opportunity is available to you as long as you are a participant in the plan, regardless of whether you are a current or former employee.

There is no legal requirement to provide diversification opportunities after this six-year period.

Timing of the Diversification Election

During the 90 days immediately following the end of each of the six plan years after you have satisfied the age and participation requirements, you will be notified if you are eligible for this diversification election.

Between October 1 and December 31, those of you who qualify will have an opportunity to elect to diversify from the ESOP component of the plan any amount up to 25 percent of the balance of your account (reduced by any amounts previously diversified) to the non-ESOP component of the plan, where you may invest it in any of the options offered by Fidelity Investments.

Once your election is received, your diversification funds will be remitted to Fidelity Investments as soon as possible after December 31, upon receipt of the September 30 valuation. This delay is due to the legal requirement that the purchase and/or sale of stock held in the ESOP component must always occur at current fair market value.

These funds will be invested in the non-ESOP component according to your current investment allocation on record with Fidelity Investments.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

Diversification     33

Example 1 of Diversification

Sara is 44 years old when the acquisition was completed and Newtek was formed. She will turn 55 in June 2013, at which time she will have participated in the KSOP for 11 years.

In October of 2013, she will be notified that she has the right to move up to 25 percent of the shares of company stock allocated to her account to the investment options of her choice with Fidelity in the non-ESOP component of the plan. She has 90 days to make her decision.

By December 31, 2013, she elects to diversify 15 percent of her share balance in this first year.

If Sara had 800 shares in her account as of the end of the 2013 plan year, then 15 percent of her account, or 120 shares, would be transferred to the non-ESOP component of the plan and invested with Fidelity as soon after the valuation for the September 30, 2013 was completed (early January 2014).

Following the transfer, Sara has 680 shares remaining in her ESOP account.

In October 2014 (the second year), she would again be notified that she has the right to diversify up to 25 percent of the shares of company stock in her account to the Fidelity investment options offered in the non-ESOP component of the plan. However, the 25 percent she is eligible to diversify includes the 120 shares she diversified in the first year.

Within 90 days of her notification, Sara elects to diversify the maximum 25 percent. For the purpose of this example, assume her account balance in the ESOP component increased due to additional deferrals and company contributions made to her account, and as of September 2014, she has 880 shares in her ESOP account. In this case, Sara’s diversification transfer would be computed as follows.

Sara’s Diversification in Year 2

	880	shares	2014 account balance
+	120	shares	2013 diversification transfer

	1,000	shares
×	25%	shares	Sara’s 2014 diversification election

	250	shares
-	120	shares	2013 diversification transfer

	130	shares	Eligible diversification transfer amount for 2014 plan year

Upon completion of the diversification process, she has 750 shares of company stock in her ESOP account.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

34    Diversification

In October 2015 (the third year), she would again be notified that she has the right to diversify up to 25 percent of shares allocated to her account, including prior amounts diversified, to investment options with Fidelity.

For the purpose of this example, assume her account balance increased due to additional deferrals and company contributions made to her account as of September 2015, the end of the plan year, and she has 790 shares in her ESOP account.

Within 90 days of her notification, Sara elects to diversify 25 percent. In this case, Sara’s diversification transfer would be computed as follows.

Sara’s Diversification in Year 3

	790	shares	2015 account balance
+	120	shares	2013 diversification transfer
+	130	shares	2014 diversification transfer

	1,040	shares
×	25%		Sara’s 2015 diversification election

	260	shares
-	120	shares	2013 diversification transfer
-	130	shares	2014 diversification transfer

	10	shares	Eligible diversification transfer amount for 2015 plan year

This process is repeated in September 2016 (the fourth year), 2017 (the fifth year), and 2018 (the sixth year). The only difference is that in 2018 (the sixth year), Sara’s eligible diversification election would be 50 percent instead of 25 percent.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

Diversification     35

Example 2 of Diversification

Wayne retires in 2013 at age 53, after working for 30 years at IITRI. At the time he retired, he had participated in the KSOP for 11 years.

Wayne elects to leave his money in the plan upon retirement, and in September of 2015, he is notified that he is eligible to diversify up to 25 percent of his account balance invested in company stock since he will have attained the age of 55 and had already satisfied the 10-year participation requirement when he retired.

Wayne will receive notification that this is the first year of his diversification eligibility, and the process will occur just as it did in Sara’s example. Although Wayne retires before he becomes eligible for diversification, he is still eligible for diversification when he reaches age 55 if he leaves his account balance in the ESOP component and does not receive a distribution.

Special Diversification for All Employees

Our plan contains a special diversification feature extended to all plan participants invested in company stock.

Beginning in the first quarter of the plan year after five years of participation in the KSOP, and in the first quarter of each year thereafter, employees will be permitted to move 10 percent of their current account balance that is invested in company stock to the non-ESOP component of the plan and invest it with Fidelity, provided this does not violate any loan covenants that may still be in effect at that time.

This diversification right is also extended to any new hires employed by Newtek.

In the first quarter of the plan year following the fifth year of participation in the plan, any participant who is invested in company stock will be eligible for the special diversification feature.

This diversification election is in addition to the diversification previously described.

How It Works

Each year, while the 90-day diversification period is in effect, subject to lender covenants, you will have the opportunity to elect to diversify up to 10 percent of your account balance invested in company stock to investments offered by Fidelity in the non-ESOP component of the plan.

This is not computed by including prior amounts diversified.

Should you elect to diversify, the transfer to the non-ESOP component will occur as soon as possible after December 31, upon receipt of the September 30 valuation. This is because the purchase and/or sale of stock held in the ESOP component must always be at current fair market value.

These funds will be invested in the Fidelity investment options according to your current election with Fidelity.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

36    Diversification

Example 1 of the Special Diversification Feature

Mark is 25 and has been a participant in the KSOP since 2002 when he elected to invest in company stock as part of the one-time ESOP investment election. In September 2008, the ESOP committee determines that the 10 percent diversification transfer would not violate any outstanding loan covenants, and Mark’s first opportunity to diversify his account balance invested in company stock begins in September 2008.

Mark has 2,000 shares of company stock allocated to his account as of September 2008. He elects to diversify 10 percent, which is 200 shares, to invest in funds offered by Fidelity Investments.

For the purpose of this example, assume that the next year his account balance increased due to additional deferrals and company contributions, and he now has 2,500 shares of company stock allocated to his account.

In September 2009, assuming loan covenants do not preclude it, Mark is eligible to diversify 10 percent, or 250 shares, to invest in Fidelity funds in the non-ESOP component.

Example 2 of the Special Diversification Feature

If Sara, from our previous example, decided that in addition to her basic diversification election she would also take advantage of this opportunity, then by September 2013, she could elect the 10 percent diversification in addition to her basic diversification right of 25 percent, provided the loan covenants do not preclude it.

In this case, because she has 800 shares of stock in her account as of September 30, 2013, she would be eligible to diversify 280 shares. This includes 200 shares as part of her basic diversification and 80 shares, which represents 10 percent of her share balance.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

37

Loans and Hardship Withdrawals

Loans

Loans will be available from the KSOP. You will be allowed two loans. Loans from the ESOP component will be subject to the distribution request hierarchy as described on page 42 under “Loan Covenants.”

However, you must apply for all loan proceeds available in the non-ESOP component before applying for a loan from the ESOP component. A loan is repaid to the KSOP component from which it originated.

A prevailing interest rate and an annual administrative fee are charged to any loan.

Hardship Withdrawals

Hardship withdrawals are also available. The withdrawal must first be taken from the non-ESOP component, to the extent possible, before taking it from the ESOP component.

Historically, you were not permitted to make pre-tax deferrals for 12 months following your hardship withdrawal. Beginning in 2002, this timeframe has been reduced to six months, as part of recent changes in the tax law.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

38

Distributions From Your KSOP Account

The value of your account balances will be paid to you (or your beneficiary in the case of your death) upon your retirement, death, disability, resignation, or dismissal. The options available to you in the event of retirement, death, or disability are different than those available for resignation or dismissal.

There are also differences between distributions from the ESOP component of the plan and from the non-ESOP component.

Finally, HFA employees who have transferred funds to the ESOP component from the non-ESOP component as part of this one-time ESOP investment election will be subject to different rules related to these transfer funds.

Distributions From the Non-ESOP Component

Distribution options for the non-ESOP component described below are the same as the current IITRI 401(a), 403(b), and HFA 401(k) plans. Distributions from the non-ESOP component will be made by Fidelity Investments in the form of cash that may be rolled over to an Individual Retirement Account or another qualified plan.

Distributions From the ESOP Component

Distributions from the ESOP component of the plan will be made in the form of shares of company stock that must be immediately sold back to the company.

The company is legally obligated to buy back shares from departing employees. Because at any given time the requirement to repurchase shares could put the company’s cash flow at risk, there are a number of special rules governing distributions from an ESOP.

Newtek has adopted the following distribution provisions, which we believe balance the need to pay terminating participants, repay the acquisition debt, and remain a viable company in the future, with the objective of consistently increasing share value over time.

Participant distribution options in the event of retirement, death, and/or disability are similar to the options under the non-ESOP component. Note the different options summarized in the following tables for distributions from the non-ESOP component and the ESOP components of the plan.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

Distributions From Your KSOP Account     39

Special Price Protection

Older workers are often concerned with the diversification of their account as they approach retirement. For this reason, Newtek has implemented a price protection feature for participants that are at least age 55 as of the date of closing of the acquisition.

If you are 55 years of age on the date of closing, and you request a distribution of your account balance during the first five years following closing due to your death, disability or separation from service on or after age 60, then we will purchase the stock allocated to your account that is attributed to the one-time ESOP investment election at a per share price that is equal to

•	The original per share price of the stock when you purchased it on the date of closing, or
•	The then current fair market value, whichever is greater.

This provision is a guarantee that for five years following the acquisition, you will not lose the value of your investment if you leave the company on or after age 60 within that five-year time frame. If you choose to delay your distribution beyond five years, you are not price protected. However, if you qualify for price protection and request a distribution during these five years, and we make your distribution in installments, you will be price protected on each installment.

Finally, remember that you only have price protection on the shares purchased in connection with the one-time ESOP investment election.

Employees hired after the acquisition are not eligible for this feature.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

40    Distributions From Your KSOP Account

Retirement, Death, and/or Disability	Non-ESOP	ESOP
Participants with an account balance greater than $5,000 do not have to begin taking a distribution until age 70 1/2	✓	✓

Participants may request an immediate lump sum distribution	✓	✓
(Note: If you are age 55 or older as of the date of closing and you invested in company stock during the one-time ESOP investment election, you will be eligible for price protection on your initial investment for five years following closing. This means that, if within five years of closing, you retire on or after age 60, die, or become disabled, and you request a lump sum distribution, your distribution will be processed at the original purchase price or the current fair market value, whichever is greater.)

Distributions will begin as soon as practicable following receipt of request by Fidelity Investments	✓

Distributions must begin no later than the end of the plan year following the plan year in which the event occurred. As a practical matter, we prefer to make these distributions as soon as possible following the end of the semi-annual period in which you retire, die, or become disabled at age 65, and you must be paid within a five-year period		✓

Resignation, Dismissal, and Layoff	Non-ESOP	ESOP

Participants with an account balance greater than $5,000 do not have to begin taking a distribution until age 70 1/2	✓	✓

Participants may request an immediate lump sum distribution	✓	✓

Distributions will begin as soon as practicable following receipt of request by Fidelity Investments	✓
(Note: If you are age 55 or older as of the date of closing and you invested in company stock during the one-time ESOP investment election, you will be eligible for price protection on your initial investment for five years following closing. This means that, if within five years of closing, you leave on or after age 60 and you request a lump sum distribution, your distribution will be processed at the original purchase price or the current fair market value, whichever is greater.)		✓

Distributions must begin no later than the end of the sixth plan year following the plan year in which the event occurred. As a practical matter, we prefer to make these distributions as soon as possible following the end of the semi-annual period in which you resign, are dismissed, or laid off, and you must be paid within a five-year period.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

Distributions From Your KSOP Account     41

Transfer Monies from the HFA Plan	Non-ESOP	ESOP
Termination for any Reason; Retirement,
Death,and/or Disability
Participants with an account balance greater than $5,000 do not have to begin taking a distribution until age 70 1/2	✓	✓

Participants may request an immediate lump sum distribution	✓	✓
(Note: If you are age 55 or older as of the date of closing and you invested in company stock during the one-time ESOP investment election, you will be eligible for price protection on your initial investment for five years following closing. This means that, if within five years of closing, you retire on or after age 60, die, or become disabled, and you request a lump sum distribution, your distribution will be processed at the original purchase price or the current fair market value, whichever is greater.)

Distributions will begin as soon as practicable following receipt of request by Fidelity Investments	✓

Distributions of balances resulting from the one-time ESOP investment election transferred from the HFA plan must begin as soon as possible following the end of the semi-annual period in which the event occurs and you must be paid in a five year period		✓

Distributions of your account balance not attributable to the one-time ESOP investment election are treated as described on the previous page		✓

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

42    Distribution From Your KSOP Account

Loan Covenants

Lenders will generally set limits on the amount of cash we may use to make distributions of company stock from the ESOP component of the KSOP. The policy we expect to follow when making distributions from the ESOP component is described below.

In general, all requests for distributions will be granted, to the extent that the total amount requested does not exceed the amount of new employee rollovers and new pre-tax deferrals directed to the ESOP component and invested in company stock, in addition to any other amounts the lenders will agree to.

If the total amount of distributions requested exceeds these amounts, we may have to convert your distribution to a series of installment distributions over a period of not more than five years or less.

In a future plan year, if deferrals exceed the amount of distribution requests to be processed in that plan year, the ESOP committee has the right to accelerate these installments and make your distribution earlier than scheduled.

Valuing Account Balances in the ESOP Component of the KSOP

Account balances must be distributed at the then current fair market value. All requests from participants leaving the company for any reason during the six-month period will be valued as of the last date of that period and distributed at the current fair market value once it has been determined.

This means that a participant who requests a distribution for the period beginning April 1 and ending September 30 must wait until the September 30 valuation is completed before receiving a distribution of his or her account balance, which we anticipate would be in early January.

Installment distributions remain in the form of stock until the distribution is made, and they are distributed at the current fair market value at the time the distribution is made.

Rollovers

Amounts payable from your KSOP account, both from the non-ESOP and the ESOP components, are eligible for rollover to another eligible tax qualified employer sponsored plan or Individual Retirement Account.

Why would shares be distributed instead of cash?

The reason for making the distribution in the form of stock is to afford you the opportunity to be taxed at ordinary income rates only on the cost basis of the shares in your account and receive capital gains treatment on the appreciation.

The reason the shares must immediately be sold back to the company is that the company is an S corporation, which is not permitted to have more than 75 shareholders. An ESOP may have many participants, but is considered to be one shareholder.

If participants were to keep the stock distributed to them without the automatic requirement to sell back to the company, the S corporation status could be at risk.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

Distribution From Your KSOP Account     43

Example 1: Retirement With Special Price Protection

Roger, who is age 65, will retire on March 1, 2003. As part of the one-time ESOP investment election, he had requested a distribution of his entire account balance in the IITRI 403(b) plan and rolled it over to the KSOP, directing the entire amount to the ESOP component to be invested in company stock.

After meeting with his financial planner, he decides he will wait to request a distribution from the KSOP.

In August 2006, he decides to request a lump sum distribution of his account balance invested in company stock in the ESOP component of the plan. He must wait until the September 30, 2006 valuation is completed and the ESOP committee determines what funds are available for distribution requests.

Because Roger was more than 55 at the time the acquisition closed, and only four years have passed since closing, he is entitled to receive his distribution at:

1.	The current fair market value, or

2.	The original purchase price, whichever is greater.

In the event the ESOP committee determines he will receive an installment distribution instead of the lump sum requested, each installment is entitled to the price protection feature, even if they are made after the five years following the acquisition. Furthermore, each installment distribution may be rolled into an Individual Retirement Account, or IRA, or another qualified plan.

Example 2: Retirement Without Special Price Protection

Nancy, who is 65, will retire in September 2005. As part of the one-time ESOP investment election, she requested a distribution of 80 percent of her account balance in the IITRI 403(b) plan to the KSOP, investing 50 percent in the non-ESOP component and 50 percent in the ESOP component. She has been deferring 5 percent of her pay to the KSOP since its inception in order to maximize her company match and has been investing all of her deferral in company stock.

She decided that her retirement strategy will be to leave her account balance in the ESOP component until the year 2010, when she will request a distribution of her company stock investments. She knows she is not entitled to price protection because she waited longer than five years following the closing date to request her distribution, and she will receive her distribution at the then current fair market value.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

44    Distribution From Your KSOP Account

Example 3: Resignation Without Loan Covenant Restrictions; No Delay

Debra, who is 33, initially rolled over her entire account balances in the IITRI plans to the KSOP, dividing them between the ESOP and non-ESOP components. It is now July 2003, and Debra has accepted a position with another company.

She requests a distribution of her account balance in the KSOP and instructs the company to roll over her account to her Individual Retirement Account. The balance of her account invested with Fidelity will be valued and rolled over to Debra’s designated Individual Retirement Account as soon as the deferral from her final paycheck is invested with Fidelity.

Upon receipt of the September 30, 2003 valuation, the ESOP committee approves her distribution request, as there is sufficient new deferral money in the plan to fund the distribution of her account balance that was invested in company stock. The current fair market value of her account balance will be rolled over immediately to her IRA.

Example 4: Resignation With Loan Covenant Restrictions;

No Delay With Installments

What would have happened if the company were subject to loan covenants at the time Debra’s distribution request was made and did not have sufficient new deferral money to make the ESOP distribution in a cash lump sum?

In July 2003, Debra submits her distribution request, instructing the company to roll over her account to her IRA. The account balance in the non-ESOP component will be valued and rolled over to her IRA as soon as the deferral from her final paycheck is invested with Fidelity.

Upon receipt of the September 30, 2003 valuation, the ESOP committee determines that there is insufficient new deferral money to fund pending distribution requests from all participants and they approve the distribution of Debra’s account in five installments.

The shares in her account will be distributed to Debra in a series of five installments beginning immediately after the September 30, 2003 valuation. These installments will be made to her according to the following schedule: one-fifth of the shares in her account following the September 30, 2003 valuation, one-fourth following the September 30, 2004 valuation, one third at the same time in 2005, one half in 2006, and the balance of the shares in her account in 2007.

Her account balance that is not yet distributed stays in the form of stock until each distribution is made. At any time, if the new deferrals are sufficient, the ESOP committee may accelerate the distribution of her account. Bottom line, Debra would immediately begin to receive a distribution of her account, although she may receive it in five installments.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

Distribution From Your KSOP Account     45

Example 5: Resignation With Loan Covenant Restrictions;

Delay With Installments

What is the “worst case” scenario for Debra? What would be the longest she would have to wait for a distribution of her account as a terminated participant?

Upon receipt of the September 30, 2003 valuation, the ESOP committee determines that there is insufficient new deferral money to fund pending distribution requests from all participants and her distribution is delayed until 2008.

Her account that is not yet distributed stays in the form of stock until her distribution begins.

At any time, if the new deferrals are sufficient, the ESOP committee can decide to distribute her account earlier than scheduled.

Following completion of the September 30, 2008 valuation, the ESOP committee approves the distribution in five installments, since there is insufficient new deferral money in the plan to fund the lump sum distribution request and loan covenants are still in effect.

They approve five installment distributions. Debra’s account balance, including any appreciation, is distributed to her in a series of five installments beginning immediately after the September 30, 2008 valuation, according to the same schedule in example 4, except that they are made as of September 2008, 2009, 2010, 2011, and 2012 valuation dates, which we anticipate would be in early January.

Worst case, Debra may have to wait up to five years to be eligible to receive a distribution of her account balance in the ESOP component, and she may receive it in five installments as well.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

46    Distribution From Your KSOP Account

Example 6: Resignation With HFA Transfer Balance and Newtek Contributions

Sharon, an HFA employee who is 38, initially transferred half of her account balance in the non-ESOP component to the ESOP component during the one-time ESOP investment election.

It is now July 2005, and she has decided to leave employment with Newtek.

She requests a distribution of her account balance in the KSOP and instructs the company to roll over her account to her Individual Retirement Account. The balance of her account invested with Fidelity will be valued and rolled over to Sharon’s designated Individual Retirement Account, or IRA, as soon as the deferral from her final paycheck is invested with Fidelity.

Upon receipt of the September 30, 2005 valuation, the ESOP committee determines that there is insufficient new deferral money to fund pending distribution requests from all participants. They approve the immediate distribution of her transfer account balance, but delay the distribution of the part of her account balance attributable to her 401(k) deferrals, company match, and retirement plan contributions until 2010.

Her transfer account balance is distributed to and rolled over to Sharon’s IRA immediately after the September 30, 2005 valuation. The balance of her share account is distributed on an installment basis over a period of five years beginning immediately after the September 2010 valuation is completed.

Her account that is not yet distributed stays in the form of stock until each distribution is made. At any time, if the new deferrals are sufficient, the ESOP committee may accelerate the distribution of her account. Bottom line, Sharon would immediately begin to receive a distribution of her transfer account balance and will have to wait for the rest of her account balance.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

One-time ESOP Investment Election

General

A requirement for closing the acquisition is that employees of IITRI and HFA, in a one-time ESOP investment election, agree to invest at least $30 million dollars in the ESOP component of the KSOP for the purpose of acquiring 100% of Newtek’s common stock.

You are eligible to participate in this one-time ESOP investment election if you:

1.	are an employee of IITRI or HFA; and

2.	have an account balance in the IITRI 401(a), 403(b), or the HFA 401(k) plans.

If you are employed by IITRI or HFA and wish to invest qualified plan monies that are not in the IITRI or HFA plans, you must roll these funds into the IITRI or HFA plans prior to the end of the one-time ESOP investment election in order for them to be eligible. Contact human resources if you have questions about this process.

What makes this election unique for IITRI and HFA employees is that this is the only chance you will have to invest in company stock in the ESOP component by rolling over or transferring your existing retirement plan balances.

An Overview of the Process for HFA

There are two different processes for the one-time ESOP investment election, depending on whether you are an IITRI or HFA employee.

The reason the process for HFA and IITRI employees is different is that the HFA subsidiary is being acquired by Newtek as part of the acquisition, and the HFA 401(k) plan will be merged into the KSOP as part of the acquisition.

If sufficient funds are committed to be invested in the ESOP component to purchase company stock and the acquisition closes, all balances in the HFA 401(k) plan will be automatically transferred to the non-ESOP component of the KSOP as part of the plan merger.

HFA employees who wish to participate in the one-time ESOP investment election will elect to transfer all or any part of their balances in the non-ESOP component to the ESOP component and invest in company stock. There is no termination of employment and no distribution as part of this acquisition.

An Overview of the Process for IITRI

Participants in the IITRI 401(a) and/or 403(b) plans who wish to participate in the one-time ESOP investment election will elect to receive a distribution and roll the distribution into the KSOP, where it may be invested in the ESOP component of the plan, the non-ESOP component, or a combination of both.

As part of the closing, IITRI will terminate the employment of all employees, with the exception of those employees who work exclusively for and in support of IITRI’s Life Sciences Operation. These terminated employees will immediately be rehired as employees of Newtek, which is why your one-time ESOP investment election is a distribution and rollover request.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

48    One-time ESOP Investment Election

Terms of the One-time ESOP Investment Election for HFA Employees

Participants in the HFA 401(k) plan will complete one form, on which you will designate the amount, if any, you wish to transfer to the ESOP component of the KSOP.

Upon closing of the acquisition, the HFA 401(k) plan will be merged with the Newtek KSOP. Your investments in the HFA 401(k) plan will be transferred to the Retirement Government Money Market Fund in the non-ESOP component of the KSOP, unless you direct the trustee to transfer any portion of it to the ESOP component and invest in company stock.

Because your investments are all with Fidelity, and you are not requesting a distribution of your account, your form is simple. You will simply designate, in whole percentages, what amount, if any, you wish to transfer to the ESOP component if sufficient funds are raised and the acquisition closes, resulting in a merger of the HFA 401(k) plan and the Newtek KSOP.

If the acquisition does not close, your account will not be transferred and will remain invested in the HFA 401(k) plan with Fidelity according to your current investment direction.

HFA Transfer

Step 1 Upon closing of the acquisition, the HFA 401(k) plan will be merged with the Newtek KSOP.

Step 2

You redirect your investments from the Fidelity Retirement Government Money Market Fund to other investments within the non-ESOP component and elect to invest in company stock in the ESOP component.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

One-time ESOP Investment Election     49

Terms of the One-time ESOP Investment Election for Employees of IITRI

IITRI employees will, as part of this one-time ESOP investment election, request a distribution from the IITRI 401(a) and 403(b) plans.

As part of this special election, if you request a distribution from the IITRI 401(a) and/or 403(b) plan, you will also be directing IITRI to liquidate the eligible assets in your account and transfer the monies to a money market fund in the plans until the acquisition has closed and your distribution can be processed.

Administrative Issues

The reason for the liquidation and transfer is that a regular distribution request can take up to 21 days to process, and it cannot be processed until the participant has terminated employment with IITRI.

If we were to close the acquisition, terminate your employment, and hire you as Newtek employees, it would take up to 21 days before your distribution would be processed and the money available for contribution as part of the purchase price being paid to the seller.

Without the employee funds available for closing, the lenders will not provide the financing. And without the lender financing or the employee equity, we have no money to take to closing.

In light of this administrative process, our challenge was to devise a process which, taking the distribution requirements into account, provided the employee money to the seller within 24 hours of closing.

The Solution

We arrived at a solution that accomplishes these objectives by having your distribution request include a request to transfer your existing investments to a pooled money market fund until all contracts are liquidated, which we anticipate will take up to 21 days.

Once the funds are all liquidated, we will schedule closing. Part of the closing documentation will be your termination of employment with IITRI and immediate rehire by Newtek. Because the contracts are all liquid, immediately upon signing of the closing documents, we are able to process your distribution and wire the proceeds to the ESOP trustee within 24 hours, which will satisfy the bank’s and the seller’s requirements that we provide cash at closing.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

50    One-time ESOP Investment Election

The specific details of each of the steps in the IITRI rollover election process are described below.

Step 1

You make the decision to roll over your existing retirement account balances into the Newtek KSOP. You will be able to invest in the non-ESOP component of our KSOP either simultaneously with your one-time election or at any time in the future.

Step 2

As part of this one-time election, your eligible assets in existing retirement accounts will be transferred to the SSgA Money Market Fund in each plan until closing of the acquisition.

If employees do not elect to invest at least $30 million in company stock during the one-time ESOP investment election, your funds will not be transferred to SSgA, and will remain untouched in your current investments.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

One-time ESOP Investment Election     51

Step 3

Rollover proceeds you direct to the ESOP component will be invested in company stock.

Rollover proceeds you direct to the non-ESOP component of the KSOP will default to the Fidelity Retirement Government Money Market Fund until you redirect the funds to other Fidelity investment options within the non-ESOP component.

Step 4 Upon completion of the acquisition, company stock is allocated to your account. You will receive a statement from BCI Group showing the number of shares your rollover and interest purchased.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

52    One-time ESOP Investment Election

Eligible Fidelity and TIAA and CREF

Investments

You are able to request a distribution of all Fidelity investments in both the 401(a) and 403(b) plans. There are two contracts with TIAA and CREF that are not eligible for the purpose of investment in the KSOP. These are the TIAA Traditional Accumulation across all Retirement Annuity Contracts in the IITRI 403(b) plan and the TIAA Traditional Annuity Contract in the IITRI 401(a) plan, since these contracts do not permit a lump sum transfer under the terms of this election process.

You may request a distribution of the Retirement Annuity Contracts (RAs), Supplemental Retirement Annuity Contracts (SRAs), and Group Supplemental Retirement Annuity Certificates (GSRAs) with TIAA and CREF in the 403(b) plan, and the TIAA and CREF Group Retirement Annuity Certificates (GRAs) in the 401(a) plan.

We will not begin the liquidation and transfer to the money market funds within the 401(a) and 403(b) plans until the end of the election period, when we know we have received participant directions to invest at least $30 million dollars.

Procedure for the IITRI One-Time ESOP Investment Election

You will complete several forms as part of your one-time ESOP investment election:

•	A TIAA and CREF transfer form, requesting the transfer of all or any portion of your eligible contracts with TIAA and CREF to the newly available SSgA Money Market Fund option in both the 401(a) and 403(b) plans;

•	A Fidelity transfer form, requesting the transfer of all or any portion of your account balances invested with Fidelity to the newly available SSgA Money Market Fund option in both the 401(a) and 403(b) plans; and

•	Your distribution request form, on which you may request a direct rollover to the Newtek KSOP. Part of this form will ask that you provide instructions regarding the investment of your rollover proceeds, directing they be invested in the ESOP component, the non-ESOP component, or any combination of the two.

We anticipate that the transfer and reinvestment process will take no longer than three weeks.

Interest will be allocated to your account from the time the transfer funds are invested with SSgA until they are invested in the KSOP.

Investment Upon Closing

When the closing documents are signed, the funds you directed to be invested in the ESOP component, plus any interest earned while in the money market fund awaiting closing, will be wired to State Street, the ESOP trustee, who will purchase company stock that will be allocated to your account.

Funds directed to the non-ESOP component and any interest earned while invested in the money market account pending closing will be wired to Fidelity, where they will be invested in the Government Retirement Money Market Fund.

Following closing, you may use the toll-free number, 1-800-835-5095, or log onto the Fidelity web site to redirect your funds to any of the Fidelity options available in the non-ESOP component of the KSOP.

Details

We request that you complete the forms regardless of whether or not you elect to participate in the one-time ESOP investment election.

Completed and signed forms may be sent in the pre-addressed, postage paid envelope provided to you as part of the packet of materials with the final prospectus, or faxed to BCI Group at the following number, 1-920-882-7937.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

One-time ESOP Investment Election     53

BCI Group and the ESOP trustee will tabulate the information on the transfer election forms. Your election is completely confidential and will not be shared with IITRI or Newtek’s management.

You may make your elections between ● and ●, 2002. BCI Group will send confirmation to your home address acknowledging receipt of your election forms.

If BCI Group and the ESOP trustee have not received a completed and signed election form that is postmarked by ●, 2002, then you will be deemed to have elected not to participate in the one-time ESOP investment election, and you will lose your one-time opportunity to do so. In this case, your accounts will continue to be invested in the same manner as they were before the one-time ESOP investment election.

Following the close of the one-time ESOP investment election, the ESOP trustee and BCI Group will coordinate the tabulation of results and verification of the results of the special election.

You should call the KSOP Special Election Assistance Hotline at 1-866-576-7487 with any questions about how to complete the one-time election forms or if you have any questions about this process or need clarification on any plan provisions.

If for any reason the acquisition does not close, the full amount of the funds liquidated and invested in the SSgA Money Market Fund in each plan, plus any interest accrued on your account, will be immediately reinvested with TIAA and CREF and/or Fidelity, according to your direction.

A Final Note

You are a “named fiduciary” under ERISA for the purpose of determining whether or not to direct the ESOP trustee to accept the direction to invest all or any portion of your KSOP balance in the ESOP component to purchase company stock.

This means that it is solely up to you and your personal advisors whether to invest in Newtek stock by directing the investment of any of your eligible retirement account balances into our ESOP component.

Your decision is personal and confidential, will not affect your employment status, and will not be shared with IITRI, HFA, or Newtek management.

If the acquisition closes, Newtek benefits personnel who would handle your benefit statements and the accounting of the plan will be privy to your confidential data, in order that they may administer your account.

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

54    One-time ESOP Investment Election

How the Money Moves

IITRI Rollovers

HFA Transfer

The materials contained in pages 1 through 54 following are part of this prospectus and were filed with the SEC in a registration statement on Form S-1, as amended, on July 17, 2002. The information contained herein should be read together with, and is qualified in its entirety by, the material set forth in the relevant portions of the prospectus.

BEAGLE HOLDINGS, INC.

Common Stock

KSOP Interests

                            , 2002

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee		$6,900.00
Blue sky filing fees		750.00
Accounting fees and expenses		*
Legal fees and expenses		*
Trustee fees		*
Printing costs		*
Miscellaneous		*

Total	$

*	To be filed by amendment

Item 14.	Indemnification of Directors and Officers.

      Subsection (a) of Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation (to include any service as a director, officer, or employee or agent of the corp. which imposes duties on, or involves services by such individual with respect to an employee benefit plan, its participants or beneficiaries.) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (which includes employee benefit plans ) (an “agent”), against expenses (including attorneys’ fees), judgments, fines (to include any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation (which includes if such person acted in good faith and in a manner he/she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan) and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the corporation.

      Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted as an agent of the corporation, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only if the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 145 of the DGCL further provides, among other things, that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

      Indemnification provided for by Section 145 of the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 of the DGCL also empowers the corporation to purchase and maintain insurance on behalf of an agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145 of the DGCL.

      Article Tenth of our Certificate of Incorporation and Article XI of our Bylaws entitles our officers and directors to indemnification to the full extent permitted by Section 145 of the DGCL. Article XI of our Bylaws allows us to purchase insurance for the benefit of our officers and directors.

      We will, as of the closing date, provide insurance from a commercial carrier against certain liabilities incurred by our directors and officers, including acts and omissions occurring prior to the closing date and relating to establishment and formation of Beagle Holdings, Inc.

Item 15.	Recent Sales of Unregistered Securities.

      On December 19, 2001, we issued 100 shares of our common stock for a purchase price of $1,000 to Beagle Holdings, Inc. Employee Stock Ownership Trust pursuant to a subscription agreement, dated December 19, 2001, between Beagle Holdings, Inc. Employee Stock Ownership Trust and us. Shares were issued pursuant to an exemption by reason of Section 4(2) of the Securities Act of 1933. The issuance was made without general solicitation or advertising. Beagle Holdings, Inc. Employee Stock Ownership Trust is a sophisticated investor with access to all relevant information.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit
No.	Description

3.1	Amended and Restated Certificate of Incorporation of Beagle Holdings, Inc.†
3.2	Amended and Restated By-laws of Beagle Holdings, Inc.†
4.1	The Beagle Holdings, Inc. Employee Ownership, Savings and Investment Plan.*
5.1	Opinion of Baker & McKenzie, Washington D.C. regarding legality of securities issued.†
5.2	Opinion of Silverstein and Mullens, a division of Buchanan Ingersoll, P.C. regarding compliance of the Beagle Holdings, Inc. Employee Ownership, Savings and Investment Plan with the requirements of ERISA.
8.1	Opinion of Baker & McKenzie, Washington D.C. regarding S corporation status (tax matters).†
10.1	Asset Purchase Agreement by and between Beagle Holdings, Inc. and ITT Research Institute.*
10.2	Subscription Agreement by and between Beagle Holdings, Inc. and the ESOP.†
10.3	Form of revolving credit and term loan facility by and among LaSalle Bank National Association as agent, various lenders and Newtek.†
10.4	Form of mezzanine note by and between IITRI and Newtek.†
10.5	Form of subordinated note by and between IITRI and Newtek.†
10.6	Form of Mezzanine Warrant Agreement.†
10.7	Form of Subordinated Warrant Agreement.†
10.8	Form of Investor Agreement.†
10.9	Retention Agreement, dated September 1, 2001, between IITRI and Bahman Atefi.*
10.10	Retention Agreement, dated September 1, 2001, between IITRI and Stacy Mendler.*
10.11	Retention Agreement, dated September 1, 2001, between IITRI and Randy Crawford.*
10.12	Retention Agreement, dated September 1, 2001, between IITRI and Barry Watson.*
10.13	Retention Agreement, dated September 1, 2001, between IITRI and Stephen Trichka.*
10.14	Beagle Holdings, Inc. 2002 Stock Appreciation Rights Plan by and between Beagle Holdings, Inc, and its directors, officers, and employees.†
21	Subsidiaries of Beagle Holdings, Inc.: Human Factors Application, Inc. incorporated in the Commonwealth of Pennsylvania, is wholly-owned by Beagle Holdings, Inc.
23.1	Consent of KPMG LLP
23.2	Consent of Baker & McKenzie, Washington, D.C. (included in Exhibit 5.1)
24.1	Power of Attorney*

*	Previously filed.

†	To be filed by amendment.

(b)	Consolidated Financial Statement Schedules

      The following consolidated financial statement schedule is filed as part of this registration statement and should be read in conjunction with the consolidated financial statements.

      Schedule II — Valuation and Qualifying Accounts

      Schedules other than those referred to above have been omitted because they are not applicable or not required or because the information is included elsewhere in the consolidated financial statements or the notes thereto.

Item 17.	Undertakings.

      The undersigned registrant hereby undertakes:

1. to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report (or employee benefit plan’s annual report) pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, state of Virginia, on July 17, 2002.

BEAGLE HOLDINGS, INC.

By:	/s/ BAHMAN ATEFI

President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BAHMAN ATEFI Bahman Atefi	Chairman, Chief Executive Officer and Director	July 17, 2002

/s/ GARY AMSTUTZ* Gary Amstutz	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 17, 2002

/s/ LESLIE ARMITAGE* Leslie Armitage	Director	July 17, 2002

/s/ LEWIS COLLENS* Lewis Collens	Director	July 17, 2002

/s/ DONALD E. GOSS* Donald E. Goss	Director	July 17, 2002

/s/ ROBERT L. GROWNEY* Robert L. Growney	Director	July 17, 2002

/s/ GENERAL GEORGE A. JOULWAN* General (Ret.) George A. Joulwan	Director	July 17, 2002

/s/ GENERAL MICHAEL E. RYAN* General (Ret.) Michael E. Ryan	Director	July 17, 2002

* Executed pursuant to a power of attorney.